
                               AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 2000
                                                                                                               REGISTRATION NO. 333-
====================================================================================================================================

                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549
                                                     --------------------------
                                                              FORM S-1
                                                       REGISTRATION STATEMENT
                                                                UNDER
                                                     THE SECURITIES ACT OF 1933
                                                     --------------------------
                                                              IDEALAB!
                                       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                                     --------------------------
                   NEVADA                                       7389                                          95-4569774
      (STATE OR OTHER JURISDICTION OF                (PRIMARY STANDARD INDUSTRIAL                           (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER)                         IDENTIFICATION NUMBER)

                                                         130 W. UNION STREET
                                                         PASADENA, CA 91103
                                                           (626) 585-6900
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                                     --------------------------
                                                             BILL GROSS
                                                CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                                         130 W. UNION STREET
                                                         PASADENA, CA 91103
                                                           (626) 585-6900
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                                     --------------------------
                                                             COPIES TO:
           LARRY W. SONSINI, ESQ.                                                                       WILLIAM H. HINMAN, JR., ESQ.
             BRIAN C. ERB, ESQ.                                                                              SHEARMAN & STERLING
      WILSON SONSINI GOODRICH & ROSATI                                                                       1550 EL CAMINO REAL
          PROFESSIONAL CORPORATION                                                                           MENLO PARK, CA 94025
             650 PAGE MILL ROAD                                                                                 (650) 330-2200
            PALO ALTO, CA 94304
               (650) 493-9300
                                                     --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                                                     --------------------------
                                                   CALCULATION OF REGISTRATION FEE
============================================= =========================================== ==========================================
            TITLE OF EACH CLASS                            PROPOSED MAXIMUM
       OF SECURITIES TO BE REGISTERED                AGGREGATE OFFERING PRICE (1)                 AMOUNT OF REGISTRATION FEE
--------------------------------------------- ------------------------------------------- ------------------------------------------
Common stock, $0.001 par value per share.....               $ 300,000,000                                  $ 79,200
============================================= =========================================== ==========================================
(1)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the
Securities Act of 1933.
                                                     --------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a),
MAY DETERMINE.

====================================================================================================================================

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

********************************************************************************

                   SUBJECT TO COMPLETION. DATED APRIL 20, 2000.

                                     Shares

                               [LOGO APPEARS HERE]

                                  Common Stock

                           -------------------------

     This is an initial public offering of shares of common stock of idealab!.
All of the      shares of common stock are being sold by idealab!.

     Prior to this offering, there has been no public market for the common stock. It is currently estimated that the initial public offering price per share will be between $ _______ and $ ____________ . Application has been made for quotation of the common stock on the Nasdaq National Market under the symbol "ILAB".

     SEE "RISK FACTORS" BEGINNING ON PAGE 7 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

                                                                                     PER SHARE                TOTAL
                                                                                   --------------         ------------
Initial public offering price.................................................     $                      $
Underwriting discount.........................................................     $                      $
Proceeds, before expenses, to idealab!........................................     $                      $

     To the extent that the underwriters sell more than _______ shares of common stock, the underwriters have the option to purchase up to an additional _______ shares from idealab! at the initial public offering price less the underwriting discount.

                           -------------------------

     The underwriters expect to deliver the shares against payment in New York, New York on ______ , 2000.

GOLDMAN, SACHS & CO.

         DONALDSON, LUFKIN & JENRETTE

                    MERRILL LYNCH & CO.

                                  ROBERTSON STEPHENS

                                                      THOMAS WEISEL PARTNERS LLC

                             -------------------------

                            Prospectus dated    , 2000.

     [Set forth on the inside front cover is a visual representation and description of three business forces that create market opportunities for idealab! network companies, three ways in which idealab! addresses these opportunities through its structure and ten features of the idealab! method of creating, building and operating companies.]

     [Set forth on the inside front cover gate fold below the caption "The idealab! network companies: Many agile private and public companies with extreme focus and adaptability ... high reward for employees and synergy in the company network" are the logos of several idealab! network companies along with brief descriptions of their businesses.]

                               PROSPECTUS SUMMARY

     YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING US AND THE COMMON STOCK BEING SOLD IN THIS OFFERING, AND WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT AS OTHERWISE SPECIFIED, ALL INFORMATION IN THIS PROSPECTUS: (1) DOES NOT TAKE INTO ACCOUNT THE POSSIBLE ISSUANCE OF UP TO __________ ADDITIONAL SHARES OF OUR COMMON STOCK UPON THE EXERCISE OF THE UNDERWRITERS' RIGHT TO PURCHASE SUCH SHARES; (2) REFLECTS THE AUTOMATIC CONVERSION OF ALL 23,686,010 SHARES OF OUR PREFERRED STOCK OUTSTANDING AS OF JANUARY 31, 2000 INTO 236,860,100 SHARES OF COMMON STOCK UPON THE CLOSING OF THIS OFFERING; (3) REFLECTS OUR REINCORPORATION IN NEVADA PRIOR TO THE CLOSING OF THIS OFFERING; AND (4) REFLECTS THE AMENDMENT OF OUR CHARTER TO PROVIDE FOR THE AUTHORIZATION OF 10,000,000,000 SHARES OF COMMON STOCK AND 100,000,000 SHARES OF PREFERRED STOCK EFFECTIVE UPON CLOSING OF THIS OFFERING.

                                    IDEALAB!

       idealab! is a new form of enterprise that creates, builds and operates businesses that use the power of real-time interactive communications, including the Internet, telephony, cable and wireless, to satisfy unmet market needs. Most of our companies are based on ideas we generate internally, although from time to time we may consider ideas brought to us by other entrepreneurs or acquire interests in existing Internet companies that are strategically important to our network.

       Each business in our integrated, collaborative network is established as a separate company rather than as a division of idealab!. We believe that the resulting balance of decentralization and centralization enables each business to retain the adaptability and entrepreneurialism of a small company while benefiting from the economies of scale, information sharing and other synergies associated with inclusion in our network. Moreover, we believe that our companies are able to compete more effectively and grow more rapidly than many of their stand-alone competitors because we enable the entrepreneurs managing our businesses to concentrate primarily on the rapid execution of their business plans.

       The idealab! business method consists of idea generation, selection and analysis, company building and operational support, and strategic guidance and direction. Our experience in creating, building and operating Internet businesses enables us to quickly and efficiently bring innovative new companies to market and to build our existing companies into market leaders.

     o IDEA GENERATION, SELECTION AND ANALYSIS. We create network companies by continually generating ideas for innovative business models. We measure each idea against several criteria, including whether it addresses an unmet market need, its potential to benefit the idealab! network and its ability to generate increasing efficiencies as the business grows. Before creating or acquiring a company, we perform thorough qualitative and quantitative analyses, create prototypes and conduct extensive consumer testing.

     o COMPANY BUILDING AND OPERATIONAL SUPPORT. We provide our companies with operational assistance from our various in-house departments and third party service providers, access to our business relationships both inside and outside the idealab! network and financial support. We initially house most of our companies at our open-plan facilities, which are designed to foster a collaborative process and a sharing of best practices among the companies in these locations. Our managing directors, entrepreneurs-in-residence and operational vice presidents provide strategic guidance as well as assistance in sales, marketing and brand management, executive recruiting, web development and information technology, and legal, finance, accounting and human resources to our network companies.

     o STRATEGIC GUIDANCE AND DIRECTION. We actively develop the business models, strategies, operations and management teams of all our companies throughout their lifecycles to ensure that each company benefits fully from our collective experiences. Our senior executives serve on the boards of directors of our network companies and participate in consultation and informal communications that allow us to take an active, hands-on role in the ongoing oversight and strategic management of our companies. Our operating methods are designed to promote commercial relationships among our network companies, which we believe enhance the value of our overall network.

       Our objective is to increase the value of our network by continually creating new business ideas and acquiring existing businesses in markets involving real-time interactive communications that complement our existing companies. We believe that we can enhance stockholder value by engaging in business through an integrated network of companies in which we own significant stakes over the long term. We intend to continue establishing additional facilities around the world where we can match our best ideas with talented people to create new companies. In each new location we intend to duplicate the organization of our functional teams to promote the consistent execution of the idealab! method.

       We have grown rapidly since our inception in 1996. The idealab! network currently includes the following seven public and 28 private companies:

          PUBLIC COMPANIES

             Centra Software                   NetZero
             eMachines                         Ticketmaster Online - CitySearch
             eToys                             Tickets.com
             GoTo.com

          PRIVATE COMPANIES

             CarsDirect.com                    jobs.com
             Cooking.com                       MyHome.com
             dotTV                             OpenSales.com
             EntryPoint                        PayMyBills.com
             eve.com                           PeopleLink
             eLease                            PETsMART.com
             eVoice                            Sameday.com
             FirstLook.com                     scan.com
             FreeMusic                         Scout
             HomePage.com                      shopMarket
             ice.com                           Swap.com
             iExchange.com                     Utility.com
             Intranets.com                     WeddingChannel.com
             Jackpot.com                       z.com


       We currently have 198 employees. In addition to our headquarters in Pasadena, California, we maintain offices in the Silicon Valley, New York, Boston and London.

                                  THE OFFERING


 Common stock offered.................................                            shares

 Common stock to be outstanding                                                   shares
   after the offering.................................

 Use of proceeds......................................       To create, build and operate, acquire, or
                                                             increase our interests in interactive
                                                             communications businesses, and for general
                                                             corporate purposes.

 Proposed Nasdaq National Market symbol...............       ILAB

       The table above is based on shares outstanding as of January 31, 2000. The number of shares of common stock to be outstanding after the offering excludes:

     o 200,013,550 shares of common stock subject to outstanding options with a weighted-average exercise price of $1.22 per share as of January 31, 2000;

     o 64,085,700 shares of common stock available for issuance under our stock option plans as of January 31, 2000;

     o 21,850,350 shares underlying options granted between February 1, 2000 and March 15, 2000 at a weighted-average exercise price of $1.94;

     o 2,220,081 shares of common stock issued between February 1, 2000 and March 31, 2000; and

     o 14,880,750 shares of common stock issuable upon the conversion of Series D preferred stock issued between February 1, 2000 and March 31, 2000.

     The table above includes 107,575,000 shares of common stock subject to a right of repurchase by us.



















                               ------------------

     WE INTEND TO REINCORPORATE IN NEVADA AND CHANGE OUR CORPORATE NAME TO "IDEALAB!" CONCURRENTLY WITH THIS OFFERING. WE WERE INCORPORATED IN CALIFORNIA IN MARCH 1996 UNDER THE NAME BILL GROSS' IDEALAB!. THE TERMS "IDEALAB!", "OUR" AND "WE", AS USED IN THIS PROSPECTUS, REFER TO IDEALAB! AND ITS WHOLLY-OWNED SUBSIDIARY, IDEALAB! HOLDINGS, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, EXCEPT WHERE IT IS CLEAR THAT THE TERM REFERS ONLY TO IDEALAB!. WE REFER TO THE INTERNET COMPANIES THAT WE HAVE CREATED OR INVESTED IN AND THAT PARTICIPATE IN OUR COLLABORATIVE NETWORK AS "OUR COMPANIES" OR "OUR NETWORK COMPANIES". WE DO NOT ACT AS AN AGENT OR LEGAL REPRESENTATIVE FOR ANY OF THESE COMPANIES AND WE DO NOT HAVE THE POWER OR AUTHORITY TO LEGALLY BIND ANY OF THESE COMPANIES.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following summary historical and pro forma consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and notes thereto included elsewhere in this prospectus. The Pro Forma column included in the Consolidated Statement of Operations Data for the year ended January 31, 2000, reflects the effects of certain fiscal 2000 acquisitions and dispositions as if they had occurred on February 1, 1999. The Pro Forma per share data assumes the conversion of all series of our outstanding convertible preferred stock on February 1, 1999 or original issue date if later. See Note 5 of Notes to our Consolidated Financial Statements and Unaudited Pro Forma Condensed Combined Financial Information included elsewhere in this prospectus. The Pro Forma column included in the Consolidated Balance Sheet Data as of January 31, 2000 reflects the automatic conversion of all shares of our convertible preferred stock into 236,860,100 shares of common stock upon completion of this offering. The Pro Forma, As Adjusted column reflects the sale of shares of common stock that we are offering after deducting underwriting discounts and commissions and estimated offering expenses. See "Use of Proceeds" and "Capitalization."

                                                 MARCH 14,
                                                   1996                       YEAR ENDED JANUARY 31,
                                              (INCEPTION) TO    ---------------------------------------------------
                                                 JANUARY 31,        1998        1999        2000          2000
                                                   1997            ACTUAL       ACTUAL     ACTUAL       PRO FORMA
                                                ---------------  ----------  ---------- ------------  -------------
                                                                                                       (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:

   Revenues..................................       $       --   $     154   $     805  $    21,158   $    134,303
   Operating expenses, excluding stock-based
     compensation............................            2,275      11,330       8,387      153,194        277,316
   Stock-based compensation..................              135         233       3,910      109,150        109,299
                                                ---------------  ----------  ---------- ------------  -------------
   Operating income (loss)...................           (2,410)    (11,409)    (11,492)    (241,186)      (252,312)
                                                ---------------  ----------  ---------- ------------  -------------
   Other income (expense), net...............               71          74       7,628      322,311        320,287
   Income (loss) before income taxes,
     minority interest and equity in the
     income (loss) of affiliates.............           (2,339)    (11,335)     (3,864)      81,125         67,975
   Income tax benefit (expense)..............               (3)      3,528       2,358      (86,245)       (73,214)
   Minority interest.........................              116       1,022         572       95,537        138,334
   Equity in the income (loss) of
     affiliates, net of tax..................             (144)       (271)         51       28,067        (23,337)
                                                ---------------  ----------  ---------- ------------  -------------
   Net income (loss).........................           (2,370)     (7,056)       (883)     118,484        109,758
   Deduction for beneficial conversion
     feature.................................               --          --          --       (9,724)        (9,724)
   Repurchase of convertible preferred stock.               --          --          --       (3,777)        (3,777)
                                                ---------------  ----------  ---------- ------------  -------------
   Net income (loss) applicable to
     common shareholders.....................       $   (2,370)  $  (7,056)  $    (883) $   104,983   $     96,257
                                                ===============  ==========  ========== ============  =============
   Net income (loss) per share applicable to
     common shareholders--diluted.............      $    (0.01)  $   (0.02)  $     --  $      0.15              --
   Shares used to calculate net income (loss)
     per share applicable to common
     shareholdres--diluted....................         322,232     334,760     352,083      695,312             --
   Pro Forma net income (loss) per share
     applicable to common shareholders-diluted               --         --          --           --   $       0.14
   Pro Forma shares used to calculate net income
     (loss) per share applicable to common
     shareholders--diluted....................               --         --          --           --        697,839


                                                                              AS OF JANUARY 31, 2000
                                                                ---------------------------------------------------
                                                                                                      PRO FORMA,
                                                                    ACTUAL           PRO FORMA       AS ADJUSTED
                                                                ----------------  ----------------  ---------------
                                                                                    (UNAUDITED)       (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
   Cash and cash equivalents................................... $       601,474   $      601,474    $
   Working capital.............................................         562,024          562,024
   Total assets................................................       1,674,383        1,674,383
   Convertible preferred stock ................................         892,782              --              --
   Total shareholders' equity..................................         337,784        1,230,566

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. IF ANY OF THE EVENTS DESCRIBED BELOW ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE HARMED. IN THAT EVENT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

                             RISKS PARTICULAR TO US

WE HAVE A LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT FOR YOU TO EVALUATE OUR PROSPECTS.

     We were founded in March 1996 and have a limited operating history upon which you may evaluate our business and prospects. An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. We and our companies are in early stages of development, and are among many that have entered the emerging Internet market. Specific risks to our business include our:

       o ability to generate and successfully commercialize new ideas and to acquire interests in promising companies;

       o dependence upon the performance of our companies, which are individually subject both to risks common to all Internet companies and risks particular to their businesses and related Internet industry segments;

       o   need to manage our expanding operations and network of companies;

       o   continuing need to raise additional capital;

       o   dependence upon and need to hire key personnel; and

       o need to increase spending to enhance the idealab! brand and the strength of our network companies' brands on an ongoing basis.

     If we fail to adequately address any of these risks, our consolidated financial position, results of operations and cash flows may be materially and adversely affected and our stock price may decline.

OUR BUSINESS MODEL IS UNPROVEN AND MAY NOT BE AS SUCCESSFUL AS WE ANTICIPATE.

     Our strategy is based upon an unproven business model involving creating, building and operating businesses in markets involving real-time interactive communications. Our business model depends on our ability to continue to generate new and successful business concepts and to successfully integrate them into our collaborative network. As competition intensifies in the evolving Internet market, the creation and commercialization of new business concepts may prove more difficult, which could harm our business. In addition, because our strategy involves the continued participation in the operation of our network companies and in the long-term appreciation in value of these companies, we may forego short-term gains that we could otherwise realize by selling interests in our network companies.

FLUCTUATIONS IN THE STOCK PRICES OF OUR PUBLIC NETWORK COMPANIES COULD AFFECT OUR STOCK PRICE.

     Our network companies operate in various segments of the Internet industry. The stock prices of Internet companies have been highly volatile, particularly over the last year. The stock prices of eToys and GoTo.com, two publicly-traded companies in which we have significant ownership stakes, have been highly volatile. In May 1999, eToys completed its initial public offering and has since traded as high as $86.00 per share and as low as $6.00 per share. In June 1999, GoTo.com completed its initial public offering and has since traded as high as $114.50 per share and as low as $15.00 per share. We anticipate that the following factors, among others, will contribute to the stock price volatility of companies in our network:

     o fluctuations in their operating results, which are likely to be below the expectations of investors and securities analysts in some future periods as further described under "--Risks affecting our network companies--The future operating results of the companies in our network are unpredictable and could fluctuate from quarter to quarter, causing their stock prices to fall";

     o conditions or trends in the Internet industry and in the segments of the Internet industry in which a significant number of our network companies operate;

     o changes in the financial estimates or investment considerations of securities analysts regarding our network companies; and

     o changes in the market valuations of any of our network companies and other Internet companies.

     The market value of our holdings in our public network companies will change significantly in parallel with fluctuations in their stock prices, which could cause our stock price to fall.

BECAUSE OUR ASSETS ARE CONCENTRATED IN A FEW NETWORK COMPANIES, IF THE VALUE OF THESE COMPANIES DECREASES, OUR STOCK PRICE MAY FALL.

     The market value of our interests in the public companies in our network, including eMachines, eToys, GoTo.com, NetZero and Tickets.com, accounts for a substantial portion of the fair market value of our assets. Although it is more difficult to value our interests in the private companies in our network, investors and securities analysts may also attribute significant value to these interests, including our interest in CarsDirect.com. We believe that the fair market value of our interests in network companies often far exceeds the value at which they are recorded on our balance sheet. A decline in the value of one or more of the public or significant private companies in our network would likely cause our stock price to fall.

FLUCTUATIONS IN OUR QUARTERLY RESULTS ARE LIKELY AND COULD CAUSE OUR STOCK PRICE TO DECLINE.

       Our results have varied widely in the past, and we expect that they will continue to vary significantly from quarter to quarter due to a number of factors, including:

     o    fluctuations in the operating results of the companies in our network;

     o income, loss or amortization of goodwill resulting from our acquisition or divestiture of interests in our network companies or from acquisitions by our network companies, which will fluctuate as a result of the timing of any of these transactions;

     o changes in our methods of accounting for interests in our network companies, which may result from changes in our ownership percentages of these companies;

     o gain or loss resulting under applicable accounting rules from initial public offerings, other financings, mergers or other changes in the capitalization of any of our network companies;

     o increases in taxation resulting from our disposition of network company interests or from other extraordinary events;

     o    costs related to the continued geographic expansion of our facilities;

     o    cash charges relating to the exercise of stock options; and

     o    costs related to the introduction of new companies to our network.

     It is likely that in some future quarter our results may be below the expectations of securities analysts and investors and, as a result, the price of our common stock may fall.

OUR OPERATING RESULTS MAY FLUCTUATE BECAUSE OUR REVENUES AND EXPENSES ARE LESS CORRELATED THAN THOSE OF OTHER COMPANIES.

       We generate limited revenues from our direct operating activities. Our revenues are comprised primarily of the revenues of those of our network companies that we consolidate into our own financial results. Our expenses will include the expenses of those of our companies that we consolidate into our own financial results and expenses related to the potential effect of goodwill amortization and other charges resulting from completed and future acquisitions. Our expenses will also include our own direct expenses, which will increase as we build an infrastructure to implement our business model. For example, we expect to hire additional employees, expand information technology systems and lease or purchase more space for our corporate offices. In addition, we plan to significantly increase our operating expenses to:

       o   broaden our company support capabilities;

       o   explore acquisition opportunities and alliances with other companies;

       o   open and staff additional facilities in locations; and

       o   facilitate business arrangements among our companies.

       Because we recognize revenue, expenses and other income from our network companies, each with a different cost structure and revenue model, and because we also generate expenses independent of our network companies, our total revenues, expenses and other income may be correlated to a lesser extent than those of other companies. This may render our operating results difficult for investors and securities analysts to interpret and could cause our stock price to fall.

IF OUR RELATIONSHIPS WITH OUR NETWORK COMPANIES DETERIORATE, OUR VALUE MAY DECREASE.

       Our success depends substantially on the performance of our network companies and our ability to develop and sustain close relationships with them. If we are unable to develop and maintain good relationships with new and successful companies in the future, or to maintain and enhance our relationships with our existing companies, our business will be damaged and our value may decrease. In addition, competition or disagreement with or between our network companies and/or their personnel could make it more difficult for us to facilitate collaboration among our companies, result in negative publicity, cause us to become involved in costly and time-consuming litigation or impair the value of our interests in our companies.

       Moreover, our network companies could make business decisions that are not in our best interests, which could impair the value of our network. While we generally seek to maintain significant equity interest and participation in the management of our network companies, we may not be able to control significant business decisions they make. Some of these decisions may cause the dilution of our interest and potentially our loss of control over these network companies. Any dilution or loss of control could subject us to regulation under the Investment Company Act of 1940.

WE MAY BE UNABLE TO EFFECTIVELY MANAGE THE GROWTH OF OUR NETWORK COMPANIES AND OF OUR NETWORK AS A WHOLE.

       In the future, continued growth of our network companies and our network may place significantly greater strain on our resources and our ability to manage the network. This growth subjects us to a number of risks including, but not limited to, the following:

       o the potential that the addition of new network companies may cause a disruption in our ongoing support of our existing companies, distract our management and other personnel and make it difficult to maintain our standards, controls and procedures;

       o potential deterioration of our ability to influence our companies' day-to-day operations;

       o the potential failure of our companies to adopt our ideas for effectively and successfully managing their growth, which could interfere with our strategy of increasing the value of our network; and

     o our entry into a market or acquisition of interests in a company or companies in which we have little experience, which could strain and distract our management and other resources.

AS THE INTERNET MARKET MATURES AND COMPETITION INCREASES, WE MAY NOT BE ABLE TO CONTINUE TO SUCCESSFULLY GENERATE PROMISING OPPORTUNITIES, AND WE MAY NOT FIND OPPORTUNITIES TO ACQUIRE INTERESTS IN PROMISING COMPANIES.

     Due to a variety of factors outside of our control, we may be unable to identify promising business opportunities in the future, or to acquire promising companies that complement our business strategy. These factors include:

     o competition in bringing new ideas and unique business models to the marketplace for Internet and other interactive communications businesses;

     o market saturation as the number of new entrants into the Internet marketplace grows, potentially to the point where new market participants have difficulty establishing a viable commercial presence;

     o competition from other potential acquirers and partners of and investors in interactive communications businesses;

     o in specific cases, failure to agree on the terms of a potential acquisition, such as the amount or price of our acquired interest, or incompatibility between us and management of the company we wish to acquire; and

     o the possibility that we may lack sufficient capital to develop promising opportunities or to acquire interests in complementary companies.

     If we cannot continue to develop new and successful interactive communications business concepts or to acquire interests in complementary companies, our growth strategy will be impaired.

OUR KEY PERSONNEL MAY LEAVE, WHICH COULD DISRUPT OUR OPERATIONS AND HARM OUR BUSINESS.

     Our future success depends upon the continued service of our executive officers and other key personnel. None of our officers or key employees is bound by an employment agreement for any specific term. If we lost the services of one or more of our key employees, or if one or more of our executive officers or employees decided to join a competitor or otherwise compete directly or indirectly with us, our business could be harmed. We cannot assure you that we will be able to successfully retain our key personnel or, in the event we were to lose the services of any key personnel, to replace these personnel. In particular, our success is highly dependent on the individual contributions of Bill Gross and other memebers of our management team. If one or more members of our management team were unable or unwilling to continue in their present positions, our operations could be disrupted and our business could be harmed.

OUR GROWTH COULD BE IMPAIRED IF IT BECOMES MORE DIFFICULT FOR INTERNET-RELATED COMPANIES TO RAISE CAPITAL.

     Many of our network companies are in early stages of development and can benefit from our assistance in gaining access to capital markets. We and our network companies are dependent on the interest of investors in Internet-related and other interactive communications companies in general and the supply of private and public capital to these companies in particular. If the market for the securities of Internet-related and other interactive communications companies were to weaken for an extended period of time, or at a time when one or more of our network companies were required to raise capital, our and our network companies' business and financial condition could be seriously harmed.

WE MAY BE UNABLE TO OBTAIN MAXIMUM VALUE FOR OUR NETWORK COMPANY INTERESTS.

     We have significant equity positions in our network companies. Although we generally do not anticipate selling our interests in our network companies, if we were to divest all or part of them, we might not receive maximum value for these positions. For companies with publicly-traded stock, we may be unable to sell our interests at then-quoted market prices, and, for public companies with thinly-traded stock, we may have to sell our interests gradually over time rather than in one or more large transactions. For those companies that do not have publicly-traded stock, the realizable value of our interests may ultimately prove to be lower than the carrying value currently reflected in our consolidated financial statements. Legal and other restrictions may also prevent us from disposing of interests in network companies when we would otherwise choose to do so.

WE MAY HAVE TO TAKE ACTIONS THAT ARE DISRUPTIVE TO OUR BUSINESS STRATEGY TO AVOID REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940.

     The Investment Company Act of 1940 requires registration for companies that are engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. A company may be deemed to be an investment company if it owns "investment securities" with a value exceeding 40% of the value of its total assets (excluding government securities and cash items) on an unconsolidated basis, unless an exemption or safe harbor applies. Securities issued by companies other than majority-owned subsidiaries are generally counted as investment securities for purposes of the Investment Company Act.

     Excluding government securities and cash items, substantially all of our assets on an unconsolidated basis currently consist of equity interests in majority-owned subsidiaries and equity interests in other companies. Our equity interests in companies that are not majority-owned subsidiaries could be counted as investment securities. At January 28, 2000, more than 40% of the value of our total assets on an unconsolidated basis consist of securities issued by companies that are not majority-owned subsidiaries. Therefore, we could be considered an investment company unless we obtain an exemption or qualify for a safe harbor. On January 28, 2000, we filed an application with the Securities and Exchange Commission requesting a permanent order declaring that we are primarily engaged in a business other than that of investing, reinvesting, owning, holding or trading in securities. On March 28, 2000, the Commission granted a temporary order exempting us from all provisions of the Investment Company Act for a 120-day period that ends on July 26, 2000 while it considers our request for a permanent order. The Commission has significant discretion in determining whether to grant the permanent order and there can be no assurance that the permanent order will be granted. In addition, if the permanent order is granted, we will need to ensure that a particular percentage of our assets and revenues are derived from companies that we control. As a result, fluctuations in the value of, or the income and revenues attributable to us from our ownership of, interests in companies we do not control could cause us to be deemed an investment company.

     Registration as an investment company would subject us to restrictions that are inconsistent with our fundamental business strategy of equity growth through creating, building and operating interactive communications companies. We may have to take actions, including buying, refraining from buying, selling or refraining from selling securities, when we would otherwise not choose to in order to continue to avoid registration under the Investment Company Act. For example, we may have to ensure that we retain controlling ownership interests in our network companies after their initial public offerings, which would require us to expend significant amounts of capital that we might otherwise use to create or acquire other companies.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL, WHICH MIGHT NOT BE AVAILABLE OR COULD RESULT IN DILUTION OF THE OWNERSHIP INTERESTS OF OUR STOCKHOLDERS.

     We require substantial capital to fund our business and maintain control of our network companies as they issue additional equity. In all periods, we have experienced negative cash flow from operations and expect to experience significant negative cash flow in the future. Because our strategy involves holding interests in our network companies over the long term, we do not expect to generate cash by selling these interests. Moreover, because of the provisions of the Investment Company Act of 1940, we may not be able to sell securities of our network companies to raise capital were we to so choose. We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least the next 12 months. However, we may need to raise additional funds prior to the expiration of this period or at a later date in order to create or acquire new companies or to maintain or expand our control of existing network companies. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all. Our ability to issue debt securities or to service any debt we do issue may also be limited by our ability to generate cash flow. In addition, we may raise additional funds through the issuance of securities with rights, preferences or privileges senior to those of the rights of our common stock. If we issue equity or securities convertible into equity, the ownership percentages of our stockholders will be diluted.

IN MAKING STRATEGIC ACQUISITIONS, WE WILL FACE COMPETITION FROM OTHER POTENTIAL INVESTORS IN AND ACQUIRORS OF INTERNET AND OTHER INTERACTIVE COMMUNICATIONS COMPANIES.

     Although we create most of our network companies ourselves, from time to time we acquire interests in companies complementary to our network that were created by other entrepreneurs. In pursuing opportunities for these acquisitions, we face competition from other capital providers, including publicly-traded Internet companies, venture capital companies, large corporations and other companies providing services similar to ours. Many of these competitors have greater financial resources than we do. This competition may limit our opportunities to acquire interests in companies that could enhance our network. If we cannot acquire interests in attractive companies, our growth strategy may be inhibited or may not succeed.

WE HAVE EXPERIENCED SIGNIFICANT GROWTH IN RECENT PERIODS, AND OUR INABILITY TO MANAGE THIS GROWTH COULD DISRUPT OUR OPERATIONS.

     Our ability to identify, create, build and operate interactive communications businesses that successfully offer products and services and implement our business plan in a rapidly evolving market requires an effective planning and management process. We have increased, and plan to continue increasing, the scope of our operations domestically and internationally. Between January 1999 and April 2000, we grew from 18 employees in one office to 198 in five offices. Integrating such a large number of new employees and training them in the idealab! method and culture may prove difficult, and we may not be able to do so successfully or in a timely fashion. If we do not manage growth properly, it could materially and adversely affect our business. In addition, our expansion efforts will be expensive, and could put a strain on our management. The expansion of our infrastructure and our geographic expansion will entail hiring key employees in such areas as senior management, finance, marketing, legal, recruiting and technology development. Hiring these employees has historically been difficult, and we cannot assure you that we will be able to successfully attract and retain a sufficient number of qualified personnel. This may limit our ability to open facilities in some locations.

WE MAY NOT MANAGE OUR EXPECTED GEOGRAPHIC EXPANSION SUCCESSFULLY, WHICH COULD IMPAIR OUR GROWTH.

     Part of our strategy for growth is to replicate our business method in multiple locations by opening new idealab! facilities in those locations. We must apply the method and culture of our Pasadena facility in each new facility so that all of our facilities operate in a complementary fashion. We must also hire and integrate talented people to staff each new facility. Because each new facility will be geographically distant from Pasadena and will employ people who have never worked at our Pasadena facility, it may be difficult and time consuming for us to replicate the culture and operating methods of our Pasadena facility, and this effort may cause our management to divert their attention from other aspects of our business. If our new facilities are not as successful as we anticipate, our growth will be impaired.

WE MAY BE UNABLE TO PROTECT OUR INTERNET DOMAIN NAMES OR OUR OTHER PROPRIETARY RIGHTS, WHICH COULD CAUSE US TO LOSE COMPETITIVE ADVANTAGES.

     The Internet domain names we use, along with those we register or acquire for future use, are extremely important parts of our business. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. In the future, governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

     We also regard our copyrights, trade secrets, patentable inventions and similar intellectual property as critical to our success, and we rely on copyright law, trade secret protection, patent law and confidentiality and/or license agreements with our employees, companies, partners and others to protect our proprietary rights. We have not, however, received any patents covering our proprietary information. Moreover, the laws of some foreign countries may not provide protection of our intellectual property rights to the same extent as those of the United States. Despite our precautions, unauthorized third parties might copy or reverse engineer and use information or technology that we regard as proprietary. If our proprietary information were misappropriated, we might have to litigate to protect it. Intellectual property litigation is expensive and time-consuming. The outcome of any such litigation will be uncertain, and the litigation could divert our management's attention away from running our business.

WE WILL BE SUBJECT TO THE SIGNIFICANT INFLUENCE OF OUR CURRENT STOCKHOLDERS AFTER THIS OFFERING, AND THEIR INTERESTS MAY NOT ALWAYS COINCIDE WITH THOSE OF OUR OTHER STOCKHOLDERS.

     Bill Gross, Karen Gross, idealab Capital Management I, L.L.C., idealab Capital Management II, L.L.C., and entities affiliated with them will, in the aggregate, beneficially own approximately ___________ % of our outstanding common stock following the completion of this offering. These stockholders will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Because their interests may not always coincide with those of our other stockholders, these stockholders may influence or cause us to take actions with which our other stockholders disagree.

OUR ARTICLES OF INCORPORATION AND BYLAWS AND NEVADA LAW CONTAIN PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE IN OUR CONTROL AND COULD ALSO LIMIT THE MARKET PRICE OF OUR STOCK.

     Our articles of incorporation and bylaws will contain provisions that could delay or prevent a change in our control. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some of these provisions:

     o authorize the issuance of preferred stock that can be created and issued by the board of directors without prior stockholder approval, commonly referred to as "blank check" preferred stock, with rights senior to those of common stock;

     o    prohibit stockholder action by written consent; and

     o establish advance notice requirements for submitting nominations for election our board of directors and for proposing other matters that can be acted upon by stockholders at a meeting.

     In addition, some provisions of Nevada law make it more difficult for a third party to acquire us. Some of these provisions:

     o establish a supermajority stockholder voting requirement to approve an acquisition by a third party of a controlling interest in us; and

     o impose time restrictions and/or require additional approvals for an acquisition of us by an interested stockholder.

THERE MAY BE CONFLICTS OF INTEREST AMONG OUR NETWORK COMPANIES, OUR OFFICERS, DIRECTORS AND STOCKHOLDERS AND US.

     Some of our officers and directors also serve as officers or directors of or have ownership interests in one or more of our network companies. As a result we, our executive officers and directors, their affiliates and our network companies may face potential conflicts of interest with each other and with our stockholders. Specifically, our officers and directors may be presented with situations in their capacity as officers or directors of one of our network companies that conflict with their ownership interests in or their obligations as officers or directors of our company or of another network company. In addition, our executive officers and directors and their affiliates may engage in activities and have interests in other entities on their own behalf or on behalf of other persons. We will not have any rights in these ventures or to their income or profits, whether or not these ventures are involved with businesses that are similar to our business or to the businesses of our network companies, or are businesses in which we own or will acquire interests. Other interests that may give rise to conflicts include:

     o our executive officers' or directors' or their affiliates' interests in entities that provide products or services to us for our internal use, or to our network companies; and

     o the personal interests of one of our executive officers in the venture capital funds we currently manage, and any similar interests our executive officers or directors may have in any venture capital funds with which we establish relationships in the future.

     In any of these or other cases in which similar conflicts arise:

     o our interests may conflict with the personal financial and other interests of our executive officers or directors in another entity; or

     o our executive officers or directors may have conflicting fiduciary duties to us and the other entity.

     For specific information regarding transactions between us and parties related to us, see "Related Party Transactions".

                 RISKS AFFECTING OUR NETWORK COMPANIES

     THE VALUE OF OUR ASSETS DEPENDS ON THE PERFORMANCE OF THE COMPANIES IN OUR NETWORK. THE FACTORS BELOW DESCRIBE MATERIAL RISKS AFFECTING OUR NETWORK COMPANIES. IF ANY OF THE EVENTS DESCRIBED IN THESE FACTORS ACTUALLY OCCURS, THE BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS OF ONE OR MORE OF OUR NETWORK COMPANIES COULD SUFFER, WHICH WOULD LIKELY IMPAIR OUR ASSET VALUE AND HARM OUR BUSINESS AND OPERATING RESULTS.

THE FUTURE OPERATING RESULTS OF THE COMPANIES IN OUR NETWORK ARE UNPREDICTABLE AND COULD FLUCTUATE FROM QUARTER TO QUARTER, CAUSING THEIR STOCK PRICES TO FALL.

     Fluctuations in the operating results of public companies in our network could cause their stock prices to decline. Our network companies' operating results have varied widely in the past, and we expect that they will continue to vary significantly from quarter to quarter due to a number of factors, including:

     o their ability to develop large bases of users of their Web sites who possess demographic characteristics attractive to advertisers, their ability to generate significant e-commerce transaction revenues or their ability to develop products and services that are attractive to businesses and consumers using the Internet;

     o the views of investors and securities analysts on the prospects of companies in particular segments of the Internet industry, particularly those segments in which a substantial number of our companies operate;

     o intense competition from both online and traditional providers of similar goods and services;

     o the amount and timing of expenses related to their brand-building activities and their ability to develop brand awareness;

     o changes in the growth rate of Internet usage and acceptance by consumers of electronic commerce, including the pace of development or a decline in growth of the e-commerce market generally;

     o the effect of recent and future accounting policies on their ability to recognize revenue;

     o their ability to effectively manage their growth during the growth of the Internet market;

     o    technical difficulties, system failures or Internet downtime; and

     o the amount and timing of costs related to acquisitions of businesses or technology by them.

VARIOUS IDEALAB! NETWORK COMPANIES MAY FAIL IF COMPETITORS PROVIDE SUPERIOR INTERNET-RELATED OFFERINGS.

     Competition for Internet products and services is intense. As markets for interactive products and services and e-commerce grow, we expect that competition will continue to intensify. Barriers to entry are generally low, and competitors can frequently offer products and services at a relatively low cost. Furthermore, the majority of our network companies provide products or services directly to consumers, which is an increasingly crowded and competitive market segment. Several companies offer solutions that compete with those offered by one or more of our network companies. We expect that additional companies will offer competing solutions on a stand-alone or combined basis in the future. Our network companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than the solutions offered by our network companies.

     Our network companies generally compete with comparable Internet companies as well as traditional brick-and-mortar companies that offer similar products and services offline. In addition, our network companies at times compete with each other. The number of companies selling Internet-based business and consumer services has recently increased substantially. Many of our network companies' competitors have greater brand recognition and greater financial, marketing and other resources than do our network companies. This may place our network companies at a disadvantage in responding to their competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives. If our network companies are unable to compete successfully against their competitors, they may fail.

ONE OF OUR NETWORK COMPANIES FROM WHICH WE DERIVE A SUBSTANTIAL PORTION OF OUR REVENUES IS SUBJECT TO RISKS AND UNCERTAINTIES RELATED TO ITS BUSINESS.

     We have derived a substantial portion of our historical revenues from CarsDirect.com, an online resource for researching, financing and purchasing new cars and related services, and we believe that the value of our interest in CarsDirect.com contributes significantly to the value of our assets. CarsDirect.com has a limited operating history and limited management experience in the Internet-based automotive sales industry. Accordingly, CarsDirect.com will be faced with risks and difficulties encountered by early-stage companies in new and rapidly evolving markets. In addition, CarsDirect.com is subject to additional risks and uncertainties, including its:

     o    need to develop its unproven business model;

     o reliance on the Internet for commerce and the growth and acceptance of automobile transactions over the Internet;

     o    ability to increase its customer base;

     o    ability to maintain its dealer relationships;

     o    need to broaden its service offerings; and

     o need to manage expanding operations, including its recent implementation of new financial and accounting systems.

     In addition, all states comprehensively regulate vehicle sales, including strict licensure requirements for brokers and dealers. Generally, these laws and regulations were drafted prior to the emergence of online automotive buying services and therefore are principally intended to address only traditional vehicle sales by local vehicle brokers and vehicle dealers. Nevertheless, these laws and regulations are broadly drafted and may be interpreted by the courts or regulatory agencies to apply to the business activities of CarsDirect.com. If CarsDirect.com is found to be subject to any laws and regulations in one or more states where it is conducting business or is found not to be in compliance with the applicable laws or regulations in one or more such states because it has failed to obtain the appropriate license or for any other reason:

     o    it could be subject to civil or criminal penalties;

     o it could be required to make costly changes in the way it does business in order to obtain a vehicle broker, dealer or other appropriate license; and/or

     o    it could be prohibited from engaging in its business in that state.

     Moreover, legislation addressing online vehicle sales has been introduced in various states during the past year, and other states are considering such laws. We cannot predict whether any of these proposed bills, or any other potentially adverse legislation that might be initiated by state legislatures in the future, will be enacted. If adverse state legislation is enacted in one or more states or if unfavorable pre-emptive federal legislation is passed, it may harm CarsDirect.com's business and could have a material adverse effect on our consolidated financial position, results of operations or cash flows.

IF OUR NETWORK COMPANIES ARE UNABLE TO HIRE AND INTEGRATE QUALITY PERSONNEL, THEIR GROWTH COULD BE LIMITED.

     The success of our network companies depends on their employing highly skilled management, technical and marketing personnel. Our companies will need to continue to hire and integrate additional personnel as their businesses grow. Shortages in the number of trained management, technical and marketing personnel could limit their ability to increase sales of their existing products and services and launch new product and service offerings.

THE SUCCESS OF OUR NETWORK COMPANIES DEPENDS ON THE CONTINUED GROWTH AND ACCEPTANCE OF THE INTERNET, WHICH IS UNCERTAIN.

     All of our companies rely on the Internet for the success of their businesses. If widespread commercial use of the Internet does not continue to develop, or if the Internet does not continue to develop as an effective medium for commerce, advertising and information retrieval, our companies may not succeed. A number of factors could prevent the Internet's widespread acceptance as a commercial medium, including:

     o the potential unwillingness of businesses to shift from traditional processes to online processes;

     o any delay in the development of the network infrastructure necessary to support substantial growth in volume of e-commerce;

     o the rate of development and acceptance of evolving interactive communications technologies, including Internet telephony and wireless devices;

     o    any significant outages or delays on the Internet;

     o increased government regulation or taxation that adversely affects the viability of e-commerce;

     o concern and adverse publicity about the security and privacy of e-commerce transactions that negatively affect Internet usage; and

     o    uncertainty regarding intellectual property ownership.

CLAIMS OF INTELLECTUAL PROPERTY INFRINGEMENT BY THIRD PARTIES AGAINST OUR NETWORK COMPANIES COULD CAUSE THEM TO INCUR EXPENSES OR BECOME INVOLVED IN LITIGATION.

     Our network companies operate in part by making content available to users through the Internet. This creates the potential for claims to be made against our companies, either directly or through contractual indemnification provisions with other companies. These claims might, for example, be made for defamation, negligence, patent, copyright or trademark infringement, personal injury, invasion of privacy or other legal theories based on the nature, content or copying of these materials. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content available through their websites or use of trademarks or copyrighted material owned by third parties. Some of the content provided by our network companies on their websites is drawn from data compiled by other parties, including governmental and commercial sources, and this data may contain errors. If any of our network companies' website content is improperly used, if any of them supply incorrect information or publish allegedly infringing material, they could be subjected to liability. Moreover, any of our companies that incur this type of liability may not have insurance to cover the claims, or their insurance may not provide sufficient coverage. If our network companies incur substantial costs because of this type of liability, their expenses will increase and their profits, if any, will decrease. Moreover, these types of claims could result in costly litigation and be time-consuming to defend, divert our network companies' managements' attention and resources, cause delays in their release or upgrade of services or products, and could require them to enter into royalty or licensing agreements.

     Litigation regarding intellectual property rights is common in the Internet and software industries. We expect that Internet content, technologies and software products may be increasingly subject to third-party infringement claims as the number of competitors in our network companies' industry segments grow and the functionality of products in different industry segments overlaps. We cannot assure you that our network companies' products and services do not infringe on the intellectual property rights of third parties. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. A successful claim of infringement against any of our network companies, and their failure or inability to license the infringed or similar technology could adversely affect their, and thus our, business.

     In addition, our network companies generally hold various domain names relating to their brands. These domain names are frequently critical to the success of their businesses. However, for various reasons our companies may not be able to prevent third parties from acquiring domain names that are confusingly similar to their websites, which could adversely affect the use of their websites. The acquisition, registration and maintenance of domain names is generally regulated by governmental agencies or other entities. In the future, these authorities may modify the regulations governing use of domain names. As a result, our network companies may be unable to acquire, maintain or renew relevant domain names in all countries in which they conduct business.

     In 1999, Congress enacted anti-cybersquatting legislation to address the practice of domain name piracy. The legislation is designed to limit the practice of registering an Internet address of an established trademark with the intent to sell the Internet address to the affected company. The legislation also includes a prohibition on the registration of a domain name that is the name of another living person, or a name that is confusingly similar to that name. The scope of this legislation has not been precisely defined. We, or our network companies, may be subject to liability based on our or their use of domain names or trademarks that allegedly infringe the rights of third parties.

OUR NETWORK COMPANIES MAY SUFFER WEBSITE OUTAGES AND OTHER TECHNICAL DIFFICULTIES, OR BE UNABLE TO UPGRADE THEIR SYSTEMS TO MEET INCREASED DEMAND, WHICH COULD REDUCE THEIR ATTRACTIVENESS TO USERS AND THIRD PARTY CONTENT PROVIDERS.

     Many of our network companies' businesses depend on the efficient and uninterrupted operation of their computer and communications systems. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events. Any system interruptions that cause our companies' websites to be unavailable to Web browsers may reduce the attractiveness of their websites to direct users and to third party content providers including advertisers. If either direct users or third party content providers are unwilling to use our network companies' websites, their business, financial condition and operating results could be adversely affected.

     In addition, our network companies' businesses may be disrupted if they are unable to upgrade their systems to meet increased demand. Capacity limits on some of our companies' technology, transaction processing systems and network hardware and software, as well as the rate of increase in use of their websites, may be difficult to predict, and they may not be able to expand and upgrade their systems to meet increased use. If they are unable to appropriately upgrade their systems and network hardware and software, their operations and processes may be disrupted.

OUR INTERNET COMMERCE AND CONTENT COMPANIES MAY NOT BE ABLE TO ATTRACT LOYAL USERS TO THEIR WEBSITES, WHICH WOULD IMPAIR THEIR ABILITY TO GENERATE REVENUE.

     Our success depends upon the ability of our Internet commerce and content companies to deliver compelling content, commercial opportunities or services to their respective target users. If our network companies are unable to develop content, commercial opportunities or services that attract loyal users, their revenues and profitability could be impaired. Internet users can freely navigate and instantly switch among a large number of websites. Many of these websites offer original content. Thus, our network companies may have difficulty distinguishing the content on their websites to attract a loyal base of users.

     RISKS RELATING TO THE INDUSTRIES IN WHICH OUR NETWORK COMPANIES OPERATE

CONCERNS REGARDING THE SECURITY OF ONLINE TRANSACTIONS MAY HAVE AN ADVERSE IMPACT ON THE MARKET FOR OUR NETWORK COMPANIES' PRODUCTS AND SERVICES.

     Concerns regarding the security of transactions and confidential information on the Internet may have an adverse impact on our business. We believe that concern regarding the security of confidential information transmitted over the Internet prevents many potential customers from engaging in online transactions. As online usage becomes more widespread, our network companies' customers may become more concerned about security.

     Despite the measures some of our network companies have taken, the infrastructure of all Internet companies is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents the security measures imposed by any of our network companies, he or she could misappropriate their proprietary information or cause interruption in their operations. Security breaches that result in access to confidential information could damage our reputation as well as that of our network companies and expose any affected company to a risk of loss or liability. Some of our network companies may be required to make significant investments and efforts to protect against or remedy security breaches.

OUR NETWORK COMPANIES ARE SUBJECT TO RISKS RELATED TO RAPID TECHNOLOGICAL CHANGE THAT COULD INCREASE COST AND UNCERTAINTY.

     Rapid technological changes make it difficult for Internet companies to remain current with their technical resources in order to maintain competitive product and service offerings. The markets in which our network companies operate are characterized by rapid technological change, frequent new product and service introductions and evolving industry standards. Significant technological changes could render existing website technology or other products and services rapidly obsolete. The Internet's growth and intense competition exacerbate these conditions.

     If we or our network companies do not successfully respond to continuing technological developments or do not respond in a cost-effective way, our business, financial condition and operating results will be adversely affected. To be successful, we and our network companies must adapt to the rapidly changing markets by continually improving the responsiveness, services and features of our network companies' various products and services and by developing new features to meet customer needs.

OUR NETWORK COMPANIES COULD BE REQUIRED TO COLLECT ADDITIONAL TAXES ON INTERNET SALES, WHICH WOULD INCREASE THEIR COSTS OF DOING BUSINESS.

     Our network companies do not currently collect sales or other similar taxes for shipments of goods into states within the U.S. other than the states where each is located, or on shipments of goods into other countries. However, one or more additional states or countries into which our network companies' products are sold may seek to impose sales tax collection obligations on products sold over the Internet. If one or more of these states or countries successfully assert that our network companies should collect sales or other taxes on the sale of merchandise, their cost of doing business would increase and the products they sell would become more expensive and thus less attractive to customers.

ADDITIONAL GOVERNMENT REGULATIONS MAY INCREASE THE COSTS OF DOING BUSINESS FOR OUR NETWORK COMPANIES AND US.

     Government regulations and legal uncertainties may place financial burdens on our business and the businesses of our network companies. Because of the Internet's popularity and increasing use, new laws and regulations may be adopted. These laws and regulations may cover issues such as the collection and use of data from website visitors and related privacy issues, pricing, content, copyrights, trademarks, online gambling, distribution and quality of goods and services. Currently, the law governing Internet transactions remains largely unsettled, even in areas in which there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel, sexually explicit material and taxation apply to the Internet. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business and the business of our network companies by increasing our and their costs and administrative burdens. In addition, privacy-related regulation of the Internet could interfere with the strategies of our network companies that collect and use personal information as part of their marketing efforts or businesses.

     Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The United States Congress has recently enacted Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The European Union has enacted its own data protection and privacy directive, which required all 15 European Union Member States to implement laws relating to the processing and transmission of personal data. We and our network companies must comply with these new regulations in both Europe and the United States, as well as any other regulations adopted by other countries where we or they may do business. In addition, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad. Compliance with any newly adopted laws may prove difficult for us and may negatively affect our business.

                         RISKS RELATING TO THIS OFFERING

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

     If our stockholders sell a substantial number of our shares in the public market during a short period of time, our stock price could decline significantly. After this offering, a total of ____________________ shares of our common stock will be outstanding. All the shares sold in this offering will be freely tradable. As a result of contractual lock-up restrictions, the remaining _________________ shares of our common stock outstanding after this offering will become available for public sale as follows:

                                                                                            PERCENTAGE OF SHARES
      DATE OF AVAILABILITY FOR SALE                   NUMBER OF SHARES                   OUTSTANDING AFTER OFFERING
--------------------------------------    ---------------------------------------    ------------------------------
Immediately after the date of this                                                                            %
prospectus............................

90 days after the date of this
prospectus, if our stock trades at
predetermined levels..................

120 days after the date of this
prospectus, if our stock trades at
predetermined levels..................

At various times after 180 days from the
date of this offering, assuming the
availability for sale of all the shares
discussed above and subject, in some
cases, to volume limitations..........

     Shares acquired upon the exercise of options can generally be publicly sold immediately, subject to contractual restrictions that expire 180 days after this offering. As of January 31, 2000, 6,958,000 shares of our common stock were subject to vested stock options, 193,055,550 were subject to unvested stock options and 64,085,700 remained available for grant under our stock plans. If a large number of these shares are sold as they become tradable our stock price could decline.

WE HAVE BROAD DISCRETION TO USE THE OFFERING PROCEEDS, AND WE MAY NOT USE THESE PROCEEDS IN A WAY WITH WHICH OUR STOCKHOLDERS AGREE.

     The net proceeds of this offering are not allocated for specific uses other than to generally further our business of creating, building and operating businesses in markets involving interactive communications, and to acquire or increase our interests in these businesses, along with other general corporate purposes. Our management can spend most of the proceeds from this offering in ways with which our stockholders may not agree.

OUR STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE AS A RESULT OF MARKET FACTORS.

     The market price for our stock is likely to be highly volatile because the stock market in general, and the market for Internet-related stocks in particular, has been highly volatile. The trading prices of many technology and Internet-related company stocks have reached historical highs within the last year and have reflected valuations substantially above historical levels. During the same period, the stocks of these companies have been highly volatile and have recorded lows well below their historical highs. Our stock may not trade at the same levels as other Internet stocks, and Internet stocks in general may not sustain their current market prices. We anticipate the following factors, among others, will contribute to our stock price's volatility:

     o changes in the financial estimates or investment considerations of securities analysts regarding us; and

     o    fluctuations in stock market prices and volumes.

     These factors are beyond our control and may decrease the market price of our stock regardless of our operating performance.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE BASED ON OUR CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS BUT ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES.

     This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", and "estimates", and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in "Risk Factors" and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                 USE OF PROCEEDS

     The net proceeds to us from the sale of the _________________ shares of common stock offered by us are estimated to be $ _____________ , or $ _____________ if the underwriters exercise their option to purchase additional shares in full, assuming an initial public offering price of $________ per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

     We expect to use the net proceeds from this offering to create, build and operate, or to acquire and increase our interests in, businesses in markets involving interactive communications. In addition, we intend to use a portion of the net proceeds for general corporate purposes. Pending use of the net proceeds for the above purposes, we intend to invest the funds in direct or guaranteed obligations of the United States.

                                 DIVIDEND POLICY

     We have never declared or paid any dividends on our capital stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

The following table sets forth the following information:

     o    our actual capitalization as of January 31, 2000,

     o our pro forma capitalization after giving effect to the conversion of all 23,686,010 outstanding shares of our convertible preferred stock into 236,860,100 shares of common stock upon the closing of this offering, and the authorization of 10,000,000,000 shares of $0.001 par value common stock and 100,000,000 shares of undesignated $0.001 par value preferred stock, and

     o our pro forma as adjusted capitalization giving effect to the pro forma adjustments and the sale of _________ shares of common stock in this offering at an assumed initial public offering price of $_______ per share, less underwriting discounts and commissions and estimated offering expenses payable by us.

                                                                                         JANUARY 31, 2000
                                                                             ---------------------------------------
                                                                                                        PRO FORMA,
                                                                                ACTUAL     PRO FORMA   AS ADJUSTED
                                                                             -----------  -----------  -------------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

Capital lease obligations, less current portion...........................   $   30,439   $   30,439   $
Convertible preferred stock, no par value; actual - 28,452                   -----------  -----------  --------------
   shares authorized, 23,686 shares issued and outstanding; pro forma and
   pro forma as adjusted - none authorized, issued or outstanding.........      892,782           --             --

SHAREHOLDER'S EQUITY:
Undesignated preferred stock, actual - no par value, 9,548
   shares authorized, none issued or outstanding; pro forma and pro forma as adjusted - $0.001 par value, 100,000 shares
   authorized, none issued or outstanding.................................           --           --
Common stock; actual - no par value; 1,100,000 shares authorized,
   551,476 shares issued and outstanding; pro forma -
   $0.001 par value 10,000,000 shares authorized, 788,336 shares issued and outstanding; pro forma as adjusted - shares
   issued and outstanding.................................................      387,689          788
Additional paid-in capital................................................           --    1,279,683
Notes receivable from shareholders........................................      (38,304)     (38,304)
Deferred stock compensation...............................................     (239,892)    (239,892)
Accumulated other comprehensive income....................................      144,816      144,816
Retained earnings.........................................................       83,475       83,475
                                                                             -----------  -----------  --------------
Total shareholders' equity................................................      337,784    1,230,566
                                                                             -----------  -----------  --------------
Total capitalization......................................................   $1,261,005   $1,261,005   $
                                                                             ===========  ===========  ==============

This table excludes the following shares:

     o 200,013,550 shares of common stock subject to outstanding options with a weighted-average exercise price of $1.22 per share as of January 31, 2000;

     o 64,085,700 shares of common stock available for issuance under our stock option plans as of January 31, 2000;

     o 21,850,350 shares underlying options granted between February 1, 2000 and March 15, 2000 at a weighted-average exercise price of $1.94;

     o 2,220,081 shares of common stock issued between February 1, 2000 and March 31, 2000; and

     o 14,880,750 shares of common stock issuable upon the conversion of Series D preferred stock issued between February 1, 2000 and March 31, 2000.

     The table above includes 107,575,000 shares of common stock subject to a right of repurchase by us as of January 31, 2000. See "Management--Stock Plans", "Description of Capital Stock" and Notes 13 and 14 of Notes to Consolidated Financial Statements.

                                    DILUTION

     The net tangible book value of our common stock on January 31, 2000 was $736,258,000, or approximately $0.93 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of capital stock outstanding, both of which are calculated after assuming the conversion of all 23,686,010 shares of our convertible preferred stock outstanding as of January 31, 2000 into 236,860,100 shares of common stock upon completion of this offering. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards. After giving effect to our sale of shares of common stock offered by this prospectus at an assumed initial public offering price of $ per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value would have been $ , or approximately $ per share. This represents an immediate increase in net tangible book value of $ per share to existing stockholders and an immediate dilution in net tangible book value of $ per share to new investors.


        Assumed initial public offering price per share.........................                    $
           Net tangible book value per share as of January 31, 2000.............     $0.93
           Increase per share attributable to new investors.....................
        As adjusted net tangible book value per share after the offering........
        Dilution in net tangible book value per share to new investors..........                    $

       The following table sets forth, as of January 31, 2000, the differences between the number of shares of common stock purchased from us, the total price and average price per share paid by existing stockholders and by new investors in this offering, before deducting expenses payable by us, using the assumed
initial public offering price of $        per share.



                                   SHARES PURCHASED                 TOTAL CONSIDERATION            AVERAGE
                             ------------------------------    ------------------------------     PRICE PER
                                 NUMBER         PERCENTAGE         AMOUNT         PERCENTAGE         SHARE
                             --------------  --------------    ---------------  -------------    -------------
Existing stockholders...                              %                                 %          $
New investors...........
                             --------------  --------------    ---------------  -------------
  Total.................                          100%           $                   100%           $
                             ==============  ==============    ===============  =============

       If the underwriters' option to purchase additional shares is exercised in
full, the number of shares held by new investors will be increased to         ,
or approximately         % of the total number of shares of our common stock
outstanding after this offering.

     The tables above exclude the following shares:

     - 200,013,550 shares of common stock subject to outstanding options with a weighted-average exercise price of $1.22 per share as of January 31, 2000;

     - 64,085,700 shares of common stock available for issuance under our stock option plans as of January 31, 2000;

     - 21,850,350 shares underlying options granted between February 1, 2000 and March 15, 2000 at a weighted-average exercise price of $1.94;

     - 2,220,081 shares of common stock issued between February 1, 2000 and March 31, 2000; and

     - 14,880,750 shares of common stock issuable upon the conversion of Series D preferred stock issued between February 1, 2000 and March 31, 2000.

     The tables above include 107,575,000 shares of common stock subject to a right of repurchase by us as of January 31, 2000. See "Management--Stock Plans", "Description of Capital Stock" and Notes 13 and 14 of Notes to Financial Statements.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", and the consolidated financial statements and notes thereto appearing elsewhere in this prospectus. The consolidated statement of operations data set forth below for each of the fiscal years ended January 31, 1998, 1999 and 2000, and the consolidated balance sheet data at January 31, 1999 and 2000 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statement of operations data set forth below for the period from March 14, 1996 (inception) through January 31, 1997 and the consolidated balance sheet data at January 31, 1997 and 1998 are derived from our unaudited consolidated financial statements not included in this prospectus. Our historical consolidated results of operations are not necessarily indicative of results to be expected for any future period.

                                              FOR THE PERIOD
                                              FROM MARCH 14,
                                                  1996
                                               (INCEPTION)
                                                 THROUGH                     YEARS ENDED JANUARY 31,
                                               JANUARY 31,     ----------------------------------------------------
                                                  1997               1998              1999             2000
                                             ----------------  -----------------  ---------------  ----------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
   OPERATIONS DATA:

Revenues..................................   $            --   $            154   $          805   $        21,158
                                             ----------------  -----------------  ---------------  ----------------
Operating Expenses:
   Cost of revenues (1)...................               303                172               82            28,380
   Sales and marketing (2)................               386              2,002            1,940            70,129
   Product development (3)................               615              3,484            1,554            10,798
   General and administrative (4).........               971              5,623            4,732            36,738
   Stock-based compensation...............               135                233            3,910           109,150
   Amortization of goodwill and other
     intangibles..........................                --                 49               79             7,149
                                             ----------------  -----------------  ---------------  ----------------
Total operating expenses..................             2,410             11,563           12,297           262,344
                                             ----------------  -----------------  ---------------  ----------------
Operating income (loss)...................            (2,410)           (11,409)         (11,492)         (241,186)
Realized gains on sales of marketable
   securities.............................                --                 --            2,250           201,959
Gain on stock issuance by a network
   company................................                --                 --               --            22,658
Other income, net.........................                 3                216            5,307            92,003
Interest income (expense), net............                68               (142)              71             5,691
                                             ----------------  -----------------  ---------------  ----------------
Income (loss) before income taxes,
   minority interest and equity in the
   income (loss) of affiliates............            (2,339)           (11,335)          (3,864)           81,125
Income tax benefit (expense)..............                (3)             3,528            2,358           (86,245)
Minority interest.........................               116              1,022              572            95,537
Equity in the income (loss) of
   affiliates, net of tax.................              (144)              (271)              51            28,067
                                             ----------------  -----------------  ---------------  ----------------
Net income (loss).........................            (2,370)            (7,056)            (883)          118,484
Deduction for beneficial conversion
   feature................................                --                 --               --            (9,724)
Repurchase of convertible preferred stock.                --                 --               --            (3,777)
                                             ----------------  -----------------  ---------------  ----------------
Net income (loss) applicable to common
   shareholders...........................   $        (2,370)  $         (7,056)  $         (883)  $       104,983
                                             ================  =================  ===============  ================
Net income (loss) per share applicable to
   common shareholders:
     Basic................................   $         (0.01)  $          (0.02)  $           --   $          0.25
     Diluted..............................   $         (0.01)  $          (0.02)  $           --   $          0.15
Shares used to calculate net income
   (loss) per share applicable to common
   shareholders:
     Basic................................           322,232            334,760          352,083           423,525
     Diluted..............................           322,232            334,760          352,083           695,312
Unaudited pro forma net income per share
   applicable to common shareholders:
     Basic................................                                                         $          0.18
     Diluted..............................                                                         $          0.15
Shares used to calculate unaudited pro forma
   net income per share applicable to common
   shareholders:
     Basic................................                                                                 571,215
     Diluted..............................                                                                 695,312


                                                                        AT JANUARY 31,
                                             ----------------------------------------------------------------------
                                                  1997               1998              1999             2000
                                             ----------------  -----------------  ---------------  ----------------
                                                                        (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:

Cash and cash equivalents.................   $         1,084   $          3,826   $        6,339   $       601,474
Working capital...........................               329             (2,653)           1,106           562,024
Total assets..............................             2,461             16,666           47,552         1,674,383
Convertible preferred stock...............             3,450             12,154           13,652           892,782
Total shareholders' equity................   $         1,480   $          9,257   $       17,668   $       337,784
------------------
     (1)  Excludes $0, $0 and $169 of stock based compensation charges for the years ended January 31, 1998, 1999 and 2000, respectively.

     (2) Excludes $0, $0 and $1,066 of stock based compensation charges for the years ended January 31, 1998, 1999 and 2000, respectively.

     (3) Excludes $0, $27 and $6,165 of stock based compensation charges for the years ended January 31, 1998, 1999 and 2000, respectively.

     (4) Excludes $233, $3,883 and $101,750 of stock based compensation charges for the years ended January 31, 1998, 1999 and 2000, respectively.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, THE ACCURACY OF WHICH INVOLVES RISKS AND UNCERTAINTIES. WE USE WORDS SUCH AS "ANTICIPATES", "BELIEVES", "PLANS", "EXPECTS", "FUTURE", "INTENDS" AND SIMILAR EXPRESSIONS TO IDENTIFY FORWARD-LOOKING STATEMENTS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS FOR MANY REASONS, INCLUDING THE RISKS FACED BY IDEALAB! DESCRIBED IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

     idealab! is a new form of enterprise that creates, builds and operates businesses that use the power of real-time interactive communications, including the Internet, telephony, cable and wireless, to satisfy what we believe are unmet market needs. We generate ideas for new Internet-related businesses. Each idea is tested and modeled and, if the results of the testing suggest that the idea will form the basis for a successful business, we form and capitalize a new entity, recruit a management team, provide space in our open plan facilities, and provide on-going strategic guidance, creative design, web development, accounting, legal and administrative services to the newly formed network company. We operate each business as a separate company rather than as a division. In some cases, due to various circumstances, we may acquire equity interests in companies started by others. We intend to continue establishing additional facilities around the world where we can match our best ideas with talented people to create new companies. In each new location we intend to duplicate the organization of our functional teams to promote the consistent execution of the idealab! method.

     Most of our network companies that are in an early stage of development incurred substantial losses in fiscal 1999 and fiscal 2000 and are expected to continue to incur losses for the foreseeable future. None of our network companies has paid cash dividends during our period of ownership and we do not expect them to pay dividends in the foreseeable future. We have experienced operating losses in each of fiscal 1998, 1999 and 2000 and expect to report operating losses for the foreseeable future. We have, however, reported net income in fiscal year 2000 and have experienced significant earnings volatility from period to period due to one-time transactions and other events incidental to our ownership interests in our network companies. These transactions and events are described in more detail under "Realized gains on sales of marketable securities", "Gain on stock issuance by a network company" and "Other income, net" and include dispositions of, and changes to, our network company ownership interests and dispositions of our holdings of marketable securities. We do not know, however, whether we will report net income in any future periods.

     Certain items that gave rise to net income in fiscal 2000, including realized gains on sales of marketable securities, are unlikely to generate significant net income in future periods because we view ourselves as long-term holders of equity interests in our network companies, and because we intend to avoid registration under the Investment Company Act of 1940. For a more detailed discussion, see "Risk Factors--Risks particular to us--Fluctuations in our quarterly results are likely and could cause our stock price to decline" and "--We may have to take actions that are disruptive to our business strategy to avoid registration under the Investment Company Act of 1940".

     We evaluate the carrying value of our ownership interests in each of our network companies on a continual basis for possible impairment based on progress toward the achievement of business plan objectives and milestones, the value of our ownership interest in each network company relative to our carrying value, the financial condition and prospects of the network company, and other relevant factors. The business plan objectives and milestones that we will consider typically include, among others, those related to financial performance, such as achievement of planned financial results and completion of capital raising activities, and those that are not primarily financial in nature, such as the launching of a website, the hiring of key employees, the number of people who have registered to be part of the network company's web community and the number of visitors to the network company's website per month. The fair value of our ownership interests in privately held network companies will generally be determined by reference to the prices paid by third parties for ownership interests in the network company, to the extent third party ownership interests exist, or on the achievement of business plan objectives and the milestones described above. To date, we have not experienced any significant impairment writedowns.

     Because a number of our network companies are not majority-owned subsidiaries, changes in the value of our interests in them and the income (loss) and revenue attributable to them could require us to register as an investment company under the Investment Company Act of 1940 unless we take action to avoid being required to register or receive an exemption from registration. For a more detailed discussion of some of the actions we may be required to take and that could result in gains or losses upon the disposition of certain ownership interests see "Risk Factors--Risks particular to us--We may have to take actions that are disruptive to our business strategy to avoid registration under the Investment Company Act of 1940".

     The presentation and content of our consolidated financial statements are largely a function of the presentation and content of the financial statements of our network companies. We are responsible for the presentation and content of our consolidated financial statements, and each of our network companies is responsible for the presentation and content of its financial statements. To the extent any of our network companies changes the presentation or content of its financial statements due to changes in accounting standards or otherwise, the presentation and content of our consolidated financial statements may also change. The reporting periods of our network companies generally coincide with the calendar year. We account for our ownership interests in our network companies utilizing the quarterly and annual financial information as reported by network companies pursuant to their fiscal year-ends. Accoringly, the financial results of network companies included in our consolidated financial statements generally reflect a reporting lag period of one-month. Organizations responsible for promulgating accounting standards are currently reviewing the classification of, and accounting for, various financial statement items by a number of e-commerce companies. The review by these organizations could result in new standards or additional authoritative guidance that could require changes in the presentation and content of the financial statements of our network companies and, therefore, of our company. We and our network companies will adjust our accounting and classification methods if required.

MANAGEMENT FEES

     We receive management fees from the general partners of certain venture capital funds. We are a managing member of idealab! Capital Management I, L.L.C. ("ICM I"), the sole general partner of idealab! Capital Partners I-A, L.P. and idealab! Capital Partners I-B, L.P. (the "ICM I Funds"), which was formed in March 1998. In return for providing our services as a managing member of ICM I, we are entitled to receive an annual management fee of $400,000, subject to a significant decrease after March 2003.

     idealab! Capital Management II, L.L.C. ("ICM II") was formed in August 1999 and serves as the general partner of three venture capital funds: idealab! Capital Partners II-A, L.P., idealab! Capital Partners II-B, L.P. and idealab! Capital Principals Fund, L.P. (the "ICM II Funds"). idealab! Capital Management Services, L.L.C. was formed to provide various administrative and other services to ICM II and the ICM II Funds. We are a managing member of ICM II and idealab! Capital Management Services, L.L.C. In return for providing our service as a managing member of these entities, we are entitled to receive an annual management fee of $4.1 million, payable quarterly in advance, subject to a significant decrease after August 2004.

EFFECT OF VARIOUS ACCOUNTING METHODS ON OUR RESULTS OF OPERATIONS

     The various interests that we acquire in our network companies are accounted for under one of three methods: consolidation method, equity method and cost method. The applicable accounting method is determined on a case by case basis and is generally based upon our ownership percentage of voting securities in each network company, as well as our degree of influence over each network company. The accounting method used to account for our ownership interests in network companies could change in any quarter as a result of our acquisitions or dispositions of ownership interests or third party investments in our network companies.

   CONSOLIDATION METHOD

     Network companies which we effectively control are accounted for under the consolidation method of accounting. Effective control is generally determined based on an ownership interest of greater than 50% of the network company's outstanding voting securities and the ability to control the network company's Board of Directors. Under this method, a network company's results of operations are reflected within our Consolidated Statements of Operations and its financial position is reflected in our Consolidated Balance Sheets. All significant intercompany accounts and transactions are eliminated. Participation of other network company shareholders in the net assets and earnings or losses of a consolidated network company is presented as "Minority interest" on our Consolidated Balance Sheets and our Consolidated Statements of Operations. Minority interest adjusts our consolidated results of operations to reflect only our share of the earnings or losses of consolidated network companies.

     At January 31, 1999 and 2000, our network companies accounted for under the consolidation method included the following:

                                                                         VOTING OWNERSHIP
                                                                            JANUARY 31,
                                                              --------------------------------------
                 COMPANY                IN NETWORK SINCE            1999                2000
        --------------------------  ------------------------- ------------------  ------------------
         CarsDirect.com...........  October 1998                     77%                66%
         dotTV....................  October 1999                     --                 50
         EntryPoint...............  July 1998                        74                 55
         FreeMusic.com............  September 1999                   --                 88
         HomePage.com.............  April 1999                       --                 56
         Jackpot.com..............  October 1999                     --                 81
         MyHome.com...............  June 1999                        --                 70
         z.com....................  October 1999                     --                 51

     We have also created several companies that have not yet been launched or are in very early stages of development. We have omitted these companies from the table above because their financial results are not material to ours. In January 2000, we sold our ownership interest in Free-PC to eMachines, Inc. in exchange for 12,265,514 shares of eMachines, Inc. common and preferred stock and warrants to purchase 5,256,651 shares of eMachines, Inc. common stock. Prior to this sale we owned more than 50% of the outstanding voting securities of Free-PC, and therefore we consolidated the results of operations of Free-PC with our own results of operations for the period from the inception of Free-PC in January 1999 through the date of the sale. Subsequent to the date of the sale, our interest in eMachines has been accounted for under the cost method.

     Generally, our economic and voting ownership percentages in our network companies are approximately equal. However, at January 31, 2000, our economic ownership of CarsDirect.com was 44%, which included 100% of the outstanding shares of the CarsDirect.com Class B common stock. Each share of Class B common stock entitles us to 20 votes and is voted together as a single class with the shares of CarsDirect.com Class A common stock, each share of which entitles its holder to one vote.

   EQUITY METHOD

     Network companies whose results we do not consolidate, but over whom we exercise significant influence, are accounted for under the equity method of accounting. Whether or not we exercise significant influence with respect to a network company depends on an evaluation of several factors including, among others, representation on the network company's board of directors and an ownership interest which is generally 20% to 50% of the outstanding voting securities of the network company.

     Under the equity method of accounting, a network company's results of operations are not reflected within our Consolidated Statements of Operations; however, our share of the earnings or losses of the network company, which is generally limited to the carrying value of our ownership interest in the network company, is presented as "Equity in the income (loss) of affiliates, net of tax" on our Statements of Operations. For those network companies accounted for using the equity method in which our ownership interest includes preferred stock or other securities which have priority in liquidation to other junior securities, we determine our share of the network company's losses based on the change in our claim on the network company's net assets, in accordance with "Emerging Issues Task Force Issue ("EITF") No. 99-10 "Percentage used to Determine the Amount of Equity Method Losses".

     At January 31, 1999 and 2000, our network companies accounted for under the equity method included:

                                                                     VOTING OWNERSHIP
                                                                        JANUARY 31,
                                                              -----------------------------
                 COMPANY                IN NETWORK SINCE          1999           2000
         -------------------------  ------------------------- -------------- --------------
         eVoice...................  December 1999                  --%            31%
         FirstLook.com............  May 1998                       96             44
         GoTo.com.................  September 1997                 28             27
         iExchange.com............  February 1999                  --             44
         Intranets.com............  January 1997                   15             33
         OpenSales.com............  February 1998                  70             46
         PayMyBills.com...........  June 1999                      --             50
         PETsMART.com.............  March 1999                     --             21
         Sameday.com..............  May 1999                       --             46
         Swap.com.................  April 1997                     33             44
         Utility.com..............  November 1998                  44             34

     We have representation on the boards of directors of each of the above network companies. In addition to ownership of voting equity securities, we also periodically make advances to our network companies in the form of promissory notes or convertible notes. Advances outstanding to equity method network companies at January 31, 2000 were $12.1 million.

     The results of operations of FirstLook.com and OpenSales.com were consolidated with our results of operations for the three month period ended April 30, 1999. During the second quarter of fiscal 2000 our ownership interest in each of these companies was reduced below 50% due to third party investment. Effective May 1, 1999, we have accounted for our ownership interests in each of these network companies using the equity method.

     At January 31, 2000, we also had ownership interests in ICM I, ICM II, idealab! Capital Principals Fund, L.L.P. and eHatchery, LLC, each of which is accounted for using the equity method. As described above, ICM I and ICM II are general partners in several venture capital funds which generally invest in Internet-related businesses and have made investments in certain of our network companies and in our convertible preferred stock. Our equity in the income or loss of ICM I and ICM II reflects our share of the net profits or losses of ICM I and ICM II, which includes ICM I and ICM II's proportionate share of the unrealized appreciation or depreciation of certain investment holdings of the ICM I Funds and the ICM II Funds. We eliminate profits and losses attributable to the funds' investment holdings in network companies that we account for using the consolidation or equity method. Any profits and losses on the funds' investment holdings in these network companies are recognized when realized in the form of a sale of the underlying shares by the funds or by us. Additionally, we eliminate the portion of ICM I's equity in the income of the ICM I Funds which is attributable to the appreciation or depreciation on holdings by the ICM I Funds in our convertible preferred stock. For a more detailed discussion of our relationship with ICM I and ICM II see "Related Party Transactions--Venture Capital Affiliations".

   COST METHOD

     Our ownership interest in network companies not accounted for under the consolidation or equity methods of accounting are accounted for under the cost method of accounting. Under the cost method, we do not include our share of the network company's earnings or losses in our Consolidated Statements of Operations. Our ownership interest is included in our Consolidated Balance Sheets at our original acquisition cost, and charges are recognized in our Consolidated Statements of Operations if events or circumstances indicate that an other than temporary impairment of the carrying value has occurred.

     Our ownership interests in network companies accounted for under the cost method that have readily determinable fair values based on quoted market prices and that are not restricted as to sale for a period of one year beyond the balance sheet date are accounted for in accordance with Statement of

Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

     At January 31, 1999 and 2000, our network companies accounted for under the cost method included:

                                                                     VOTING OWNERSHIP
                                                                       JANUARY 31,
                                                          ---------------------------------------
                   COMPANY             IN NETWORK SINCE          1999                2000
         ---------------------------- ------------------- ------------------- -------------------
         Centra Software............  June 1996           less than      1%   1ess than      1%
         Cooking.com................  April 1998                        28                   6
         eMachines..................  January 2000                      --                  10
         eToys.com..................  June 1997                         21                  12
         eve.com....................  October 1998                      33                  17
         jobs.com...................  July 1999                         --                   2
         NetZero....................  March 1999                        --                   5
         PeopleLink.................  May 1996                          16                  11
         Ticketmaster
            Online-CitySearch.......  June 1996                          1                   1
         Tickets.com................  January 1997                      37                   5
         WeddingChannel.com.........  March 1997                        14                   7

     As of January 31, 2000, we owned voting stock in all companies accounted for under the cost method. In addition to our investments in voting equity securities, we also periodically make advances to our network companies in the form of promissory notes. Advances outstanding to cost method network companies at January 31, 2000 were $611,000.

     As of January 31, 2000, we also had an investment in Dynafund, L.P., which makes investments in Internet companies, accounted for using the cost method.

FISCAL 2000 COMPARED TO FISCAL 1999

     During fiscal 2000, our operating loss was primarily affected by the growth of our operations, primarily reflecting an increase in headcount, management fees earned for providing management services to ICM I and ICM II, and by the operating results of the following network companies which represented the substantial majority of our revenues and expenses for the year:

     o CarsDirect.com -- CarsDirect.com was formed in October 1998 and began offering vehicles directly to online consumers in December 1998 and officially launched its enhanced site in May 1999. More than half of the transactions completed by CarsDirect.com through December 31, 1999 occurred during the three months ended December 31, 1999. During fiscal 2000, CarsDirect.com acquired AutoData Marketing Systems, a company which is primarily focused on licensing decision-making support tools and content to the automotive and related industries in North America, and Potamkin Auto Center, Ltd., that is engaged in the sale and lease of new and used automobiles and light trucks at traditional storefront locations.

     o Free-PC -- Free-PC was formed in January 1999 and in June 1999 began providing consumers with free computers while offering online advertisers a means to reach those consumers. We sold our interest in Free-PC to eMachines in January, 2000. The results of Free-PC's operations are consolidated with our results of operations for the period from inception through the sale.

     o EntryPoint -- We created EntryPoint in July 1998. In May 1999 EntryPoint acquired PointCast Inc., an existing business that had launched its Internet news and information service in February 1996. EntryPoint primarily generates revenues from the sale of advertising on its free toolbar that delivers timely personalized news and information to the desktop.

     o HomePage.com -- HomePage.com commenced operations in May 1999 and is a leading provider of outsourced homepage solutions to corporate clients including: AOL's ICQ, About.com, Qwest, Discovery.com, PETsMART.com and other e-businesses.

Several other network companies accounted for using the consolidation method of accounting were created during the third and fourth quarter of fiscal 2000 and had limited operations during fiscal 2000. A significant portion of the costs of such network companies was attributable to sales and marketing and general and administrative costs incurred primarily to develop organizational infrastructure and fund early stage promotional and advertising costs.

     During fiscal 1999, our operating loss was primarily attributable to the growth of our operations and the creation and growth of EntryPoint. Other majority-owned network companies were in the early stages of their business cycle and therefore were incurring significant promotional and advertising costs and therefore were generating operating losses.

     REVENUES

     Revenues are primarily comprised of trade revenues generated by our consolidated network companies and management fees for serving as a managing member of ICM I and ICM II. Our consolidated network companies generally derive revenue from the sale of tangible products and the sale of advertising on the respective network companies' websites or services.

     CarsDirect.com recognizes as revenues the price its customer pays it for a vehicle following the delivery of the vehicle to the customer, provided that collection of the resulting receivable is probable. CarsDirect.com believes that presentation, as its revenues, of the price its customer pays for a vehicle appropriately reflects the risks, and rewards, of its business model. In addition, CarsDirect.com believes such presentation appropriately reflects the substance of the transaction and its legal rights and obligations. Upon receipt of a customer order, CarsDirect.com enters into a legally enforceable commitment to acquire a specific vehicle from a new car dealer to fulfill that customer order. Such commitment obligates CarsDirect.com to pay the dealer for the specific car regardless of whether the customer pays CarsDirect.com. The customer has the right to cancel an order anytime prior to accepting delivery of the specific car. CarsDirect.com sets the price of the vehicle to the customer, and the price is not based on a formula related to the price CarsDirect.com pays for the vehicle. Customers conduct their business directly with CarsDirect.com and have no influence over which supplier CarsDirect.com uses. CarsDirect.com's cost and payment terms are fixed, and are independent of the price and terms customers pay it for vehicles. Prior to delivery of the vehicle to the customer, CarsDirect.com bears the inventory risk for the vehicles it commits to acquire; CarDirect.com has the sole legal right to direct the disposition of the vehicles it commits to acquire; CarsDirect.com has an insurable interest as beneficial owner in the vehicles it commits to acquire; and CarsDirect.com is responsible for taxes that may be assessed on a vehicle it commits to acquire. CarsDirect.com bears the risk of return of the vehicle if a customer defaults on the sale or if the customer returns the vehicle in accordance with applicable law. CarsDirect.com does not have the right to return the vehicle to its supplier in those instances and CarsDirect.com establishes a reserve for estimated customer returns. Upon delivery of the vehicle to the customer, CarsDirect.com bears credit and other risks related to the customer's payment obligation.

     In transactions with its customers that do not include the foregoing characteristics, CarsDirect.com recognizes as net revenues the difference between the amount its customer pays and the cost of the vehicle.

     In fiscal 2000, our total revenues were $21.2 million, consisting of $18.7 million of trade revenue and $2.5 million of management fees from ICM I and ICM
II. CarsDirect.com revenues were $15.2 million during fiscal 2000, consisting of gross revenues from vehicle transactions of $17.9 million, net revenues from vehicle transactions of $(4.3) million and other revenues of $1.6 million. During the period from the inception of CarsDirect.com to December 31, 1999, CarsDirect.com primarily recorded transactions with online vehicle customers on a net basis. Accordingly, CarsDirect.com's reported revenues do not reflect the total value of its vehicle transactions. Revenues generated in fiscal 2000 by EntryPoint ($2.1 million) and Free-PC ($1.2 million) were generally derived from the sale of advertising including the sale of banner advertisements, referral of users to other websites and a start page agreement. The increase in management fees during fiscal 2000 was attributable to management fees earned from ICM II which was formed in August 1999.

     During fiscal 1999, our revenues of $805,000 were primarily comprised of management fees of $346,000 from ICM I, which was formed in March 1998, and $134,000 of advertising revenues generated by Guide.com, a consolidated network company which provided an online guide to restaurants and other Internet content. Guide.com was merged into Free-PC in March 1999.

   OPERATING EXPENSES

     COST OF REVENUES. Our cost of revenues consist primarily of the cost of revenues of our consolidated network companies. Our cost of revenues for fiscal 2000 was $28.4 million comprised primarily of the cost of revenue of CarsDirect.com ($17.5 million), EntryPoint ($5.2 million) and Free-PC ($3.3 million). Cost of revenues for CarsDirect.com consists primarily of obligations to franchise dealers for vehicles and other direct costs related to licensing arrangements. Cost of revenues for EntryPoint primarily includes costs associated with the operation of the EntryPoint network, which consists of payroll and related expenses and expenses for facilities and equipment, content costs and costs associated with the production of advertisements. Free-PC's cost of revenues consists primarily of Internet service provider costs to support Free-PC's users.

     SALES AND MARKETING. Sales and marketing expenses consist primarily of advertising and marketing costs, promotional costs and the compensation and benefits paid to personnel engaged in marketing, customer service and sales functions, in each case incurred by our consolidated network companies, and to a lesser extent, incurred by us.

     Our sales and marketing expenses were $70.1 million during fiscal 2000, the majority of which were sales and marketing expenses of CarsDirect.com ($33.4 million), Free-PC ($20.1 million), EntryPoint ($4.0 million) and HomePage.com ($4.1 million). These companies made significant investments in sales and marketing costs in order to build positive brand awareness, build user base, attract and retain new customers and to build the operating infrastructure to support their anticipated growth. Also included in sales and marketing expenses were customer acquisition costs incurred by Free-PC commencing in June 1999. Free-PC's business model included distributing free personal computers and free Internet access to its users. As a result, during fiscal year 2000, $18.1 million was recorded by Free-PC as sales and marketing expenses representing the cost of the computers distributed to users. We sold our interest in Free-PC in January 2000. Therefore such costs will not recur.

     Several of our other consolidated network companies incurred advertising costs primarily for online advertising to build brand awareness, the majority of which was incurred during the holiday season. As existing network companies continue to introduce new products and expand sales, we expect to incur significant promotional expenses, as well as expenses related to the hiring of additional sales and marketing personnel and increased advertising expenses. We anticipate that these costs will continue to increase substantially in future periods.

     Sales and marketing expenses were $1.9 million during fiscal 1999, primarily attributable to EntryPoint ($1.1 million) and the sales and marketing costs of several newer consolidated network companies in the start-up phase.

     PRODUCT DEVELOPMENT. Product development expenses are comprised primarily of payroll and related expenses incurred by our network companies to develop new or improved technologies designed to improve the performance and reliability of their websites and services.

     During fiscal 2000, product development expenses of $10.8 million were incurred primarily by EntryPoint ($3.9 million), CarsDirect.com ($2.1 million) and Free-PC ($2.1 million). EntryPoint's product development expenses were primarily related to the integration of PointCast's network information service with the various technologies in development at EntryPoint. Product development expenses incurred by CarsDirect.com relate primarily to contracted services for early stage website development, content and the automation of transaction and fulfillment processing. We anticipate that our network companies will continue to devote substantial resources to product development and that these expenses may substantially increase in future periods.

       Fiscal 1999 product development expenses of $1.6 million were primarily attributable to the payroll and overhead costs associated with our employees who are engaged in product development activities not performed for any particular network company.

       GENERAL AND ADMINISTRATIVE. General and administrative expenses consist primarily of payroll and related expenses for executive, finance, legal, business development and administrative personnel; facilities; professional services, including legal, accounting and consulting; travel and other general corporate expenses, in each case incurred by our network companies and, to a lesser extent, incurred by us. General and administrative costs were $36.7 million in fiscal 2000 and were primarily incurred by CarsDirect.com ($22.8 million), Free-PC ($3.5 million), EntryPoint ($2.4 million) and HomePage.com ($1.3 million). These network companies required significant general and administrative expenditures to develop their management and operational infrastructure. During fiscal 2000, we incurred $8.5 million in general and administrative expenses, reflecting the growth of our operations. We anticipate that our consolidated general and administrative expenses will continue to increase significantly as we expand our operations and create new network companies and as existing network companies continue to grow and expand their administrative staffs and infrastructures.

       General and administrative expenses were $4.7 million during fiscal 1999 and were primarily incurred by us, and included settlement and legal costs associated with certain disputes.

       STOCK-BASED COMPENSATION. In fiscal 2000, stock-based compensation expenses were $109.2 million, compared to $3.9 million in fiscal 1999 representing the amortization of deferred stock compensation. This increase was primarily due to significant grants of stock options and sales of restricted common stock during fiscal 2000 at prices less than the deemed fair value of our common stock for accounting purposes.

     Certain sales to employees of common stock that is subject to repurchase and grants of stock options to employees have been considered compensatory for financial accounting purposes. We recorded an aggregate of $259.5 million of deferred stock-based compensation in fiscal 2000 in connection with sales and grants to employees. This deferred compensation represents the difference between the deemed fair value of our common stock for accounting purposes and the sales price of the common stock that is subject to repurchase or the exercise price of the stock options, both determined on the date of the sale or the grant. Deferred stock compensation is being amortized over the applicable vesting periods of the common stock that is subject to repurchase or stock options, generally four years. Stock-based compensation expense was $49.1 million during fiscal 2000 in connection with these sales and grants. We anticipate significant stock-based compensation expenses in future periods as the deferred compensation is amortized over the vesting periods. Annual amortization of deferred stock compensation for options granted and common stock sold to employees that is subject to repurchase, as of January 31, 2000, is currently estimated to be $125.4 million in fiscal 2001, $51.8 million in fiscal 2002, $26.3 million in fiscal 2003 and $6.9 million in fiscal 2004.

       We also recorded deferred stock compensation of $63.9 million during fiscal 2000 in connection with stock options granted to non-employees. The determination of the fair value of such options was made using the Black-Scholes option pricing model and the deemed fair value of our common stock for accounting purposes. Deferred stock compensation for such option grants is being amortized over the applicable vesting periods and is adjusted each reporting period based on the deemed fair value of our common stock. Stock-based compensation expenses were $40.8 million during fiscal 2000 in connection with these stock option grants to non employees. We anticipate significant stock-based compensation charges related to stock option grants to non-employees in future periods as the deferred compensation is amortized over the vesting periods. We may also be subject to significant increases or decreases in the level of stock-based compensation based on changes in the fair value of our common stock.

       Stock-based compensation for fiscal 2000 also includes stock-based compensation expenses of network companies, comprised primarily of CarsDirect.com ($14.3 million). Certain of the stock option grants made by CarsDirect.com provide for accelerated vesting in the event of an initial public offering of CarsDirect.com or a change of control of CarsDirect.com.

       We are subject to employer payroll taxes on employee exercises of non-qualified stock options. Assuming the fair market value of our common stock were equal to an assumed initial public offering price of $ ____________ at the time all outstanding vested non-qualified stock options were exercised, employer payroll taxes on unrealized gains related to these options would be approximately $ million. These taxes would be recorded as a charge to operations in the period such options are exercised based on actual gains realized by employees. Net proceeds that we would receive upon the exercise of such options would approximate $ ____________ million. We may receive tax deductions for gains realized by employees on the exercise of such stock options. Our quarterly results of operations and cash flows could vary significantly depending on the actual period in which these stock options are exercised.

     AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES. Amortization of goodwill and other intangibles increased to $7.1 million in fiscal 2000 from $79,000 in fiscal 1999. Goodwill includes the excess of the purchase price of ownership interests in consolidated network companies over our proportionate share of the underlying net assets of network companies which are accounted for using the consolidation method and goodwill resulting from purchase business combinations. During fiscal 2000, we recorded $85.0 million of goodwill and $3.0 million of amortization expense related to purchase business combinations, primarily CarsDirect.com's acquisitions of AutoData Marketing Systems and Potamkin Auto Center, Ltd., and increased ownership interest in Potamkin Auto Center, Ltd and CD1Financial.com and EntryPoint's acquisition of PointCast. We also recorded $29.4 million of goodwill and $1.8 million of amortization expense related to the excess of the purchase price of ownership interests in consolidated network companies over our proportionate share of the underlying net assets. We currently expect goodwill amortization to be $35.3 million in fiscal 2001 without giving effect to additional purchase business combinations or acquisitions of ownership interests.

   OTHER INCOME

     REALIZED GAINS ON SALES OF MARKETABLE SECURITIES. Realized gains on sales of marketable securities increased to $202.0 million for fiscal 2000 from $2.3 million for fiscal 1999. During fiscal 2000, we sold 3,815,000 shares of eToys common stock realizing a gain of $193.0 million. We also sold our remaining ownership interest in Shopping.com as a result of a tender offer and realized a gain of $9.0 million. During fiscal 1999, we sold 251,000 common shares of Shopping.com and 118,000 common shares of Ticketmaster Online-CitySearch, Inc. resulting in realized gains of $2.3 million. Since our inception in March 1996, we have sold interests in six companies. It is not part of our business strategy to generate income by selling interests in our network companies. We do not expect to realize significant gains on sales of marketable securities in future periods.

     GAIN ON STOCK ISSUANCE BY A NETWORK COMPANY. Gain on stock issuance by a network company was $22.7 million for fiscal 2000 representing the net increase in our proportionate share of the dollar amount of GoTo.com's equity resulting from stock issued by GoTo.com in connection with its initial public offering. There was no gain on stock issuance by a network company during fiscal 1999. In fiscal 2000 GoTo.com raised approximately $94.8 million of net proceeds by issuing 6.9 million shares at $15.00 per share. As a result of the GoTo.com initial public offering, our percentage interest in the outstanding voting securities of GoTo.com was reduced from 25% to 20%. We recorded a provision for $9.2 million of deferred income taxes as a result of the gain. We believe there is a substantial likelihood that transactions, in which a network company we account for under the consolidation or equity method of accounting issues shares of its common stock to the public, will occur in the future, and we expect to record gains or losses related to such transactions.

     OTHER INCOME, NET. Other income, net increased to $92.0 million for fiscal 2000 compared to $5.3 million for fiscal 1999 primarily as a result of our sale of Free-PC to eMachines in fiscal 2000. Other income, net consists of income related to transactions and other events that affect our ownership interests in network companies but are incidental to our operations in general. Other income, net may include, among other items, gains or losses on the sales of all or a portion of our ownership interests and impairment charges related to our ownership interests in network companies. During fiscal 2000, we sold our interest in Free-PC in exchange for common and convertible preferred securities of eMachines and warrants to purchase eMachines common stock. The fair market value of the eMachines shares and warrants was used in determining a gain of $90.8 million.

     Other income, net of $5.3 million for fiscal 1999 resulted primarily from the deconsolidation of Intranets.com.and GoTo.com.

       INTEREST INCOME. Interest income increased to $8.4 million for fiscal 2000 from $120,000 for fiscal 1999, reflecting an increase in average cash and cash equivalent balances.

       INTEREST EXPENSE. Interest expense increased to $2.7 million for fiscal 2000 from $49,000 for fiscal 1999, primarily due to an increase in average borrowings during fiscal 2000. Fiscal 2000 interest expense includes interest on debt and capital leases incurred by EntryPoint ($396,000) and dotTV ($414,000).

    INCOME TAXES

       Our income tax expense was $86.2 million in fiscal 2000. Our effective tax rate differs from the federal statuatory tax rate primarily as result of the provision for state taxes, the effects of nondeductible stock-based compensation charges, outside basis differences attributable to network companies which are not consolidated for tax purposes, and net operating losses attributable to consolidated network companies which have been written-off or which have not been benefited. Our income tax benefit was $2.4 million in fiscal 1999, reflecting an effective tax rate of 61%. Our effective tax rate in fiscal 1999 differs from the federal statuatory tax rate for the same reasons stated above and due to adjustments to valuation allowance necessary to reflect deferred tax items.

    MINORITY INTEREST

       Minority interest reflects minority shareholders' proportionate interest in the earnings or losses of the network companies that we consolidate. Minority interest increased to $95.5 million for fiscal 2000 from $572,000 for fiscal 1999, primarily reflecting minority shareholders interest in the losses of CarsDirect.com ($46.6 million), Free-PC ($27.6 million), EntryPoint ($11.6 million), HomePage.com ($6.8 million) and MyHome.com ($1.8 million), all of which experienced losses during fiscal 2000 due to the continued investment by these companies in the development of their products and services.

    EQUITY IN THE INCOME (LOSS) OF AFFILIATES, NET OF TAX

       Equity in the income (loss) of affiliates, net of tax results from our significant minority ownership interest in network companies and investment funds that are accounted for under the equity method. Under the equity method of accounting, our proportionate share of each affiliate's income or loss and the amortization of the excess of our investment over our proportionate share of each network company's net assets is included in equity in the income (loss) of affiliates. Equity in the income of affiliates, net of tax for fiscal 2000 of $28.1 million was primarily comprised of our proportionate share of the net income of ICM I ($41.2 million), offset by our proportional share of the losses of PETsMART.com ($4.2 million), GoTo.com ($2.4 million), PayMyBills.com ($1.6 million) and Sameday.com ($1.4 million) and includes the amortization of goodwill related to our interests in these companies.

       As the general partner of two venture capital funds, ICM I's net income includes equity in the income of the ICM I Funds, the results of which include unrealized appreciation or depreciation in the fair value of certain equity securities held by the ICM I Funds. ICM I's net income is primarily the result of the unrealized appreciation of the equity securities held by the ICP funds, several of which completed initial public offerings during fiscal 2000.

       We expect that network companies accounted for under the equity method will continue to invest in the development of their products and services and to recognize operating losses, which will result in future charges recorded by us to reflect our proportionate share of such losses. Additionally, we recorded $347.7 million during fiscal 2000 of goodwill representing the excess of the purchase price of our ownership interests over our proportionate share of the net assets of equity method network companies. We currently expect goodwill amortization to be approximately $71.6 million in fiscal 2001 without giving effect to additional acquisitions of significant minority interests in network companies which are accounted for using the equity method which may occur subsequent to January 31, 2000.

       Equity in income (loss) of affiliates, net of tax of $51,000 for fiscal 1999 was primarily comprised of our proportionate share in the net income of ICM I ($314,000), offset by the losses of GoTo.com ($59,000), cooking.com ($62,000) and eve.com ($44,000).


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FISCAL 1999 COMPARED TO FISCAL 1998

       Results of operations during fiscal 1999 were primarily attributable to our core operations, management fees earned from providing management services to ICM I which began operations in March 1998, the results of EntryPoint, which began operations in August of 1998, and several other consolidated network companies which were in the start-up phase. Our results of operations were also impacted by the deconsolidation of Intranets.com which for the period prior to deconsolidation was a licensor of software to end-users and resellers which was accounted for using the consolidation method during periods prior to fiscal 1999. During the first quarter of fiscal 1999, Intranets.com issued convertible preferred stock and, as a result, our ownership interest in the outstanding voting securities of Intranets.com was reduced from 59% to 19%. On February 1, 1998, we began accounting for our ownership interest in Intranets.com using the cost method of accounting. Our consolidated operating results for fiscal 1998 include net revenue of $70,000 and operating losses of $5.3 million from Intranets.com.

Revenues

       Consolidated revenues increased to $805,000 for fiscal 1999 from $154,000 for fiscal 1998. The increase was primarily attributable to management fees of $346,000 earned from ICM I, which commenced operations in March 1998, and $134,000 of revenue from Guide.com, a consolidated network company which generated advertising revenue from its online guide to restaurants and other various Internet content. Fiscal 1998 revenues were primarily generated by Intranets.com.

Operating Expenses

       COST OF REVENUES. Cost of revenues decreased to $82,000 for fiscal 1999 from $172,000 for fiscal 1998 as a result of the deconsolidation of Intranets.com.

       SALES AND MARKETING. Fiscal 1999 sales and marketing expenses of $1.9 million primarily related to the early stage promotional and advertising costs of $1.1 million associated with the launch of EntryPoint. Fiscal 1998 expenses of $2.0 million included $832,000 of sales and marketing expenses of Intranets.com with no comparable amount in fiscal 1999 due to the deconsolidation discussed above. Sales and marketing expenses of our internal staff, which relate primarily to public relations and promotional efforts, decreased to $282,000 for fiscal 1999 from $393,000 for fiscal 1998 due to a reduction in advertising expenditures.

       PRODUCT DEVELOPMENT. Fiscal 1999 product development expenses of $1.6 million were primarily attributable to the payroll and overhead costs associated with our employees who are engaged in product development activities not performed for any particular network company. Product development expenses for fiscal 1998 of $3.5 million were primarily comprised of $2.1 million in costs associated with the development of Intranets.com packaged intranet software products. No comparable costs for Intranets.com are reflected in our fiscal 1999 results of operations due to the deconsolidation of Intranets.com.

       GENERAL AND ADMINISTRATIVE. Fiscal 1999 of $4.7 million general and administrative expenses were primarily comprised of $2.1 million in payroll and other overhead costs incurred at the corporate level and includes $915,000 related to the settlement of certain employment related lawsuits. Fiscal 1998 expenses of $5.6 million primarily consisted of general and administrative expenses of Intranets.com of $2.4 million and $1.9 million of expenses incurred by us.

       STOCK-BASED COMPENSATION. Stock-based compensation was $3.9 million during fiscal 1999 compared to $233,000 for 1998 representing the amortization of deferred stock compensation for stock options granted to employees and non-employees. The increase was primarily attributable to additional grants of stock options and an increase in the deemed fair value of our common stock for accounting purposes.

       AMORTIZATION OF GOODWILL AND INTANGIBLES. Amortization expense increased to $79,000 for fiscal 1999 from $49,000 for fiscal 1998. The increase related to amortization resulting from our acquisitions of domain names during fiscal 1999.


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

    OTHER INCOME

       REALIZED GAINS ON SALES OF MARKETABLE SECURITIES. During fiscal 1999, we sold 251,000 common shares of Shopping.com and 118,000 common shares of Ticketmaster Online-CitySearch, Inc. resulting in realized gains of $2.3 million. Since our inception in March 1996, we have sold interests in six companies. It is not part of our business strategy to generate income by selling interests in our network companies. We do not expect to realize significant gains on marketable securities in future periods.

       OTHER INCOME, NET. During fiscal 1999, we recorded a gain in connection with the deconsolidation of Intranets.com in the amount of $5.3 million representing our share of the losses of Intranets.com recorded during the period that Intranets.com was accounted for using the consolidation method, in excess of our ownership interest in Intranets.com.

       During fiscal 1999, our percentage ownership of the outstanding voting securities of GoTo.com, a consolidated network company, was diluted from 80% to 45% as a result of the issuance of 8,312,000 shares of convertible preferred stock by GoTo.com. As a result, we began accounting for our ownership interest in GoTo.com using the equity method of accounting rather than the consolidation method. We recorded a gain of $243,000 representing our share of the losses of GoTo.com recorded during the period that GoTo.com was accounted for using the consolidation method, in excess of our ownership interest in GoTo.com.

       During fiscal 1998, our percentage ownership of the outstanding voting securities of eToys, a consolidated network company, was diluted from 61% to 37% as a result of the issuance of 6,318,000 shares of preferred stock by eToys. As a result, we began accounting for our ownership interest eToys using the equity method of accounting rather than the consolidation method. We recorded a gain of $124,000 which represents our share of the losses in excess of our ownership interest in eToys, recorded during the period that eToys was consolidated.

       INTEREST INCOME. Interest income increased to $120,000 for fiscal 1999 from $36,000 for fiscal 1998 primarily reflecting increased income associated with higher average corporate cash and cash equivalent balances in fiscal 1999 as compared to the prior year.

       INTEREST EXPENSE. Interest expense decreased to $49,000 for fiscal 1999 from $178,000 for fiscal 1998. Fiscal 1998 interest expense included $151,000 of interest on convertible notes payable and demand notes payable of Intranets.com. No comparable costs for Intranets.com are reflected in our fiscal 1999 results of operations due to the deconsolidation of Intranets.com.

    INCOME TAXES

    Our income tax benefit was $2.4 million in fiscal 1999 as compared to $3.5 million in fiscal 1998. We established a valuation allowance for deferred tax assets attributable to net operating losses generated in fiscal 1998 due primarily to our limited operating history. During fiscal 1999, we reduced the valuation allowance to reflect net deferred tax items and operating results.

    MINORITY INTEREST

       Minority interest decreased to $572,000 for fiscal 1999 from $1.0 million for fiscal 1998. Minority interest for fiscal 1999 was primarily comprised of minority shareholders interest in the losses of EntryPoint and Guide.com. Minority interest for fiscal 1998 was comprised of minority shareholders interest in the losses of several network companies including Intranets.com, EntertainNet and Tickets.com.

    EQUITY IN THE INCOME (LOSS) OF AFFILIATES, NET OF TAX

       Equity in the income (loss) of affiliates, net of tax for fiscal 1999 of $51,000 was primarily comprised of equity in the income of ICM I of $314,000, which had equity in the income of the ICP Funds due to unrealized appreciation on certain of the ICP Funds investment holdings, offset by equity in the losses of GoTo.com ($59,000), Cooking.com ($62,000), eve.com ($44,000) and other network companies in the early stages of development. Equity in losses of affiliates, net of tax of $271,000 for fiscal 1998 was primarily comprised of equity in the losses of Shopping.com and the WeddingChannel.com, both of which were in the early stages of development.

LIQUIDITY AND CAPITAL RESOURCES

       We have funded our operations with a combination of proceeds from equity issuances, proceeds from the sales of ownership interests in network companies and borrowings under credit facilities.

       As of January 31, 2000, we had cash and cash equivalents of approximately $601.5 million consisting almost entirely of funds raised in private placements of securities. This amount represented an increase of $595.2 million from $6.3 million as of January 31, 1999. As of January 31, 2000, we have committed capital of $21.0 million to our affiliated venture capital funds. In addition, our obligations under our office leases in New York and Boston are collateralized by letters of credit totaling $4.4 million issued by Wells Fargo Bank, N.A. We have entered into an agreement to purchase for $4.1 million, the property currently under lease in Pasadena, which houses our corporate facility. There were no material capital asset purchase commitments as of January 31, 2000.

     Cash used in investing activities primarily reflects the acquisition of ownership interests in and advances to new or existing network companies, offset in fiscal 2000 by the proceeds of $202.7 million from the sales of a portion of our marketable securities. During fiscal 2000, we used $204.4 million to acquire interests in new or existing network companies, excluding cash used by our consolidated network companies to acquire businesses. We expect this amount to increase significantly in fiscal 2001.

       From February 1, 2000 through March 31, 2000, we have paid a total of approximately $51.7 and have committed to pay a total of an additional $150 million to acquire interests in new and existing network companies. The amount and timing of our expenditures to acquire interests in network companies may vary significantly due to factors, such as each company's development of its business plans and objectives and its progress toward achievement of its performance goals, as well as additional funding available to it from third-party sources.

       We believe the proceeds from this offering and our available cash will enable us to acquire interests in and establish a significant number of new network companies during the 12-month period following this offering. However, during this period, we may seek additional capital in the private or public equity or debt markets to enable us to further expand our acquisitions of ownership interests and to create, build and operate network companies. On a longer-term basis, we expect to periodically access the capital markets to obtain the funds we need to support our operations and the continued growth and operations of our network companies. If additional funds are raised through the issuance of equity securities, or if our equity securities are issued to acquire new network companies, our existing shareholders may experience significant dilution. For the foreseeable future, we expect to incur increasing losses, we do not expect to receive cash distributions from our network companies and we do not plan to sell our network company interests. Moreover, because of the provisions of the Investment Company Act of 1940, we may not be able to sell securities of our network companies to raise capital were we to so choose. Our long-term capital requirements will depend in large part on the number of network companies that we create and in which we acquire interests, the amounts we pay for interests and the timing of these payments. Management's plans and the related capital requirements will depend on various factors, such as developments in our markets and the availability of acquisition and entrepreneurial opportunities. We may not be able to obtain financing when we need it on acceptable terms, or at all. If we require, but are unable to obtain, additional financing in the future on acceptable terms, our ability to execute our business strategy, respond to changing business or economic conditions, withstand adverse operating results and compete effectively will be impaired.

SELF TENDER OFFER

       In August 1999, we offered to repurchase shares of our stock from all of our shareholders, at a price per share of $1.50. We repurchased 10.4 million shares of our common stock, including convertible preferred stock on an as-converted basis, from our shareholders, for an aggregate of approximately $15.6 million. The repurchase gave these shareholders the opportunity to obtain liquidity for their shares, which would otherwise not have been available unless and until our common stock became publicly traded and


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

their shares were no longer subject to any applicable lock-up agreements restricting their sale. None of our officers or directors tendered shares into the offer.

RECENT ACCOUNTING PRONOUNCEMENTS

       Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging. In July 1999, Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of Financial Accounting Standards Board Statement No. 133" (SFAS No. 137), was issued. SFAS No. 137 deferred the effective date of SFAS No. 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. Because we do not currently hold any derivative instruments and do not engage in hedging activities, the impact of adoption of SFAS No. 133 is not currently expected to have a material impact on our financial position, results of operations or cash flows.

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which provides additional guidance related to applying generally accepted accounting principles in financial statements. In March 2000, the SEC issued Staff Accounting Bulleting 101A, which requires implementation of SAB 101 no later than June 30, 2000. The adoption of SAB 101 is not expected to have a significant impact on our financial position, results of operations or cash flow.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

       We do not hold any derivative instruments and do not engage in hedging activities. Also, we do not hold any variable interest rate debt or lines of credit and thus have minimal exposure to interest rate fluctuations.

       We are exposed to equity price risks on the equity securities of our publicly traded network companies. Our public holdings at January 31, 2000 include equity positions in companies in the Internet industry sector, including eToys, GoTo.com, Ticketmaster Online-CitySearch, NetZero and Tickets.com. All of these companies have experienced significant historical volatility in their stock prices. We typically do not attempt to reduce or eliminate our market exposure on these securities. A 20% adverse change in equity prices, based on a sensitivity analysis of our public holdings as of January 31, 2000, would result in an approximate $288 million decrease in the fair value of our interests in publicly traded network companies. A significant portion of the value of the potential decrease in equity securities, or $244 million, consisted of our holdings in GoTo.com and eToys.

       The carrying values of financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate fair value because of the short maturity of these instruments.

       We have historically had very low exposure to changes in foreign currency exchange rates, and as such, have not used derivative financial instruments to manage foreign currency fluctuation risk. As we expand globally, the risk of foreign currency exchange rate fluctuation may dramatically increase. Therefore, in the future, we may consider utilizing derivative instruments to mitigate such risks.


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


                                    BUSINESS

     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO THIRD-PARTY ESTIMATES OF THE GROWTH OF THE INTERNET, INTERNET ADVERTISING AND ONLINE COMMERCE MARKETS AND SPENDING. PROSPECTIVE INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS PROSPECTUS.

IDEALAB! OVERVIEW

       idealab! is a new form of enterprise that creates, builds and operates companies that use the power of real-time interactive communications to satisfy often previously unidentified market needs. Our unique organizational structure is designed to enable each company in our network to achieve focus and strength in its market as an independent entity, but also allows it to benefit from our network of companies and the strengths of the centralized services we provide. We believe that this structure creates a balance of centralization and decentralization that enables each network company to execute its business plan with greater speed and focus. Most of our companies are based on ideas we generate internally, although from time to time we may consider ideas brought to us by other entrepreneurs or acquire interests in existing Internet companies that are strategically important to our network.

       We provide our network companies with strategic expertise, operational assistance from our various in-house departments and third-party service providers, access to our business relationships both inside and outside the idealab! network and financial support. By providing these services, we enable the entrepreneurs managing the idealab! businesses to concentrate primarily on the rapid execution of their business plans. In addition, our operating methods are designed to promote commercial relationships and the exchange of information and best practices among our network companies. We plan to continue using our collective knowledge and resources to create new business ideas and to actively develop the business models, strategies, operations and management teams of all our network companies.

       We initially house most of our companies in one of our open-plan facilities, currently located in Pasadena, Silicon Valley, New York, Boston and London. These facilities are designed to foster a collaborative process among the companies housed in each location. The idealab! network currently includes seven public companies and 28 private companies, including interactive communications infrastructure and services companies such as GoTo.com, HomePage.com and PayMyBills.com, and Internet commerce and content companies such as CarsDirect.com, eToys and FirstLook.com.

INDUSTRY OVERVIEW

    GROWTH AND COMMERCIALIZATION OF THE INTERNET AND INTERACTIVE COMMUNICATIONS

       The Internet has emerged as a global medium, enabling millions of people worldwide to share information, communicate and conduct business electronically. International Data Corporation estimates that the number of Internet users will grow from approximately 256 million worldwide at the end of 2000 to approximately 502 million by the end of 2003. As a result of this dramatic increase in the number of Internet users, the dollar volume of commerce conducted over the Internet is expected to continue growing, as is the need for infrastructure and services to effectively serve this growing population of Internet users. Forrester Research estimates that the total value of goods and services purchased on the Internet by businesses and consumers will increase from approximately $406 billion in 2000 to approximately $2.7 trillion in 2004, and International Data Corporation estimates that Internet business infrastructure spending will increase from approximately $190 billion in 1999 to $917 billion in 2003. At the same time, the proliferation of other real-time interactive communications technologies such as Internet telephony, cable and wireless devices has created new opportunities to satisfy unmet market needs.

    OPPORTUNITIES FOR EMERGING INTERNET AND INTERACTIVE COMMUNICATIONS COMPANIES

       The Internet's growth into a mass medium has created tremendous opportunities for new companies that can take advantage of the efficiencies it provides in order to meet market demands. Online and traditional businesses can use real-time interactive communications to obtain accurate,


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

real-time information, create more efficient markets and add a dynamic and collaborative dimension to their relationships with customers, suppliers and trading partners. Individuals are also increasingly using the Internet to streamline various household functions and to reduce their costs for consumer goods and other expenditures. We believe that there are significant opportunities for companies that can empower businesses and consumers to realize the efficiencies made possible by the Internet.

    CHALLENGES FACING EMERGING INTERNET AND INTERACTIVE COMMUNICATIONS COMPANIES

       Emerging companies face many challenges in their pursuit of success. For the reasons described below, we believe that many of these challenges are greatly intensified for Internet-related businesses:

       DEVELOPING A SUCCESSFUL BUSINESS MODEL. Companies must develop business models that capitalize on the Internet's unique and rapidly evolving capabilities to provide solutions demanded by consumers and businesses. This requires the relevant Internet experience and strategic vision to evaluate the viability of a given business model, the flexibility to adapt business models to address emerging opportunities and the ability to quickly establish relationships with potential suppliers, customers and strategic partners.

       BUILDING CORPORATE INFRASTRUCTURE. To support rapid growth and achieve a competitive advantage, emerging Internet companies must quickly develop systems and procedures in a wide range of functional areas, including sales and marketing, operations, information technology, accounting, legal, business development, executive recruiting and human resources. This typically requires key personnel to assume responsibility for many of these functional areas simultaneously until sufficient expertise can be brought in-house or suitable service providers identified.

       FINDING GREAT PEOPLE. Internet companies require management and technical personnel with expertise in each functional area, a deep understanding of the opportunities presented by the Internet, the ability to manage rapid growth and the flexibility to adapt to the changing Internet marketplace. Competition for people with the skills required in the Internet marketplace is intense, and the best employees demand compensation commensurate with their skills.

       ADAPTING TO RAPIDLY CHANGING MARKETS. Intense competition, low barriers to entry and the continual creation of new technologies and business models characterized the evolution of the Internet. Individual companies must navigate these risks on their own, often committing to business models or technology platforms without adequate information, or without the strategic relationships that would enable them to rapidly adapt their businesses to changing market conditions.

THE IDEALAB! METHOD

       idealab! is a new form of enterprise designed to focus exclusively on market growth in the Internet industry and other interactive communications markets. We operate each business in our network as a separate company rather than as a division of idealab!. As a result, each business retains the adaptability and entrepreneurialism of a small company while benefiting from the economies of scale, information sharing and other synergies associated with inclusion in our network. In addition, each network company has its own pool of equity to provide a compelling incentive to recruit and retain top talent.

       We believe that we provide our companies with all of the necessary resources to meet the challenges faced by emerging Internet companies in their formation, development and growth. Our experience in creating, building and operating businesses enables us to quickly and efficiently bring innovative new companies to market and to build our existing companies into market leaders. The idealab! method consists of:

       -   idea generation, selection and analysis;

       -   company building and operational support; and

       -   strategic guidance and direction.


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

    IDEA GENERATION

       We create most of our ideas for companies internally through frequent brainstorming sessions. For several reasons, including the following, we believe that we are in a unique position to create superior ideas internally:

       -   the creativity of our idea team;

       - our people have accumulated operating experience throughout their careers by helping to develop ideas into mature companies;

       - the vibrant environment in our open-plan facilities, which encourages our people to discuss ideas and share lessons learned;

       - our idea selection process, which both filters and improves ideas by refining the business model of each network company; and

       - our continuous process of prototyping and developing new business concepts.

Examples of companies created through our idea generation process include CarsDirect.com, FirstLook.com and GoTo.com.

       We also gather ideas externally from individuals and teams that come to us with passion and industry experience in a particular field. We believe we are in a strong position to attract high-quality external ideas because of the entrepreneur-friendly environment we have created. Furthermore, we believe that the mentoring and services that we provide are very attractive to people and teams with passion for creating, building and operating world-class companies. Our services and infrastructure provide an environment that can substantially improve a company's time-to-market and potential for success. In considering Internet business ideas brought to us by others and evaluating investments in and acquisitions of Internet companies, we apply the same strict criteria we would apply to our own ideas, and we consider whether we could add value to the development of the business by redefining its business model to create previously unexploited growth opportunities. Examples of companies we have started in collaboration with others include PayMyBills.com and eLease.com.

   IDEA SELECTION AND ANALYSIS

       We apply a number of criteria in choosing whether to create or acquire a business. We apply these criteria during our idea selection process, where each idea is analyzed and weighed against other ideas for prioritization in advance of company building. Our analysis includes an evaluation of the following criteria:

       - Does the business address a large, previously unidentified market need, or does it have a significantly better solution for an already identified market need?

       - Does the business satisfy the need in a unique way, with a business model that we believe is superior to the other solutions?

       - Is the business model scalable, with increasing operating efficiencies as the business grows?

       - Are there sufficient barriers to entry, and can the business grow fast enough to benefit from a first-mover advantage?

       - Will the business's customers have an incentive to refer new customers to the business's offerings?

       - Does the business have a sustainable competitive advantage, such as network effects that make the business' offering increasingly valuable as more customers use it?

       - Can the business provide an attractive value proposition to potential strategic partners?

If an idea or business ranks highly with respect to these criteria, we evaluate whether the business would contribute to the overall strength of the idealab! network. One example of a single idealab! company that has created a variety of synergies in our network is OpenSales. OpenSales has provided software and


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

related consulting and customization services to a variety of network companies, including FirstLook.com, MyHome.com and Sameday.com.

         In some cases, we use our internal prototyping staff to test ideas in real-world scenarios. We use the feedback from this testing to evaluate and refine the ideas. For example, when EntryPoint was preparing to launch its electronic payment service, our prototyping group was able to create and test the effectiveness of various branding strategies through the simultaneous launch of different banner ad campaigns. Based on the click-through rates achieved by each campaign, we decided to launch EntryPoint's service with a focus on user convenience rather than security, discounts or merchant acceptance.

    COMPANY BUILDING AND OPERATIONAL SUPPORT

       At all stages of a network company's growth, our internal management team continually communicates the best practices we have learned by providing management mentoring, market intelligence and operational support. While our company building and operational support process is broadly supported by our entire organization, it is primarily driven by the Presidents of the five idealab! facilities, who are also members of our Executive Committee. The Presidents are closely supported in this effort by our Managing Directors, our Entrepreneurs-in-Residence and our operational Vice Presidents in the finance, legal, development, marketing, design, public relations, recruiting and operations areas. The Managing Directors serve as management mentors and occasionally as interim senior executives of our network companies. The Entrepreneurs-in-Residence serve as founding executives and management leaders of network companies in early stages of development. The Vice Presidents each run service organizations that assist our network companies in the areas of their respective disciplines.

       Our organizational goal is to achieve an optimal balance between centralization and decentralization. We believe that synergy among our companies is achieved at many levels. As the corporate network hub, we are able to observe and encourage relationships between our companies. We enable our entrepreneurs to concentrate primarily on the rapid execution of their business plans by providing them with operational support and access to idealab!'s collective resources. We believe that the support we provide to our companies reduces the rate at which they consume capital, slowing the need for additional dilutive investments. We supply operational support to our companies in several areas, including:

       SHARED IDEALAB! FACILITIES. Our facilities in Pasadena, Silicon Valley, New York, Boston and London are designed to foster an open, collaborative process among all the companies in each facility. The proximity of the companies encourages the formal and informal sharing of knowledge and best practices and allows us to provide our network services conveniently and effectively.

       SHARING OF RESOURCES AND BEST PRACTICES AMONG NETWORK COMPANIES. Our network provides an environment for informal and formal collaboration among our companies. Early stage companies in particular benefit from the collective experience of the professionals at idealab! and the other companies who have addressed issues similar to those facing them. The CEOs and other department heads of our network companies gather regularly to share knowledge and discuss issues of common interest. Personnel from various functional areas, including marketing, sales, human resources, and technology, also meet regularly to exchange ideas and leverage their combined experience. All our network companies have access to our intranet, which contains valuable information about web development and management information systems, accounting and human resources procedures and network-wide marketing and business development arrangements. Our companies also collaborate formally with one another. Several of our network companies advertise on and distribute their products and services through other network company websites.

       SALES, MARKETING AND BRAND MANAGEMENT. We believe that the marketing expertise and assistance we offer our network companies enables them to establish their brands and draw traffic to their websites more quickly than many stand-alone competitors. We provide guidance to our companies' sales, marketing, product positioning and advertising efforts through regular meetings attended by the appropriate staff from each of our network companies. We employ a marketing staff to coordinate marketing resources for all our companies. We also provide our network companies with a centralized clearinghouse for marketing-related information, access to market research, advertising services, public relations functions, including promotion of our companies as members of the idealab! network, and logo design and related branding services.

       EXECUTIVE RECRUITING. As an idea advances beyond the prototype stage, we recruit a team to launch and develop the project. Our internal recruiting department and referral system identify and place talent in each new network company. Because highly skilled people are a significant factor in each company's success, we believe that our recruiting function provides us a strategic advantage in launching new companies and enhancing the success of our existing network companies. After developing a new business idea and capitalizing a new idealab! company, we typically reserve a significant portion of the company's equity for distribution to the entrepreneurs and other employees.

       We employ experienced recruiters who coordinate the hiring needs of our companies and act as a central resource for employment. In calendar 1999, our recruiters placed more than 200 employees in our network. We also draw qualified candidates from a range of other sources, including the extensive contacts of our management team and candidates referred from our other network companies. In addition, we sometimes hire executives at idealab! who, after being mentored in the idealab! method and culture, then take positions in our network companies. For example, Jeffrey Brewer served as a member of idealab!'s entrepreneur-in-residence program and subsequently became the Chief Executive Officer of GoTo.com. We believe that this flow of experienced executives allows us to operate our network companies with consistent vision and culture and promotes communication across our network.

       WEB DEVELOPMENT AND INFORMATION TECHNOLOGY. We maintain a large, highly experienced technology team of professionals dedicated to helping our companies with all facets of their initial and continuing web development process and information systems strategies. Many of our network companies share software tools initially developed by the idealab! technology team, freely exchanging improvements with other network companies. We also offer our companies access to common information technology systems that enable them to cost-effectively manage their electronic mail hosting, website hosting and other functions. Due in part to the web-related resources we offer to newly formed idealab! companies, we believe that our companies are often able to substantially reduce the costs associated with launching their websites and substantially shorten their times to launch.

       LEGAL, FINANCE, ACCOUNTING AND HUMAN RESOURCES. We employ more than 25 seasoned legal, finance and accounting professionals who provide guidance to our companies in areas such as intellectual property protection, contracts, domain name negotiations, licensing, deal structuring and negotiating, corporate finance, accounting, treasury functions and financial reporting. We also provide significant administrative and human resources assistance to our companies, including advice and support on tax preparation, payroll, benefits, hiring, human resource compliance, orientation and termination. We host seminars on topics such as recent accounting pronouncements affecting Internet companies, trademark and domain name protection, employment law issues and stock option administration for all the relevant employees of our companies. In addition, as a result of the economies of scale provided by the idealab! network, we enable our network companies to obtain favorable rates on insurance, health benefits and other services. We also enable our companies to gain access to resources and discounted rates with professional service providers including accounting firms, law firms and public relations agencies.

       FINANCIAL SUPPORT. We help our companies raise capital from third parties by introducing them to appropriate investors. Through our affiliated venture capital funds and the relationships our management team maintains with a broad range of current and potential investors, we are able to match providers of capital with appropriate business opportunities in our network. We also provide direct financial support in the form of early-stage investments and participation in later financing rounds.

    STRATEGIC GUIDANCE AND DIRECTION

       At inception and throughout their lifecycles, we provide our network companies with the collective knowledge and expertise of our senior management and the combined power of our network. We believe that the strategic guidance and direction we provide to our companies enhances their ability to formulate viable business models, manage rapid growth and adapt quickly to the changing marketplace.

       We supply strategic guidance and direction to companies in the following areas:

       BUSINESS MODEL ANALYSIS AND STRATEGY. We provide strategic direction and market intelligence to our network companies concerning topics such as market positioning and competitive trends. We do this at several levels within our organization. Our senior executives participate in frequent formal and informal communications with executives at the companies. When a large competitor of Intranets.com launched a product that competed directly with Intranets.com's previous product, we organized a series of meetings with senior executives of Intranets.com to reposition the company. Our involvement was instrumental in the relaunch of Intranets.com's website within 60 days. Similarly, Tim Gray, the former chief executive officer of WeddingChannel.com and now a Managing Director of idealab!, recently stepped in as acting chief executive officer of MyHome.com in order to adapt the company's business model in light of customer feedback and competitive conditions.

       We also provide experienced consulting through our entrepreneurs-in-residence and other experienced idealab! professionals. For example, prior to joining CarsDirect.com as chief operating officer, Christine Bucklin, one of our former entrepreneurs-in-residence, worked closely with the company to improve sales efficiencies, evaluate and negotiate alliances and identify management priorities. We also employ experienced financial analysts who are available to help particular companies model their businesses and identify the key drivers of their financial results. In addition, our internal prototyping staff is available to help later-stage businesses evaluate alternative business solutions by testing new ideas in real-world scenarios. Network companies can use the data generated by these tests to evaluate the viability of innovative approaches.

       ACTIVE INVOLVEMENT WITH NETWORK COMPANIES' OPERATIONS. Our senior executives serve on the boards of a substantial majority of the companies in our network, and in many cases more than one of our executives serves on a company's board. Through board representation and ongoing consultation with our network companies, we take an active role in the ongoing oversight and strategic management of our network companies. For example, Bob Kavner, one of our Vice Chairmen, served as chairman of the board of GoTo.com until January 2000. Mr. Kavner continues to serve on GoTo.com's board of directors, and participates in regular one-on-one meetings with GoTo.com's chief executive officer to discuss strategic and operational issues facing the company.

       COLLABORATION AMONG NETWORK COMPANIES. We strongly encourage cooperation and collaboration among our network companies and the sharing of information through both formal and informal communications. Because we operate companies that address different market needs, our companies frequently look to other companies within the network to provide necessary goods or services. For example, Jackpot.com operates an online slot machine where users can win advertiser-related prizes in exchange for viewing advertising. Jackpot.com negotiated favorable rates with several idealab! companies for placement on the slot machine in connection with its launch, lending credibility to the launch and providing the network companies with a cost-effective tool for customer acquisition.

       BUSINESS DEVELOPMENT. idealab!'s environment and culture promote the sharing of knowledge, relationships and business opportunities among our network companies. Several of our executives were involved in Internet business development roles before joining idealab!. We assist our companies in evaluating, structuring and negotiating joint ventures, strategic alliances, joint marketing agreements, acquisitions and other transactions. For example, Lawrence Gross, one of our Vice Chairmen, assisted EntryPoint in its acquisition of PointCast by negotiating the transaction with EntryPoint's chief executive officer and managing the integration of the companies. Business development staff from all of our companies share information via network-wide electronic mail lists and through periodic meetings hosted by idealab!.

STRATEGY

       Our objective is to enhance the value of the idealab! network by continually creating new business ideas and actively developing the strategies, operations and management teams of our network companies throughout their lifecycles. Key elements of our strategy to achieve this objective include:

       CONTINUE TO CREATE AND ACQUIRE NEW IDEALAB! COMPANIES. We intend to continue creating and building new Internet businesses and evaluating potential strategic acquisitions to increase the overall value of the idealab! network. Before any new business idea becomes an idealab! network company, or before we pursue any strategic acquisition, our internal strategy teams must first demonstrate that the idea or business has the potential to become a market leader. Any strategic acquisition or new business idea must add value to the idealab! network. In addition to creating and acquiring Internet businesses, we intend to pursue opportunities in other growing markets that involve real-time interactive communications.

       ENHANCE EXISTING NETWORK VALUE. As the idealab! network grows and matures, we intend to expand the breadth and effectiveness of our existing network efficiencies and increase cooperation and intra-network commercial arrangements. As the Internet matures and competition among Internet companies increases, we anticipate that our shared resources and intra-network collaboration will offer our network companies even more compelling advantages over companies operating independently.

       MAINTAIN LONG-TERM INTERESTS IN OUR NETWORK COMPANIES. We believe that we can enhance stockholder value by engaging in business through an integrated network of companies in which we own significant stakes over the long term. We intend to generate revenues and income primarily from the operation of our network companies. On a limited number of occasions, we have sold interests in our companies when we no longer had the ability to significantly influence their operations, and we may be faced with circumstances in the future that make it appropriate to sell part or all of our interest in a particular company.

       CAPITALIZE ON THE STRENGTH OF OUR MANAGEMENT TEAM. idealab! has an integrated management team with diverse experience and skills as its core strength. Our management team includes people who have created, built, operated and advised companies across a broad range of sizes and industries. We recruit and motivate our team by providing a challenging, intense, collaborative, rewarding and open atmosphere. The continual creation of new companies and evolution of existing companies in our network provides ongoing challenge. The pace of change provides intensity. At every level, we promote sharing of knowledge across our network. Our shared incentives, physical architecture and philosophy foster an open atmosphere that we believe is attractive to talented people.

       Our management team is composed of six senior executive officers, nine corporate and regional officers, 18 managing directors, 14 operational vice presidents and six entrepreneurs-in-residence, as described under "Management". We intend to continue to expand our management team by attracting top talent, and to capitalize on its diverse strengths to create, build and operate companies that enhance the value of our network.

       ESTABLISH IDEALAB! FACILITIES IN STRATEGIC LOCATIONS. We intend to replicate our business method in multiple locations. We will consider opening idealab! facilities in areas where we can attract people with creative, technical and business talent to create and work with our network companies. In new idealab! facilities, we intend to create an open floor plan environment similar to that of idealab! Pasadena in order to promote a similar collaborative environment. We also intend to staff these idealab! facilities with key people from idealab! Pasadena to ensure the propagation of our method and culture. We have opened facilities in Silicon Valley, New York, Boston and London to take advantage of opportunities in these locations.

       EXPAND BRAND AWARENESS. We believe that our method, including our collective knowledge and resources, significantly differentiates our companies from their competitors. To ensure longer-term success, we must continue to invest in branding the idealab! method, our network companies and the value of our overall network. We believe that the idealab! brand currently enjoys significant public recognition. We intend to enhance public awareness of our brand by increasing our existing marketing efforts and continuing to develop successful network companies.

THE IDEALAB! NETWORK

     Our network companies' products and services generally fall into two categories: Internet commerce and content and interactive communications infrastructure and services. The following table summarizes, as of January 31, 2000, our network of companies and our ownership of each. Our ownership percentages are calculated based on the outstanding common stock of each network company, treating preferred stock and other convertible securities on an as-converted basis, but excluding the effect of options and warrants.

                                                                                           OUR         IDEALAB!
                                                                                        OWNERSHIP      COMPANY
              CATEGORY AND NAME                      DESCRIPTION OF BUSINESS            PERCENTAGE      SINCE
  -----------------------------------------------------------------------------------------------------------------

                                           INTERNET COMMERCE AND CONTENT

  CarsDirect.com.......................... Resource for researching, financing             44%           1998
           WWW.CARSDIRECT.COM              and purchasing new cars and related
                                           services.

  Cooking.com............................. Resource and retailer for cooking                6%           1998
           WWW.COOKING.COM                 enthusiasts.

  eToys................................... Superstore for children's toys, books,          12%           1997
           WWW.ETOYS.COM                   music and games.

  eve.com................................. Retailer for prestige beauty and                17%           1998
           WWW.EVE.COM                     personal care products.

  FirstLook.com........................... Resource that provides video and                44%           1998
           WWW.FIRSTLOOK.COM               music distributors with highly
                                           targeted audiences.

  FreeMusic.com........................... Resource for music enthusiasts and              88%           1999
           WWW.FREEMUSIC.COM               recording artists incorporating music
                                           and related content distribution and
                                           advertising.

  iExchange.com........................... A marketplace for trading                       44%           1999
           WWW.IEXCHANGE.COM               financial opinions.

  Jackpot.com............................. Online slot machine exchanging                  81%           1999
           WWW.JACKPOT.COM                 prizes for viewed advertising.

  jobs.com................................ Resource for recruitment and                     2%           1999
           WWW.JOBS.COM                    employment opportunities.

  MyHome.com.............................. Superstore for furniture and fixtures.          70%           1999
           WWW.MYHOME.COM

  PETsMART.com............................ Superstore for pet supplies.                    21%           1999
           WWW.PETSMART.COM

  Swap.com................................ An online merchandise trading site for          44%           1997
           WWW.SWAP.COM                    people under eighteen.


  Ticketmaster Online-CitySearch.......... Guide to local content and services        1%            1996
           WWW.TICKETMASTER.COM            including live event ticketing, local
           WWW.CITYSEARCH.COM              auctions and online personals.


  Tickets.com............................. Retailer of event and travel tickets.      5%            1997
           WWW.TICKETS.COM

  Utility.com............................. Service that provides small business       34%           1998
           WWW.UTILITY.COM                 and residential customers with the
                                           opportunity to reduce their electricity
                                           bills.

  WeddingChannel.com...................... Resource for wedding content and           7%            1997
           WWW.WEDDINGCHANNEL.COM          bridal registry services.

  z.com   ................................ Online original programming entertainment  51%           1999
                                           company.
           WWW.Z.COM

                               INTERACTIVE COMMUNICATIONS INFRASTRUCTURE AND SERVICES

  Centra Software......................... Provides live collaboration                less than     1996
           WWW.CENTRA.COM                  solutions for businesses.                  1%

  dotTV   ................................ Provides Internet domain name              50%           1999
           WWW.DOT.TV                      registration services; exclusive
                                           registry and registrar for second
                                           level domain names with the ".tv"
                                           top-level domain.

  eMachines............................... Personal computer manufacturer             10%           2000
           WWW.EMACHINES.COM               offering embedded Internet
                                           advertising.

  EntryPoint.............................. Offers free tool-bar that delivers timely  55%           1998
           WWW.ENTRYPOINT.COM              personalized information to the
                                           desktop.

  eVoice  ................................ Provider of Internet-enhanced              31%           1999
           WWW.EVOICE.COM                  telecommunications solutions for
                                           businesses and consumers.

  GoTo.com................................ Operates an online marketplace that        27%           1997
           WWW.GOTO.COM                    introduces consumers and businesses
                                           to advertisers.

  HomePage.com............................ Delivers home page solutions to            56%           1999
           WWW.HOMEPAGE.COM                ebusinesses and consumers.

  Intranets.com........................... Offers free, secure intranet sites to      33%           1997
           WWW.INTRANETS.COM               small businesses for private
                                           communication, scheduling,
                                           collaboration and purchasing.

  NetZero                                  Offers free full-service Internet          5%            1999
           WWW.NETZERO.COM                 access while delivering high-value,
                                           always-on advertising content.


                                       48


  OpenSales............................... Provides open-source e-commerce            46%           1998
           WWW.OPENSALES.COM               software with proprietary
                                           enhancements.

  PayMyBills.com.......................... Enables consumers to manage                50%           1999
           WWW.PAYMYBILLS.COM              and pay bills, collect auction payments
                                           and send money via email.

  PeopleLink.............................. Provides outsourced community              11%           1996
           WWW.PEOPLELINK.COM              services, such as instant messaging,
                                           chat, message boards and mailing
                                           lists, for large websites.

  Sameday.com............................. Connects consumers with same-day           46%           1999
           WWW.SAMEDAY.COM                 delivery purchasing options and
                                           provides fulfillment and delivery
                                           services for Internet retailers and their
                                           customers.

       Because we own super-voting stock in CarsDirect.com, we controlled 66% of the voting power of CarsDirect.com as of January 31, 2000 although our percentage ownership was 44% as of that date. We also own minority interests in several other Internet companies, including Dynafund, eCall, eHatchery, The Learning Network, NetShepherd and Smart Games, and we have formed several additional network companies that are in very early stages of development.

       Set forth below are brief descriptions of selected idealab! interactive communications infrastructure and services and Internet commerce and content companies that exemplify the idealab! method of creating, building and operating network companies.

    INTERNET COMMERCE AND CONTENT COMPANIES

       CARSDIRECT.COM. CarsDirect.com provides many of the products and services traditionally involved in the acquisition of a new car, including research, financing, vehicle purchase and, in certain markets, delivery. CarsDirect.com is an online resource that addresses the automobile purchasing process from start to finish, so that a car buyer can research and configure all desired automobile options, receive a competitive up-front price, submit a purchase request online and in certain markets, have the selected vehicle delivered to any location.

       After a time-consuming and frustrating attempt to buy a new automobile at a dealership, Bill Gross generated the idea for CarsDirect.com. Mr. Gross' fundamental concept for CarsDirect.com was to be a trusted advisor and intermediary for the automobile purchaser and to ensure that every step of the process was conducted in a manner that involved the lowest level of anxiety and the greatest degree of enjoyment. We launched CarsDirect.com in October 1998. CarsDirect.com began offering vehicles directly to online consumers in December 1998 and has been ranked the number one online car buying site by Gomez Advisors for three consecutive quarters. Lawrence Gross, one of our Vice Chairmen, served as CarsDirect.com's acting chief operating officer for several months until that position was filled by Christine Bucklin. We have also been closely involved in the raising of more than $336 million in capital for CarsDirect.com and helped to recruit the company's new chief executive officer. Howard Morgan, one of our Vice Chairmen and the chairman of the board of directors of CarsDirect.com, played a significant role in its acquisition of an all-makes showroom based in the New York City area.

       ETOYS. eToys is a leading online superstore focused exclusively on products for children and babies, including toys, video games, software, videos, music, clothes and baby-related products. By combining an expertise in products for children and babies, a commitment to excellent customer service and the benefits of Internet retailing, eToys is able to deliver a unique shopping experience to consumers. eToys offers an extensive selection of competitively-priced children's products, with over 100,000 items representing more than 750 brands. eToys' website features detailed product information, helpful shopping services and innovative merchandising delivered through easy-to-use web pages. In addition, eToys offers customers the convenience and flexibility of shopping 24 hours a day, seven days a week, with reliable product delivery and a focus on customer service.

       eToys was created and launched at the idealab! Pasadena facility in 1997. Several of eToys' early employees were employees of idealab! who were focusing on creating, building and operating the company in its early stages. eToys was one of the first retail concepts that we launched and has served as a model for how other online retailers can successfully compete against larger, more recognized bricks-and-mortar retailers. In May 1999, eToys completed an initial public offering. Our percentage interest in eToys decreased over the course of 1999 and our representation on the eToys board ended late in 1998. However, these particular aspects of our relationship with eToys are not typical of our application of the idealab! method.

       FIRSTLOOK.COM. FirstLook.com provides consumers with a convenient destination for discovering and previewing new music and other entertainment products, while providing advertisers--e-tailers, record labels and home video distributors--with an efficient, performance-based way to reach consumers. FirstLook.com has created a new business model involving its Preview Marketing Network. In addition to being able to browse and sample music and movies at the FirstLook.com website, consumers can do the same at FirstLook.com affiliate sites where FirstLook's proprietary "charts" are featured. FirstLook.com has a patent application pending for its unique business processes. The FirstLook.com website went "live" in September 1999, with available previews of over 800 new songs from CDs released by both major and independent record labels. In March 2000, FirstLook.com began previewing home video products, including movies and television programming in the DVD and VHS formats. In its first six months of activity, FirstLook.com enrolled more than 200,000 members and enrolled more than 40 individual advertisers.

       FirstLook.com was conceived in March 1999 when Bill Gross and Rand Bleimeister, FirstLook.com's founder and chief executive officer, decided to create a digital marketplace around music and other entertainment products. The idealab! organization has assisted FirstLook.com with recruiting services. We also assisted FirstLook.com with its site design through our in-house design management team. Through our marketing department, we have facilitated considerable cost savings for FirstLook.com in purchasing goods and services. In addition, FirstLook.com achieves cost savings by purchasing online advertising through idealab!-negotiated reduced "block" pricing.

    INTERACTIVE COMMUNICATIONS INFRASTRUCTURE AND SERVICES COMPANIES

       GOTO.COM. GoTo.com operates an online marketplace that introduces consumers and businesses who search the Internet for advertisers who provide those products, services and information. Advertisers participating in its marketplace include retail merchants, wholesale and service businesses and manufacturers. GoTo.com facilitates these introductions through its search service, which enables advertisers to bid in an ongoing auction for priority placement in its search results. Advertisers pay GoTo.com for each click-through, so advertisers bid only on keywords relevant to the products, services or information that they offer. Because each advertiser chooses the bid amount and advertisement placement that is optimal for its business, GoTo.com believes its marketplace provides advertisers with a cost-effective way to target consumers. Consumers access the GoTo.com search service both at its website and through its affiliates, a network of websites that have integrated the GoTo.com search service into their sites or that direct consumer traffic to GoTo.com's site. With the acquisitions of a comparison shopping engine and a comprehensive auction service, we believe GoTo.com now operates a comprehensive and relevant way for consumers to find products and services and advertisers to economically reach targeted self qualified leads.

       Frustrated with the slow, cumbersome, inaccurate search returns generated by other search engines, we devised a way to allow users to obtain relevant search returns quickly and easily by allowing content providers and advertisers to bid for keywords in their relevant categories. This model also created a dynamic, continuous bidding system by which businesses could monitor and increase their bids for keywords to maintain prominent positions. We created and launched GoTo.com during 1998 and placed Jeffrey Brewer, a former idealab! executive, as GoTo.com's chief executive officer. In addition, we developed the original GoTo.com search technology, launched an innovative branding campaign and aggressively promoted GoTo.com on the websites of our other network companies. In June 1999, GoTo.com completed an initial public offering.

       HOMEPAGE.COM. HomePage.com is a leading application service provider, or ASP, of personalized web page solutions for ebusinesses. HomePage.com's flexible and proprietary "Powered by HomePage.com" system uses a combination of FreeBSD and Linux operating systems to create a high-performance, easy-to-use and reliable personal publishing experience. HomePage's corporate clients include About.com, ArtistDirect.com, Discovery Channel Online, AOL.com's ICQ and PETsMART.com.

       We initially created HomePage.com in April 1999 to satisfy an unmet market demand stemming from the growing numbers of Internet neophytes who wanted a personal presence on the web but did not know how to build a homepage. A few months into HomePage's operation, working closely with idealab!'s senior management, HomePage refocused its business strategy to emphasize the provision of outsourced home page services to client businesses seeking to build customer retention, traffic and loyalty. HomePage.com now works closely with corporate clients to customize a home page offering for their users. HomePage.com continues to provide direct person home page client services, but such activity largely serves as a test bed for further development of HomePage's utilities and services. Bill Gross acted as the initial chief executive officer of HomePage.com, and all of the early technology development and marketing efforts were conducted by idealab! prior to the recruitment of professionals into HomePage.com.

       PAYMYBILLS.COM. PayMyBills.com is a leading online personal bill management service that enables consumers to automate bill paying processes by providing them with secure viewing and payment of all of their bills. PayMyBills.com is a complete solution, offering consumers a simple, fast and paperless experience.

       We were first introduced to PayMyBills.com through one of our Vice Chairmen, Howard Morgan. We helped PayMyBills.com formulate their business plan and provided initial capital to form the company. We relocated the company's two initial employees from Philadelphia to our Pasadena facility, where we provided them with the administrative, legal, financial and accounting support we provide all companies within our facilities. We also provided extensive strategic guidance and worked to build the company's operating model and help management drive down customer acquisition costs using our marketing techniques. We launched PayMyBills.com in July 1999. Due to our combined efforts, within three months the company was actively serving customers nationwide and had paid more than $3.7 million in active bill balances.

VENTURE CAPITAL AFFILIATIONS

       In addition to our Internet-related network companies, we are affiliated with five venture funds that invest primarily in Internet companies, including some companies in the idealab! network. The venture funds are: idealab! Capital Partners I-A, L.P., idealab! Capital Partners I-B, L.P., idealab! Principals Fund, L.P., idealab! Capital Partners II-A, L.P., and idealab! Capital Partners II-B, L.P. We have a 50% voting interest in idealab! Capital Management I, L.L.C. and idealab! Capital Management II, L.L.C., the companies that manage these venture funds. An independent professional venture capital fund manager holds the other 50% voting interest in the two management companies.

       The five affiliated venture funds, which are housed in our Pasadena headquarters, provide a potential funding source for companies in the idealab! network. In addition, even if we elect not to acquire an interest in a company, we can often establish a relationship with it by referring it to our affiliated venture funds as a candidate for investment.

COMPETITION FACING US

       We face competition from service and capital providers including publicly-traded Internet companies, venture capital companies, large corporations and Internet holding companies. Many of these competitors have greater financial resources and brand name recognition than we do. Although we believe our method and our brand differentiate us from our competitors, competition from these companies may limit our opportunity to hire quality entrepreneurs and other personnel to launch and support companies, or to acquire interests in attractive companies brought to our attention by others. If we are unable to hire quality entrepreneurs and other personnel to launch and work at our companies, or to acquire interests in attractive companies, we may not be able to meet our objective of expanding the idealab! network.

COMPETITION FACING OUR NETWORK COMPANIES

     Competition for Internet products, services and personnel is intense. As the markets for Internet infrastructure, services, commerce and content grow, we expect that competition will intensify. Barriers to entry are generally low, and competitors may be able to offer products and services at a relatively low cost.

     In addition, our network companies compete with other Internet companies, including our other network companies, to attract and retain talented employees with relevant experience, and some of them also compete to attract and retain a critical mass of buyers and sellers. Several companies offer solutions that compete with those offered by one or more or our network companies, and we expect that additional companies will offer competing solutions on a stand-alone or combined basis in the future. Although we intend to launch and acquire new businesses that are complementary to the companies in our network, on occasion competition among our companies has arisen as a result of business combinations or other developments. For a more detailed discussion of the competition facing our companies, see "Risk Factors--Risks facing our network companies--Various idealab! companies may fail if competitors provide superior Internet-related offerings".

INTELLECTUAL PROPERTY, PROPRIETARY RIGHTS AND LICENSES

     We have developed various software applications for use within our network. Our trademarks, patent applications and Internet domain names are an extremely important part of our business. Likewise, the trademarks, patentable inventions and domain names used by our network companies are important parts of their businesses. From time to time, we also register or acquire domain names that we believe may be useful to us or our network companies in the future. Risks regarding our intellectual property rights and those of our network companies are described in more detail under "Risk Factors--Risks facing our network companies--Claims of intellectual property infringement by third parties against our network companies could cause them to incur expenses or become involved in litigation".

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

     There are currently few laws or regulations directed specifically at Internet businesses. However, because of the Internet's popularity and increasing use, new laws and regulations may be adopted. These laws and regulations may cover issues such as the collection and use of data from website visitors and related privacy issues, pricing, content, copyrights, trademarks, online gambling, distribution, taxation and the quality of goods and services. The enactment of any additional laws or regulations may impede the growth of the Internet and Internet businesses, which could decrease the revenue of our network companies and place additional financial burdens on them.

     Laws and regulations directly applicable to electronic commerce and Internet communications are becoming more prevalent. For example, Congress recently enacted laws regarding online copyright infringement and the protection of information collected online from children. Although these laws may not have a direct adverse effect on our business or those of our network companies, they add to the legal and regulatory burden faced by Internet commerce and content companies. Other specific areas of legislative activity are:

     o TAXES. Congress enacted a three-year moratorium, ending on October 21, 2001, on the application of "discriminatory" or "special" taxes by the states on Internet access or on products and services delivered over the Internet. Congress further declared that there will be no federal taxes on electronic commence until the end of the moratorium. However, this moratorium does not prevent states from taxing activities or goods and services that the states would otherwise have the power to tax. Furthermore, the moratorium does not apply to certain state taxes that were in place before the moratorium was enacted.

     o ONLINE PRIVACY. Both Congress and the Federal Trade Commission are considering regulating the extent to which companies should be able to use and disclose information they obtain online from consumers. If any regulations are enacted, Internet companies may find some marketing activities restricted. Also, the European Union has directed its member nations to enact much more stringent privacy protection laws than are generally found in the United States and has threatened to prohibit the export of some personal data to United States companies if similar measures are not adopted. Such a prohibition could limit the growth of foreign markets for United States Internet companies. The Department of Commerce is negotiating with the Federal Trade Commission to provide exemptions from the European Union regulations, but the outcome of these negotiations is uncertain.

     o REGULATION OF COMMUNICATIONS FACILITIES. To some extent, the rapid growth of the Internet in the United States has been due to the relative lack of government intervention in the marketplace for Internet access, which may not continue in the future. For example, several telecommunications carriers are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission in the same manner as other telecommunications services. Additionally, local telephone carriers have petitioned the Federal Communications Commission to regulate Internet service providers in a manner similar to long distance telephone carriers and to impose access fees on these providers. Some Internet service providers are seeking to have broadband Internet access over cable systems regulated in much the same manner as telephone services, which could slow the deployment of broadband Internet access services. Because of these proceedings or others, new laws or regulations could be enacted which could burden Internet infrastructure and services companies and slow the rapid expansion of the Internet and its availability to new users.

     o INVESTMENT COMPANY ACT OF 1940. The Investment Company Act of 1940 provides a set of regulations for companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. A company may become subject to regulation under the Investment Company Act if it owns "investment securities" with a value exceeding 40% of the value of its total assets. Although we are in the business of creating, building and operating new Internet companies, we could become subject to regulation under the Investment Company Act if enough of our interests in network companies are considered investment securities under the Investment Company Act. Regulations applicable to investment companies are inconsistent with our fundamental business strategy of promoting collaboration among our network companies. In order to avoid these regulations, we may have to take actions that we would not otherwise choose to take. For a more detailed discussion of some of the actions we might have to take, see "Risk Factors--Risks Particular to Us--We may have to take actions that are disruptive to our business strategy to avoid registration under the Investment Company Act of 1940".

     o CYBERSQUATTING. In 1999, Congress enacted anti-cybersquatting legislation to address the practice of domain name piracy. The legislation is designed to limit the practice of registering an Internet address of an established trademark with the hopes of selling the Internet address to the affected company. The legislation also includes a prohibition on the registration of a domain name that is the name of another living person, or a name that is confusingly similar to that name. The scope of this legislation has not been precisely defined. We, or our network companies, may be subject to liability based on our or their use of domain names or trademarks that allegedly infringe the rights of third parties.

     o OTHER REGULATIONS. The growth of the Internet and electronic commerce may lead to the enactment of more stringent consumer protection laws. The Federal Trade Commission may use its existing jurisdiction to police electronic commerce activities, and it is possible that the Federal Trade Commission will seek authority from Congress to regulate certain online activities. The Federal Trade Commission has already issued for public comment proposed regulations governing the collection of information online from children.

     Generally applicable laws may affect us and our network companies. The exact applicability of many of these laws to Internet infrastructure and services companies and Internet commerce and content companies, however, is uncertain.

EMPLOYEES

     As of March 31, 2000, we had 198 full-time employees. Our future success depends, in part, on our and our network companies' continuing ability to attract, train and retain highly qualified management, technical and marketing personnel. Competition for such personnel is intense, and there can be no assurance that we or our network companies will be able to recruit and retain sufficient numbers of qualified personnel. None of our employees is represented by a labor union. We have not experienced any work stoppages and we consider our relations with our employees to be good.

EXECUTIVE OFFICES AND WEBSITE

     Our principal executive office is located at 130 W. Union Street, Pasadena, California, 91103, and our telephone number is (626) 585-6900. We maintain a website at www.idealab.com. The information on our website is not part of this prospectus.

LEGAL PROCEEDINGS

     The former Chief Operating Officer of CarsDirect.com filed a complaint on September 30, 1999 in Los Angeles County Superior Court, naming CarsDirect.com, CD1Financial, a subsidiary of CarsDirect.com, Bank One and us as defendants. The complaint alleged a single cause of action for breach of contract against CD1Financial, and claims for intentional and negligent interference with contract against us, CarsDirect.com, and Bank One. The plaintiff, Gregory Brogger, claimed in the suit that CD1Financial, at the urging of the other defendants, breached a purported employment agreement with CD1Financial by terminating him without cause. As a result, Mr. Brogger claimed he is entitled to a 5.75% ownership interest in CD1Financial, an amount he estimated to be worth $33 million. In addition, he sought general and compensatory damages, punitive damages and his costs of suit. Following the filing of the complaint, we and the other defendants agreed to mediate and arbitrate Mr. Brogger's claims. Mr. Brogger dismissed his action on January 14, 2000 without prejudice. The parties have unsuccessfully mediated the case, and they are now proceeding to a binding arbitration of Mr. Brogger's claims in June 2000. We have denied that we are liable to Mr. Brogger in any amount, and we intend to vigorously defend against Mr. Brogger's allegations.

     On October 22, 1999, Trilogy Software and Carorder.com filed an action in the United States District Court for the Western District of Texas asserting claims against CarsDirect.com and AutoData Marketing Systems Incorporated, a subsidiary of CarsDirect.com. In the complaint, Trilogy alleges that CarsDirect.com and AutoData have infringed Trilogy's U.S. patent entitled "Method and Apparatus for Maintaining and Configuring Systems," and that such infringement is wilful. Trilogy and Carorder.com also allege that CarsDirect.com and AutoData tortiously interfered with a license agreement between Trilogy and Intellichoice relating to automobile industry data. Trilogy seeks, among other things, triple damages in an unspecified amount, preliminary and permanent injunctive relief and attorneys' fees and costs. CarsDirect.com and AutoData have filed an answer to the complaint denying the material allegations and asserting defenses including, among others, that the Trilogy patent is invalid, unenforceable and not infringed. CarsDirect.com intends to vigorously defend itself against the allegations.

FACILITIES

     We lease approximately 161,000 square feet of space in Pasadena, California, approximately 22,000 square feet of space in Silicon Valley, California, approximately 50,000 square feet of space in New York City, approximately 22,000 square feet of space in Boston and the surrounding area and approximately 5,000 square feet of space in London. We believe that our facilities are currently adequate, but may be inadequate to sustain our anticipated growth and that of the idealab! network companies housed in our facilities through the 2002 fiscal year. We believe that we will be able to obtain adequate space to support our anticipated operating needs on commercially reasonable terms.

                                   MANAGEMENT

IDEALAB! MANAGEMENT TEAM

       idealab!'s management team is comprised of people with diverse experience and skills who have created, built, operated and advised companies across a broad range of sizes and industries. We recruit and motivate our management team by providing a challenging, intense, collaborative, rewarding and open atmosphere. Our shared incentives, physical architecture and philosophy foster an open atmosphere that we believe is attractive to talented people. The following table sets forth information with respect to our officers, directors and key employees as of April 7, 2000. Executives listed as Managing Directors include both Managing Directors and Associate Managing Directors.


                    NAME                         AGE                             POSITION/LOCATION
-----------------------------------------       -----    ---------------------------------------------------------------
                                         SENIOR EXECUTIVE OFFICERS AND DIRECTORS

Bill Gross...............................         41      Chief Executive Officer and Chairman of the Board of Directors
Marcia Goodstein.........................         35      President, Chief Operating Officer, President, idealab!
                                                          Pasadena and Director

Lawrence Gross...........................         38      Vice Chairman, President, idealab! Europe and Director
Bruce Johnston...........................         40      President, idealab! Boston
Robert Kavner............................         56      Vice Chairman, President, idealab! Silicon Valley and Director
Howard Morgan............................         54      Vice Chairman, President, idealab! New York and Director
Benjamin M. Rosen........................         66      Director
John F. Welch, Jr. ......................         64      Director

                                             CORPORATE AND REGIONAL OFFICERS

Tom Hughes...............................         49      Chief Design Officer
David Ishaq..............................         41      Chief Operating Officer, idealab! Europe
Douglas McPherson........................         38      Vice President, Secretary and General Counsel
Bradley Ramberg..........................         36      Vice President and Chief Financial Officer
Hugh Shytle..............................         37      Chief Operating Officer, idealab! Boston
Brian Steel..............................         40      Chief Operating Officer, idealab! Silicon Valley
Stephanie Streeter.......................         42      Chief Operating Officer, idealab! Pasadena
Jim Winget...............................         44      Chief Technology Officer
Andy Zimmerman...........................         45      Chief Operating Officer, idealab! New York

                                                    MANAGING DIRECTORS

Jonathan Axelrad.........................         37      idealab! Silicon Valley
David Bohigian...........................         30      idealab! New York
David Cohen..............................         38      idealab! Pasadena
Craig Frances............................         33      idealab! Pasadena
Tim Gray.................................         32      idealab! Pasadena
David Hernand............................         33      idealab! Pasadena
Joel Hyatt...............................         43      idealab! Silicon Valley
Paul Jen.................................         33      idealab! Pasadena
Edward Lambert...........................         39      idealab! Pasadena
Josh Leibowitz...........................         29      idealab! New York
Belden Menkus............................         44      idealab! Europe
Lars Perkins.............................         40      idealab! Boston
Gregg Rotenberg..........................         33      idealab! Pasadena
Heath Schiesser..........................         32      idealab! Pasadena
Thomas Shull.............................         48      idealab! Pasadena
Andrew Stern.............................         28      idealab! New York
Bill Trenchard...........................         25      idealab! Silicon Valley
Caroline Whitfield.......................         35      idealab! Europe



                    NAME                         AGE                             POSITION/LOCATION
-----------------------------------------       -----    ---------------------------------------------------------------

                                                     VICE PRESIDENTS

Scott Banister...........................         24      Vice President Ideas
Teresa Bridwell..........................         32      Vice President Corporate Communications
Kristen Ding.............................         31      Vice President Design
Jeremy Eskenazi..........................         37      Vice President Talent Acquisition
Joseph Essas.............................         28      Vice President Company Development
Rich Fagen...............................         42      Vice President Administrative Services
John Fessenden...........................         29      Senior Vice President Technology
Jon Gonzales.............................         34      General Counsel, Operating Companies and Vice President Legal
Gary Horwitz.............................         39      Vice President Real Estate
Julie Mazman.............................         36      Vice President Marketing
Greg Murphy..............................         29      Vice President Company Development
Lizette Perez............................         34      Vice President Legal
Rick Powell..............................         32      Vice President Administration
Reed Sturtevant..........................         43      Vice President Technology

                                                ENTREPRENEURS-IN-RESIDENCE

Mark Kingdon.............................         37      idealab! New York
Christina Ohly...........................         31      idealab! Boston
John Rigos...............................         32      idealab! New York
Andrew Skarupa...........................         34      idealab! Pasadena
Nalini Sri-Kumar.........................         42      idealab! Pasadena
Scott Weiss..............................         34      idealab! Silicon Valley


                     SENIOR EXECUTIVE OFFICERS AND DIRECTORS

       BILL GROSS founded idealab! in March 1996 and has served as our Chairman of the Board and Chief Executive Officer and as a director since that time. Mr. Gross served as our President from March 1996 to March 2000. Since March 1998, he has served as a managing director of idealab! Capital Management I, LLC. Prior to idealab! he started a number of companies. In high school, Mr. Gross started Solar Devices, a firm which sold plans and kits for solar energy products. In college at the California Institute of Technology, he patented a new loudspeaker design and formed GNP Loudspeakers Inc. After graduating from California Institute of Technology, Mr. Gross and his brother Lawrence started GNP Development Inc., which made a natural language product for Lotus 1-2-3 called HAL. In 1995, Lotus Development Corporation acquired GNP. From February 1986 to March 1991, he was a software entrepreneur at Lotus Development. In 1991, Mr. Gross started Knowledge Adventure, an educational software publisher that was eventually sold to Havas. Mr. Gross serves on the boards of directors of approximately 20 of our public and private network companies, including GoTo.com, NetZero and Ticketmaster Online-CitySearch. He is also a member of the board of trustees of the California Institute of Technology. Mr. Gross received his B.S. in Mechanical Engineering from the California Institute of Technology.

       MARCIA GOODSTEIN founded idealab! with Bill Gross in March 1996 and has been our Chief Operating Officer since May 1998, a director since May 1999 and our President and the President, idealab! Pasadena since March 2000. Prior to joining idealab!, Ms. Goodstein worked in business development and marketing from July 1994 to June 1995 for Enfish Corporation, a software development company. From February 1991 to July 1994, she worked for Gemstar Development Corporation, where she was responsible for media licensing for North America and licensing, marketing and distribution in South America. Prior to that, Ms. Goodstein worked from July 1986 to February 1991 at a California Institute of Technology research facility. She is a graduate of Pomona College.

       LAWRENCE GROSS has served as President, idealab! Europe since March 2000, and as one of our Vice Chairmen and as a director since April 1999. Prior to joining idealab!, Mr. Gross was the president & chief executive officer of Knowledge Adventure, a company he founded with his brother Bill Gross in 1991. Following the acquisition of Knowledge Adventure, Mr. Gross served as senior vice president of Cendant Software and president of Davidson & Associates from 1997 to 1999. He worked as a software engineer and development manager at the Lotus Development Company from 1986 to 1991. Mr. Gross holds a B.S. in computer science from the California Institute of Technology and is a graduate of the Executive Program for Growing Companies at the Stanford Graduate School of Business.

       BRUCE JOHNSTON has served as President, idealab! Boston since March 2000, and served as one of our Managing Directors from September 1999 to March 2000. Prior to joining idealab!, Mr. Johnston worked for TA Associates, a leading late-stage, technology-oriented private equity firm, where he served as a vice president from July 1992 to January 1996 and as a principal from January 1996 through August 1999. From June 1988 to June 1992, Mr. Johnston worked at Lotus where he was most recently a general manager. He received his B.S. in Electrical Engineering from Duke University and received an M.B.A. in Finance and Marketing from Pennsylvania State University.

       ROBERT KAVNER has served as President, idealab! Silicon Valley since March 2000 and as one of our Vice Chairmen and a director since January 1999. From September 1996 to December 1998, he served as president and chief executive officer of On Command Corporation, a public company with $240 million in annual sales. From September 1995 to August 1996, Mr. Kavner provided consulting services in new media markets. From June 1994 to September 1995, Mr. Kavner served as an advisor to Creative Artists Agency. From May 1984 to May 1994, he served as an Executive Vice President of AT&T, where he acted as Chief Executive Officer of Multimedia Products and Services. Mr. Kavner currently serves on the board of directors of the following public companies: Fleet Financial Group, Ticketmaster Online-CitySearch, GoTo.com and Jupiter Communications. Mr. Kavner received his B.B.A. in Business Management from Adelphi University and attended the Advanced Management Program at Dartmouth University.

       HOWARD MORGAN, PH.D. has served as President, idealab! New York since March 2000 and as a director since February 1999. He served as one of our Vice Chairmen on a consulting basis from January 1997 to March 2000, and has continued this role as an employee since March 2000. Since 1989, Dr. Morgan has served as President of Arca Group, Inc., a consulting and investment management firm specializing in the areas of computers and communications technologies. Dr. Morgan was a professor of decision sciences at the Wharton School of the University of Pennsylvania and a professor of computer science at the Moore School of the University of Pennsylvania from 1972 through 1986. He serves as a director for a number of public companies, including Cylink Corporation, Franklin Electronic Publishers, Inc., Infonautics Corporation, Inc., MyPoints.com, Segue Software Corporation, Tickets.com and Unitronix Corporation. Dr. Morgan received his Ph.D. in operations research from Cornell University and his B.S. in Physics from the City University of New York.

       BENJAMIN M. ROSEN has served as a Director of idealab! since April 2000. Mr. Rosen co-founded Compaq Computer Corporation in 1982, and has served as Chairman of the Board and in executive capacities at Compaq since 1983. Mr. Rosen also serves as Vice Chairman of the Board of Trustees of California Institute of Technology, and on several other public company and nonprofit organization boards.

       JOHN F. WELCH, JR. has served as a director of idealab! since March 2000. Since 1981, Mr. Welch has served as the chairman and chief executive officer of General Electric Company. From 1960 to 1981, he held various positions at General Electric. Mr. Welch received his B.S. degree in chemical engineering from the University of Massachusetts and his M.S. and Ph.D. degrees in chemical engineering from the University of Illinois.


                         CORPORATE AND REGIONAL OFFICERS

       TOM HUGHES founded idealab! with Bill Gross in March 1996 and has served as our Chief Design Officer since that time, and as a director until March 2000. Prior to joining idealab!, Mr. Hughes was retained by IBM from September 1992 to March 1996 as a design consultant. From October 1985 to August 1992, he served as director of creative development for Lotus. From December 1982 to October 1985, Mr. Hughes served as worldwide creative director for business products, including Macintosh, creating the award-winning and internationally acclaimed identity for Macintosh and the graphical and type elements which the Apple corporate identity later adopted and still employs. Mr. Hughes was senior art director at Polaroid from April 1978 to December 1982 and served as art director at The Boston Herald newspaper from April 1977 to April 1978. He attended University of Massachusetts, The Museum School at Boston, and Northeastern University, where he studied English, Painting and Architecture.

       DAVID ISHAQ has served as Chief Operating Officer idealab! Europe since March 2000 and served as Managing Director with specific responsibility for European expansion from July 1999 through February 2000. Prior to joining idealab!, Mr. Ishaq was a partner at the private equity fund Knowledge Universe from 1997 to 1999. From 1993 to 1996, Mr. Ishaq served variously as chief operating officer and chief financial officer of Capella Films, Inc., a feature film development, production, sales and distribution company. Mr. Ishaq was involved in an advisory capacity with a wide range of companies in the media, real estate and retail industries from 1989 to 1993. In 1984, he was a principal in the leveraged buyout of Sabre International, Gillette's surgical instruments division, which he co-led until its sale in 1988. Mr. Ishaq holds an L.L.B. degree from the London School of Economics and a M.B.A. from Harvard Business School.

       DOUGLAS MCPHERSON has served as our Vice President and General Counsel since May 1999 and as our Secretary since March 2000. Prior to joining idealab!, he served as chief legal officer and vice president, business development for Ticketmaster Online-CitySearch and its predecessor company, CitySearch, from July 1996 until June 1999. From November 1992 to July 1996, Mr. McPherson was with the law firm of Heller Ehrman White & McAuliffe. From September 1991 to September 1992, he served as a law clerk for a federal district judge. Mr. McPherson holds a B.A. from the University of North Carolina at Chapel Hill, an M.A. from the University of California, Berkeley and a J.D. from Stanford Law School.

       BRADLEY RAMBERG has served as our Vice President and Chief Financial Officer since April 1999. Prior to joining idealab!, Mr. Ramberg served as chief financial officer and vice president of finance and administration for Ticketmaster Online-CitySearch and its predecessor company, CitySearch from April 1996 to May 1999. From January 1994 to April 1996, he was vice president of finance and operations for the Fresh Gourmet Company, a joint venture between CPC International, Inc. and Prepco. Mr. Ramberg holds an A.B. from Brown University and an M.B.A. from Harvard Business School.

       HUGH SHYTLE has served as Chief Operating Officer, idealab! Boston since February 2000. Prior to joining idealab!, Mr. Shytle served as a general partner at Tribeca Partners, a private equity investment company where he worked from May 1999 to February 2000. From January 1993 to May 1999, Mr. Shytle was a managing director at SG Cowen Securities where, as a research analyst, he covered technology services companies. From May 1989 to January 1993, he served as chief operating officer of Restrac, an enterprise software company. Mr. Shytle holds a B.S. in Computer Science from Virginia Polytechnic Institute and an S.M. in Management from the Sloan School of Management at the Massachusetts Institute of Technology.

       BRIAN STEEL has served as Chief Operating Officer, idealab! Silicon Valley since August 1999. Prior to joining idealab!, Mr. Steel was with On Command Corporation, serving as president and chief operating officer from December 1998 to August 1999, as chief operating officer and chief financial officer from September 1996 to December 1998, and as a director for all three years of his tenure. From January 1993 to August 1996, Mr. Steel was with Pacific Telesis Group and several affiliated companies, most recently TELE-TV as its executive vice president and chief financial officer. From June 1986 to December 1992, Mr. Steel worked for Shearson Lehman Brothers, where he co-managed the real estate merchant banking group. Mr. Steel received his B.A. in economics from Duke University.

       STEPHANIE STREETER has served as Chief Operating Officer, idealab! Pasadena since January 2000. Prior to joining idealab!, Ms. Streeter worked for Avery Dennison beginning in June 1985. Most recently, she served as vice president office products worldwide from June 1996 to January 2000 and as vice president/general manager from 1991 to 1996. She served as director of marketing from 1990 to 1991 and worked in business and product management from 1985 to 1990. From 1983 to 1985, Ms. Streeter served as a product manager for Decision Data Computer Corporation. From 1980 to 1983, she worked for Xerox. Ms. Streeter received her B.A. in Political Science from Stanford University.

       JIM WINGET has served as our Chief Technology Officer since August 1999. Prior to joining idealab!, he worked for Silicon Graphics Inc. from October 1986 to August 1999, serving most recently as vice president and chief scientist in corporate research and development. From May 1985 to October 1986, Dr. Winget was a consultant in the division of radiation oncology and a research assistant professor in biomedical engineering at Duke University. From June 1983 to October 1986, he was a consultant at Sutherland, Sproull, and Associates, Inc. Dr. Winget received his B.S. in Engineering from the University of Cincinnati, and his M.S. and Ph.D., both in Applied Mechanics, from the California Institute of Technology.

       ANDY ZIMMERMAN has served as Chief Operating Officer, idealab! New York since February 2000. Prior to joining idealab!, Mr. Zimmerman served as the global leader of eBusiness consulting services for PricewaterhouseCoopers and as a member of the global consulting executive committee from July 1998 to January 2000. From July 1998 to June 1999, Mr. Zimmerman was the Americas leader and a managing partner for information, communications and entertainment practice for PricewaterhouseCoopers, and from January 1995 to July 1998 served as the global leader for the telecommunications and media consulting practice at PricewaterhouseCoopers. He received his B.A. from Haverford College and his M.S. from New York University's Stern Business School.

                               MANAGING DIRECTORS

       JONATHAN AXELRAD has served as a Managing Director for idealab! Silicon Valley since January 2000. Prior to joining idealab!, Mr. Axelrad worked at the law firm Wilson Sonsini Goodrich & Rosati, which he joined as an associate in June 1990. He was admitted as a member in January 1995 and served in that role through January 2000. Mr. Axelrad was named co-chair of the firm's venture/investment fund group in September 1999. He received his B.A. from Wesleyan University and his J.D. from Yale Law School.

       DAVID BOHIGIAN has served as a Managing Director for idealab! New York since January 2000. Prior to joining idealab!, Mr. Bohigian was a managing director of the Washington, D.C.-based Internet incubator, VenCatalyst, where he worked from August 1999 to December 1999. From October 1995 to June 1999, Mr. Bohigian served as a director of Jefferson Partners, L.L.C., a Washington, D.C.-based venture capital firm where he helped found Global Network Architects, now Consortio. Mr. Bohigian received his B.A. from Washington & Lee University and his J.D. from Washington University.

       DAVID COHEN has served as a Managing Director for idealab! Pasadena since January 2000. Prior to joining idealab!, Mr. Cohen was president of Camelot Fund from February 1999 through December 1999. From March 1981 through December 1998, he worked for Pacific Holding Co., serving most recently as chief investment officer. During this time, he also served as senior vice president in charge of acquisitions and investments for Dole Food Company. From August 1986 to October 1989, Mr. Cohen was an associate at the investment banking firm of Lazard Freres and Co. He holds a B.S. in electrical engineering from Boston University and a M.Phil. from Cambridge University.

       CRAIG FRANCES has served as a Managing Director for idealab! Pasadena since January 2000. Prior to joining idealab!, Dr. Frances was co-founder and vice president health partnerships of yourPharmacy.com from August 1998 to October 1999. In July 1997, he co-founded Expert Consensus Guidelines, LLC, a company that surveys expert physicians across the country about "best practices" to create diagnostic and therapeutic algorithms, where he worked through December 1999. From July 1996 to June 1997, Dr. Frances was the chief medical resident at University of California, San Francisco where he designed and implemented hospital administration programs. From July 1995 to June 1996, he created a series of books, the Saint-Frances Guides, with Williams & Wilkins. Dr. Frances received his B.A. from Cornell University and his M.D. from Cornell Medical School.

       TIM GRAY has served as a Managing Director for idealab! Pasadena since December 1999. Prior to joining idealab!, Mr. Gray co-founded WeddingChannel.com and served as its chief executive officer from October 1996 to October 1999. From December 1995 to October 1996, Mr. Gray practiced law with the Los Angeles law firm of Riordan & McKinzie. Mr. Gray received his B.A. in Political Science from the University of California at Irvine and his J.D. from the Georgetown University Law Center.

       DAVID HERNAND has served as a Managing Director for idealab! Pasadena since April 2000. Prior to joining idealab!, Mr. Hernand was with the law firm of Latham and Watkins from October 1994 to April 2000. Mr. Hernand was a Partner in Latham's corporate department specializing in mergers and acquisitions and corporate securities transactions, and served as Co-Chair of the firm's Venture &

Technology Group. Mr. Hernand holds a B.A. from the University of California at Los Angeles and a J.D. from Georgetown University Law Center.

       JOEL HYATT has served as a Managing Director for idealab! Silicon Valley since January 2000. Mr. Hyatt has been a lecturer in entrepreneurship at Stanford University's Graduate School of Business since September 1998. He is the founder and former chairman of Hyatt Legal Plans and served as its chief executive officer from June 1990 to April 1997. From November 1977 to August 1997, Mr. Hyatt was a senior partner of Hyatt Legal Services, a company which he co-founded. He received his A.B. from Dartmouth College and his J.D. from Yale Law School.

       PAUL JEN has served as a Managing Director for idealab! Pasadena since January 2000. He has served as vice president of Meridian Ventures, a provider of advice and interim senior management to leading companies including Barney's New York, Federated Department Stores and LVMH, since September 1991. Mr. Jen holds a B.A. from the University of California at Berkeley and an M.B.A. from Columbia University.

       EDWARD LAMBERT has served as a Managing Director for idealab! Pasadena since January 2000. He has served as chief financial officer of Meridian Ventures, a provider of advice and interim senior management to leading companies including Barney's New York, Federated Department Stores and LVMH, since September 1991. Mr. Lambert holds a B.S. from the California Institute of Technology and an M.B.A. from Harvard Business School.

       JOSH LEIBOWITZ has served as a Managing Director for idealab! New York since December 1999. Prior to joining idealab!, Mr. Leibowitz worked for McKinsey & Co. from October 1997 to December 1999 where he was a member of the New York e-commerce and e-marketing leadership team. Mr. Leibowitz received his A.B. in Economics from the University of Chicago and holds an M.B.A. from Harvard Business School.

       BELDEN MENKUS has served as a Managing Director for idealab! Europe since February 2000. Prior to joining idealab!, Mr. Menkus founded Aim Bridge in December 1998, where he served as managing director through February 2000. The company delivered "launch pad services," helping large corporations launch innovative new Internet concepts. From June 1997 to September 1998, Mr. Menkus served as vice president, business development Europe for Nextera, an international professional services firm. From September 1991 to February 1997, he worked for CSC Index, a Business Reengineering consulting firm in its US, London and Japan offices, most recently as a vice president. From September 1984 to March 1991, Mr. Menkus worked for McKinsey & Company in the U.S. and London, where he focused on strategy development and implementation. Mr. Menkus holds a A.B. from Brown University and an M.S.M. from the Sloan School of Management at the Massachusetts Institute of Technology.

       LARS PERKINS has served as a Managing Director of idealab! since December 1999. Prior to joining idealab!, Mr. Perkins co-founded Webhire in 1982 with $200,000 of seed capital, served as its chief executive officer from 1986 to 1998, and has served as its chairman since 1986. Webhire completed an initial public offering in 1996.

       GREGG ROTENBERG has served as a Managing Director for idealab!, Pasadena since January 2000. Prior to joining idealab!, Mr. Rotenberg founded yourPharmacy.com and served as its president from March 1998 to October 1999. From July 1996 to March 1998, he was managing director of ESI VisionCare, Inc. . From November 1991 to May 1994, Mr. Rotenberg created and managed a virtual reality division of Edison Brothers Stores, a Fortune 500 company. Mr. Rotenberg received his B.S. from the Wharton School of the University of Pennsylvania and his M.M. from the Northwestern University's J. L. Kellogg Graduate School of Management.

       HEATH SCHIESSER has served as a Managing Director for idealab! Pasadena since January 2000. Prior to joining idealab!, Mr. Schiesser worked as vice president of business development and co-founder of yourPharmacy.com from August 1998 to October 1999. From August 1993 to August 1998, he was with McKinsey & Co. as an engagement manager. Mr. Schiesser worked for Alamo Group, a manufacturing concern, from June 1989 to July 1991 as assistant to the president. He received his B.A. from Trinity University and his M.B.A. from Harvard Business School.

       THOMAS SHULL has served as a Managing Director for idealab! Pasadena since January 2000. He has served as chief executive officer of Meridian Ventures, a provider of advice and interim senior management to leading companies including Barney's New York, Federated Department Stores and LVMH, since December 1990. Mr. Shull holds a B.S. from the United States Military Academy and an M.B.A. from Harvard Business School.

       ANDREW STERN has served as a Managing Director for idealab! New York since January 2000. Prior to joining idealab!, he was a managing director and principal of VenCatalyst, the Washington, D.C.-based Internet incubator, where he worked from August 1999 to December 1999. From February 1999 to July 1999, Mr. Stern was vice president of marketing for AppNet, Inc., a global provider of e-commerce solutions. In February 1997, Mr. Stern founded LOGEX International, LLC, an e-commerce solutions provider where he served as president until April 1998 when the company was acquired by AppNet. From January 1996 to February 1997, Mr. Stern served as vice president of operations and member of the senior management committee for The Olympus Group and held various positions with Burson-Marsteller and The Advisory Board Company. From January 1995 until January 1996, he acted as a regional manager for the Advisory Board Company. Mr. Stern received his B.A. in Political Science from Vanderbilt University.

       BILL TRENCHARD has served as a Managing Director for idealab! Silicon Valley since October 1999. Prior to joining idealab!, Mr. Trenchard was a lead program manager at Microsoft from April 1999 to October 1999. He served as CEO of Jump Networks, Inc. from February 1998 until its acquisition in April 1999 by Microsoft. From January 1996 to February 1998, Mr. Trenchard was president of The Gateways Group, LLC, an Internet consulting firm. He served as president of Gateways.com, an Internet local destination site from January 1995 to January 1996. Mr. Trenchard received his B.A. from Cornell University.

       CAROLINE WHITFIELD has served as a Managing Director for idealab! Europe since February 2000. Prior to joining idealab!, Ms. Whitfield was chief executive officer of London-based Internet incubator silliconwharf.com from June 1999 to February 2000. From January 1997 to May 1999, she served as european business head of Hasbro, Inc. launching a combination of U.S.-sourced and locally based opportunities. From January 1992 to December 1996, Ms. Whitfield worked in South America, the Netherlands and the U.K. in global marketing for Unilever PLC. She spent several years in international strategy consulting in the U.K. France and U.S. first for Braxton Associates from June 1986 to August 1988, and then for the International Strategy Group of PricewaterhouseCoopers from September 1988 to December 1990. Ms. Whitfield holds an M.A. in Law from Christ Church, Oxford University and an M.B.A. from INSEAD, France.

                                 VICE PRESIDENTS

       SCOTT BANISTER has served as our Vice President Ideas since August 1999. Prior to joining idealab!, Mr. Banister was a full-time Internet startup advisor and investor following the acquisition of LinkExchange by Microsoft in November 1998. From February 1995 to December 1998, Mr. Banister served as vice president of technology for Submit It!/ListBot, a company he founded in February 1995. In June 1998, the company was acquired by LinkExchange, which was subsequently acquired by Microsoft in November 1998. In July 1997, Mr. Banister co-founded Impulse Buy Network, which was acquired by Inktomi in April 1999. He studied Computer Science at the University of Illinois, Urbana-Champaign before leaving to pursue his passion for Internet ideas and business models.

       TERESA BRIDWELL has served as our Vice President Corporate Communications since March 2000, joining us in November 1999 as Director of Corporate Communications. Prior to joining us, Ms. Bridwell was vice president of corporate communications for MetaCreations Corporation from May 1996 through November 1999. From December 1993 through May 1996, she was manager of marketing communications for State Street Global Advisors in Boston. Ms. Bridwell began her public relations career in New York in 1992 with Connors Communications, a public relations agency specializing in high technologies. From September 1990 through September 1992, she was an editor for Glamour and Omni magazines. Ms. Bridwell received her B.S. in journalism from the University of Kansas.

      KRISTEN DING has been with idealab! since February 1998, serving as a designer, then as creative director of Free-PC and most recently, as our Vice President Design. Prior to joining idealab!, she served as vice president of design of CitySearch from October 1995 to December 1997. From December 1994 to October 1995, Ms. Ding served as senior art director of AND Interactive Communications. She received her B.A. in Psychology and Design from Stanford University and her B.F.A. in Graphic Design and Packaging from Art Center College of Design.

       JEREMY ESKENAZI has served as our Vice President Talent Acquisition since April 2000. Prior to joining idealab!, he served as director of strategic growth and talent acquisition for Amazon.com Holdings, Inc. from September 1999 to February 2000. From July 1994 to September 1999, Mr. Eskenazi worked for Universal Studios, Inc., serving most recently as corporate director for workforce planning and strategic staffing beginning in June 1997. From July 1994 to June 1997, as director of professional staffing, he developed and implemented global executive staffing strategies for Universal Studios' diverse entities. Mr. Eskenazi holds a B.S. from California State Polytechnic University, Pomona.

       JOSEPH ESSAS has served as our Vice President Company Development for idealab! Pasadena since November 1999. Prior to joining idealab!, Mr. Essas served as vice president of web development and technology for Tickets.com from January 1998 to November 1999. From May 1995 to January 1998, Mr. Essas served as director of Web Technology for Interwise Inc., a developer of Web-based distance learning software and services. Mr. Essas served as a developer and project manager on tank simulation projects for the Israeli Defense Force from August 1991 to April 1995. He attended Jerusalem College of Technology.

       RICH FAGEN has served as our Vice President Administrative Services since November 1999. Prior to joining idealab!, Mr. Fagen worked for the California Institute of Technology from November 1984 through October 1999, serving as director of information technology services from April 1990 through October 1999. From June 1979 to November 1984, Mr. Fagen worked at the Jet Propulsion Laboratory where he served in various capacities including member of the technical staff and manager of user services. He holds a B.A. in Economics from the University of California, Los Angeles.

       JOHN FESSENDEN has been with idealab! since January 1997, serving as our Senior Vice President Technology since January 1999 and as Director of Technology from January 1997 to January 1999. Prior to joining idealab!, Mr. Fessenden worked as a developer from January 1995 to January 1997 at Underground Networks, which was acquired by Boxtop Entertainment during his tenure.

       JON GONZALES has served as our General Counsel, Operating Companies and Vice President Legal for idealab! Pasadena since May 1999. From September 1996 until May 1999, he was with the law firm of Wilson Sonsini Goodrich & Rosati. From December 1995 until August 1996, Mr. Gonzales was with the law firm of Testa Hurwitz & Thibeault, LLP. From June 1992 until December 1995, he was with the law firm of Bingham Dana LLP. Mr. Gonzales is a Certified Public Accountant and holds a B.B.A. in accounting and an M.P.A. (Taxation) from the University of Texas at Austin, and a J.D. from Stanford Law School.

       GARY HORWITZ has served as our Vice President Real Estate since March 2000. Prior to joining idealab!, Mr. Horwitz worked for Mattel, Inc. from February 1989 through March 2000. As vice president of real estate from May 1999 to March 2000, Mr. Horwitz was responsible for the management of Mattel's global real estate portfolio. From June 1996 through April 1999, he served as managing director of real estate at Mattel, and from February 1993 through May 1996, he was Mattel's director of real estate. From January 1991 through January 1993, Mr. Horwitz was assistant general counsel and from February 1989 to December 1990, he was senior attorney for Mattel. From September 1987 to January 1989, Mr. Horwitz was an attorney with the law firm of Weissburg & Aronson. He holds a B.A. from the University of California, Los Angeles and a J.D. from the University of Southern California.

       JULIE MAZMAN has served as our Vice President Marketing since March 2000. Prior to joining us, she was vice president of strategy at eCompanies LLC from September 1999 to January 2000. From August 1991 through November 1997 and from September 1998 through March 1999, Ms. Mazman worked for the Sara Lee Corporation, most recently as a brand strategist for its Champion Authentic Athletic Approval division in Italy. From January 1998 to August 1998, she worked for the Eastpak Corporation as the director of consumer marketing. She received her B.A. in Economics from Dartmouth

College and her M.M. in Finance and Marketing from Northwestern University's J.L. Kellogg School of Management.

       GREG MURPHY joined idealab! as an Entrepreneur-in-Residence in December 1999 and has served as our Vice President Company Development for idealab! Silicon Valley since March 2000. Prior to joining us, Mr. Murphy worked for On Command Corporation from October 1993 to December 1999, serving most recently as vice president of regional operations. From November 1997 to December 1998 he served as vice president of product management, and from February 1995 to October 1997, he held director roles in video programming and operations. Mr. Murphy started his career with On Command as assistant to the chairman. Mr. Murphy received his B.A. from Amherst College and his M.A. from Stanford University.

       LIZETTE PEREZ has served as our Vice President Legal for idealab! Boston since March 2000. Prior to joining idealab!, Ms. Perez served as general counsel of JuniorNet Corporation from September 1999 to March 2000. From September 1993 until September 1999, she was an associate in the corporate department and then a partner-elect at the law firm Goodwin, Procter & Hoar, LLP. Ms. Perez holds a B.A. in Political Science from the University of Rochester and a J.D. from Boston University School of Law.

       RICK POWELL has served as our Vice President Administration for idealab! New York since January 2000. Prior to joining idealab!, he was a managing director and principal of VenCatalyst, the Washington, D.C.-based Internet incubator, where he worked from August 1999 to December 1999. From January 1992 to August 1999, Mr. Powell worked for Burson-Marsteller, a communications consulting firm where he was appointed to the role of chief knowledge officer worldwide in June 1998. Mr. Powell received his B.A. in Political Science and a B.B.A. in Business/Finance from Southern Methodist University.

       REED STURTEVANT has served as our Vice President Technology for idealab! Boston since March 2000. Prior to joining idealab!, Mr. Sturtevant was chief technology officer and co-founder of Radio Active Media Partners, Inc. from June 1999 to February 2000. From September 1995 to May 1999, he was chief technology officer of Radnet, Inc. a company he also co-founded. Mr. Sturtevant worked for Lotus Development Corporation from April 1986 to September 1995, serving most recently as director of product management for InterNotes. From June 1992 to October 1994, he was a consulting engineer and from May 1986 to June 1992, he worked in the graphics products group at Lotus. Mr. Sturtevant began his career as a software engineer, working at the Strategic Planning Institute from September 1978 to June 1981, and then as an architect for Graphic Communications, Inc. from July 1981 to April 1986. He attended the Massachusetts Institute of Technology.

                           ENTREPRENEURS-IN-RESIDENCE

       MARK KINGDON has served as an Entrepreneur-in-Residence for idealab! New York since April 2000. Prior to joining idealab!, Mr. Kingdon was a partner at PricewaterhouseCoopers, where he worked since September 1988. During his time at PricewaterhouseCoopers, Mr. Kingdon served as retail consulting leader for the Americas beginning in September 1996 and then as global e-business leader responsible for strategy and planning, marketing, public relations, knowledge management and communications from May 1999 to March 2000. Mr. Kingdon was also a member of the ten person global executive team in PricewaterhouseCoopers' $5 billion management consulting services division. He holds a B.A. in Economics from the University Of California, Los Angeles and a M.B.A. from the Wharton School at the University of Pennsylvania.

       CHRISTINA OHLY has served as an Entrepreneur-in-Residence for idealab! Boston since February 2000. Prior to joining idealab!, she was vice president, creative development for Oxygen Media from October 1998 to February 2000. From September 1995 to October 1998, Ms. Ohly served as vice president creative director, advertising and sponsored content for iVillage. She holds a B.A. from Williams College.

       JOHN RIGOS has served as an Entrepreneur-in-Residence for idealab! New York since March 2000. Prior to joining idealab!, Mr. Rigos was founder, president and chief executive officer of Cductive.com from June 1997 to February 2000. From January 1991 to November 1995, he served as vice president of

Jesup & Lamont Capital Partners. From June 1989 to December 1990, he was a financial analyst with Prudential Bache Capital Funding. Mr. Rigos holds a B.A. in Economics from the University of Pennsylvania and an M.B.A. from INSEAD, France.

       ANDREW SKARUPA has served as an Entrepreneur-in-Residence for idealab! Pasadena since April 2000. Prior to this position, from April 1999 to March 2000, Mr. Skarupa served as vice president of finance for Free-PC, an idealab! network company that was acquired by eMachines in January 2000. From November 1998 to March 1999, he served as vice president of finance for us. From November 1992 to October 1998, Mr. Skarupa worked for MiniMed, Inc., first as controller and then as general manager and director of pharmacy. Mr. Skarupa is a Certified Public Accountant and holds a B.S. in Mathematics/Applied Science from the University of California at Los Angeles and an M.B.A. from UCLA's Anderson School of Business.

       NALINI SRI-KUMAR has served as an Entrepreneur-in-Residence for idealab! since March 2000. Prior to joining idealab!, she was a partner from March 1997 to March 2000 at Siena Partners. From September 1982 to March 1997, Ms. Sri-Kamur worked for McKinsey & Co., where she served as a partner from June 1988 to March 1997. At McKinsey, she focused on new product/business development and business turnaround. Ms. Sri-Kamur received her B.A. in Economics from Barnard College and her M.B.A. from Columbia University.

       SCOTT WEISS has served as an Entrepreneur-in-Residence for idealab! Silicon Valley since March 2000. Prior to joining idealab!, from April 1999 to January 2000, Mr. Weiss served as chief executive officer of Projectgreen.com, an e-commerce company in the fresh produce marketplace. From October 1996 to September 1999, Mr. Weiss served as director of business development for Hotmail/Microsoft. From August 1995 to July 1996, he was a consultant for McKinsey & Co., where he focused on high technology engagements. From August 1983 to May 1988, Mr. Weiss served as manager of finance and business development for Electronic Data Systems. He holds a B.S.B.A. in Finance from the University of Florida and an M.B.A. from Harvard Business School.

       Bill Gross and Lawrence Gross are brothers. No other family relationships exist among our directors and executive officers.

BOARD OF DIRECTORS

       Our bylaws provide for a board of directors consisting of between four and seven members. We currently have seven directors, and we intend to expand the size of our board and add one non-employee director within 90 days following this offering. Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified.

BOARD COMMITTEES

       We intend to establish an audit committee and a compensation committee of our board of directors within 90 days following the offering.

       The audit committee will review our internal accounting procedures and consult with and review the services provided by our independent accountants. Our audit committee will be composed of at least three directors who are not our employees.

       The compensation committee will review and recommend to our board of directors the compensation and benefits of our executive officers and other employees. A majority of our compensation committee will be directors who are not our employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Until the establishment of the compensation committee, our board of directors as a whole will continue to perform the functions to be delegated to the compensation committee. During fiscal 2000, the following members of our executive officers served in interim positions in other companies: Lawrence Gross served as acting chief operating officer of CarsDirect.com, acting chief executive officer of Entrypoint and MyHome.com and acting President of Swap.com; and Robert Kavner served as acting chief executive officer of Entrypoint. No other executive officer of idealab! serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

DIRECTOR COMPENSATION

       Directors currently do not receive any cash compensation from us for their service as members of our board of directors. We granted John F. Welch, Jr. an option to purchase 1,000,000 shares of our common stock at an exercise price of $1.87 per share in March 2000 in connection with his election as a director. We granted Benjamin M. Rosen an option to purchase 1,000,000 shares of our common stock at an exercise price of $5.10 per share in April 2000 in connection with his election as a director.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

       The table below summarizes for fiscal 2000 the compensation earned for services rendered to us in all capacities by our Chief Executive Officer and our three other executive officers whose total compensation exceeded $100,000 in fiscal 2000. These officers are referred to in this prospectus as the "named executive officers". No individual who would otherwise have been includable in such table on the basis of total compensation earned during fiscal 2000 has resigned or otherwise terminated his or her employment during fiscal 2000.



                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                              ----------------
                                                      ANNUAL COMPENSATION        SECURITIES
                                                   --------------------------    UNDERLYING        ALL OTHER
          NAME AND PRINCIPAL POSITIONS                SALARY        BONUS         OPTIONS       COMPENSATION(3)
-------------------------------------------------  -------------  ----------- ----------------  -----------------
Bill Gross
   Chief Executive Officer and Chairman of the
     Board of Directors..........................  $    250,000   $       --      150,000,000   $         94,280
Marcia Goodstein
   President, Chief Operating Officer and
     President, idealab! Pasadena(1).............       189,867           --        5,850,000             93,355
Lawrence Gross(2)
   Vice Chairman and President, idealab! Europe..       208,333           --               --             21,086
Robert Kavner
   Vice Chairman and President, idealab! Silicon
     Valley......................................       250,000           --        2,100,000             35,550

------------

(1)  Ms. Goodstein's annual salary became $250,000 effective in August 1999.

(2) Mr. Gross began his employment with us in April 1999, and his annual salary is $250,000.

(3) Represents our incremental costs associated with the named executive officers' personal usage of aircraft leased by us.

   OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in fiscal 2000, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10% over the exercise price, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimates of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock. All options were granted under our 1999 Executive Stock Plan. All options are exercisable pursuant to vesting schedules with a maximum vesting term of four years. Vesting of options is generally contingent upon the optionee's continued employment with us.

                                                                                        POTENTIAL REALIZABLE
                                                % OF TOTAL                                 VALUE AT ASSUMED
                                  NUMBER OF       OPTIONS                                  ANNUAL RATES OF
                                  SECURITIES     GRANTED TO    EXERCISE                STOCK PRICE APPRECIATION
                                  UNDERLYING     EMPLOYEES      PRICE                      FOR OPTION TERM
                                   OPTIONS          IN           PER      EXPIRATION   ---------------------------------
NAME                               GRANTED      FISCAL YEAR     SHARE       DATE              5%               10%
-----------------------------  ---------------- ------------  ----------- -----------  ---------------- ----------------
Bill Gross...................  150,000,000             69.3%  $    1.275     7/29/09   $  120,276,097   $   304,803,245
Marcia Goodstein.............    5,850,000              2.7        1.275     7/29/09        4,690,768        11,887,327
Lawrence Gross...............           --               --           --          --               --                --
Robert Kavner................    2,100,000              1.0        1.275     7/29/09        1,683,865         4,267,245


   AGGREGATE OPTION EXERCISES DURING THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to exercisable and unexercisable options held as of January 31, 2000 by the Named Executive Officers. The amounts under "Value of Unexercised In-the-Money Options at January 31, 2000" were calculated by determining the difference between $2.20 per share, the fair market value of our common stock as of January 31, 2000 as determined by our board of directors, and the per share exercise price.

                                                           NUMBER OF SECURITIES
                              SHARES                       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                           ACQUIRED ON      VALUE                OPTIONS AT                IN-THE-MONEY OPTIONS AT
                             EXERCISE      REALIZED           JANUARY 31, 2000                JANUARY 31, 2000
                          ------------- --------------  -----------------------------  --------------------------------
                                                        EXERCISABLE(1) UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                                        ------------  ---------------  --------------- ----------------
Bill Gross...............            --  $         --     150,000,000              --   $ 138,750,000   $            --
Marcia Goodstein ........            --            --       5,850,000              --       5,411,250                --
Lawrence Gross...........            --            --              --              --              --                --
Robert Kavner............            --            --       2,100,000              --       1,942,500                --

-------------------------
(1) Includes options that are unvested but which may be exercised early. Any shares issued upon such exercise would be subject to our right of repurchase at the original purchase price to the extent that the shares remained unvested at the time of exercise.

RESTRICTED STOCK PURCHASES

     In fiscal 2000, Bill Gross and Lawrence Gross purchased 20,000,000 and 22,100,000 shares of our common stock for $0.035 per share, in each case subject to our right to repurchase the shares upon the termination of the executive's employment with us. Our right to repurchase the shares lapses, with respect to Bill Gross as to 20% of the underlying shares on the date of purchase and as to an additional 20% on each succeeding anniversary of the date of purchase, and with respect to Lawrence Gross, as to 20% on the date of purchase and as to an additional 5% on the last day of each fiscal quarter thereafter. Bill Gross and Lawrence Gross paid the purchase price for these shares by delivering to us full recourse notes in the principal amounts of $700,000 and $773,500, respectively. Each of these notes bears interest at 7% per annum compounded semi-annually and is secured by the purchased shares. Each note has a term of four years, but is due immediately upon payment of dividends to the executive in an amount greater than the principal and interest then owed. In addition, in fiscal 2000, two corporate and regional officers and one vice president purchased an aggregate of 11,500,000 shares of common stock subject to similar rights of repurchase at a weighted average price of $0.035 per share.

EMPLOYMENT ARRANGEMENTS

     All of our executive officers are "at-will" employees, and their employment may be terminated at any time at the discretion of our board of directors. We have entered into severance agreements with Robert Kavner, Howard Morgan and Lawrence Gross. These agreements provide that in the event their employment with us is terminated without cause, these officers will be entitled to accelerated vesting under their respective option agreements and/or restricted stock purchase agreements such that, to the extent their options have not then vested and/or their restricted stock then remains subject to our repurchase right as to a total of 10 million shares, their options and/or restricted stock will become immediately vested as to an aggregate of 10 million shares immediately upon such termination.

LIMITATIONS ON DIRECTORS' LIABILITY AND INDEMNIFICATION

     Our articles of incorporation and bylaws provide that our directors, officers and other employees may be indemnified to the fullest extent authorized by Nevada law. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as directors or officers.

     The Nevada Revised Statutes, or the NRS, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. We can indemnify against expenses reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. In the case of an action by or in the right of our company, no indemnification may be made in respect of any claim as to which such person is found by a court to be liable to us or for amounts paid in settlement to us, except to the extent that the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

     The NRS further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding, he or she shall be indemnified against expenses reasonably incurred by him or her in his or her defense.

     Indemnification provided for under Nevada law is not exclusive of any other rights to which the indemnified party may be entitled and the scope of indemnification continues as to directors, officers, employees or agents who have ceased to hold such positions. Finally, Nevada law empowers us to purchase and maintain insurance or make other financial arrangements on behalf of a director, officer, employee or agent against any liability asserted against or incurred by him or her in any such capacity whether or not we would have the authority to indemnify him or her against such liabilities and expenses. Our bylaws authorize us to purchase and maintain insurance or make other financial arrangements on behalf of our directors, officers, employees and agents.

     We have entered into agreements with our directors and executive officers pursuant to which we have agreed, among other things, to indemnify them against liabilities they incur by reason of their status as our directors and executive officers to the fullest extent permitted under Nevada law.

STOCK PLANS

   1996 STOCK PLAN

     Our 1996 Stock Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The amended and restated 1996 Stock Plan was approved by our board of directors and stockholders in April 1999. Unless terminated sooner, the 1996 Stock Plan will terminate automatically in 2006. A total of 150,000,000 shares of common stock were reserved for issuance under the 1996 Stock Plan. As of January 31, 2000, options to purchase 13,643,400 shares were outstanding under the 1996 Stock Plan with a weighted exercise price of $0.245.

     Rights granted under the 1996 Stock Plan are generally not transferable by a participant other than by will or the laws of descent and distribution. The 1996 Stock Plan provides that, in the event of our merger with or into another corporation or a sale of substantially all of our assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation does not assume or substitute for the outstanding options, each option will become fully vested and exercisable, for a period of fifteen
(15) days, after which the option will terminate. Our board of directors has the authority to amend or terminate the 1996 Stock Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the 1996 Stock Plan.

   1999 EMPLOYEE STOCK PLAN

     Our 1999 Employee Stock Plan was adopted by our board of directors and stockholders in July 1999. The 1999 Employee Stock Plan's purpose and material terms are substantially identical to the 1996 Stock Plan with the exception that the 1999 Employee Stock Plan allows for nonstatutory option grants at exercise prices equal to at least 85% of the fair market value of the common stock as determined in good faith by our board of directors. The 1999 Employee Stock Plan was adopted by our board of directors and stockholders in July 1999 and is intended to replace the 1996 Stock Plan for options granted to employees after June 1999. A total of 90,000,000 shares of common stock were reserved for issuance under the 1999 Employee Stock Plan. In addition, the number of shares authorized for issuance under the 1999 Employee Stock Plan will increase annually on the first day of each fiscal year, beginning with our fiscal year 2001, by an amount equal to the lesser of ____ % of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or ______ shares. As of January 31, 2000, options to purchase 24,751,150 shares were outstanding under the 1999 Employee Stock Plan with a weighted average exercise price of $1.402.

     The 1999 Employee Stock Plan may be administered by the Board of Directors or a committee of the Board, which committee shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Administrator has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to each option, the exercisability thereof and the form of consideration payable upon such exercise. The 1999 Employee Stock Plan will terminate in 2009. The Board has the authority to amend, suspend or terminate the 1999 Employee Stock Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the 1999 Employee Stock Plan.

     Options granted under the 1999 Employee Stock Plan generally must be exercised by three months after the optionee's separation from us or, if the optionee's separation occurs without cause prior to our initial public offering, within the earlier of twelve months after separation or the effective date of the registration statement for our initial public offering, but in no event later than the expiration of the option's ten-year term. The exercise price of all incentive stock options granted under the 1999 Employee Stock Plan must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of nonstatutory stock options granted under the 1999 Employee Stock Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the common stock on the date of grant. For any participant who owns stock with more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must be at least 110% of the fair market value of our common stock on the date of grant, and the term of any incentive stock option must not exceed five years. The terms of all other options granted under the 1999 Employee Stock Plan may not exceed ten years.

   1999 EXECUTIVE STOCK PLAN

     Our 1999 Executive Stock Plan was adopted by our board of directors and stockholders in July 1999. The 1999 Executive Plan is substantially identical in its material terms to the 1996 Plan and the 1999 Employee Plan, with the exception that the 1999 Executive Plan allows for nonstatutory option grants, including grants to 5% or greater holders at exercise prices equal to at least 85% of the fair market value of the underlying common stock as determined in good faith by the Board of Directors. The 1999 Executive Plan was adopted by our board of directors and stockholders in July 1999. The 1999 Executive Plan was adopted to provide a separate vehicle for certain executive bonus/compensatory grants issued after June 1999. A total of 175,000,000 shares of common stock were reserved for issuance under the 1999 Executive Plan. As of January 31, 2000, options to purchase 161,619,000 shares were outstanding under the 1999 Executive Plan with a weighted average exercise price of $1.275.

   EMPLOYEE STOCK PURCHASE PLAN

     Concurrently with this offering, we intend to adopt an employee stock purchase plan that provides eligible employees the opportunity to purchase shares of our common stock at a discount through payroll deductions.

                           RELATED PARTY TRANSACTIONS

INVESTMENTS IN IDEALAB! AND NETWORK COMPANIES

     The following table summarizes the material terms of private placement transactions since the beginning of fiscal 2000 other than stock option exercises, in which our directors, executive officers and major stockholders and related persons purchased shares of our stock or the stock of our majority-owned subsidiaries for more than $60,000. In each preferred stock transaction, the director, executive officer, major stockholder or related person purchased stock at the same price and on the same terms as independent third-party investors purchasing stock at the same time. Preferred stock is shown on an as-converted basis in the table below.

                                                                           NUMBER OF        AGGREGATE
                           ISSUER                  CLASS OF STOCK            SHARES      PURCHASE PRICE
                 ---------------------------  -------------------------  --------------- ----------------
BILL GROSS

                 idealab!                     Common (1)                     20,000,000   $      700,000
                                              Series C Preferred             40,000,000       12,000,000
                                              Series D Preferred              3,000,000       30,000,000
                 Homepage.com                 Series B Preferred                125,000          250,000
                 MyHome.com                   Series B Preferred                125,000          187,500
                 MyLife.com                   Series B Preferred                125,000          125,000
                 PayMyBills.com               Series B Preferred                125,000          187,500
                 Sameday.com                  Series A Preferred                125,000          187,500


LAWRENCE GROSS

                 idealab!                     Common (1)                     22,100,000          773,500
                 Sameday.com                  Series A Preferred (2)             50,000           75,000

ROBERT KAVNER

                 PETsMART.com                 Series C Preferred                 38,400           64,128

HOWARD MORGAN

                 idealab!                     Common                             30,000           66,000
                 idealab!                     Series D Preferred                250,000        2,500,000

BRADLEY RAMBERG

                 idealab!                     Common (1)                      5,000,000          175,000
                                              Series D Preferred (3)             75,000          750,000
                                              Series D Preferred (4)             50,000          500,000

BENJAMIN ROSEN

                 Homepage.com                 Series B Preferred                 50,000          100,000
                 MyHome.com                   Series B Preferred                 66,666          100,000
                 MyLife.com                   Series B Preferred                100,000          100,000
                 PayMyBills.com               Series B Preferred                 66,666          100,000
                 Sameday.com                  Series A Preferred                 66,667          100,000

IDEALAB! CAPITAL MANAGEMENT FUNDS
                 idealab!                     Series D Preferred (5)          1,500,000       15,000,000

-------------

     (1) Shares subject to repurchase by us at the original purchase price upon termination of the executive's employment to the extent not vested at the time of termination.
     (2)  Shares purchased by Barry Volpert, Mr. Gross' brother-in-law.
     (3) Shares purchased by a trust of which Mr. Ramberg's parents are trustees.
     (4) Shares purchased by Coldwater Investments L.L.C., of which Mr. Ramberg and his parents and siblings are members.

     (5) Includes 1,317,750 shares purchased by idealab! Capital Partners II-A, L.P., 45,000 shares purchased by idealab! Capital Partners II-B, L.P., and 137,250 shares purchased by idealab! Capital Principals Fund, L.P.

PURCHASES OF STOCK FROM DIRECTORS, EXECUTIVE OFFICERS AND MAJOR STOCKHOLDERS

     The following table summarizes the material terms of transactions since the beginning of fiscal 2000 in which we purchased shares of our stock or the stock of our network companies from our directors, executive officers, major stockholders and related persons for more than $60,000.

                                                 CLASS OF        NUMBER OF         AGGREGATE
                                    ISSUER        STOCK           SHARES         PURCHASE PRICE
                            ----------------- --------------  ----------------  -----------------
  ROBERT KAVNER..........           GoTo.Com         Common           375,871        $30,069,680

  HOWARD MORGAN..........           GoTo.Com         Common            66,667          5,333,360 (1)
                                   FirstLook         Common           100,000             66,000 (2)

----------------
     (1) Includes $2,833,360 and 25,000 shares of our Series D preferred stock, which are convertible into 250,000 shares of our common stock and were valued at $100.00 per share in third-party sales at the same time as the transaction.
     (2) Represents 30,000 shares of our common stock, which had a fair market value of $2.20 per share at the time of the transaction as determined by our board of directors.

VENTURE CAPITAL AFFILIATIONS

     We are affiliated with two families of venture capital funds that have an aggregate amount of capital commitments payable during the term of such funds equal to $469.0 million. As of January 31, 2000, these funds had received capital contributions equal to $152.2 million.

     INTERESTS IN ICP I FUNDS. We are a managing member of idealab! Capital Management I, L.L.C. ("ICM I"), the sole general partner of idealab! Capital Partners I-A, L.P. and idealab! Capital Partners I-B, L.P. (the "ICP I Funds"). ICM I and the ICP I Funds were formed in March 1998. The ICP I Funds have an aggregate capitalization of $105.0 million. Of this amount, we have committed $505,000 indirectly through our capital commitment to ICM I, and Bill Gross has committed $10,000 indirectly through his capital commitment to ICM I. In addition, Bill Gross has committed $1.0 million directly as a limited partner of idealab! Capital Partners I-A and Benjamin Rosen, along with two trusts of which his children are beneficiaries, have committed an aggregate of $2.0 million directly as limited partners of idealab! Capital Partners I-B. $46,000 of our capital commitment to ICM I was satisfied through a capital contribution to ICM I of 27,018 shares of our Series B preferred stock. $290,000 of Bill Gross' capital commitment to idealab! Capital Partners I-A was satisfied through capital contributions to idealab! Capital Partners I-A of 170,588 shares of our Series B preferred stock owned by him. $416,000 of our capital commitment and $9,000 of Bill Gross' capital commitment to ICM I, $870,000 of Bill Gross' capital commitment to idealab! Capital Partners I-A and $1.1 million of the capital commitments of Benjamin Rosen and his children's trusts to idealab! Capital Partners I-B had been satisfied as of January 31, 2000.

     INTERESTS IN ICP II FUNDS. We are a managing member of idealab! Capital Management II, L.L.C. ("ICM II"), the sole general partner of idealab! Capital Partners II-A, L.P., idealab! Capital Partners II-B, L.P., and idealab! Capital Principals Fund, L.P. (the "ICP II Funds"). ICM II and the ICP II Funds were formed in August 1999. The ICP II Funds have an aggregate capitalization equal to $364.0 million, of which we have committed $25.5 million, including $470,000 indirectly through our capital commitment to ICM II and $25.0 million directly through our capital commitment as limited partners of idealab! Capital Principals Fund. Barry Volpert, the brother-in-law of Lawrence Gross, has committed $1.0 million and Benjamin Rosen, along with two trusts of which his children are beneficiaries, have committed an aggregate of $2.0 million, directly as limited partners of idealab! Capital Partners II-A. Our, Barry Volpert's, Benjamin Rosen's and his children's trusts' commitments are payable in cash. $97,000 of our capital commitment to ICM II, $4.25 million of our capital commitment to idealab! Capital Principals Fund, $180,000 of Barry Volpert's capital commitment to idealab! Capital Partners II-A and $360,000 of the capital commitments of Benjamin Rosen and his children's trusts to idealab! Capital Partners II-A had been satisfied as of January 31, 2000.

       MANAGEMENT OF ICP FUNDS. The ICP I Funds and the ICP II Funds (collectively, the "ICP Funds") were formed primarily to make venture capital investments in emerging growth companies. The investment activities of the ICP I Funds and the ICP II Funds are controlled exclusively by ICM I and ICM II, respectively. We and Bill Gross together hold 50% of the total managing member voting rights of each of ICM I and ICM II. As a result, the ICP Funds generally can neither acquire nor dispose of investment assets without our and Bill Gross' consent. Bill Gross has agreed to vote his managing member interests in the same manner as we vote ours so long as he continues to control us. Subject to limitations set forth in the governing documents of the ICP Funds: (1) we are indirectly subject to fiduciary duties to the ICP Funds in the exercise of our managing member voting rights; and (2) subject to our own prior right to participate in financings conducted by our network companies, we are required to use our reasonable best efforts to cause our network companies to offer the ICP Funds the opportunity to participate in these financings. Under some circumstances, an ICP Fund may not invest in a network company without the approval of an independent advisory committee or the fund's limited partners. The ICP Funds do not limit their investments to network companies.

       CARRIED INTEREST IN ICP I FUNDS. ICM I holds a carried interest in the ICP I Funds, that, on a blended basis, represents the right to receive 17.4% of the net profits generated by the ICP I Funds over their entire term. Our interest in ICM I entitles us to receive 43.5% of ICM I's carried interest profits, and Bill Gross' interest in ICM I entitles him to receive 0.9% of ICM I's carried interest profits. Accordingly, through our and Bill Gross' interest in ICM I, we hold a carried interest which represents the right to receive 7.6% of the net profits of th ICP I Funds on a blended basis, and Bill Gross holds a carried interest which represents the right to receive 0.2% of the net profits of the ICP I Funds on a blended basis. These blended figures are based on the assumption that the two ICP Funds, which have made differing investments, will achieve identical returns. Accordingly, the actual return realized by ICM I will be based on the actual separate investment returns of the two ICP I Funds. In addition, our and Bill Gross' indirect capital commitment to the ICP I Funds through ICM I entitles us and Bill Gross to a share of the ICP I Funds' profits and losses in proportion to the amount of our respective indirect capital commitments in the same manner as other investors. Bill Gross' direct capital commitment as a limited partner of idealab! Capital Partners I-A and the direct capital commitments of Benjamin Rosen and his children's trusts as limited partners of idealab! Capital Partners I-B also entitle them to shares of the profits and losses of those funds in proportion to the amounts of their direct capital commitments in the same manner as other investors.

     MANAGEMENT FEES FROM ICP I FUNDS. ICM I is entitled to receive an annual management fee from the ICP I Funds equal to 2.39% of their total committed capital, subject to a significant decrease in the annual management fee rate following the fifth year of each fund's term. ICM I is required to apply its management fee income to pay the day-to-day operating expenses of the ICP I Funds and pay certain fees and salaries to its members, including an annual fee of $400,000 to us. In the event that ICM I has an excess management fee income after paying such fees, salaries and expenses, we are entitled to 43.12% of the excess and Bill Gross is entitled to 0.88% of the excess.

       CARRIED INTEREST IN ICP II FUNDS. ICM II holds a carried interest in idealab! Capital Partners II-A and idealab! Capital Partners II-B that, on a blended basis, represents the right to receive 19.4% of the net profits generated by such funds over their entire term. This 19.4% amount will retroactively increase to 29.1% if the internal rate of return to the funds' investors reaches 25.0%. The 19.4% and 29.1% amounts are based on the assumption that idealab! Capital Partners II-A and idealab! Capital Partners II-B, which have made differing investments, will achieve identical returns. Accordingly, the actual return realized by ICM II will be based on the actual separate investment returns of idealab! Capital Partners II-A and idealab! Capital Partners II-B. ICM II holds a carried interest in idealab! Capital Principals Fund that represents a right to receive 10.0% of the net profits generated by the Principals Fund over its entire term. This 10.0% figure will retroactively increase to 15.0% if the internal rate of return to the Principals Fund's investors reaches 25.0%. It is not currently clear whether the internal rate of return to investors in any of the ICP II Funds will meet the 25.0% rate needed to trigger ICM II's higher carried interest rate.

       Our interest in ICM II entitles us to receive 47.5% of ICM II's carried interest profits. Accordingly, through our interest in ICM II we hold a carried interest which represents the right to receive approximately 9.3% to 13.9% of the net profits of idealab! Capital Partners II-A and idealab! Capital Partners II-B on a blended basis, and approximately 4.8% to 7.2% of the net profits of idealab! Capital

Principals Fund, depending in each case on whether these funds' internal rates of return exceed 25.0%. The 9.3% to 13.9% blended range is based on the assumption that idealab! Capital Partners II-A and idealab! Capital Partners II-B, which have made differing investments, achieve identical returns. Our actual share of the returns of the ICP II funds will be based on the separate investment returns of idealab! Capital Partners II-A and idealab! Capital Partners II-B. In addition, our indirect capital commitment to the ICP II Funds, our direct capital commitment as a limited partner of idealab! Capital Principals Fund, and Barry Volpert's, Benjamin Rosen's and his children's trusts' direct capital commitments as limited partners of idealab! Capital Partners II-A entitle us, Barry Volpert, Benjamin Rosen and his children's trusts to shares of these funds' profits and losses proportionate to the amount of our and their respective capital commitments in the same manner as any other investor.

     MANAGEMENT FEES FROM ICP II FUNDS. We are also a managing member of idealab! Capital Management Services, L.L.C. (ICMS), an entity which provides back-office and similar services to ICM II and the ICP II Funds. In this capacity, we are entitled to receive 47.5% of all management fees paid by the ICP II Funds. The ICP II Funds, other than idealab! Capital Principals Fund, pay ICMS an annual management fee equal to 2.5% of the funds' total committed capital, subject to a significant decline in the annual management fee rate following the fifth year of each fund's term. The annual management fee for idealab! Capital Principals Fund is 1.25% of its total committed capital, subject to a significant decline following the fifth year of its term. We have no capital commitment to ICMS and have no other interest in its profits or losses.

     Limited partner interests in the ICP Funds other than idealab! Capital Principals Fund are held primarily by institutional investors, some of whom also hold our stock. Interests in ICM I, ICM II and idealab! Capital Principals Fund not held by us or Bill Gross are held by investment professionals actively involved in the management and operation of the ICP Funds, or by entities affiliated with these professionals. ICM I and ICM II, together with the ICP funds, will hold between 4% and 5% of our outstanding stock immediately following this offering. We have not yet determined whether we will participate in the formation or management of additional venture capital funds.

INDEBTEDNESS

     The following table summarizes the material terms and payment status of the loans made by us to our directors, executive officers and affiliates since the beginning of fiscal 2000. Each of these loans is or was full recourse and bears, or, if paid in full, bore interest at a rate of 7% per annum, compounded annually, and is or was secured by collateral at least equal in fair market value to the principal amount of the loan on the date the loan was made. Each loan is or was due upon the earlier of four years from the date it was made or, if the loan was made in connection with the exercise of options or the purchase of restricted stock, upon the payment of cash dividends to the stockholder in an amount greater than the principal and interest then owed. All loans not listed as having been paid remain outstanding in full, and unless otherwise indicated all loans listed as having been paid were paid in full on the date indicated.

                                             LARGEST PRINCIPAL                PRINCIPAL AMOUNT
                                             AMOUNT OUTSTANDING              OUTSTANDING AS OF
        NAME                               SINCE FEBRUARY 1, 1999              MARCH 31, 2000
       -------                            -------------------------        -----------------------
       BILL GROSS.......................               $30,700,000               $30,700,000
       MARCIA GOODSTEIN.................                   292,500                   250,000
       LAWRENCE GROSS...................                   618,800                   618,800
       TOM HUGHES.......................                   300,000                   300,000
       BRUCE JOHNSTON...................                 2,550,000                 2,550,000
       ROBERT KAVNER....................                   430,000                   430,000
       HOWARD MORGAN....................                   420,000                   410,000
       BRADLEY RAMBERG..................                   175,000                   140,000

     All remaining principal amounts outstanding as of March 31, 2000 are for loans made in connection with early exercises of stock options or in connection with purchases of our common or preferred stock. We believe that all of these transactions were on terms as favorable to us as we would have received from unaffiliated third parties.

     Any future transactions between us and our officers, directors and principal shareholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and non-interested directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2000, and as adjusted to reflect our sale of shares in this offering, by the following individuals or groups:

     o each person or entity known by us to own beneficially more than 5% of our outstanding stock;

     o    each of our executive officers;

     o    each of our directors; and

     o    all of our directors and executive officers as a group.

     The address for each stockholder listed in the following table is c/o idealab!, 130 West Union Street, Pasadena, California 91103. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.

     Applicable percentage ownership in the following table is based on 788,335,687 shares of common stock outstanding as of January 31, 2000, as adjusted to reflect the automatic conversion of all outstanding shares of our preferred stock into 236,860,100 shares of common stock upon the closing of this offering.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 31, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. In computing the number of shares beneficially owned by a person, shares of common stock that are subject to our right of repurchase at the original exercise price paid per share, or such shares that are subject to exercisable but unvested options, are included. Unvested options are immediately exercisable upon grant, provided that upon the optionee's cessation of service, any unvested shares are subject to repurchase by us at the original exercise price paid per share.

                                                                              PERCENT BENEFICIALLY OWNED
                                                                             ------------------------------
                                                              SHARES
                                                           BENEFICIALLY         BEFORE           AFTER
                           NAME                                OWNED           OFFERING        OFFERING
                        -----------                       ----------------   -------------   --------------
5% STOCKHOLDERS
Bill Gross(1) .........................................       390,140,900           41.58%                %
Karen Gross(2) ........................................       151,808,400           19.26
DIRECTORS AND EXECUTIVE OFFICERS
Marcia Goodstein(3) ...................................        32,363,000            4.07
Howard Morgan(4) ......................................        31,380,000            3.97
Robert Kavner(5) ......................................        25,966,000            3.29
Lawrence Gross(6) .....................................        24,012,000            3.05
Thomas Hughes(7).......................................        20,000,000            2.54
Benjamin Rosen.........................................         7,941,180            1.01
Bradley Ramberg(8).....................................         5,036,500               *

All directors and executive officers as a group
(7 people)(9) .........................................       536,839,580           79.39

--------------------
     *    Less than 1% of the outstanding shares of common stock.

     (1) Includes 16,000,000 shares subject to our right of repurchase as of 60 days after January 31, 2000, 150,000,000 shares underlying an exercisable but unvested option as of 60 days after January 31, 2000 and 209,000 shares held in trust for certain family members of Mr. Gross. Also includes

          38,976,010 shares held by the ICP I Funds and ICP II Funds. Mr. Gross is a managing member of entities that control these Funds. Mr. Gross disclaims beneficial ownership of the shares owned by the ICP I Funds and ICP II Funds except to the extent of his pecuniary interest in the Funds.
     (2) Includes 104,500 shares held in trust for certain family members of Ms. Gross.
     (3) Includes 7,000,000 shares subject to our right of repurchase as of 60 days after January 31, 2000, 5,850,000 shares underlying exercisable but unvested options as of 60 days after January 31, 2000, 900,000 held in trust for certain family members of Ms. Goodstein's, and 10,000,000 shares held by a private foundation of which Ms. Goodstein is trustee.
     (4) Includes 11,000,000 shares subject to our right of repurchase as of 60 days after January 31, 2000 and 2,100,000 shares underlying an exercisable but unvested option as of 60 days after January 31, 2000.
     (5) Includes 11,000,000 shares subject to our right of repurchase as of 60 days after January 31, 2000, 2,100,000 shares underlying an exercisable but unvested option as of 60 days after January 31, 2000 and 100,000 shares owned by Mr. Kavner's spouse of which 60,000 shares are subject to our right of repurchase as of 60 days after January 31, 2000.
     (6) Includes 13,260,000 shares subject to our right of repurchase as of 60 days after January 31, 2000.
     (7) Includes 6,000,000 shares subject to our right of repurchase as of 60 days after January 31, 2000.
     (8) Includes 3,000,000 shares subject to our right of repurchase as of 60 days after January 31, 2000 and 50,000 shares owned by Coldwater Investments, L.L.C., of which Mr. Ramberg is a managing member. Mr. Ramberg disclaims beneficial ownership of the shares owned by Coldwater Investments, L.L.C. except to the extent of his pecuniary interest in Coldwater Investments, L.L.C.
     (9) Includes an aggregate of 67,260,000 shares subject to our right of repurchase as of 60 days after January 31, 2000.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

       Upon the completion of this offering, we will be authorized to issue 10,000,000,000 shares of common stock, $0.001 par value per share, and 100,000,000 shares of undesignated preferred stock, $0.001 par value per share. Set forth below is a description of the common stock and preferred stock that may be issued under our articles of incorporation to be effective upon consummation of this offering.

COMMON STOCK

       The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend Policy". In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding, if any. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

PREFERRED STOCK

       Upon consummation of this offering, all 3,450,000 shares of our Series A preferred stock, 5,717,135 shares of our Series B preferred stock, 6,000,000 shares of our Series C preferred stock and 8,518,875 shares of our Series D preferred stock outstanding as of January 31, 2000 will be automatically converted into common stock on a 10-for-1 basis. Immediately following the offering, our board of directors will have the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

       o   restricting dividends on the common stock;

       o   diluting the voting power of the common stock;

       o   impairing the liquidation rights of the common stock; or

       o delaying or preventing a change in control of our company without further action by the stockholders.

       Upon the completion of this offering, no shares of preferred stock will be outstanding, and we have no present plans to issue any shares of preferred stock.

REGISTRATION RIGHTS

       Under an investor rights agreement, the holders of 84,605,200 shares of common stock issuable upon conversion of our preferred stock outstanding as of January 31, 2000 have the following rights with respect to registration of all of their shares under the Securities Act. Because these shares can be registered under the rights agreement, we call them registrable securities. Under these registration rights, beginning 180 days from the effective date of an initial public offering of common stock, and for the twelve month period thereafter, in the event that we elect to register any of our shares of common stock for purposes of effecting any public offering, the holders of registrable securities are entitled to include their shares of common stock in the registration, subject to the right of the managing underwriter to reduce the number of shares proposed to be registered in view of market conditions. Additionally, beginning on the date when we become eligible to register shares for public resale on Form S-3, and for the twelve month period thereafter, holders of a majority of the then outstanding registrable securities may require us to register their shares for public resale on Form S-3, provided that we are not obligated to effect more than one such registration in any twelve month period and provided further that the anticipated aggregate offering price of the securities to be registered is at least $50.0 million (net of underwriting discounts and commissions). We will be responsible for all expenses in connection with the first two registrations on Form S-3 (other than underwriting discounts and commissions). If not terminated earlier, all such registration rights will terminate at such time as the holder is entitled to sell all registrable securities held by it in a three month period pursuant to Rule 144(k) of the Securities Act.

NEVADA LAW AND ARTICLES OF INCORPORATION AND BYLAWS PROVISIONS AFFECTING STOCKHOLDERS

       Our articles of incorporation, bylaws and the laws of the State of Nevada governing corporations may have the effect, either alone or in combination with each other, of making more difficult or discouraging a tender offer, change in control or takeover attempt that is opposed by our board of directors.

       ADVANCE NOTICE REQUIREMENT. Our bylaws provide advance notice requirements for stockholders to submit nominations for the election of directors or other proposals to be voted on by our stockholders. These requirements include providing information about the proposed nominee or proposal and the giving of notice to our secretary 120 days prior to the distribution of a proxy statement to our stockholders in connection with the meeting at which the nominee or proposal is to be voted upon.

       The advance notice requirements for nominations of directors and stockholder proposals will have the effect of making it more difficult for stockholders to change the composition of our board of directors. These provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us.

       NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Our articles of incorporation require that all stockholder action be taken at a stockholders' meeting. Our bylaws provide for annual meetings and special meetings of stockholders. Special meetings of stockholders may be called by (1) the board of directors, (2) the chairman of the board or (3) the chief executive officer and president.

       These provisions of our articles of incorporation and bylaws are intended to:

       o   reduce our vulnerability to an unsolicited acquisition proposal;

       o discourage certain types of transactions that may involve an actual or threatened change of our control; and

       o   discourage some tactics that may be used in proxy fights.

       These provisions, however, could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

       CONTROL SHARE ACQUISITIONS. Sections 78.378 through 78.3793 of the Nevada Revised Statutes (the NRS) provide that an acquiring person who acquires a controlling interest in an issuing corporation may only exercise voting rights on any control shares if they are conferred by a majority vote of the issuing corporation's disinterested stockholders at a special meeting of stockholders held upon the request and at the expense of the acquiring person. In addition, our articles of incorporation require that any transaction or series of related transactions that result in the transfer of 50% or more of our outstanding voting power be approved by two-thirds of our outstanding shares entitled to vote. In the event that the acquiring person is accorded full voting rights and acquires control shares with at least a majority of our voting power, any of our stockholders who did not vote in favor of authorizing voting rights for the control shares, is entitled to payment for the fair value of his or her shares.

       For purposes of the above provisions, acquiring person generally means any person who, individually or in association with others, acquires or offers to acquire, directly or indirectly, a controlling interest in an issuing corporation. Controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient, but for the provisions of NRS
78.378 through 78.3793, to enable the
acquiring person, individually or in association with others, directly or indirectly, to exercise at least one-fifth of the voting power of the issuing corporation in the election of directors. Control shares means those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person acquires or offers to acquire in an acquisition and those shares that are acquired within 90 days immediately preceding the date when the acquiring person became an acquiring person. Issuing corporation means a corporation that is organized in Nevada, has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and does business in Nevada directly or through an affiliated corporation. If the articles of incorporation or bylaws of the corporation provide that the above provisions do not apply, then the above provisions are not applicable. Our articles of incorporation and bylaws, however, currently do not exclude us from the restrictions imposed by these provisions.

       BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS. Sections 78.411 through 78.444 of the NRS restrict the ability of a Nevada corporation with more than 200 stockholders to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause such stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder was approved by the board of directors before such stockholder became an interested stockholder. If the combination was not previously approved, the interested stockholder may only effect a combination after the three-year period if such stockholder receives approval from a majority of the disinterested shares or the offer meets fair price criteria under the NRS. Interested stockholder means any person, other than the resident domestic corporation or its subsidiaries, who is
(1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or
(2) an affiliate or associate of the resident domestic corporation and (3) was, at any time within three years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above provisions do not apply to any combination of a corporation whose current articles of incorporation expressly state that the corporation is not to be governed by these provisions. Our articles of incorporation currently do not exclude us from these restrictions.

       APPLICABILITY OF CALIFORNIA LAW. We are currently subject to Section 2115 of the California General Corporation Law. Section 2115 provides that, regardless of a company's legal domicile, some provisions of California corporate law will apply to that company if more than 50% of its outstanding voting securities are held of record by persons having addresses in California and the majority of the company's operations occur in California. For example, while we are subject to Section 2115, stockholders may cumulate votes in electing directors. This means that each stockholder may vote a number of votes equal to the number of candidates, multiplied by the number of votes to which the stockholder's shares are normally entitled, in favor of one candidate. The ability to cumulate votes potentially enables minority stockholders to elect some members of the board of directors. When we are no longer subject to Section 2115, cumulative voting will not be allowed and a holder or holders of 50% or more of our voting stock will be able to control the election of all directors. In addition, Section 2115 has the following effects:

       o it allows the removal of directors with or without cause with majority stockholder approval;

       o   it places limitations on our distribution of dividends;

       o it extends additional rights to dissenting stockholders in any reorganization, including a merger, sale of assets or exchange of shares; and

       o it provides for stockholder information rights and required filings in the event we effect a sale of assets or complete a merger.

       We anticipate that after this offering our common stock will be listed on The Nasdaq National Market, and that we will have at least 800 stockholders of record by the record date for our annual meeting of stockholders in 2000. Assuming that these two assumptions prove true, we will cease to be subject to
Section 2115 as of the record date for our 2000 annual meeting of stockholders.

TRANSFER AGENT AND REGISTRAR

       The transfer agent and registrar for the common stock is               .

LISTING

       We have applied for listing of our shares on the Nasdaq National Market under the symbol "ILAB".

                         SHARES ELIGIBLE FOR FUTURE SALE

       Prior to this offering, there has been no market for our common stock and there can be no assurance that a significant public market for the common stock will develop or be sustained after this offering. Future sales of substantial amounts of common stock, including shares issued upon exercise of outstanding options and warrants, in the public market following this offering could adversely affect market prices prevailing from time to time and could impair idealab!'s ability to raise capital through sale of its equity securities. As described below, the resale of ___________ of our currently outstanding shares will be contractually restricted for a period following this offering. Sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

       Upon completion of this offering, we will have outstanding ____________ shares of common stock based upon shares outstanding as of January 31, 2000, assuming no exercise of the underwriters' option to purchase additional shares and no exercise of outstanding options or warrants prior to completion of this offering. Of these shares, the ___________ shares sold in this offering will be freely tradable without restriction under the Securities Act except for any shares purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. The remaining 788,335,687 shares of common stock held by existing stockholders as of January 31, 2000 are "restricted shares" as that term is defined in Rule 144.

          Of these restricted shares are subject to lock-up agreements providing that, with limited exceptions, the stockholder will not offer, sell, contract to sell or otherwise dispose of any common stock or any securities that are convertible into common stock for a period of 180 days after the date of this prospectus without the prior written consent of Goldman, Sachs & Co. As a result of these lock-up agreements, notwithstanding possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and 701, none of these shares will be resellable until 181 days after the date of this prospectus. However, with respect to our directors, officers and holders of a majority of our shares, this restriction shall terminate as to 15% of the shares after 90 days and an additional 20% of the shares after 120 days after the date of this prospectus, subject to delays as a result of the timing of our earnings releases and compliance with insider trading policies, in the event that, at such dates, the reported last sale price of our common stock on The Nasdaq National Market is at least twice the initial public offering price for a period of time ending on such dates. If these early releases occur, approximately _____________ and ____________ of the shares originally covered by lock-up agreements will become available for sale on the 90th and the 120th days following the date of this prospectus, subject to the restrictions described above.

       Beginning 181 days after the date of this prospectus, approximately _________________ restricted shares will be eligible for sale in the public market, all of which are subject to volume limitations under Rule 144, except ________ shares eligible for sale under Rule 144(k) and _______ shares eligible for sale under Rule 701. Of those restricted shares not eligible for sale beginning 181 days after the date of this prospectus, ______________ restricted shares will be eligible for sale on or prior to July 31, 2000, and ____________ restricted shares will be eligible for sale on or prior to January 31, 2001, all of which are subject to volume limitations under Rule 144. In addition, as of January 31, 2000, there were outstanding options to purchase 200,013,550 shares of common stock, some of which may be exercised prior to this offering. All such options and warrants are subject to lock-up agreements. Goldman, Sachs & Co. may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements.

       In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares for at least one year including the holding period of any prior owner except an affiliate would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

       o 1% of the number of shares of common stock then outstanding, which will equal approximately _____________ shares immediately after this offering; or

       o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale.

       Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years including the holding period of any prior owner except an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

       Rule 701, as currently in effect, permits resales of shares in reliance upon Rule 144 but without compliance with restrictions, including the holding period requirement, of Rule 144. Any employee, officer or director of or consultant to us who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling such shares. However, Rule 701 shares are subject to lock-up agreements and will only become eligible for sale at the earlier of the expiration of the lock-up agreements or no sooner than 90 days after the offering upon obtaining the prior written consent of Goldman, Sachs & Co.

       Following the effectiveness of this offering, we will file a registration statement on Form S-8 registering shares of common stock subject to outstanding options or reserved for future issuance under our stock plans. As of January 31, 2000, options to purchase a total of 200,013,550 shares were outstanding and 64,085,700 shares were reserved for future issuance under our stock plans. Common stock issued upon exercise of outstanding vested options or issued under our purchase plan, other than common stock issued to our affiliate, is available for immediate resale in the open market.

       Also beginning six months after the date of this offering, holders of 84,605,200 restricted shares outstanding as of January 31, 2000 will be entitled to certain registration rights for sale in the public market. See "Description of Capital Stock Registration Rights". Registration of such shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates, immediately upon the effectiveness of such registration.

                                  UNDERWRITING

       idealab! and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, FleetBoston Robertson Stephens Inc. and Thomas Weisel Partners LLC are the representatives of the underwriters.


                      UNDERWRITERS                              NUMBER OF SHARES
                      ------------                              ----------------
    Goldman, Sachs & Co....................................
    Donaldson, Lufkin & Jenrette Securities Corporation....
    Merrill Lynch, Pierce, Fenner & Smith..................
                       Incorporated........................
    FleetBoston Robertson Stephens Inc.....................
    Thomas Weisel Partners LLC.............................
                                                                ----------------
         Total.............................................
                                                                ================

       If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional shares from idealab! to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

       The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by idealab!. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

                                                       PAID BY IDEALAB!
                                                       ----------------
                                                 NO EXERCISE      FULL EXERCISE
                                                 -----------      -------------
       Per Share..............................  $                $
       Total..................................  $                $

       Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a
discount of up to $      per share from the initial public offering price. Any
such securities dealers may resell any shares purchased from the underwriters to
certain other brokers or dealers at a discount of up to $     per share from the
initial public offering price. If all the shares are not sold at the initial offering price, the representatives may change the offering price and the other selling terms.

       idealab!, its directors, officers and holders of a majority of our shares have agreed with the Underwriters not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of the representatives; provided, however, that this restriction shall terminate as to 15% of the shares after 90 days and an additional 20% of the shares after 120 days after the date of this prospectus, subject to delays as a result of the timing of idealab!'s earnings releases and compliance with insider trading policies, in the event that, at such dates, the reported last sale price of idealab!'s common stock on the Nasdaq National Market is at least twice the initial public offering price specified in this prospectus for a certain period of time ending on such dates. This agreement does not apply to any existing employee benefit plans. See "Shares Eligible for Future Sale" for a discussion of certain transfer restrictions.

       Prior to the offering, there has been no public market for the shares. The initial public offering price will be negotiated among idealab! and the representatives. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be idealab!'s historical performance, estimates of the business potential and earnings prospects of idealab!, an assessment of idealab!'s management and the consideration of the above factors in relation to market valuation of companies in related businesses.

       Application has been made for quotation of the common stock on the Nasdaq National Market under the symbol "ILAB".

       In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares then they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

       The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

       These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.

       At the request of idealab!, the underwriters have reserved for sale, at
the initial public offering price, up to                shares of common stock
for certain directors, stockholders, employees and associates of idealab! There can be no assurance that any of the reserved shares will be so purchased. The number of shares available for sale to the general public in the offering will be reduced by the number of reserved shares sold. Any reserved shares not so purchased will be offered to the general public on the same basis as the other shares offered hereby.

       The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

       Thomas Weisel Partners LLC, one of the representatives of the underwriters, was organized and registered as a broker-dealer in December 1998. The following disclosure is included because Thomas Weisel Partners LLC was organized within the past three years. Since December 1998, Thomas Weisel Partners LLC has been named as a lead or co-manager on 153 filed public offerings of equity securities, of which 109 have been completed, and has acted as a syndicate member in an additional 88 public offerings of equity securities. Thomas Weisel Partners LLC does not have any material relationship with idealab! or any of its officers, directors or controlling persons, except with respect to its contractual relationship with idealab! pursuant to the underwriting agreement entered into in connection with this offering.

       idealab! estimates that its share of the total expenses at the offering, excluding underwriting discounts and commissions, will be approximately
$        million.

       idealab! has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for idealab! by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain legal matters will be passed upon for the Underwriters by Shearman & Sterling, Menlo Park, California. As of the date of this prospectus, an investment partnership composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, as well as certain individual attorneys of this firm, beneficially own an aggregate of 2,007,750 shares of idealab!'s common stock.

                                     EXPERTS

     The consolidated financial statements of idealab! and its subsidiaries as of January 31, 1999 and 2000 and for each of the three years in the period ended January 31, 2000 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of eVoice, Inc. as of December 31, 1998 and September 30, 1999 and for the periods from December 7, 1998 (inception) to December 31, 1998 and the nine months ended September 30, 1999 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Intranets.com, Inc. as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Perga Capital Incorporated as of April 30, 1998 and 1999 and for each of the two years in the period ended April 30, 1999 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of AutoData Marketing Systems Incorporated and its subsidiaries as of April 30, 1998 and 1999 and for each of the two years in the period ended April 30, 1999 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of PointCast Incorporated as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Potamkin Auto Center, Ltd. as of December 31, 1998 and September 30, 1999 and for the year ended December 31, 1998 and the nine months ended September 30, 1999 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of GoTo.com, Inc. at December 31, 1998 and 1999 and for each of the two years in the period ended December 31, 1999 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of idealab! Capital Management I, LLC at December 31, 1998 and 1999 and for the period from March 20, 1998 (inception) to December 31, 1998 and the year ended December 31, 1999 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to us and our common stock, see the registration statement and the exhibits and schedules thereto. Any document we file with the Commission may be read and copied at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Commission are also available to the public from the Commission's Web site at http://www.sec.gov.

     Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the World Wide Web site of the Commission referred to above.

                                           INDEX TO FINANCIAL STATEMENTS

                                                     IDEALAB!

                                                                                                             PAGE
Report of Independent Accountants........................................................................    F-3
Consolidated Balance Sheets..............................................................................    F-4
Consolidated Statements of Operations....................................................................    F-5
Consolidated Statements of Shareholders' Equity (Deficit)................................................    F-6
Consolidated Statements of Comprehensive Income (Loss)...................................................    F-7
Consolidated Statements of Cash Flows....................................................................    F-8
Notes to Consolidated Financial Statements...............................................................    F-9

Unaudited Pro Forma Financial Information - Basis of Presentation........................................    F-37
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations..............................    F-39
Notes to Unaudited Pro Forma Condensed Combined Financial Information....................................    F-40


                                                   EVOICE, INC.

                                                                                                             PAGE

Report of Independent Accountants........................................................................    F-42
Balance Sheets...........................................................................................    F-43
Statements of Operations.................................................................................    F-44
Statements of Redeemable Convertible Preferred Stock and Shareholders' Equity (Deficit)..................    F-45
Statements of Cash Flows.................................................................................    F-46
Notes to Financial Statements............................................................................    F-47



                                                  GOTO.COM, INC.

                                                                                                             PAGE

Report of Independent Auditors...........................................................................    F-57
Balance Sheets...........................................................................................    F-58
Statements of Operations.................................................................................    F-59
Statements of Stockholders' Equity.......................................................................    F-60
Statements of Cash Flows.................................................................................    F-61
Notes to Financial Statements............................................................................    F-62


                                        IDEALAB! CAPITAL MANAGEMENT I, LLC

                                                                                                             PAGE

Report of Independent Auditors...........................................................................    F-73
Balance Sheets...........................................................................................    F-74
Statements of Operations.................................................................................    F-75
Statements of Changes in Members' Equity.................................................................    F-76
Statements of Cash Flows.................................................................................    F-77
Notes to Financial Statements............................................................................    F-78


                                                INTRANETS.COM, INC.

                                                                                                             PAGE
Report of Independent Accountants........................................................................    F-82
Balance Sheets...........................................................................................    F-83
Statements of Operations.................................................................................    F-84
Statements of Cash Flows ................................................................................    F-85
Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit...........................    F-86
Notes to Financial Statements............................................................................    F-87



                                            PERGA CAPITAL INCORPORATED

                                                                                                             PAGE

Auditors' Report.........................................................................................    F-95
Balance Sheets...........................................................................................    F-96
Statements of Operations and Deficit.....................................................................    F-97
Statements of Cash Flows.................................................................................    F-98
Notes to Financial Statements............................................................................    F-99



                                      AUTODATA MARKETING SYSTEMS INCORPORATED

Auditors' Report........................................................................................    F-105
Consolidated Balance Sheets.............................................................................    F-106
Consolidated Statements of Earnings and Deficit.........................................................    F-107
Consolidated Statements of Cash Flows...................................................................    F-108
Notes to Consolidated Financial Statements..............................................................    F-109


                                              POINTCAST INCORPORATED

                                                                                                             PAGE

Report of Independent Accountants........................................................................   F-119
Balance Sheets...........................................................................................   F-120
Statements of Operations.................................................................................   F-121
Statements of Shareholders' Deficit......................................................................   F-122
Statements of Cash Flows.................................................................................   F-123
Notes to Financial Statements............................................................................   F-124



                                            POTAMKIN AUTO CENTER, LTD.

                                                                                                             PAGE

Report of Independent Accountants........................................................................   F-137
Balance Sheets...........................................................................................   F-138
Statements of Operations.................................................................................   F-139
Statements of Shareholders' Equity.......................................................................   F-140
Statements of Cash Flows.................................................................................   F-141
Notes to Financial Statements............................................................................   F-142

The following report is in the form that will be signed upon (i) the completion of the Company's reincorporation in the State of Nevada as described in Note 23 of the Notes to the Consolidated Financial Statements and (ii) a determination that the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), as described in
Note 21 of the Notes to the Consolidated Financial Statements.

/s/ PricewaterhouseCoopers LLP

Woodland Hills, California

April 10, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of idealab!:

       In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity, comprehensive income (loss) and cash flows present fairly, in all material respects, the financial position of idealab! and its subsidiaries (the "Company") at January 31, 1999 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended January 31, 2000 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Woodland Hills, California

April 10, 2000, except for the information in paragraph 2 of Note 23, as to which the date is _______________ , 2000 and paragraph 6 of Note 21, as to which the date is ________________ , 2000.

                                    IDEALAB!

                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                    PRO FORMA
                                                                                                  SHAREHOLDERS'
                                                                              JANUARY 31,            EQUITY
                                                                        -------------------------  JANUARY 31,
                                                                           1999         2000           2000
                                                                        -----------  ------------ ---------------
ASSETS                                                                                             (UNAUDITED)
Current assets:
   Cash and cash equivalents.........................................   $    6,339   $   601,474
   Accounts receivable, net..........................................           77        14,760
   Short-term marketable securities..................................           --        70,526
   Inventory.........................................................           --        12,080
   Prepaid expenses and other current assets.........................          161         7,399
                                                                        -----------  ------------
     Total current assets............................................        6,577       706,239
Fixed assets, net....................................................        2,313        18,569
Ownership interests in network companies.............................        2,286       614,292
Marketable securities................................................       35,832       179,239
Goodwill, net........................................................           --       109,587
Other assets.........................................................          544        46,457
                                                                        -----------  ------------
     TOTAL ASSETS....................................................   $   47,552   $ 1,674,383
                                                                        ===========  ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable..................................................   $    1,286   $    26,285
   Income taxes payable..............................................           --        87,249
   Accrued expenses..................................................        3,818        26,105
   Short term borrowings.............................................           --         1,061
   Note payable to a related party...................................          300            --
   Current portion of capital lease obligations......................           67         3,515
                                                                        -----------  ------------
     Total current liabilities.......................................        5,471       144,215
Capital lease obligations, less current portion......................           39        30,439
Deferred income taxes................................................        9,692       116,413
Minority interest....................................................        1,030       152,750
Convertible preferred stock, no par value; 28,452 shares authorized at January 31, 2000, 9,451 and 23,686 shares issued and
   outstanding at January 31, 1999 and 2000, respectively;
   liquidation preference and redemption value of $13,652 and
   $883,058 at January 31, 1999 and 2000, respectively;
   pro forma--none authorized, issued or outstanding.................       13,652       892,782  $         --

Commitments and contingencies (Note 21)..............................

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 9,548 shares authorized at January 31,
   2000, no shares issued or outstanding; pro forma-$0.001 par value;
   100,000 shares authorized, none issued or outstanding.............           --            --            --
Common stock, no par value; 1,100,000 shares authorized at January 31,
   2000; 448,654 and 551,476 shares issued and outstanding at
   January 31, 1999 and 2000, respectively; pro forma --$0.001 par value; 10,000,000 shares authorized; 788,336 shares issued
   and outstanding...................................................       15,366       387,689             788
Additional paid-in capital...........................................           --            --       1,279,683
Notes receivable from shareholders...................................       (1,665)      (38,304)        (38,304)
Deferred stock compensation..........................................       (6,387)     (239,892)       (239,892)
Accumulated other comprehensive income...............................       20,663       144,816         144,816
Retained earnings (deficit)..........................................      (10,309)       83,475          83,475
                                                                        -----------  ------------ ---------------
   Total shareholders' equity........................................       17,668       337,784  $    1,230,566
                                                                        -----------  ------------ ===============
     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY......................   $   47,552   $ 1,674,383
                                                                        ===========  ============

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                    IDEALAB!
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                              FISCAL YEAR ENDED JANUARY 31,
                                                                    ---------------------------------------------------
                                                                         1998              1999             2000
                                                                    ----------------  ---------------  ----------------
REVENUES
   Trade revenues................................................   $           154   $          459   $        18,643
   Management fees from related parties..........................                --              346             2,515
                                                                    ----------------  ---------------  ----------------
     Total revenues..............................................               154              805            21,158
                                                                    ----------------  ---------------  ----------------
OPERATING EXPENSES
   Cost of revenues (excluding $0, $0 and $169 of stock-based compensation charges for the years ended January 31, 1998,
     1999 and 2000, respectively)................................               172               82            28,380
   Sales and marketing (excluding $0, $0 and $1,066 of stock-
     based compensation charges for the years ended January 31,
     1998, 1999 and 2000, respectively)..........................             2,002            1,940            70,129
   Product development (excluding $0, $27 and $6,165 of stock-
     based compensation charges for the years ended January 31,
     1998, 1999 and 2000, respectively)..........................             3,484            1,554            10,798
   General and administrative (excluding $233, $3,883 and
       $101,750 of stock-based compensation charges for the
       years ended January 31, 1998, 1999 and 2000,
       respectively).............................................             5,623            4,732            36,738
   Stock-based compensation......................................               233            3,910           109,150
   Amortization of goodwill and other intangibles................                49               79             7,149
                                                                    ----------------  ---------------  ----------------
     Total operating expenses....................................            11,563           12,297           262,344
                                                                    ----------------  ---------------  ----------------
     Operating income (loss).....................................           (11,409)         (11,492)         (241,186)
                                                                    ----------------  ---------------  ----------------
OTHER INCOME (EXPENSE)
   Realized gains on sales of marketable securities..............                --            2,250           201,959
   Gain on stock issuance by a network company...................                --               --            22,658
   Other income, net.............................................               216            5,307            92,003
   Interest income...............................................                36              120             8,386
   Interest expense..............................................              (178)             (49)           (2,695)
                                                                    ----------------  ---------------  ----------------
                                                                                 74            7,628           322,311
                                                                    ----------------  ---------------  ----------------
Income (loss) before income taxes, minority interest and equity
  in the income (loss) of affiliates.............................           (11,335)          (3,864)           81,125
   Income tax benefit (expense)..................................             3,528            2,358           (86,245)
   Minority interest.............................................             1,022              572            95,537
   Equity in the income (loss) of affiliates, net of tax.........              (271)              51            28,067
                                                                    ----------------  ---------------  ----------------
Net income (loss)................................................            (7,056)            (883)          118,484
Deduction for beneficial conversion feature......................                --               --            (9,724)
Repurchase of convertible preferred stock........................                --               --            (3,777)
                                                                    ----------------  ---------------  ----------------
Net income (loss) applicable to common shareholders..............   $        (7,056)  $         (883)  $       104,983
                                                                    ================  ===============  ================
Net income (loss) per share applicable to common shareholders:
   Basic.........................................................   $         (0.02)  $           --   $          0.25
   Diluted.......................................................   $         (0.02)  $           --   $          0.15
Shares used to calculate net income (loss) per share applicable to common shareholders:
   Basic.........................................................           334,760          352,083           423,525
   Diluted.......................................................           334,760          352,083           695,312
Unaudited pro forma net income per share applicable to
   common shareholders:
   Basic.........................................................                                      $          0.18
   Diluted.......................................................                                      $          0.15
Shares used to calculate unaudited pro forma net income
   per share applicable to common shareholders:
   Basic.........................................................                                              571,215
   Diluted.......................................................                                              695,312


          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                    IDEALAB!

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                                       NOTES                    ACCUMULATED               TOTAL
                                         COMMON STOCK    ADDITIONAL  RECEIVABLE    DEFERRED        OTHER     RETAINED  SHAREHOLDERS'
                                       -----------------   PAID IN      FROM        STOCK      COMPREHENSIVE EARNINGS     EQUITY
                                        SHARES   AMOUNT    CAPITAL  SHAREHOLDERS COMPENSATION     INCOME     (DEFICIT)   (DEFICIT)
                                       ------- --------- ---------- ------------ ------------  ------------- --------- -------------
BALANCE AT JANUARY 31, 1997........... 326,500  $    465  $         $            $       (65)  $            $  (2,370) $     (1,970)

Issuance of common stock for cash and
services..............................  24,434       483                                                                        483
Deferred stock compensation...........               407                                (407)                                    --
Amortization of deferred stock
compensation..........................                                                   233                                    233
Net unrealized appreciation of
   marketable securities..............                                                                4,474                   4,474
Effect of network companies' equity
transactions..........................               937                                                                        937
Net loss..............................                                                                         (7,056)       (7,056)
                                       ------- --------- ---------- ------------ ------------  ------------- ---------  ------------
BALANCE AT JANUARY 31, 1998........... 350,934     2,292                                (239)         4,474    (9,426)       (2,899)

Issuance of common stock for services.   1,470        30                                                                         30
Deferred stock compensation...........            10,058                             (10,058)                                    --
Amortization of deferred stock
compensation..........................                                                 3,910                                  3,910
Exercise of stock options.............  96,250     1,665                  (1,665)                                                --
Net unrealized appreciation of
   marketable securities..............                                                               16,189                  16,189
Effect of network companies' equity
transactions..........................             1,321                                                                      1,321
Net loss..............................                                                                           (883)         (883)
                                       ------- --------- ---------- ------------ ------------  ------------- --------- -------------
BALANCE AT JANUARY 31, 1999........... 448,654    15,366                  (1,665)     (6,387)        20,663   (10,309)       17,668

Issuance of common stock..............     664     5,311                                                                      5,311
Exercise of stock options and warrants  59,400    35,757                 (35,208)                                               549
Tax benefit of stock option exercises.               715                                                                        715
Issuance of common stock subject to
   repurchase.........................  53,600     1,876                  (1,876)                                                --
Payments on notes receivable from
   shareholders.......................                                       375                                                375
Deferred stock compensation...........           323,471                            (323,471)                                    --
Amortization of deferred stock
compensation..........................                                                89,966                                 89,966
Repurchase and retirement of stock...  (10,842)     (261)                     70                              (14,976)      (15,167)
Net unrealized appreciation of
   marketable securities..............                                                              124,153                 124,153
Effect of network companies' equity
   transactions.......................             5,454                                                                      5,454
Deduction for beneficial conversion
   feature............................                                                                         (9,724)       (9,724)
Net income............................                                                                         118,484      118,484
                                       ------- --------- ---------- ------------ ------------  ------------- --------- -------------
BALANCE AT JANUARY 31, 2000........... 551,476   387,689                 (38,304)   (239,892)       144,816    83,475       337,784
Assumed conversion of convertible
   preferred stock (unaudited)........ 236,860   892,782                                                                    892,782
Reincorporation in State of Nevada
   and change in par value of
   common stock (unaudited)...........        (1,279,683) 1,279,683                                                               --
                                       ------- --------- ---------- ------------ ------------  ------------- --------- -------------
BALANCE AT JANUARY 31, 2000, PRO
FORMA
   (UNAUDITED)........................ 788,336  $    788 $1,279,683 $    (38,304)$  (239,892)  $    144,816  $ 83,475  $  1,230,566
                                       ======= ========= ========== ============ ============  ============= ========= =============

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                    IDEALAB!

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                 (IN THOUSANDS)

                                                                              FISCAL YEAR ENDED JANUARY 31,
                                                                           -------------------------------------
                                                                              1998        1999         2000
                                                                           ----------- -----------  ------------
NET INCOME (LOSS).......................................................   $   (7,056) $     (883)  $   118,484
                                                                           ----------- -----------  ------------

OTHER COMPREHENSIVE INCOME BEFORE TAX

   Unrealized holding gain on marketable securities.....................        7,550      29,539       411,396
   Realized gains.......................................................           --      (2,250)     (201,959)

TAX RELATED TO OTHER COMPREHENSIVE INCOME

   Unrealized holding gain on marketable securities.....................       (3,076)    (12,016)     (167,438)
   Realized gains.......................................................           --         916        82,154
                                                                           ----------- -----------  ------------
     Other comprehensive income, net of tax.............................        4,474      16,189       124,153
                                                                           ----------- -----------  ------------
COMPREHENSIVE INCOME (LOSS).............................................   $   (2,582) $   15,306   $   242,637
                                                                           =========== ===========  ============

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                    IDEALAB!

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                   FISCAL YEAR ENDED JANUARY 31,
                                                                                  -------------------------------
                                                                                    1998       1999       2000
                                                                                  ---------  ---------  ---------
OPERATING ACTIVITIES:
     Net income (loss).........................................................   $ (7,056)  $   (883)  $118,484
     Adjustments to reconcile net income (loss) to
      net cash used in operating activities:
       Stock-based compensation................................................        233      3,910    109,150
       Depreciation and amortization...........................................        250        585     10,344
       Gain on stock issuance by a network company.............................         --         --    (22,658)
       Realized gains on sale of marketable securities.........................         --     (2,250)  (201,959)
       Other income, net.......................................................       (216)    (5,307)   (92,003)
       Equity in the (income) loss of affiliates, net of tax...................        271        (51)   (28,067)
       Minority interest.......................................................     (1,022)      (572)   (95,537)
       Deferred income taxes...................................................     (3,536)    (2,366)    (4,578)
     Changes in assets and liabilities, net of effect of acquisitions and deconsolidations of network companies:
       Accounts receivable.....................................................        (79)       (51)   (13,338)
       Inventory...............................................................         --         --    (12,080)
       Accounts payable........................................................      2,154        512     24,247
       Accrued expenses........................................................       (233)     3,703     22,438
       Income taxes payable....................................................         --         --     87,249
       Other assets and liabilities............................................       (296)      (420)   (35,247)
                                                                                  ---------  ---------  ---------

           Net cash used in operating activities...............................     (9,530)    (3,190)  (133,555)
                                                                                  ---------  ---------  ---------

INVESTING ACTIVITIES:

     Capital expenditures......................................................     (1,368)    (1,785)   (16,916)
     Purchase of ownership interests in network companies, net of cash acquired       (920)    (1,100)  (238,704)
     Proceeds from sales of marketable securities..............................         --      3,402    202,715
     Reduction in cash due to deconsolidation of network companies.............        (29)    (2,770)   (16,939)
                                                                                  ---------  ---------  ---------

           Net cash used in investing activities...............................     (2,317)    (2,253)   (69,844)
                                                                                  ---------  ---------  ---------

FINANCING ACTIVITIES:

     Issuance of notes payable.................................................      3,872         --         --
     Repayments of capital lease obligations...................................        (36)       (91)    (1,734)
     Issuance of common stock..................................................        483         30        549
     Issuance of convertible preferred stock...................................      8,704      1,452    636,253
     Repurchase of common and convertible preferred stock......................         --         --    (15,650)
     Borrowings................................................................         --      2,510      9,381
     Issuance of note payable to a related party...............................         --        300         --
     Repayment of note payable to a related party..............................         --         --       (300)
     Note receivable from a related party......................................         --         --     (9,283)
     Repayment of note receivable from a related party.........................         --         --      9,283
     Payments on shareholder notes.............................................         --         --        375
     Issuance of stock by consolidated network companies.......................     1,566      3,755     169,660
                                                                                  ---------  ---------  ---------

           Net cash provided by financing activities...........................    14,589      7,956     798,534
                                                                                  ---------  ---------  ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS......................................      2,742      2,513    595,135

Cash and cash equivalents at beginning of year.................................      1,084      3,826      6,339
                                                                                  ---------  ---------  ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR.......................................   $  3,826   $  6,339   $601,474
                                                                                  =========  =========  =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW ACTIVITIES
  Cash paid during the year for:
     Interest .................................................................   $    178   $     49   $  2,842
     Income taxes..............................................................          8          8          8


          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


1.     DESCRIPTION OF THE COMPANY

         Bill Gross' idealab! ("idealab!" or the "Company"), a California corporation, was incorporated on March 14, 1996. The Company is primarily engaged in the process of creating, building and operating interactive communications businesses and identifying Internet business opportunities. In addition to internally developed businesses, the Company has acquired ownership interests in existing businesses which are strategically important to idealab!'s overall network of companies. As of January 31, 2000, the Company had ownership interests in more than 35 companies ("network companies") engaged in various interactive communications businesses. The Company also has ownership interests in entities that serve as the general partner of venture capital funds that invest in emerging growth companies.

       As described in Note 23, the Company will change its name to idealab! and reincorporate in the State of Nevada prior to the closing of the planned initial public offering of its common stock.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and certain controlled entities. All significant intercompany accounts and transactions have been eliminated in consolidation.

       The reporting periods of the Company's network companies generally coincide with the calendar year. The Company accounts for its ownership interests in such network companies utilizing the quarterly and annual financial information as reported by network companies pursuant to their fiscal year-ends. Accordingly, the financial results of network companies included in the Company's consolidated financial statements generally reflect a reporting lag period of one-month.

    ACCOUNTING FOR OWNERSHIP INTERESTS IN NETWORK COMPANIES

       The Company's ownership interests in network companies are accounted for under one of three methods: consolidation, equity or cost. The applicable accounting method is generally determined based on several factors including the Company's ownership interest in the outstanding voting securities of the network company, representation on the network company's Board of Directors and the extent of the Company's involvement in the management of the network company.

     CONSOLIDATION. Network companies which the Company effectively controls are accounted for under the consolidation method of accounting. Effective control is generally determined based on an ownership interest of greater than 50% of the network company's outstanding voting securities and the ability to control the network company's Board of Directors. Under this method, a network company's results of operations are reflected within the Company's Consolidated Statements of Operations and its financial position is reflected in the Company's Consolidated Balance Sheets. Participation of other network company shareholders in the net assets and earnings or losses of a consolidated network company is reflected in "minority interest" in the Company's Consolidated Balance Sheets and Statements of Operations.

       The amount by which the Company's carrying value exceeds its share of the underlying net assets of network companies accounted for under the consolidation method is recorded as goodwill in the accompanying Consolidated Balance Sheets and is amortized on a straight-line basis over the useful life of the underlying assets. The related amortization expense is reflected in the Company's operating expenses on a consolidated basis.

       EQUITY METHOD. Network companies that are not accounted for under the consolidation method, but over which the Company exercises significant influence, are accounted for under the equity method. Whether or not the Company exercises significant influence with respect to a network company depends on

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

an evaluation of several factors including, among others, representation on the network company's Board of Directors and an ownership interest which is generally between 20% to 50% of the outstanding voting securities of the network company. Under the equity method, a network company's results of operations are not reflected within the Company's Consolidated Statements of Operations; however, the Company's share of the earnings or losses of the network company, which in the case of losses is generally limited to the carrying value of the Company's ownership interest in the network company, is reflected in the caption "Equity in the income (loss) of affiliates, net of tax" in the Company's Consolidated Statements of Operations. For those network companies accounted for using the equity method in which the Company's ownership interest includes preferred stock or other securities which have priority in liquidation to other junior securities, the Company determines its share of the network company's earnings or losses based on the change in the Company's claim on the network company's net assets, in accordance with Emerging Issues Task Force Issue ("EITF") No. 99-10 "Percentage used to Determine the Amount of Equity Method Losses".

       The amount by which the Company's carrying value exceeds its share of the underlying net assets of network companies accounted for under the equity method is amortized on a straight-line basis over the useful life of the underlying assets, generally three to five years. Amortization expense is reflected as an adjustment to the Company's share of the network companies' earnings or losses.

       COST METHOD. Network companies not accounted for under the consolidation or equity method are accounted for under the cost method. Under this method, the Company's share of the earnings or losses of the network company is not included in the Consolidated Statement of Operations. However, charges are recognized in the Consolidated Statement of Operations if events or circumstances indicate a permanent impairment of the carrying value.

       The Company's ownership interests in network companies accounted for under the cost method which have readily determinable fair values based on quoted market prices and which are not restricted as to sale for a period of one year beyond the Company's balance sheet date are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". These ownership interests are classified as Marketable Securities in the accompanying Consolidated Balance Sheets.

       Ownership interests in network companies accounted for under the cost method which do not have readily determinable fair values or which are restricted as to sale for a period of one year beyond the balance sheet date are stated at the lower of cost or net realizable value. The Company continually evaluates the carrying values of its ownership interests for indications of impairment based on several factors including the fair value of the ownership interest relative to its cost and the financial condition and near-term prospects of the underlying network company.

    CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid instruments with an original maturity of 90 days or less to be cash equivalents.

    MARKETABLE SECURITIES

       Marketable securities consists of equity securities that have a readily determinable fair value and are not restricted as to sale within one year beyond the Company's balance sheet date. In accordance with its stated objectives, the Company generally intends to be a long term owner of these securities and therefore such securities have been categorized as available-for-sale, as defined by SFAS No. 115, for each of the periods presented. Marketable securities are carried at fair value, based on quoted market prices, with net unrealized gains or losses, net of tax, reported as a component of accumulated other comprehensive

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

income in shareholders' equity. The cost of marketable securities sold is based on the specific identification method.

    INVENTORY

       Inventory is comprised primarily of inventory of CarsDirect.com, Inc., one of the Company's consolidated network companies, and consists primarily of new vehicles that are valued at the lower of cost or market. Cost is determined using the specific identification method.

    FIXED ASSETS

       Fixed assets are carried at cost less accumulated depreciation and amortization, computed on a straight line basis over the estimated useful lives of the assets, ranging from three to five years. Leasehold improvements are depreciated using the shorter of the estimated useful life of the related asset or the lease term. Costs of maintenance and repairs are charged to expense as incurred.

    GOODWILL

       Goodwill represents the excess cost over the fair value of the net assets of companies acquired and the amount by which the Company's ownership interests in network companies accounted for under the consolidation method exceeds its share of the underlying net assets of such network companies. Goodwill is amortized on a straight-line basis over the periods expected to be benefited ranging from three to ten years.

    OTHER INTANGIBLE ASSETS

       The Company and its consolidated network companies have acquired the rights to certain identifiable intangible assets, including domain names, which are carried at the lower of amortized cost or fair value. Such assets, which are included in other assets in the accompanying Consolidated Balance Sheets, are amortized on a straight-line basis over the estimated useful life of the underlying asset, generally three years.

   REVENUE RECOGNITION

       CarsDirect.com recognizes as revenues the price its customer pays it for a vehicle following the delivery of the vehicle to the customer, provided that collection of the resulting receivable is probable. CarsDirect.com believes that presentation, as its revenues, of the price its customer pays for a vehicle appropriately reflects the risks, and rewards, of its business model. In addition, CarsDirect.com believes such presentation appropriately reflects the substance of the transaction and its legal rights and obligations. Upon receipt of a customer order, CarsDirect.com enters into a legally enforceable commitment to acquire a specific vehicle from a new car dealer to fulfill that customer order. Such commitment obligates CarsDirect.com to pay the dealer for the specific car regardless of whether the customer pays CarsDirect.com. The customer has the right to cancel an order anytime prior to accepting delivery of the specific car. CarsDirect.com sets the price of the vehicle to the customer, and the price is not based on a formula related to the price CarsDirect.com pays for the vehicle. Customers conduct their business directly with CarsDirect.com and have no influence over which supplier CarsDirect.com uses. CarsDirect.com's cost and payment terms are fixed, and are independent of the price and terms customers pay it for vehicles. Prior to delivery of the vehicle to the customer, CarsDirect.com bears the inventory risk for the vehicles it commits to acquire; CarsDirect.com has the sole legal right to direct the disposition of the vehicles it commits to acquire; CarsDirect.com has an insurable interest as beneficial owner in the vehicles it commits to acquire; and CarsDirect.com is responsible for taxes that may be assessed on a vehicle it commits to

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

acquire. CarsDirect.com bears the risk of return of the vehicle if a customer defaults on the sale or if the customer returns the vehicle in accordance with applicable law. CarsDirect.com does not have the right to return the vehicle to its supplier in those instances and CarsDirect.com establishes a reserve for estimated customer returns. Upon delivery of the vehicle to the customer, CarsDirect.com bears credit and other risks related to the customer's payment obligation.

       In automobile transactions with its customers that do not include the foregoing characteristics, CarsDirect.com recognizes as net revenues the difference between the amount its customer pays and the cost of the vehicle. CarsDirect.com revenues also include licensing revenue, extended warranty commissions and finance fee income related to automobile sales. Licensing revenues are recognized on a pro rata basis over the license period, generally ranging from three to twelve months. Depending upon the nature of extended warranty contracts sold, commissions on extended warranties are either recognized as revenue ratably over the lives of the underlying contracts or when our obligations to refund any portion of the commissions upon customer termination expires. Finance fees are recognized as revenue upon acceptance of the customer's credit by the financing institution.

       The Company also derives a significant portion of revenue from EntryPoint, Inc. formerly Launchpad Technologies, Inc. ("EntryPoint"), and Free-PC, Inc. ("Free-PC" -- see Note 15 which describes the sale of our ownership interest in Free-PC), two of the Company's majority-owned network companies. These companies derive revenue principally from the sale of advertising, including the sale of banner advertisements and referrals of users to other websites. These network companies obligations typically include the guarantee of a minimum number of impressions or the satisfaction of other performance criteria. Advertising revenue is recognized as the impressions are displayed or as click-throughs occur, depending on the contract terms, provided that no significant company obligations remain and collection of the related receivable is probable. To the extent minimum guaranteed impressions or other performance criteria are not met, recognition of the corresponding revenues is deferred until the remaining guaranteed impressions or other performance criteria are met. Referral revenues are recognized as referrals are made to other websites, provided that no significant company obligations remain and collection of the related receivable is probable.

       The Company provides services to certain affiliated companies which are general partners in various venture capital funds (see Note 6). Management fees for providing such services are recorded as earned.

    SALES AND MARKETING COSTS

       The Company expenses advertising media costs as incurred and advertising production costs upon first airing or printing of the underlying advertisement. Advertising expense was $423,000, $329,000 and $34,576,000 for the years ended January 31, 1998, 1999 and 2000, respectively, and is included in sales and marketing expenses in the accompanying Consolidated Statements of Operations.

       Included in sales and marketing expenses has been the cost of personal computers given away to users by FreePC, Inc., a consolidated network company, in exchange for a 30-month user agreement. The Company considers the cost of the computers as the cost of procuring users and recognizes the expense upon delivery of the computer to the user. For the year ended January 31, 2000, the Company recorded approximately $18,100,000 of such costs. No such costs were incurred during the year ended January 31, 1999.

    PRODUCT DEVELOPMENT COSTS

       Product development costs are costs incurred to develop, enhance, manage, monitor and operate the Company's web sites and related technologies. Such costs are expensed as incurred unless certain criteria

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


for capitalization are met. To date, costs subject to capitalization have not been significant and, therefore, have not been capitalized.

    GAIN OR LOSS ON ISSUANCES OF STOCK BY NETWORK COMPANIES

       Pursuant to the Securities Exchange Commission's Staff Accounting Bulletin No. 84, at the time a network company accounted for under the consolidation or equity method of accounting sells its stock to a third party at a price per share which is different than the Company's carrying value per share, the Company's share of the network company's net equity changes. If, at that time, the network company is not a newly-formed, non-operating entity, nor a research and development, start-up or development stage company, nor is there question as to the network company's ability to continue in existence, the Company records the change in its share of the network company's net equity as a non-operating gain or loss in its Consolidated Statements of Operations. Gains and losses on the issuance of stock by network companies which are not included in the Consolidated Statements of Operations are recorded in Shareholders' Equity, net of tax.

    INCOME TAXES

       Income taxes are accounted for using the asset and liability method whereby deferred tax assets and liabilities are recognized based on the differences between the financial statement reporting and tax bases of the Company's assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to their expected realizable amount.

    NET INCOME (LOSS) PER SHARE

       Basic net income (loss) per share is computed by dividing the net income
(loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding excluding the unvested portion of common stock which is subject to repurchase. Diluted net income (loss) per share is computed by dividing the net income (loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding plus the dilutive effect, if any, of options, convertible preferred stock and common stock subject to repurchase. Common share equivalents are included in the computation of diluted net income (loss) per share only when the effect of their inclusion would be dilutive.

    PRO FORMA SHAREHOLDERS' EQUITY AND NET INCOME (LOSS) PER SHARE (UNAUDITED)

       Unaudited pro forma shareholders' equity at January 31, 2000 reflects the automatic conversion of the Company's convertible preferred stock outstanding and the change in the par value of the Company's common stock in connection with the reincorporation in the State of Nevada (See Note 23) at January 31, 2000 as if each had occurred as of that date. Unaudited pro forma basic net income per share for the year ended January 31, 2000 is computed by dividing the net income applicable to common shareholders by the weighted average number of common shares outstanding excluding the unvested portion of common stock which is subject to purchase, including the pro forma effects of the automatic conversion of the Company's convertible preferred stock into shares of the Company's common stock effective upon the closing of the Company's initial public offering as if such conversion occurred on February 1, 1999 or at the date of issuance if later.

    CONCENTRATION OF RISK

       The Company is potentially subject to credit risk with respect to its cash and cash equivalents and accounts receivable balances. The Company deposits cash and cash equivalents in financial institutions

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

and, at times, such balances may be in excess of the federal deposit insurance limits. The Company generally does not require collateral from its customers.

       As of January 31, 2000, 15% of the Company's accounts receivable balance is due from one party.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying values of cash and cash equivalents, accounts receivable, accounts payable and short term borrowings approximate their fair value due to the short maturity of these instruments.


    ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

       In accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", the Company records an impairment loss on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. If the Company determines that an asset is impaired, an impairment loss is recorded to reduce the carrying value of the asset to its estimated fair value, which is generally based on undiscounted cash flows.

    STOCK-BASED COMPENSATION

       The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is recognized over the vesting period of the related instrument based on the difference, if any, between the deemed fair value for accounting purposes of the Company's common stock and the exercise price on the date of grant. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF Issue No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

    COMPREHENSIVE INCOME

       Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Excluding net income, the Company's source of comprehensive income is derived from net unrealized changes in the value of its marketable securities. Reclassification adjustments result from the recognition in net income of realized gains or losses that were included in comprehensive income in prior periods.

    SEGMENT INFORMATION

       SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", mandates the use of the management approach in the determination of reportable segments. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The Company currently operates in one industry segment.

    ACCOUNTING ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


liabilities and disclosure of contingent liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

    RECENT ACCOUNTING PRONOUNCEMENTS

       SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging. In July 1999, SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of Financial Accounting Standards Board Statement No. 133", was issued. SFAS No. 137 deferred the effective date of SFAS No. 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. Because the Company does not currently hold any derivative instruments and does not engage in hedging activities, the impact of adoption of SFAS No. 133 is not currently expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), which provides additional guidance related to applying generally accepted accounting principles in financial statements. In March 2000, the SEC issued Staff Accounting Bulletin No. 101A, which requires implementation of SAB 101 no later than June 30, 2000. Management does not believe that adoption of SAB 101 will have a significant impact on the Company's consolidated financial position, results of operations or cash flows.

3.     OWNERSHIP INTERESTS IN NETWORK COMPANIES

       The following table summarizes the Company's ownership interests in network companies accounted for under the equity method or cost method of accounting, classified according to applicable accounting methods at January 31, 1999 and 2000. The cost basis column represents the Company's original acquisition basis of the underlying ownership interests less any impairment charges.

                                           JANUARY 31, 1999                         JANUARY 31, 2000
                                ---------------------------------------  ---------------------------------------
                                  CARRYING VALUE         COST BASIS         CARRYING VALUE        COST BASIS
                                -------------------  ------------------  -------------------  ------------------
          Equity Method........ $            1,056   $           1,578   $          488,047   $         435,035
          Cost Method..........              1,230               1,484              126,245             126,846
                                -------------------  ------------------  -------------------  ------------------
                                $            2,286   $           3,062   $          614,292   $         561,881
                                ===================  ==================  ===================  ==================

       At January 31, 2000, the Company's carrying value of its ownership interests in network companies accounted for under the equity method exceeded its share of the underlying equity in the net assets of such companies by $346,420,000, net of accumulated amortization. Amortization expense of $1,274,000 related to this difference is included in "Equity in the income
(loss) of affiliates, net of tax" in the accompanying Consolidated Statements of Operations for the year ended January 31, 2000. The Company's carrying value of its ownership interests in network companies accounted for under the equity method did not exceed its share of the underlying equity in the net assets of such companies at January 31, 1999.

       The Company includes advances to network companies accounted for under the equity method and cost method in the carrying value of its ownership interests. Such amounts are comprised of receivables for services provided, cash advances in the form of short term loans to fund certain costs of the network companies and convertible notes. Advances to network companies generally do not bear interest and are payable on demand. As of January 31, 1999, the Company had $108,000 and $126,000 in advances to network companies accounted for under the equity method and cost method, respectively. As of January 31, 2000, the Company had $12,072,000 and $611,000 in advances to network companies accounted for under the equity method and cost method, respectively.

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


       At January 31, 2000, the Company's ownership interest in GoTo.com, Inc. ("GoTo.com"), the only network company accounted for using the equity method which is publicly traded, was approximately $1,000,854,000 based on quoted market prices.

       The following summarized financial information for network companies and other affiliates accounted for under the equity method of accounting at January 31, 1999 and 2000 has been compiled from the financial statements of the respective network companies and other affiliates:

       BALANCE SHEETS:


                                                                           JANUARY 31,
                                                              ---------------------------------------
                                                                     1999                2000
                                                              ------------------- -------------------
        Current assets........................................$           52,602  $          279,389
        Non-current assets....................................             7,948             184,360
                                                              ------------------- -------------------
             Total assets.....................................$           60,550  $          463,749
                                                              =================== ===================

        Current liabilities...................................$           12,418  $           82,618
        Non-current liabilities...............................               673               4,717
        Convertible preferred stock...........................            66,719             220,045
        Shareholders' equity (deficit)........................           (19,260)            156,369
                                                              ------------------- -------------------
             Total liabilities and shareholders' equity.......$           60,550  $          463,749
                                                              =================== ===================

       RESULTS OF OPERATIONS:

                                                         YEAR ENDED JANUARY 31,
                                       -----------------------------------------------------------
                                              1998                1999                2000
                                       ------------------- -------------------  ------------------
        Revenues....................   $              588  $          27,086    $          43,741
                                       =================== ===================  ==================

        Net income (loss)...........   $           (2,075) $         (36,535)   $          79,328
                                       =================== ===================  ==================

4.     MARKETABLE SECURITIES

       Marketable securities consist of equity securities and are carried at fair value based on quoted market prices. The Company did not have any realized losses on any sales of marketable securities. The following tables provide certain additional information related to the Company's marketable securities:

                                                                          JANUARY 31,
                                                           ---------------------------------------
                                                                  1999                2000
                                                           -------------------  ------------------
         Adjusted cost basis.............................  $             993    $           5,334
                                                           ===================  ==================
         Fair value......................................  $          35,832    $         249,765
                                                           ===================  ==================

                                                         YEAR ENDED JANUARY 31,
                                       -----------------------------------------------------------
                                              1998                1999                2000
                                       ------------------- -------------------  ------------------
        Gross unrealized:
           Gains....................   $           7,550   $          29,840    $         424,037
                                       =================== ===================  ==================
           Losses...................   $              --   $             301    $          12,641
                                       =================== ===================  ==================

5.     BUSINESS COMBINATIONS

       In May, 1999, EntryPoint completed its acquisition of PointCast Incorporated ("PointCast") pursuant to an agreement and plan of reorganization. PointCast offers current news and information services to viewers

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

and corporations using the Internet and corporate intranets. As consideration for the purchase, EntryPoint issued shares of its convertible preferred stock (valued at approximately $6,000,000) to the stockholders of PointCast and paid them $1,000,000 in cash.

       In July 1999, CarsDirect.com acquired AutoData Marketing Systems Incorporated ("AutoData") through the purchase of all of the outstanding shares of its parent, Perga Capital Incorporated. AutoData has designed and populated an automotive information data warehouse that serves as the basis for licensing vehicle content to various customers. The aggregate purchase price of $8,765,000 was comprised of $6,820,000 in cash, $265,000 in acquisition costs and 210,000 shares of CarsDirect.com Class A common stock with an estimated fair value for accounting purposes of $1,680,000. Additional cash consideration may be paid by CarsDirect.com based on the level of AutoData's net income during periods subsequent to the acquisition. The contingent consideration, if any, will be recorded as an increase to the purchase price at the time that the contingency is resolved. In connection with the purchase, CarsDirect.com issued 390,000 shares of restricted Class A common stock valued at $3,120,000 to two former owners of AutoData, which vest over 4 years, subject to continued employment of these individuals, and subject to acceleration in the event of an IPO by CarsDirect.com or a change of control transaction, as defined. Such restricted Class A common stock has been accounted for by CarsDirect.com as stock-based compensation, which will be amortized over each employees' service period. During the year ended December 31, 1999, CarsDirect.com recorded $325,000 of stock-based compensation charges related to the amortization of deferred stock compensation by CarsDirect.com.

       In October 1999, CarsDirect.com acquired certain assets of Potamkin Auto Center Ltd. ("Potamkin"). Potamkin is engaged in the sale and lease of new and used automobiles and also offers extended warranties and financing arrangements. The aggregate purchase price of $14,145,000 was comprised of 1,250,000 shares of CarsDirect.com's Class A common stock with an estimated fair value for accounting purposes of $13,750,000 and $395,000 in acquisition costs. In conjunction with the acquisition, CarsDirect.com issued 400,000 shares of restricted Class A common stock with an estimated fair value for accounting purposes of $4,400,000 to the sellers, including a key employee of Potamkin. The shares will be distributed in quarterly increments commencing on December 31, 1999 and ending on September 30, 2002, subject to continued employment by the current employee on the dates specified; accordingly, such stock has been accounted for by CarsDirect.com as stock-based compensation, which will be amortized over the employee's service period. During the year ended December 31, 1999, CarsDirect.com recorded $251,000 of stock-based compensation charges related to the amortization of deferred stock compensation by CarsDirect.com.

       During 1999, CarsDirect.com entered into an agreement to form and operate CD1Financial.com LLC ("CD1Financial"), a joint venture formed to provide automotive related financial products to customers of CarsDirect.com. In connection with this agreement, CarsDirect.com issued to the minority member of the joint venture a warrant to purchase an amount of shares of CarsDirect.com Class A common stock to be determined based upon the combined value of CD1Financial and CarsDirect.com at the time of the occurrence of certain events. In December 1999, CarsDirect.com acquired the minority member's 49% interest in CD1Financial and terminated the master and operating agreement which governed CD1Financial for $32,875,000 in cash. The terms of the warrant were also modified to make the warrant non-forfeitable and immediately exercisable into 2,085,970 shares of CarsDirect.com Class A common stock with an exercise price of $0.01 per share. The estimated fair value of the warrant for accounting purposes was approximately $29,579,000 and has been accounted for as part of the purchase price of the additional interest in CD1Financial and included in goodwill.

       These acquisitions have been accounted for using the purchase method, and, accordingly, the purchase prices have been allocated to the assets purchased and liabilities assumed based upon their fair values at the dates of acquisition. The portion of the purchase price allocated to goodwill will be amortized

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

on a straight line basis over three years for PointCast, AutoData and CD1Financial and over ten years for Potamkin. The fair value of the identifiable intangible assets acquired from AutoData, CD1Financial and Potamkin will be amortized on a straight-line basis over the estimated useful lives, ranging from six months to ten years.

       The purchase prices of these acquisitions were allocated as follows:


                                                     POINTCAST        AUTODATA        POTAMKIN     CD1 FINANCIAL
                                                   --------------  ---------------  -------------- --------------
                                                                                                   --------------
        Tangible assets............................$       8,329   $        1,268   $          71    $     1,706
        Liabilities assumed........................       (6,204)          (1,048)             --             --
        Identifiable intangibles...................           --            1,095           2,390             71
        Goodwill...................................        4,875            7,450          11,684         60,677
                                                   --------------  ---------------  -------------- --------------
        Purchase price.............................$       7,000   $        8,765   $      14,145    $    62,454
                                                   ==============  ===============  ============== ==============

       The Company's consolidated results of operations incorporate the results of operations of PointCast, AutoData, Potamkin and CD1Financial commencing on the dates of acquisition. The following unaudited pro forma combined information presents the combined results of operations of the Company as if these acquisitions had occurred on the first day of each respective period. The unaudited pro forma combined information does not necessarily reflect the results of operations that would have occurred had the Company, PointCast, AutoData, CD1Financial and Potamkin constituted a single entity during such periods.

                                                                          YEAR ENDED JANUARY 31,
                                                                        ----------------------------
                                                                            1999           2000
                                                                        -------------- -------------
                                                                         (UNAUDITED)   (UNAUDITED)
Revenues................................................................$      55,516  $    135,504
                                                                        ============== =============
Net income (loss) before extraordinary item.............................$     (10,404) $     90,371
                                                                        ============== =============
Net income (loss) applicable to common shareholders.....................$    (10,404)  $     94,508
                                                                        ============== =============
Net income (loss) per share applicable to common shareholders:

   Basic................................................................$      (0.03)  $       0.22
   Diluted..............................................................$      (0.03)  $       0.14

6.     INVESTMENT IN CERTAIN INVESTMENT ADVISORY FIRMS

       idealab! Capital Management I, L.L.C. ("ICM I") was formed in March 1998 to serve as the general partner of two venture capital funds: idealab! Capital Partners I-A, L.P. ("ICP Fund I-A") and idealab! Capital Partners I-B, L.P. ("ICP Fund I-B") (collectively the "ICM I Funds"). The ICM I Funds have received aggregate capital commitments of $105,051,000. ICM I has a 1% capital commitment in each of the ICM I Funds and is entitled to 18.2% of the net profits, as defined, of the ICM I Funds on a blended basis. The ICM I Funds are managed by ICM I and are bound by the terms of a limited partnership agreement which describes the ICM I Fund's investment policy. The ICM I Funds invest in idealab! network companies and entities that are not affiliates of the Company in accordance with the terms of the investment policy. In certain situations, the ICM I Funds' investment in a network company is subject to approval from an independent advisory committee of the respective ICM I Fund's limited partners.

       ICM I is managed, controlled and operated exclusively by its managing members with any action or decision for, in respect of or on behalf of ICM I requiring the approval of a majority in interest of its managing members. The Company, together with its CEO, control 50% of the managing member interest in ICM I. The Company is entitled to 43.5% of the profits and losses of ICM I. As consideration for providing management services, the Company is also entitled to an annual management fee equal to 0.5% of the aggregate capital committed to the Funds not to exceed $400,000.

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

       idealab! Capital Management II, L.L.C. ("ICM II") was formed in August 1999 to serve as the general partner of idealab! Capital Partners II-A, L.P. ("ICP Fund II-A"), idealab! Capital Partners II-B, L.P. ("ICP Fund II-B"), and the idealab! Capital Principals Fund, L.P. ("Principals Fund") (collectively the "ICM II Funds"). The ICM II Funds have received aggregate capital commitments of $363,940,000. ICM II has a 0.15%, 1% and 1% capital commitment in ICP Fund II-A, ICP Fund II-B and the Principals Fund, respectively. ICM II is entitled to receive 19.4% of the net profits, as defined, of ICP Fund II-A and ICP Fund II-B, on a blended basis, which is subject to retroactive adjustment to 29.1% if the Funds achieve a specified internal rate of return. ICM II is also entitled to receive 10% of the net profits, as defined, of the Principals Fund which is subject to retroactive adjustment to 15% if the Principals Fund achieves a specified internal rate of return. The investment policies of the ICM II Funds are generally similar to those of the ICM I Funds.

       ICM II is managed, controlled and operated exclusively by its managing members with any action or decision for, in respect of or on behalf of ICM II requiring the approval of a majority in interest of its managing members. The Company controls 50% of the managing member interest in ICM II, has a 50% capital commitment and is entitled to 50% of the profits and losses of ICM II. As consideration for providing management services, the Company is also entitled to an annual management fee, payable quarterly in advance, equal to 50% of the management fee earned by ICM II pursuant to the limited partnership agreements of the ICM II Funds. The ICM II Funds pay management fees to ICM II based on a percentage of the aggregate capital commitment to the ICM II Funds.

       The Company accounts for its ownership interest in each of ICM I and ICM II under the equity method. The Company's equity in the income or loss of ICM I and ICM II reflects the participation in the net profits of ICM I and ICM II, which includes ICM I and ICM II's proportionate share of the unrealized appreciation or depreciation of certain investment holdings of the ICM I Funds and the ICM II Funds. The Company eliminates profits and losses attributable to the Funds' investment holdings in network companies which the Company accounts for using the consolidation or equity method. These profits and losses will only be recognized upon realization in the form of a sale of the underlying shares by the Funds or by the Company. Additionally, the Company eliminates the portion of ICM I's equity in the income of the ICM I Funds which is attributable to the appreciation or depreciation on holdings by the ICM I Funds in the Company's convertible preferred stock.

       The Company also has a limited partnership interest in the Principals Fund and has made a capital commitment of $25,000,000 of the aggregate committed capital of $33,333,000, of which the Company has paid $4,250,000 as of January 31, 2000. The Company is entitled to 64% of the Principal Fund's profit and losses, unless a target internal rate of return is not achieved, at which time idealab!'s entitlement will retroactively adjust to 67.5%.

       The Company's equity in the net income of ICM I was $314,000 and $41,231,000 during the years ended January 31, 1999 and 2000. The carrying value of the Company's equity interest in ICM I was $738,000 and $47,408,000 at January 31, 1999 and January 31, 2000. The Company's equity in the net loss of ICM II was $551,000 during the year ended January 31, 2000. The carrying value of the Company's equity interest in ICM II was $(455,000) at January 31, 2000. During the year ended January 31, 2000 the Company received a distribution from ICM I comprised of $2,000,000 in cash and equity securities with a value of $20,909,000 on the date of the distribution.

7.     DECONSOLIDATION OF NETWORK COMPANIES

       During the three years in the period ended January 31, 2000, the Company has experienced reductions in the ownership interests in certain of its consolidated network companies to below 50%, primarily due to the issuance of additional voting securities by the network companies, generally with priority

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

in liquidation preference to the securities owned by the Company. During periods prior to the reduction in the Company's ownership interest to below 50%, the Company consolidated the operating results and assets and liabilities of the network company. At the date of deconsolidation, the Company has recorded gains equal to the amount, if any, by which the cumulative losses of the network company recorded by idealab! exceeded the cost of the Company's ownership interest in the network company. Gains recorded in connection with the deconsolidation of network companies are included in Other Income in the Consolidated Statements of Operations.

       During the quarter ended January 31, 1998, the Company's ownership interest in the common stock of eToys, Inc. ("eToys") was reduced from 61% to 37% as a result of the issuance of shares of convertible preferred stock by eToys. The Company's Consolidated Statement of Operations for the year ended January 31, 1998 includes eToys net revenue of $0 and operating losses of $381,000. As a result of the deconsolidation of eToys, during the year ended January 31, 1998, the Company recorded a gain of $124,000.

       During March 1998, Intranets.com, Inc. ("Intranets"), formerly IntraNetics, Inc., issued shares of its convertible preferred stock for total cash proceeds of approximately $5,452,000 and the conversion of $2,831,000 of convertible notes payable, plus accrued interest. As a result of these transactions the Company's ownership interest in the common stock of Intranets was reduced from 59% to 19%. The Company's Consolidated Statement of Operations for the year ended January 31, 1998 includes Intranets net revenue of $70,000 and operating losses of $5,357,000. As a result of the deconsolidation of Intranets, during the year ended January 31, 1999, the Company recorded a gain of $5,259,000.

       During the quarter ended July 31, 1998, the Company's ownership interest in GoTo.com was reduced from 80% to 45% as a result of the issuance of shares of convertible preferred stock by GoTo.com. The Company's Consolidated Statement of Operations for the year ended January 31, 1998 includes GoTo.com net revenue of $22,000 and operating losses of $119,000. As a result of the deconsolidation of GoTo.com, the Company recorded a gain of $243,000.

       During the quarter ended July 31, 1999, the Company's ownership interest in FirstLook, Inc. ("FirstLook"), formerly MusicNow, Inc., was reduced from 96% to 45% as a result of the issuance of shares of common stock by FirstLook. The Company's Consolidated Statement of Operations for the year ended January 31, 1999 includes FirstLook net revenue of $0 and operating losses of $254,000. As a result of the deconsolidation of FirstLook, during the year ended January 31, 2000 the Company recorded a gain of $332,000.

8.     GAIN ON STOCK ISSUANCE BY A NETWORK COMPANY

       During the year ended January 31, 2000, the Company recorded a pre-tax gain of $22,658,000 representing the net increase in the Company's proportionate share of the dollar amount of GoTo.com's equity resulting from stock issued by GoTo.com in connection with it's initial public offering ("IPO"). GoTo.com, an online marketplace where advertisers bid for introductions to consumers seeking information, services and products, raised $94,800,000 of net proceeds by issuing 6,900,000 shares of common stock at $15.00 per share. As a result of the IPO the Company's percentage interest in the outstanding voting securities of GoTo.com decreased from 25% to 20%. The Company recorded $9,222,000 of deferred income taxes as a result of the gain.

9.     EFFECT OF NETWORK COMPANIES' EQUITY TRANSACTIONS

       During the three years in the period ended January 31, 2000, several of idealab's network companies issued common and preferred stock to third parties at a price per share that was greater than the Company's average carrying value per share on the date of the financing. Due to the fact that the

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


underlying network companies did not have significant operating histories or revenues at the time of the financings, or other factors as described in Note 2, the increase in the Company's proportionate share of the dollar amount of the underlying network company's equity has been recorded, net of tax, as an equity transaction under the heading "Effect of network companies' equity transactions".

       During the year ended January 31, 1998, these gains resulted primarily from the initial public offering of 1,300,000 shares of Shopping.com common stock which raised net proceeds of $10,289,000 and reduced the Company's ownership interest from 22% to 15%. At the time of the transaction Shopping.com's ability to continue as a going concern was in question. The Company recorded a gain of $770,000, net of tax of $530,000.

       During the year ended January 31, 1999 these gains resulted primarily from several issuances of securities by our network companies, each of which was not significant.

       During the year ended January 31, 2000 these gains resulted primarily from the following transactions:

       o The Company's ownership interest in CarsDirect.com was impacted by the issuances by CarsDirect.com of Class A common stock and warrants in connection with the acquisitions of AutoData, Potamkin and CD1Financial which are described in Note 5. The Company recorded an aggregate gain of $2,131,000, net of tax of $1,462,000, as a result of these transactions based on the deemed fair value for accounting purposes of the CarsDirect.com Class A common stock and warrants issued in connection with these acquisitions. These issuances of stock and warrants by CarsDirect.com decreased the Company's ownership interest in the outstanding voting securities of CarsDirect.com by approximately three percentage points.

       o PetsMart.com issued shares of convertible preferred stock for net proceeds of $55,406,000 which reduced the Company's ownership interest from 28% to 22%. The Company recorded a gain of $757,000, net of tax of $519,000.

10.    BALANCE SHEET AMOUNTS


                                                                                               JANUARY 31,
                                                                                        ---------------------------
                                                                                            1999          2000
                                                                                        ------------- -------------
        Accounts receivable, net:
           Accounts receivable..........................................................$         92  $     15,268
           Allowance for doubtful accounts..............................................         (15)         (508)
                                                                                        ------------- -------------
                                                                                        $         77  $     14,760
                                                                                        ============= =============
        Fixed assets, net:
           Computer equipment and software..............................................$      1,028  $     12,543
           Office equipment and furniture...............................................         334         2,954
           Vehicles.....................................................................          --         1,453
           Leasehold improvements.......................................................       1,668         5,200
                                                                                        ------------- -------------
                                                                                               3,030        22,150
        Less: accumulated depreciation and amortization.................................        (717)       (3,581)
                                                                                        ============= =============
                                                                                        $      2,313  $     18,569
                                                                                        ============= =============

       Total depreciation and amortization expense on fixed assets was $201,000, $506,000 and $3,195,000 for the years ended January 31, 1998, 1999 and 2000, respectively. Fixed assets include $204,000 and $4,863,000 of computer equipment acquired under capital leases at January 31, 1999 and 2000, respectively, and $88,000 and $1,038,000 of accumulated depreciation on such assets.

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


       Allowance for doubtful accounts increased for additional reserves of $0, $15,000 and $674,000 for the years ended January 31, 1998, 1999 and 2000, respectively, and decreased for write-offs of $0, $0 and $181,000 for the years ended January 31, 1998, 1999 and 2000, respectively.


                                                                                               JANUARY 31,
                                                                                        ---------------------------
                                                                                            1999          2000
       Goodwill, net:                                                                   ------------- -------------
           Goodwill.....................................................................$         --  $    114,370
           Less: accumulated amortization...............................................          --        (4,783)
                                                                                        ------------- -------------
                                                                                        $         --  $    109,587
                                                                                        ============= =============




        Accrued Expenses:

           Book overdrafts..............................................................$         --  $     12,016
           Liability under an inventory supply agreement................................          --         5,638
           Deferred revenue.............................................................          58         2,504
           Deposit for convertible preferred stock......................................       2,500            --
           Payroll expenses.............................................................          78         1,268
           Deferred rent................................................................         144           624
           Accrued legal settlement.....................................................         790            --
           Other accrued expenses.......................................................         248         4,055
                                                                                        ------------- -------------
                                                                                        $      3,818  $     26,105
                                                                                        ============= =============


11.    SHORT TERM BORROWINGS

    LINE OF CREDIT ARRANGEMENTS

       In July 1999, the Company entered into an $8 million revolving promissory note (the "Promissory Note") with a financial institution. The Promissory Note is collateralized by certain marketable securities owned by the Company and expires on May 21, 2000, if not renewed. Borrowings under the Promissory Note accrue interest at the Eurodollar Rate, as defined, plus one percent (7.125% at January 31, 2000) and interest payments are due monthly. The Promissory Note does not have any restrictive covenants, however, the Company must maintain adequate collateral, as defined in a separate Pledge Agreement, in relation to the outstanding borrowings. At January 31, 2000, no amounts were outstanding under the Promissory Note.

    BORROWINGS

       EntryPoint has a note payable to an insurance company which bears interest at the rate of 9.7% per annum and is collateralized by EntryPoint's property and equipment; at January 31, 2000, $992,000 was outstanding. Principal and interest payments of $107,000 are due monthly through October 2000.

12.    MINORITY INTEREST

       In October 1999, CarsDirect.com, a consolidated network company, issued convertible preferred stock, some of which was purchased by the Company. The preferred stock is convertible on a one-to-one basis, subject to antidilution, into shares of CarsDirect.com Class A common stock at the option of the holder at any time. Any shares which have not been converted will automatically convert upon the effective date of a qualifying initial public offering of CarsDirect.com Class A common stock, as defined, which raises at least $20 million at a per share offering price of at least $7.00. The preferred shareholders are entitled to vote based on the number of Class A common shares into which the preferred shares are convertible. The holders of the preferred shares are entitled to receive noncumulative dividends in an amount equal to $1.26 per share per annum when and if declared by the Board of Directors of CarsDirect.com. The preferred

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


shares are redeemable by CarsDirect.com upon the sale of all or substantially all of its assets or the acquisition of CarsDirect.com by another entity by means of merger or consolidation resulting from the transfer of 50% or more of CarsDirect.com's voting power. Additionally, as described in Note 5, CarsDirect.com issued Class A common stock and a warrant to purchase Class A common stock in connection with certain business acquisitions. At January 31, 2000, the minority interest balance attributable to CarsDirect.com, net of the minority shareholders' share of CarsDirect.com's losses, was $141,591,000.

     In October 1999, HomePage.com, a consolidated network company, issued convertible preferred stock to third parties. The preferred stock is convertible on a one-to-one basis, subject to antidilution, into shares of HomePage.com common stock at the option of the holder at any time. Any shares of preferred stock which have not been converted will automatically convert upon the effective date of a qualifying initial public offering of HomePage.com common stock, as defined, which raises at least $15,000,000. The preferred shareholders are entitled to vote based on the number of common shares into which the preferred shares are convertible. The holders of the preferred shares are entitled to receive noncumulative dividends in an amount equal to $0.16 per share per annum when and if declared by the Board of Directors of HomePage.com. The preferred shares are redeemable by HomePage.com upon the sale of all or substantially all of its assets or the acquisition of HomePage.com by another entity by means of merger or consolidation resulting from the transfer of 50% or more of HomePage.com's voting power. At January 31, 2000, the minority interest balances attributable to HomePage.com, net of the minority shareholders' share of HomePage.com's losses, was $8,915,000.

13.    CAPITALIZATION

     As of January 31, 2000, the Company was authorized to issue 1,138,000,000 shares of stock, comprised of 1,100,000,000 shares of common stock, no par value, and 38,000,000 shares of preferred stock, no par value. The authorized shares of preferred stock may be offered in one or more series. The Company's Board of Directors is authorized to determine the rights of each offering of preferred stock including, among other terms, dividend rights, voting rights, conversion rights, redemption prices and liquidation preferences, if any.

   COMMON STOCK

     In December 1999, the Company's Board of Directors declared a stock split of ten shares for every one share of common stock effective for common shareholders of record as of December 30, 1999. Accordingly, the accompanying financial statements and footnotes have been restated for all periods presented to reflect the stock split.

     During the years ended January 31, 1999 and 2000, the Company issued 96,250,000 and 25,777,000 shares, respectively, of common stock to certain employees and directors upon the early exercise of stock options in exchange for the issuance of full recourse promissory notes. Under the terms of the related common stock agreements, the Company has the right to repurchase any unvested shares at the exercise price in the event the employee or director ceases to be an employee or director of the Company. The repurchase option lapses in the same amounts and on the same dates that the options would have vested had they not been exercised early.

     During the year ended January 31, 2000, the Company sold 53,600,000 shares of common stock to certain executive employees in exchange for the issuance of full recourse promissory notes. Under the terms of the restricted common stock purchase agreements, the Company has the right to repurchase any unvested shares at the original issue price in the event the employee ceases to be an employee of the Company. The repurchase option lapses at the rate of 20% of the common shares immediately, subject to certain adjustments, with the remainder vesting over a four year period. The Company has accounted for

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

the difference between the deemed fair value of the Company's common stock for accounting purposes and the purchase price of the common stock on the date of issuance as compensation, and accordingly has recorded $15,003,000 as deferred stock compensation in the accompanying Consolidated Balance Sheet which is being amortized over the vesting period. During the year ended January 31, 2000, stock-based compensation included amortization of $7,891,000 of such deferred stock compensation.

       The holders of these common shares have all the rights of a common shareholder including the right to vote the shares held and receive any dividends declared thereon. During the year ended January 31, 2000, the Company repurchased and retired 3,249,000 shares of common stock pursuant to its repurchase option. The shares were repurchased at their original issue price. At January 31, 2000, 107,575,000 shares of common stock were subject to repurchase.

    CONVERTIBLE PREFERRED STOCK

       The following table summarizes the Series A, Series B, Series C and Series D activity for each of the three years in the period ended January 31, 2000:

                                  SERIES A              SERIES B             SERIES C              SERIES D
                             -------------------- --------------------- -------------------- ---------------------
                              SHARES     AMOUNT    SHARES     AMOUNT     SHARES    AMOUNT     SHARES     AMOUNT
                             ---------- --------- ---------- ---------- --------- ---------- ---------- ----------
Balance at January 31, 1997.     3,450  $  3,450
Issuance of Series B........                          5,120  $   8,704
                             ---------- --------- ---------- ----------
Balance at January 31, 1998.     3,450     3,450      5,120      8,704
Issuance of Series B........                            881      1,498
                             ---------- --------- ---------- ----------
Balance at January 31, 1999.     3,450     3,450      6,001     10,202
Issuance of Series C........                                               6,000  $  18,000
Issuance of Series D........                                                                     8,519  $ 851,889
Beneficial conversion
   feature..................                                                          9,724
Repurchase of Series B......                           (284)      (483)
                             ---------- --------- ---------- ---------- --------- ---------- ---------- ----------
Balance at January 31, 2000.     3,450  $  3,450      5,717  $   9,719     6,000  $  27,724      8,519  $ 851,889
                             ========== ========= ========== ========== ========= ========== ========== ==========


     Redeemable convertible preferred stock consists of the following at January 31, 2000:



                                                                                                    LIQUIDATION
                                                                            SHARES                      AND
                                                                -------------------------------     REDEMPTION
                                                                 AUTHORIZED       OUTSTANDING          VALUE
                                                                -------------    --------------    --------------
         Series A convertible..............................            3,450             3,450     $       3,450
         Series B convertible..............................            6,002             5,717             9,719
         Series C convertible..............................            6,000             6,000            18,000
         Series D convertible..............................           13,000             8,519           851,889
         Undesignated......................................            9,548                --                --
                                                                -------------    --------------    --------------
                                                                      38,000            23,686     $     883,058
                                                                =============    ==============    ==============


     Each share of preferred stock is convertible, at the holder's option, into such number of fully paid and nonassessable shares of common stock as is determined by dividing $1.00, in the case of Series A, $1.70, in the case of Series B, $3.00, in the case of Series C, and $100.00, in the case of Series D, by the conversion price, as defined. At January 31, 2000, the conversion price of the Series A, Series B, Series C, and Series D Preferred Stock was $0.10, $0.17, $0.30, and $10.00, respectively, such that each share of convertible preferred stock is convertible into ten shares of common stock. In December 1999, the Company amended its Articles of Incorporation such that in the event of the issuance of additional shares of common stock, subject to certain exclusions, at a price per share less than the conversion price for any series of convertible preferred stock in effect on the date of such issuance, the conversion price for such

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


series of convertible preferred stock shall be reduced, concurrently with such issuance, to the price per share of the common stock issued. The conversion price is also subject to adjustment based on certain other anti-dilution provisions. Each share of preferred stock shall automatically convert into shares of common stock at its then effective conversion rate immediately upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the aggregate proceeds of which exceed $100,000,000 to the Company. As of January 31, 2000, the Company was required to reserve and keep available, out of its authorized but unissued shares of common stock, 236,860,000 shares for conversion of preferred stock.

       In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A, Series B, Series C and Series D preferred stock are entitled to receive, on parity with each other and prior and in preference to any distribution of any assets or surplus funds to the holders of the common stock, an amount per share equal to $1.00, $1.70, $3.00 and $100.00 per share, respectively, plus an amount equal to any dividends declared but unpaid on such shares. Liquidation is also deemed to include the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting from the transfer of 50% or more of the Company's voting power. The holders of common stock are entitled to the remaining assets, if any, on a pro rata basis.

       The Series A, Series B, Series C and Series D preferred shareholders are entitled to one vote for each share of common stock into which such preferred stock can be converted. The preferred stock generally votes together with the common stock and not as a separate class. The Company's Amended and Restated Certificate of Incorporation includes certain provisions which require a majority vote of the holders of the Series D preferred shareholders, voting separately as a class, with respect to certain actions of the Board of Directors including: (1) changing the rights, preferences and privileges of the Series D preferred stock; (2) authorizing, creating or issuing any shares of any class or series of stock having any preference or priority superior as to dividends, liquidation or conversion over Series D preferred stock; or (3) approving a consolidation or merger of the corporation with or into any other corporation, or the sale of all or substantially all of the assets of the corporation, or a series of related transactions in which more than 50% of the voting power of the corporation is disposed of, without consideration or for a consideration per share less than the Conversion Price for the Series D preferred stock in effect on the date of and immediately prior to such approval. The Company's Amended and Restated Certificate of Incorporation also includes certain provisions which require the approval of more than 50% of the holders of the Series A, Series B and Series C preferred shareholders, voting separately as a class, with respect to certain actions of the Board of Directors including changing the rights, preferences and privileges of the Series A, B and C preferred shareholders.

       The holders of each series of preferred stock are entitled to receive noncumulative dividends when and if declared by the Board of Directors. In all cases, if dividends are declared and paid to preferred shareholders they must have at least the same terms as dividends declared and paid to common shareholders. No dividends have been declared by the Board of Directors during the period from March 14, 1996 (inception) to January 31, 2000.

       The Company recorded a deduction for the beneficial conversion feature associated with the Series C convertible preferred stock, based on the deemed fair value of the Company's common stock on the issuance date of the Series C convertible preferred stock. The Series C preferred stock was convertible at the date of issuance and therefore the full amount of the beneficial conversion feature was accreted in the year ended January 31, 2000.

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


    WARRANT

       In August 1998, the Company issued a warrant to purchase 1,000,000 shares of common stock at $0.095 per share to a non-employee. The warrant was fully vested on the date of grant and was exercised in March 1999. The fair value of the warrant was determined using the Black-Scholes option pricing model.

    NOTES RECEIVABLE FROM SHAREHOLDERS

       Notes receivable from shareholders of $1,665,000 and $38,304,000 at January 31, 1999 and 2000, respectively, represent interest bearing notes receivable from certain employees in connection with their purchase of shares of the Company's common stock, as described above. The notes bear interest at the annual rate of 7.00% compounded semi-annually with accrued interest due annually. The notes issued generally have a four year term, however, are payable immediately if cash dividends in excess of the principal and interest owed are paid to the shareholder.

    SHARES REPURCHASED

       In September 1999, the Company purchased and retired 7,593,500 shares of common stock and 284,000 shares of Series B convertible preferred stock from investors at per share prices of $1.50 and $15.00, respectively, for a total of $15,650,000.

14.    STOCK OPTION PLANS

       The Company currently has three stock option plans in effect: the 1996 Employee Stock Plan (the "1996 Plan"), the 1999 Employee Stock Plan (the "1999 Plan" and, collectively the "Employee Plans") and the 1999 Executive Stock Plan (the "1999 Executive Plan" and, together with the Employee Plans, the "Plans"). The Plans provide for the grant of nonstatutory stock options to the Company's or its subsidiaries' employees or consultants and the grant of incentive stock options to employees of the Company or its subsidiaries. Stock purchase rights may also be granted under the terms of the Plans.

       The Company's Board of Directors administer the Plans, select the individuals to whom options will be granted, determine the number of options to be granted and the term and exercise price of each option. Incentive stock options granted pursuant to the terms of the Plans cannot be granted with an exercise price of less than 100% of the fair market value on the date of grant (110% if the award is issued to a 10% or more shareholder). Nonstatutory stock options granted pursuant to the terms of the Plans cannot be granted with an exercise price of less than 85% of the fair market value on the date of grant (110% for awards granted pursuant to the terms of the Employee Plans issued to a 10% or more shareholder). The term of the options granted under the Plans cannot be greater than 10 years; 5 years for certain optionees who have an ownership interest in the Company or one of its subsidiaries. Options granted generally vest 20% immediately or upon 6 month anniversary, subject to certain adjustments, with the remaining balance vesting evenly on each of the next four anniversary dates of the date of grant. Options are immediately exercisable for common stock, with the unvested portion of the common stock subject to repurchase by the Company at the exercise price until the option vesting period is complete (see Note 13). An aggregate of 150,000,000, 90,000,000 and 175,000,000 shares of common stock have been reserved for issuance under the 1996 Plan, the 1999 Plan and the 1999 Executive Plan, respectively. As of January 31, 2000, stock purchase rights have not been granted under the terms of the Plans.

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


       The following table summarizes the activity of the Company's stock option plans during each of the three years in the period ended January 31, 2000:


                                                    1998                  1999                   2000
                                           --------------------- ---------------------- ------------------------
                                                       WEIGHTED               WEIGHTED                WEIGHTED
                                                       AVERAGE                AVERAGE                 AVERAGE
                                            NUMBER OF  EXERCISE   NUMBER OF   EXERCISE   NUMBER OF    EXERCISE
                                             SHARES      PRICE      SHARES      PRICE      SHARES       PRICE
                                           ----------- --------- ------------ --------- ------------- ----------
Options outstanding, beginning of the year      55,790 $   0.010      73,837  $   0.012      44,430   $   0.014
Granted...................................      27,104     0.016      71,063      0.020     216,587       1.289
Exercised.................................          --        --     (96,250)     0.017     (57,900)      0.616
Canceled / forfeited......................      (9,057)    0.010      (4,220)     0.013      (3,103)      0.036
                                           ------------           -----------           -------------
Options outstanding, end of the year, all
   of which are exercisable...............      73,837     0.012      44,430      0.014     200,014       1.221
                                           ============           ===========           =============
Options available for grant, end of year..      76,163                 9,320                 64,086
                                           ============           ===========           =============


       The following table summarizes information about stock options outstanding, all of which are exercisable, at January 31, 2000:


                                                                OPTIONS OUTSTANDING
                                               -------------------------------------------------------
                                                                 WEIGHTED AVERAGE         WEIGHTED
                                                                     REMAINING             AVERAGE
                                                 NUMBER OF       CONTRACTUAL LIFE         EXERCISE
         RANGE OF EXERCISE PRICES                 SHARES        (NOT IN THOUSANDS)          PRICE
         ----------------------------------    --------------   --------------------    --------------
         $ 0.01 - $ 0.04................              9,644                   7.25      $       0.02
         $ 0.80.........................              4,000                   9.38      $       0.80
         $ 1.28 - $ 1.87................            186,370                   9.53      $       1.29


       Options granted to employees during the years ended January 31, 1999 and 2000 resulted in total deferred stock compensation of $7,795,000 and $244,537,000, respectively which has been included in shareholders' equity. This deferred compensation represents the difference between the deemed fair value of the Company's common stock for accounting purposes and the exercise price of these options at the date of grant. The deferred stock compensation will be recognized as stock-based compensation over the vesting period of the related options. During the years ended January 31, 1999 and 2000, such stock-based compensation was $1,967,000 and $41,234,000, respectively.

       During the years ended January 31, 1998, 1999 and 2000, the Company granted 8,753,420, 2,862,940, and 2,885,460 options, respectively, to non-employees. The fair value of these options is being re-measured over the vesting periods and $407,000, $2,263,000 and $63,931,000 during each of the years ended January 31, 1998, 1999 and 2000, respectively, has been recorded as deferred stock compensation. The fair value was determined and remeasured using the Black-Scholes option pricing model assuming a volatility of 80%, an option life of 10 years (adjusted as applicable), a dividend yield of 0% and varying risk free interest rates which approximated 6%. The amortization, which is included in stock-based compensation in the accompanying Consolidated Statement of Operations, is being charged to operations over the vesting period of the related option grant, generally four years. Such amortization was $233,000, $1,943,000, and $40,841,000 for the years ended January 31, 1998, 1999 and 2000, respectively.

       The Company's consolidated network companies typically maintain separate stock option plans. During the years ended January 31, 1998, 1999 and 2000, the Company's stock-based compensation expense included $0, $0 and $19,184,000, respectively, of stock-based compensation recorded by consolidated network companies.

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


     The Company applies APB No. 25 and related interpretations to account for stock options granted to employees and directors. Had compensation cost been recognized pursuant to the fair value approach of SFAS No. 123, the Company's pro forma net income (loss) and net income (loss) per share applicable to common shareholders would have been as follows:


                                                                                 YEAR ENDED JANUARY 31,
                                                                        --------------------------------------
                                                                           1998          1999          2000
                                                                        ------------ ------------- -----------
          Net income (loss) applicable to common shareholders:
             As reported............................................... $    (7,056)    $    (883)   $  104,983
             SFAS 123 pro forma........................................ $    (7,132)    $    (963)   $   88,263
          Net income (loss) per share applicable to common
           shareholders:
             As reported:
                 Basic................................................. $     (0.02)    $      --    $     0.25
                 Diluted............................................... $     (0.02)    $      --    $     0.15
             SFAS 123 pro forma:
                 Basic................................................. $     (0.02)    $      --    $     0.21
                 Diluted............................................... $     (0.02)    $      --    $     0.13


     These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years.

     The per share weighted-average fair value of options issued by the Company to employees where the exercise price equaled the deemed fair value of the Company's common stock on the grant date during the year ended January 31, 1998 was approximately $0.01. During the years ended January 31, 1999 and 2000 the per share weighted average fair value of options issued by the Company to employees where the exercise price was below the deemed fair value of the Company's common stock for accounting purposes was approximately $0.12 and $1.64. The minimum fair value of each stock option grant has been estimated on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:


                                                                               YEAR ENDED JANUARY 31,
                                                                        --------------------------------------
                                                                           1998         1999         2000
                                                                        ------------ ------------ ------------
          Risk-free interest rate......................................        6.2%         4.8%          5.9%
          Expected life (in years).....................................          8            8             8
          Dividend yield...............................................         --           --            --
          Expected volatility..........................................         --           --            --

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


15.    OTHER INCOME, NET

       Other income, net consists of the following for the years ended January
31:


                                                            1998             1999              2000
                                                       ---------------  ----------------  ---------------
          Deconsolidation of eToys, Inc..............  $          124   $            --   $           --
          Deconsolidation of Intranets.com...........              --             5,259               --
          Deconsolidation of GoTo.com................              --               243               --
          Deconsolidation of FirstLook...............              --                --              332
          Sale of ownership interest in
             Free-PC, Inc............................              --                --           90,783
          Other, net.................................              92              (195)             888
                                                       ---------------  ----------------  ---------------
                                                       $          216   $         5,307   $       92,003
                                                       ===============  ================  ===============


       See Note 7 for a description of the gains resulting from deconsolidations.

       In January 2000, eMachines, Inc. ("eMachines") completed a transaction whereby one of its wholly-owned subsidiaries was merged with and into Free-PC. In connection with the acquisition, eMachines issued 21,630,000 shares of common and convertible preferred stock and warrants to purchase 9,270,000 shares of eMachines common stock in exchange for all of the outstanding common and convertible preferred stock of Free-PC. In connection with this transaction, the Company's 57% interest in Free-PC was converted into common and convertible preferred shares of eMachines and a warrant to purchase shares of eMachines common stock. The eMachines stock and warrants were valued at $97,391,000 on the date of the exchange resulting in a gain of $90,783,000. The Company's ownership interest in eMachines is accounted for using the cost method.

16.    INCOME TAXES

       The income tax benefit (expense) for the years ended January 31, 1998, 1999 and 2000, consists of the following:



                                           CURRENT        DEFERRED         TOTAL
                                        --------------  -------------- --------------
          January 31, 1998:
             Federal.................   $         --    $       3,037  $       3,037
             State...................             (8)             499            491
                                        --------------  -------------- --------------
                                        $         (8)   $       3,536  $       3,528
                                        ==============  ============== ==============
          January 31, 1999:
             Federal.................   $         --    $       2,032  $       2,032
             State...................             (8)             334            326
                                        --------------  -------------- --------------
                                        $         (8)   $       2,366  $       2,358
                                        ==============  ============== ==============
          January 31, 2000:
             Federal.................   $    (72,330)   $      (1,627) $     (73,957)
             State...................        (18,493)           6,205        (12,288)
                                        --------------  -------------- --------------
                                        $    (90,823)   $       4,578  $     (86,245)
                                        ==============  ============== ==============

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


       Deferred tax assets and liabilities, all of which are classified as non-current, are comprised of the following:


                                                                JANUARY 31,
                                                     ---------------------------------
                                                          1999             2000
                                                     ---------------- ----------------
          Deferred tax assets:
          Tax basis in excess of financial
             reporting basis of investments in
             network companies.....................  $        1,064   $        19,630
          Stock-based compensation.................           1,138            21,356
          State taxes..............................              --             6,472
          Net operating loss carryforward..........           7,513            19,594
                                                     ---------------- ----------------
             Total gross deferred tax assets.......           9,715            67,052
          Less: valuation allowance................          (4,497)          (19,594)
                                                     ---------------- ----------------
             Net deferred tax assets...............           5,218            47,458
                                                     ---------------- ----------------
          Deferred tax liabilities:
          Financial reporting basis in excess of
             tax basis of investments in network
             companies.............................            (734)          (64,411)
          Financial reporting basis in excess of
             tax basis of available-for-sale
             securities............................         (14,176)          (99,460)
                                                     ---------------- ----------------
          Total gross deferred tax liabilities.....         (14,910)         (163,871)
                                                     ---------------- ----------------
          Net deferred tax liability...............  $       (9,692)  $      (116,413)
                                                     ================ ================

       The provision for income taxes differs from the amount of income taxes determined by applying the applicable U.S. statutory federal income tax rate to pretax income from continuing operations as a result of the following differences:


                                                           YEAR ENDED JANUARY 31,
                                                    ------------------------------------
                                                      1998        1999         2000
                                                    ----------  ----------  ------------
Income tax benefit (expense) at federal
   statutory rates...............................   $   3,967   $   1,352   $   (28,394)
Difference in income tax benefit (expense)
 resulting from:

State taxes, net of federal......................       1,059         321        (4,669)
Stock-based compensation.........................          --        (520)      (12,126)
Valuation allowance, consolidated network company
   losses not benefited..........................      (2,946)     (1,367)      (15,096)
Write off, consolidated subsidiary losses not
   benefited.....................................        (416)       (233)      (38,928)
Basis difference in subsidiaries not
   consolidated for tax purposes.................       2,531       1,174        12,968
Valuation allowance..............................        (667)      1,631            --
                                                    ----------  ----------  ------------
Actual income tax benefit (expense)..............   $   3,528   $   2,358   $   (86,245)
                                                    ==========  ==========  ============

       The Company files its income tax return on a calendar year basis. The Company does not include its less than 80% owned subsidiaries in its consolidated income tax return. As a result, taxable income and losses of less than 80% owned subsidiaries do not offset each other or that of the Company. Accordingly, the Company has recorded a valuation allowance against net operating losses for its proportionate share of

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


its less than 80% owned network companies due to uncertainty surrounding the timing of the realization of such losses by those network companies.

       The net increase (decrease) in the valuation allowance for deferred tax assets is $3,613,000, $(264,000), and $15,096,000 for the years ended January 31, 1998, 1999, and 2000, respectively. The increases primarily relate to additional reserves for the net operating loss carryforwards of the Company's less than 80% owned subsidiary companies which are not consolidated for tax purposes (as discussed above).

       Net operating loss carryforwards of the Company and its share of its less than 80% owned subsidiaries totaled approximately $18,438,000 and $48,087,000 at January 31, 1999 and January 31, 2000, respectively. Their use is limited to future taxable earnings of the Company and the subsidiaries. The net operating losses have 20 and 8 year carryforward periods for federal and state income tax purposes, respectively. If certain substantial changes occur with respect to the ownership of the Company or its less than 80% owned subsidiary companies, there could be an annual limitation on the amount of the net operating loss carryforward which can be utilized.

       Excluded from the tax benefit and tax provision but included in deferred tax liabilities is the effect of network companies' equity transactions of approximately $644,000, $908,000, and $3,750,000 for the years ended January 31, 1998, 1999, and 2000, respectively. Also excluded from the tax benefit and tax provision but included in deferred tax liabilities is the unrealized holding gains from the increase in market value of the Company's marketable securities of approximately $3,076,000, $11,100,000, and $85,284,000 for the years ended January 31, 1998, 1999, and 2000, respectively.

17.    RELATED PARTY TRANSACTIONS

       Trade revenues for the year ended January 31, 1999 and 2000 included $49,000 and $83,000 of revenue generated from transactions with network companies which are accounted for using the equity method. Revenues for the year ended January 31, 1998 did not include any revenue generated from Network Companies which are accounted for using the equity method.

       The Company provides facilities and various services, including executive recruiting, web development, information technology, legal, finance, accounting and human resources, to certain of its network companies. The Company charges each of these network companies a monthly fee at rates which approximate the cost of providing such facilities and services. During the years ended January 31, 1998, 1999 and 2000, the Company charged certain of its equity method network companies aggregate fees of $42,000, $453,000 and $1,541,000, respectively, for these facilities and other services. See also Note 3 which describes amounts due from network companies which are accounted for using the equity method at January 31, 1999 and 2000.

       In February 1999, the Company entered into a sublease agreement with one of its network companies which is accounted for using the equity method. In December 1999, both parties agreed to terminate this agreement and enter into a separate sublease agreement commencing in January 2000 and expiring in October 2004. Total remaining minimum sublease income due pursuant to the terms of the sublease is approximately $6,100,000. During the year ended January 31, 2000, the Company recorded $364,000 of sublease income from this Network Company.

       In October 1999, the Company issued an equity method network company which is accounted for using the equity method a promissory note in the amount of $1,962,007 which accrued interest at the rate of 7% per annum. The note financed the Company's purchase of an additional interest in the network company and was collateralized by the underlying convertible preferred stock. The note, including accrued

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

interest, was paid in full prior to January 31, 2000. The Company recorded interest expense of $33,000 on this note during the year ended January 31, 2000.

       During the year ended January 31, 2000, the Company issued promissory notes to its Chairman and Chief Executive Officer with total principal amounting to $9,283,000. Each of the promissory notes accrued interest at the rate of 7% per annum compounded semi-annually and was payable on the earlier of demand by the Company or December 31, 1999. During December 1999, all of the notes, including accrued interest, were paid in full. The Company recorded interest income of $231,000 on such notes during the year ended January 31, 2000.

       In December 1998, the Company entered into a promissory note with its Chairman and Chief Executive Officer under which the Company borrowed $300,000 which was payable on demand. The note did not bear interest and was paid in full by the Company in February 1999.

       See Note 13 for a description of notes receivable from shareholders, including employees, officers and directors, issued upon the early exercise of stock options, or the sale of common stock subject to repurchase.

18.    SUPPLEMENTAL NON-CASH FINANCING AND INVESTING ACTIVITIES

       The Company acquired $314,000 of fixed assets under capital leases during the year ended January 31, 1998.

       The following describes the Company's non-cash financing and investing activities during the year ended January 31, 1999:

       o   The Company acquired $66,000 of fixed assets under capital leases.

       o The Company issued notes receivable to shareholders for $1,665,000 in connection with the exercise of stock options.

       The following describes the Company's non-cash financing and investing activities during the year ended January 31, 2000:

       o The Company acquired $31,568,000 of fixed assets and other intangible assets under capital leases.

       o The Company issued notes receivable to shareholders for $37,084,000 in connection with the exercise of stock options and the sale of common stock subject to repurchase.

       o The Company issued 2,331,000 shares of Series D convertible preferred stock valued at $233,136,000 to acquire ownership interests in network companies.

       o The Company issued 664,000 shares of common stock valued at $5,311,000 to acquire an ownership interest in a network company.

       o The Company issued 5,000 shares of Series D convertible preferred stock valued at $500,000 to acquire the rights to a domain name.

       o The Company cancelled $70,000 in notes receivable from shareholders and exercised its right to repurchase restricted common stock.

       o EntryPoint, a consolidated network company, issued shares of convertible preferred stock valued at $6,000,000 and paid $1,000,000 in cash to acquire PointCast.

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


     o CarsDirect.com, a consolidated network company, issued shares of Class A common stock valued at $1,680,000 and paid $7,085,000 in cash and acquisition costs to acquire Perga Capital Incorporated, the parent company of AutoData.

     o CarsDirect.com, a consolidated network company, issued shares of Class A common stock valued at $13,750,000 and paid $395,000 in acquisition costs to acquire certain net assets of Potamkin.

     o CarsDirect.com, a consolidated network company, acquired an additional 49% interest in CD1Financial and terminated the master and operating agreement which governed CD1Financial for $32,875,000 in cash and a warrant valued at $29,579,000.

19.    DEFINED CONTRIBUTION PLAN

       In 1997, the Company established a defined contribution plan that covers all of its eligible employees. Participants may contribute 1% to 15% of their eligible pre-tax compensation, as defined. The Company may make discretionary contributions to the plan. During each of the three years in the period ended January 31, 2000, the Company has not made any contributions to the plan.

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


20.    NET INCOME (LOSS) PER SHARE APPLICABLE TO COMMON SHAREHOLDERS

       The following table sets forth the computation of basic and diluted net income (loss) per share applicable to common shareholders:


                                                                          Year ended January 31,
                                                            ---------------------------------------------------
                                                                 1998             1999              2000
                                                            ---------------- ----------------  ----------------
       Numerator:
            Net income (loss).............................  $        (7,056) $          (833)  $       118,484
            Deduction for beneficial conversion feature...               --               --            (9,724)
            Repurchase of convertible preferred
              stock.......................................               --               --            (3,777)
                                                            ---------------- ----------------  ----------------
       Numerator for both basic and diluted net income
              (loss) per share applicable to common
              shareholders................................  $        (7,056) $          (833)  $       104,983
                                                            ================ ================  ================

       Denominator:
            Denominator for basic net income (loss) per
              share--weighted-average shares of
              common stock outstanding....................          334,760          352,083           423,525

            Effect of dilutive securities:
              Stock options and warrants..................               --               --            44,088
              Convertible preferred stock--Series A.......               --               --            34,500
              Convertible preferred stock--Series B.......               --               --            59,062
              Convertible preferred stock--Series C.......               --               --            48,032
              Convertible preferred stock--Series D.......               --               --             6,095
              Common stock subject to repurchase..........               --               --            80,010
                                                            ---------------- ----------------  ----------------
            Dilutive potential common shares..............               --               --           271,787
                                                            ---------------- ----------------  ----------------
       Denominator for dilutive net income (loss) per
                share--adjusted weighted-average
                shares and assumed conversions............          334,760          352,083           695,312
                                                            ================ ================  ================

       Basic net income (loss) per share applicable to
                common stockholders.......................  $         (0.02) $            --   $          0.25

       Diluted net income (loss) per share applicable to
                common stockholders.......................  $         (0.02) $            --   $          0.15

       The per share computations for the years ended January 31, 1998 and 1999 exclude convertible preferred stock, stock options and the unvested portion of common stock subject to repurchase, because their effects were anti-dilutive. The numbers of shares of convertible preferred stock, stock options and the unvested portion of common stock subject to repurchase excluded from the diluted net loss per share computation were 85,700,000, 73,837,000, and 0, respectively, for the year ended January 31, 1998 and 94,511,000, 44,430,000 and 6,071,000,
respectively, for the year ended January 31, 1999.

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)

21.    COMMITMENTS AND CONTINGENCIES

       The Company leases facilities under noncancelable operating leases which expire on various dates through May 2015. The Company leases certain computer equipment, office furniture and other assets under noncancelable leases accounted for as capital leases. These leases expire on various dates through January 2012. Future minimum lease payments as of January 31, 2000 under the leases are as follows:



                               OPERATING       CAPITAL
                                 LEASES         LEASES
                              -------------  -------------
2001.......................   $     10,771   $      6,276
2002.......................         12,098          6,057
2003.......................         10,203          4,411
2004.......................          8,487          4,121
2005.......................          7,229          4,100
Thereafter.................         26,959         29,000
Less: imputed interest.....             --        (20,011)
                              -------------  -------------
                              $     75,747         33,954
                              =============
Less: current portion......                        (3,515)
                                             -------------
                                             $     30,439
                                             =============

     Rent expense under the noncancelable operating leases was approximately $493,000, $591,000 and $4,223,000 for the years ended January 31, 1998, 1999 and
2000, respectively.

     From time to time, the Company guarantees certain trade payables of its network companies. As of January 31, 2000, no such guarantees were outstanding.

     In August 1999 idealab! Capital Principals Fund, L.P. ("Principals Fund") was created for the purpose of making co-investments in securities along with certain other venture capital funds which are managed by idealab Capital Management II, L.L.C. (see also Note 6). The Company is a limited partner in the Principals Fund and has made a capital commitment of $25,000,000, of which $4,250,000 has been paid as of January 31, 2000.

     The Company and its subsidiaries are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management and based on the advice of Counsel, the amount of the ultimate liability with respect to these actions will not materially affect the financial position, results of operations or cash flows of the Company and its subsidiaries.

     The Investment Company Act of 1940 requires registration for companies that are engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. A company may be deemed to be an investment company if it owns "investment securities" with a value exceeding 40% of the value of its total assets (excluding government securities and cash items) on an unconsolidated basis, unless an exemption or safe harbor applies. Securities issued by companies other than majority-owned subsidiaries are generally considered investment securities for purposes of the Investment Company Act. At January 31, 2000, substantially all of the Company's assets on an unconsolidated basis, excluding government securities and cash items, consisted of equity interests in majority-owned subsidiaries and equity interests in other companies. The Company's equity interests in companies that are not majority-owned subsidiaries could be counted as investment securities. At January 31, 2000, more than 40% of the value of the Company's total assets on an unconsolidated basis consisted of securities issued by companies that are not majority-owned subsidiaries. Therefore, the Company could be considered an investment company unless the Securities and Exchange Commission issues an order declaring that the Company is primarily engaged in a business or businesses other than that of investing, reinvesting, owning, holding or is trading in securities or (ii) the Company does not fall within the definition of investment

                                    IDEALAB!

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       (TABULAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)--(CONTINUED)


company in Section 3(a) of the Investment Company Act. On January 28, 2000, the Company filed an application with the Securities and Exchange Commission requesting a permanent order declaring that the Company is primarily engaged in a business other than that of investing, reinvesting, owning, holding or trading in securities. On March 28, 2000, the Commission granted a temporary order exempting the Company from all provisions of the Investment Company Act for a 120-day period that ends on July 26, 2000 while it considers the Company's request for a permanent order.

       Registration as an investment company would subject the Company to restrictions that are inconsistent with its fundamental business strategy of equity growth through creating, building and operating interactive communications companies. The Company may have to take actions, including buying, refraining from buying, selling or refraining from selling securities, when it would otherwise not choose to in order to continue to avoid registration under the Investment Company Act. For example, the Company may have to ensure that it retain controlling ownership interests in its network companies after their initial public offerings, which would require the Company to expend significant amounts of capital that the Company might otherwise use to create or acquire other companies.

22.    NETWORK COMPANY INTERVENING EVENTS--UNAUDITED

       On January 31, 2000, GoTo.com, Inc., a network company accounted for under equity method, acquired Cadabra, Inc. for cash, GoTo.com, Inc. common stock and other acquisition related costs. The increase in the Company's share of the net assets of GoTo.com resulting from the Cadabra, Inc. acquisition was approximately $66,000,000 and will be recorded as a gain on stock issuance by network companies during the first quarter of fiscal year 2001.

23.    SUBSEQUENT EVENTS--UNAUDITED

       On April 12, 2000, the Company's Board of Directors authorized the filing of a registration statement with the Securities and Exchange Commission ("SEC") that would permit the Company to sell shares of the Company's common stock in connection with a proposed initial public offering ("IPO"). If the IPO is consummated under the terms presently anticipated, upon the closing of the proposed IPO, all of the then outstanding shares of the Company's convertible preferred stock will automatically convert into shares of common stock on a ten-for-one basis, subject to anti dilution provisions.

       On April ____ , 2000, the Company's Board of Directors approved the reincorporation of the Company in the State of Nevada, the change of the Company's name to idealab!, the authorization of 10,000,000,000 shares of $0.001 par value common stock and 100,000,000 shares of $0.001 par value preferred stock, all of which will occur prior to the closing of the IPO.

       On March 15, 2000, the Company sold 1,488,000 shares of Series D convertible preferred stock in exchange for cash and other proceeds totaling of $118,807,000 and a note receivable of $30,000,000.

                                    IDEALAB!

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                              BASIS OF PRESENTATION

       The unaudited pro forma condensed combined consolidated statement of operations for the year ended January 31, 2000 gives effect to each of the transactions described below as if they had occurred on February 1, 1999. The pro forma financial information has been prepared on the basis of the assumptions described in the notes to the unaudited pro forma combined financial information.

       An unaudited condensed consolidated pro forma balance sheet at January 31, 2000 has not been presented as all of the transactions described above occurred before January 31, 2000 and are reflected in the Company's historical financial statements.

       In May 1999, EntryPoint, a consolidated network company, acquired all of the outstanding stock of PointCast Incorporated ("PointCast") for $1,000,000 in cash and shares of EntryPoint convertible preferred stock with an estimated fair value of $6,000,000. The acquisition has been accounted for as a purchase. The acquisition cost has been allocated to the assets acquired and liabilities assumed based on estimates of their respective fair values. The excess of purchase consideration over the net tangible assets acquired of $4,875,000 has been allocated to goodwill and is being amortized on a straight line basis over three years.

       In July 1999, CarsDirect.com, a consolidated network company, acquired all of the outstanding stock of Perga Capital Incorporated, the parent of AutoData Marketing Systems Incorporated ("AutoData"). The purchase price of $8,765,000 was comprised of $7,085,000 in cash, other acquisition related expenses and issuance of CarsDirect.com Class A common stock with an estimated fair value of $1,680,000. In connection with the acquisition, CarsDirect.com issued additional shares of its Class A common stock to two individuals which will vest over four years, subject to the continuing employment of these individuals and subject to acceleration in the event of an initial public offering or change in control transaction of CarsDirect.com. These shares were valued at $3,120,000 and will be recorded as stock based compensation over the vesting period of the employees. The acquisition has been accounted for as a purchase. The acquisition cost has been allocated to the assets acquired and liabilities assumed based on estimates of their respective fair values. The excess of purchase consideration over the net tangible assets acquired of $8,545,000 has been allocated to identifiable intangibles ($1,095,000) and goodwill ($7,450,000) all of which are being amortized on a straight line basis over three years.

       In October 1999, CarsDirect.com acquired certain assets and liabilities of Potamkin Auto Center, Ltd. ("Potamkin") for an aggregate purchase price of $14,145,000. The purchase price was comprised of CarsDirect.com Class A common stock with a fair value of $13,750,000 and $395,000 in acquisition related expenses. In conjunction with the acquisition, CarsDirect.com issued shares of its Class A common stock valued at $4,400,000 to certain individuals which will vest equally in quarterly increments commencing on December 31, 1999 and continuing through September 30, 2002, subject to their continuing employment. The value of these shares will be recorded as stock based compensation over the vesting periods. The acquisition has been accounted for as a purchase. The acquisition cost has been allocated to the assets acquired and liabilities assumed based on estimates of their respective fair values. The excess of purchase consideration over net tangible assets acquired of $14,074,000 has been allocated to identifiable intangibles ($2,390,000) and goodwill ($11,684,000) which are being amortized on a straight line basis over periods ranging from six months to ten years.

       In May 1999 CarsDirect.com entered into an agreement to form and operate CD1Financial.com, L.L.C. ("CD1Financial"), a joint venture formed to provide automotive related financial products to customers of CarsDirect.com. In connection with this agreement, CarsDirect.com issued to the minority member of the joint venture a warrant to purchase an amount of shares of CarsDirect.com Class A common stock to be determined based upon the combined value of CD1Financial and CarsDirect.com at the time of the occurrence of certain events. In December 1999, CarsDirect.com acquired the minority member's 49% interest in CD1Financial and terminated the master and operating agreement which governed CD1Financial for $32,875,000 in cash. The terms of the warrant were also modified to make the warrant non-forfeitable and immediately exercisable into shares of CarsDirect.com Class A common stock with an exercise price of

                                    IDEALAB!

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                       BASIS OF PRESENTATION--(CONTINUED)


$0.01 per share. The estimated fair value of the warrant for accounting purposes was approximately $29,579,000 and has been accounted for as part of the purchase price of the additional interest in CD1Financial and included in goodwill. This acquisition was accounted for using the purchase method. The purchase price was allocated to the estimated fair value of tangible and identifiable intangible net assets acquired. The estimated fair value of the tangible and intangible net assets acquired approximated their historical cost basis. The excess of the purchase price over the net assets acquired of approximately $60,677,000 was allocated to goodwill and is being amortized on straight-line basis over an estimated life of three years.

       In August 1999, the Company increased its minority interest in Intranets.com, Inc. purchasing convertible preferred stock of Intranets.com, Inc. for $2,000,000 in cash. The excess of the purchase price over the Company's share of the underlying net assets acquired, was $1,659,000 and is being amortized on a straight line basis over three years.

       In October and December 1999, the Company acquired shares of CarsDirect.com Class B common stock and Series D convertible preferred stock for $218,422,000 in cash. The excess of the purchase price over the Company's share of the underlying net assets acquired was $21,850,000 and is being amortized on a straight line basis over three years.

       In December 1999, the Company acquired a minority interest in eVoice, Inc. for $30,000,000 in cash. The excess of the purchase price over the Company's share of the underlying net assets acquired was $5,960,000 and is being amortized on a straight line basis over three years.

       In January 2000, the Company increased its minority interest in GoTo.com, Inc. through the purchase of shares of GoTo.com, Inc. common stock. The aggregate purchase price of $340,256,000 was comprised of $112,456,000 in cash and 2,278,000 shares of idealab! Series D convertible preferred stock with an estimated fair value of $227,800,000. The excess of the purchase price over the Company's share of the underlying net assets acquired was $329,950,000 and is being amortized on a straight line basis over five years.

       In January 2000, the Company sold its ownership interest in Free-PC to eMachines, Inc. for approximately 12,265,000 shares of eMachines, Inc. common and convertible preferred stock and a warrant to purchase approximately 5,256,000 shares of eMachines, Inc. common stock. Prior to the date of the sale, the Company had a controlling interest in Free-PC and therefore consolidated the results of Free-PC for the period from January 1999 (Free-PC's inception) to January 2000.

       The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had these transactions been in effect as of the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The audited historical financial statements of the Company, eVoice, Inc., GoTo.com, Inc., Intranets.com, Inc., Perga Capital Incorporated, AutoData, PointCast and Potamkin are included elsewhere in this Prospectus and the unaudited pro forma financial information presented herein should be read in conjunction with those financial statements and related notes.


                                                               IDEALAB!
                                     UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT
                                           OF OPERATIONS FOR THE YEAR ENDED JANUARY 31, 2000
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       PERGA        AUTO DATA     POTAMKIN
                                          CONSOLIDATED   POINTCAST    CAPITAL       MARKETING       AUTO      DISPOSITION OF
                                             IDEALAB!  INCORPORATED INCORPORATED  INCORPORATED  CENTER, LTD.   FREE-PC INC.
                                          (HISTORICAL) (HISTORICAL) (HISTORICAL)  (HISTORICAL)  (HISTORICAL)   (HISTORICAL)
                                            ---------  ------------ -----------   ------------  ------------   -----------

Revenues...............................   $    21,158  $     3,836  $        --   $      1,729  $   108,781    $    (1,201)
                                            ---------  -----------  -----------   ------------- ------------   -----------
Operating expenses:
   Cost of revenues....................        28,380        4,657                          58       98,835         (3,320)
   Sales and marketing.................        70,129        3,943                         272        4,913        (20,147)
   Product development.................        10,798        3,815                          --           --         (2,059)
   General and administrative..........        36,738        2,437                       1,284        5,490         (4,422)
   Stock-based compensation............       109,150          435                          --           --         (1,902)
   Amortization of goodwill and other
     intangibles.......................         7,149                                       --           --
                                            ---------  -----------  -----------   ------------  ------------   -----------
     Total operating expenses...........      262,344       15,287                       1,614      109,238        (31,850)
                                            ---------  -----------  -----------    ------------  ------------  -----------
     Operating income (loss)............     (241,186)     (11,451)                        115         (457)        30,649
                                            ---------  -----------  -----------    ------------  ------------  -----------

Other income, net.......................      316,620        2,249                          --           --             39
Interest income (expense)...............        5,691       (1,073)                        (17)        (350)          (902)
                                            ---------  -----------  -----------    ------------  ------------  -----------

Income (loss) before income taxes,
   minority interest and equity in the
   income (loss) of affiliates.........        81,125      (10,275)                         98         (807)        29,786
Income tax expense.....................       (86,245)          (5)                        (65)                          1

Minority interest......................        95,537

Equity in the income (loss) of
   affiliates, net of tax..............        28,067                        12
                                            ---------  ------------ -----------    ------------  ------------  -----------

Net income (loss)......................       118,484      (10,280)          12             33         (807)        29,787

Deduction for beneficial conversion
   feature.............................        (9,724)          --          --              --           --             --

Repurchase of convertible preferred stock.     (3,777)          --          --              --           --             --
                                            ---------  ------------ -----------   ------------  -----------    -----------

Net income (loss) applicable to common
shareholders............................. $   104,983  $   (10,280) $        12   $         33  $      (807)   $    29,787
                                            =========  ============ ===========   ============  ===========    ===========

Net income (loss) per share
   Basic................................  $      0.25
   Diluted..............................  $      0.15
Weighted average shares outstanding
   Basic..................................    423,525
   Diluted................................    695,312



                                          PRO FORMA           PRO FORMA
                                          ADUSTMENTS          COMBINED
                                         ------------        -----------

Revenues...............................  $         --        $   134,303
                                         ------------        ------------
Operating expenses:
   Cost of revenues....................                          128,610
   Sales and marketing.................           191 (1)         59,301
   Product development.................                           12,554
   General and administrative..........         1,059 (2)(3)      42,586
   Stock-based compensation............         1,616 (4)        109,299
   Amortization of goodwill and other
   intangibles.......................          27,116 (5)         34,265
                                         ------------       ------------
     Total operating expenses...........       29,982            386,615
                                         ------------       ------------
     Operating income (loss)............      (29,982)         (252,312)
                                         ------------       ------------

Other income, net.......................                         318,908
Interest income (expense)...............       (1,970)(6)          1,379
                                         ------------       ------------

Income (loss) before income taxes,
   minority interest and equity in the
   income (loss) of affiliates.........       (31,952)            67,975
Income tax expense.....................        13,100 (7)        (73,214)
Minority interest......................        42,797 (8)        138,334
Equity in the income (loss) of
   affiliates, net of tax..............       (51,416)(9)        (23,337)
                                         ------------       ------------

Net income (Loss)......................       (27,471)           109,758

Deduction for beneficial conversion
   feature.............................            --             (9,724)

Repurchase of convertible preferred stock          --             (3,777)
                                         ------------       ------------

Net income (loss) applicable to common
shareholders.............................$    (27,471)       $    96,257
                                         ============       ============

Net income (loss) per share
   Basic................................                     $      0.17
   Diluted..............................                     $      0.14
Weighted average shares outstanding
   Basic.................................                        573,743(10)
   Diluted...............................                        697,839(10)


                                    IDEALAB!

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL INFORMATION
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

     Pro forma adjustments reflect the following in the unaudited pro forma condensed combined consolidated statement of operations, giving effect to the acquisitions as if they had occurred on February 1, 1999:

(1) Additional sales compensation of $191 due to employment agreements signed in connection with the Potamkin acquisition.

(2) Additional rent expense of $1,139 due to new lease agreements signed in connection with the Potamkin acquisition.

(3) Net adjustment of $80 to reduce depreciation expense for assets not acquired in connection with the Potamkin acquisition.

(4) Stock-based compensation expense related to the issuance and subsequent vesting of the shares of CarsDirect.com Class A common stock issued in connection with the AutoData and Potamkin acquisitions, respectively as follows:

       AutoData..............................................    $   455
       Potamkin..............................................      1,161
                                                                 -------
                                                                 $ 1,616
                                                                 =======

(5) Additional amortization expense related to the intangible assets acquired in connection with the acquisitions of AutoData, PointCast, Potamkin and CD1Financial and the purchase of additional ownership interests in CarsDirect.com by the Company and elimination of amortization expense recognized in connection with the disposition of the Company's ownership interest in Free-PC, as follows:

       PointCast.............................................   $    677
       AutoData..............................................      1,662
       Potamkin.............................................       1,804
       CarsDirect............................................      3,756
       CD1Financial..........................................     19,383
       Free-PC...............................................       (166)
                                                                --------
                                                                $ 27,116
                                                                ========

(6) Reduction of interest income by $1,970 related to the cash paid in the acquisitions of AutoData, CD1Financial and PointCast.

(7) Income tax expense has been adjusted to reflect the tax effect of the pro forma adjustments.

(8) Additional minority interest to reflect the minority shareholders interest in the effects of the adjustments described in notes (1) through (6) above and the pre-acquisition results of operations of PointCast, AutoData and Potamkin. Also reflects the reduction in minority interest due to the disposition of the Company's ownership interest Free-PC.

(9) Additional equity income (loss) and amortization expense as a component thereof related to the purchase of additional ownership interests in eVoice Inc., GoTo.com, Inc. and Intranets.

                                    IDEALAB!

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED FINANCIAL INFORMATION--(CONTINUED)
                                 (IN THOUSANDS)

(10) Additional weighted average shares used in the calculation of pro forma basic and diluted net income per share applicable to common shareholders to reflect the issuance of:

     o 22,780 shares of common stock assuming the conversion of 2,278 shares of Series D convertible preferred stock issued in exchange for additional ownership interests in GoTo.com as though such shares were issued on February 1, 1999,

     o an aggregate of 14,246 shares of common stock assuming the conversion of 1,425 shares of Series D preferred stock, the proceeds from the sale of which were used to finance the acquisition of additional ownership interests in GoTo.com for $112,460 and in eVoice Inc. for $30,000, as though the shares were issued on February 1, 1999,

     o the automatic conversion of the Company's convertible preferred stock into shares of the Company's common stock effective upon the closing of the Company's initial public offering as if such conversion occurred on February 1, 1999 or at the date of issuance if later (see
          Note 2 of Notes to idealab! Consolidated Financial Statements).

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of eVoice, Inc.
(a development stage company)

       In our opinion, the accompanying balance sheets and the related statements of operations, of redeemable convertible preferred stock and shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of eVoice, Inc. (a development stage company) at December 31, 1998 and at September 30, 1999, and the results of its operations and its cash flows for the period from December 7, 1998 (date of inception) to December 31, 1998, the nine month period ended September 30, 1999 and for the cumulative period from December 7, 1998 (date of inception) through September 30, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/PricewaterhouseCoopers LLP

San Jose, California
February 28, 2000

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   DECEMBER 31,      SEPTEMBER 30,
                                                                                       1998              1999
                                                                                  ----------------  ----------------
ASSETS
Current assets:
   Cash and cash equivalents...................................................   $            10   $         3,415
   Prepaid expenses and other current assets...................................                18               364
                                                                                  ----------------  ----------------
     Total current assets......................................................                28             3,779
Property and equipment, net....................................................                --             3,455
Internal-use software development costs........................................                --               148
Other assets...................................................................                --               230
                                                                                  ----------------  ----------------
     Total assets..............................................................   $            28   $         7,612
                                                                                  ================  ================

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY
(DEFICIT)
Current liabilities:
   Notes payable, current......................................................   $           290    $           --
   Accounts payable............................................................               121             1,168
   Accrued liabilities.........................................................                --               286
   Capital lease obligations, current portion..................................                --               220
                                                                                  ----------------  ----------------
     Total current liabilities.................................................               411             1,674
Capital lease obligations, long-term portion...................................                --               598
                                                                                  ----------------  ----------------
                                                                                              411             2,272
                                                                                  ----------------  ----------------
Commitments (Note 6)
Redeemable Convertible Preferred Stock (Note 7)................................                --            12,162
Shareholders' equity (deficit):................................................
   Common Stock:  $0.0001 par value; 50,000
     shares authorized; 11,640 and 13,075 shares issued and
     outstanding at December 31, 1998 and September 30, 1999...................                 1                 1
Additional paid-in capital.....................................................                10             1,570
Notes receivable from shareholders.............................................                (1)             (116)
Deferred stock-based compensation..............................................                --            (1,089)
Deficit accumulated during the development stage...............................              (393)           (7,188)
                                                                                  ----------------  ----------------
     Total shareholders' equity (deficit)......................................              (383)           (6,822)
                                                                                  ----------------  ----------------
     Total liabilities, redeemable Convertible Preferred Stock and
       shareholders' equity (deficit)..........................................   $           28    $         7,612
                                                                                  ================  ================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                  PERIOD ENDED DECEMBER 31, 1998 AND NINE MONTH
                         PERIOD ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                  PERIOD FROM
                                                                                                   DECEMBER 7,
                                                                                                  1998 (DATE OF
                                                                                 NINE MONTH         INCEPTION)
                                                                PERIOD ENDED    PERIOD ENDED         THROUGH
                                                                DECEMBER 31,    SEPTEMBER 30,      SEPTEMBER 30,
                                                                    1998            1999               1999
                                                               ---------------  ---------------  ---------------
OPERATING EXPENSES:
   Research and development (excluding amortization of
     deferred stock-based compensation of $193 in 1999)....    $           393  $        3,242  $         3,635
   Sales and marketing (excluding amortization of deferred
     stock-based compensation of $73 in 1999)..............                 --           1,507            1,507
   General and administrative (excluding amortization of
     deferred stock-based compensation of $90 in 1999).....                 --           1,670            1,670
   Amortization of stock-based compensation................                 --             356              356
                                                               ---------------  ---------------  ---------------
     Total operating expenses..............................                393           6,775            7,168
                                                               ---------------  ---------------  ---------------
Loss from operations.......................................                393           6,775            7,168
Interest income............................................                 --             104              104
Interest expense...........................................                 --            (124)            (124)
Other income (expense), net................................                 --             (20)             (20)
                                                               ---------------  ---------------  ---------------
Net loss...................................................    $           393  $        6,795   $        7,188
                                                               ===============  ===============  ===============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  EVOICE, INC.

                          (A DEVELOPMENT STAGE COMPANY)

  STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY
      (DEFICIT) PERIOD ENDED DECEMBER 31, 1998 AND NINE MONTH PERIOD ENDED
                               SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 REDEEMABLE
                                                 CONVERTIBLE
                                               PREFERRED STOCK                                              NOTES
                                                  (NOTE 7)            COMMON STOCK          ADDITIONAL    RECEIVABLE
                                             --------------------  -----------------------   PAID-IN        FROM
                                              SHARES     AMOUNT      SHARES      AMOUNT      CAPITAL     SHAREHOLDERS
                                             --------  ----------  ----------  -----------  -----------  ------------
Issuance of Common Stock to founders ....          --     $    --      10,840      $     1     $     9      $    (1)
Issuance of Series A Convertible
   Preferred Stock, Common Stock and
   Common Stock warrants in connection
   with acquisition of assets ...........         122          --         800           --           1           --
Net loss ................................          --          --          --           --          --           --
                                              -------     -------     -------      -------     -------      -------
BALANCE AT DECEMBER 31, 1998 ............         122          --      11,640            1          10           (1)
Issuance of Series A Convertible
   Preferred Stock, net of issuance costs
   of $648 ..............................         970         230          --           --          --           --
Issuance of Series A Convertible
   Preferred Stock warrants .............          --         121          --           --          --           --
Issuance of Series B Convertible
   Preferred Stock, net of issuance costs
   of $8 ................................      17,696      11,392          --           --          --           --
Issuance of Series B Convertible
   Preferred Stock warrants .............          --         419          --           --          --           --
Stock-based compensation for services
   rendered .............................          --          --          --           --          13           --
Repurchase of stock .....................          --          --        (365)          --         (14)          --
Exercise of Stock Purchase Rights .......          --          --       1,800           --         116         (116)
Repayment of notes receivable ...........          --          --          --           --          --            1
Deferred stock-based  compensation ......          --          --          --           --       1,445           --
Amortization of deferred stock-based
   compensation .........................          --          --          --           --          --           --
Net loss ................................          --          --          --           --          --           --
                                              -------     -------     -------      -------     -------      -------
BALANCE AT SEPTEMBER 30, 1999 ...........      18,788     $12,162      13,075      $     1     $ 1,570      $  (116)
                                              =======     =======     =======      =======     =======      =======


                                                                            TOTAL
                                                DEFERRED                 SHAREHOLDERS
                                               STOCK-BASED  ACCUMULATED     EQUITY
                                              COMPENSATION    DEFICIT      (DEFICIT)
                                              ------------ ------------ -------------
Issuance of Common Stock to founders ....     $    --      $    --      $     9
Issuance of Series A Convertible
   Preferred Stock, Common Stock and
   Common Stock warrants in connection
   with acquisition of assets ...........          --           --            1
Net loss ................................          --         (393)        (393)
                                              -------      -------      -------
BALANCE AT DECEMBER 31, 1998 ............          --         (393)        (383)
Issuance of Series A Convertible
   Preferred Stock, net of issuance costs
   of $648 ..............................          --           --           --
Issuance of Series A Convertible
   Preferred Stock warrants .............          --           --          121
Issuance of Series B Convertible
   Preferred Stock, net of issuance costs
   of $8 ................................          --           --           --
Issuance of Series B Convertible
   Preferred Stock warrants .............          --           --          419
Stock-based compensation for services
   rendered .............................          --           --           13
Repurchase of stock .....................          --           --          (14)
Exercise of Stock Purchase Rights .......          --           --           --
Repayment of notes receivable ...........          --           --            1
Deferred stock-based  compensation ......      (1,445)          --           --
Amortization of deferred stock-based
   compensation .........................         356           --          356
Net loss ................................          --       (6,795)      (6,795)
                                              -------      -------      -------
BALANCE AT SEPTEMBER 30, 1999 ...........     $(1,089)     $(7,188)     $(6,282)
                                              =======      =======      =======


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                       PERIOD ENDED DECEMBER 31, 1998 AND
                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

                                                                                              PERIOD FROM
                                                                                              DECEMBER 7,
                                                                                             1998 (DATE OF
                                                                   PERIOD      NINE MONTH     INCEPTION)
                                                                   ENDED      PERIOD ENDED     THROUGH
                                                                DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                                                    1998          1999           1999
                                                                ------------  -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss                                                     $       (393) $      (6,795) $     (7,188)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization..........................            --             80            80
       Amortization of stock-based compensation expense.......            --            356           356
       Other non-cash expense.................................           272            102           374
       Changes in current assets and liabilities:
         Prepaid expenses and other current assets............            --           (262)         (262)
         Accounts payable.....................................           121          1,047         1,168
         Accrued liabilities..................................            --            286           286
                                                                ------------  -------------  ------------
           Net cash used in operating activities..............            --         (5,186)       (5,186)
                                                                ------------  -------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchase of property and equipment.........................            --         (3,535)       (3,535)
   Capitalized software development costs.....................            --           (148)         (148)
   Acquisition of other assets................................            --           (230)         (230)
                                                                ------------  -------------  ------------
           Net cash used in investing activities..............            --         (3,913)       (3,913)
                                                                ------------  -------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from issuance of Series A Convertible Preferred
     Stock, net of issuance costs.............................            --            674           674
   Proceeds from issuance of Series B Convertible Preferred
     Stock, net of issuance costs.............................            --         11,192        11,192
   Proceeds from issuance of Series A Convertible Preferred
     Stock warrants...........................................            --             83            83
   Proceeds from issuance of Common Stock.....................            10             --            10
   Repurchase of Common Stock.................................            --            (13)          (13)
   Proceeds from capital lease................................            --            865           865
   Principal payments on capital lease obligations............            --            (47)          (47)
   Proceeds from note payable.................................            --            100           100
   Repayment of notes payable.................................            --           (350)         (350)
                                                                ------------  -------------  ------------
           Net cash provided by financing activities..........            10         12,504        12,514
                                                                ------------  -------------  ------------
Net increase in cash and cash equivalents.....................            10          3,405         3,415
Cash and cash equivalents at beginning of period..............            --             10            --
                                                                ------------  -------------  ------------
Cash and cash equivalents at end of period....................  $         10 $        3,415  $      3,415
                                                                ============  =============  ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                       PERIOD ENDED DECEMBER 31, 1998 AND
                   NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

1.     THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY

       eVoice, Inc. (the "Company") was incorporated in Nevada on December 7, 1998 under the name of Talkstar.com, Inc. In April 1999, the Company reincorporated in the state of Delaware. In December 1999 the Company changed its name to eVoice, Inc. The Company was incorporated to provide advertising and voice mail services through Internet and telecommunication networks.

       eVoice is in the development stage. The Company has not commenced its principal operations and has had no revenues since inception. The Company has devoted substantially all of its efforts since inception to acquiring and installing equipment, recruiting and training employees and establishing its organizational structure.

       The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by companies in new and rapidly evolving markets. These risks include the failure to build a sufficient base of active users of voice mail services necessary to attract advertisers, the rejection of the Company's products by customers, vendors and/or advertisers, as well as other risks and uncertainties.

    USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1998 and September 30, 1999, cash and cash equivalents consist of bank deposits, amounts in money market accounts and petty cash. The Company places its cash with major domestic financial institutions.

    INTERNAL-USE SOFTWARE DEVELOPMENT COSTS

       Under the provisions of SOP 98-1, "Software for internal use," the Company capitalizes costs associated with software developed or obtained for internal-use when both the preliminary project stage is completed and the Company's management has authorized further funding for the project which it deems probable will be completed and used to perform the function intended. Capitalized costs include only (1) external direct costs of materials and services consumed in developing or obtaining internal-use software, (2) payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use software project, and (3) interest costs incurred, when material, while developing internal-use software. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended purpose.

       Research and development costs and other computer software maintenance costs related to software development are expensed as incurred. Internal-use software development costs are amortized using the straight-line method over two years, but not exceeding the expected life of the software.

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


     The carrying value of software development costs is regularly reviewed by the Company, and a loss is recognized when the value of estimated undiscounted cash flow benefit related to the asset falls below the unamorized cost.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the shorter of estimated useful lives of the assets, generally three years, or the lease term of the respective assets.

     LONG-LIVED ASSETS

     The Company periodically evaluates the recoverability of its long-lived assets based upon expected undiscounted cash flows and recognizes impairment from the carrying value of long-lived assets, if any, based on the fair value of such assets.

     INCOME TAXES

     The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax base of the Company's assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. A valuation allowance is provided against deferred tax assets when it is more likely than not that they will not be realized.

     RESEARCH AND DEVELOPMENT

     Research and development costs are charged to operations as incurred.

     STOCK-BASED COMPENSATION

     The Company accounts for employee stock-based compensation arrangements in accordance with provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, stock-based compensation is based on the difference, if any, on the date of grant, between the estimated fair value of the Company's common stock and the exercise price. Deferred stock-based compensation is amortized in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 28. The Company accounts for stock options issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services."

     COMPREHENSIVE INCOME

     Comprehensive income, as defined by SFAS No. 130 "Reporting Comprehensive Income," includes all changes in equity (net assets) during a period from nonowner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income (loss) as compared to its reported net loss, and accordingly net loss is equal to comprehensive net loss for all periods presented.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date FASB Statement No. 133." SFAS No. 137 deferred the effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. The Company will adopt SFAS No. 133 during year ending December 31, 2001. To date, the Company has not engaged in derivative or hedging activities.

2.   SUPPLEMENTAL CASH FLOW INFORMATION

     SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                                                   PERIOD FROM
                                                                                                   DECEMBER 7,
                                                                                                  1998 (DATE OF
                                                                                  NINE MONTH        INCEPTION)
                                                                PERIOD ENDED     PERIOD ENDED        THROUGH
                                                                DECEMBER 31,     SEPTEMBER 30,    SEPTEMBER 30,
                                                                    1998            1999              1999
                                                               ---------------  ---------------  ---------------
Cash paid for interest......................................               --               23               23

    SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITY:

                                                                                                   PERIOD FROM
                                                                                                   DECEMBER 7,
                                                                                                   1998 (DATE OF
                                                                                  NINE MONTH        INCEPTION)
                                                                PERIOD ENDED     PERIOD ENDED        THROUGH
                                                                DECEMBER 31,     SEPTEMBER 30,     SEPTEMBER 30,
                                                                    1998             1999              1999
                                                               ---------------  ----------------  ---------------

Issuance of note payable for Common Stock...................                1                --                1
Issuance of note payable for exercised Stock Purchase Rights               --               116              116
Issuance of Common Stock in connection with assets acquired.                1                --                1
Issuance of options for services............................               --                13               13
Payment of note payable and interest with Series A
   Convertible Preferred Stock..............................               --                90               90
Issuance of Series A Convertible Preferred Stock warrants
   in connection with notes payable.........................               --                38               38
Issuance of Series B Convertible Preferred Stock for
   services in connection with sale of Series A
   Convertible Preferred Stock..............................               --               198              198
Issuance of Series B Convertible Preferred Stock warrants
   for services in connection with sale of Series A
   Convertible Preferred Stock..............................               --               336              336
Issuance of Series B Convertible Preferred Stock warrants
   in connection with lease agreement.......................               --                83               83
Deferred stock-based compensation...........................               --             1,445            1,445


                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

3.   BALANCE SHEET COMPONENTS

                                                                                   DECEMBER 31,    SEPTEMBER 30,
                                                                                       1998            1999
                                                                                  --------------- ----------------
 PROPERTY AND EQUIPMENT, NET:
 Computer equipment...........................................................    $           --  $            617
 Furniture and fixtures.......................................................                --                27
 Construction in progress.....................................................                --             2,891
                                                                                  --------------- ----------------
                                                                                              --             3,535
 Less: Accumulated depreciation and amortization..............................                --               (80)
                                                                                  --------------- ----------------
                                                                                  $           --  $          3,455
                                                                                  =============== ================


     Property and equipment includes $0 and $896 of computer equipment under capital leases at December 31, 1998 and September 30, 1999, respectively. Accumulated amortization of assets under capital leases totaled $0 and $13 at December 31, 1998 and September 30, 1999, respectively.


                                                                                 DECEMBER 31,      SEPTEMBER 30,
                                                                                    1998               1999
                                                                                 --------------   ---------------
INTERNAL-USE SOFTWARE DEVELOPMENT COSTS, NET:
   Internal-use software development costs...................................    $          --    $           148
   Less: Accumulated amortization............................................               --                 --
                                                                                 --------------   ---------------
                                                                                 $          --    $           148
                                                                                 --------------   ---------------
ACCRUED LIABILITIES:
   Payroll and related expenses..............................................    $          --    $           168
   Other.....................................................................               --                118
                                                                                 --------------   ---------------
                                                                                 $          --    $           286
                                                                                 ==============   ===============

4.   ASSET ACQUISITION

     In December 1998 the Company acquired certain assets and assumed certain liabilities from Talkstar, Inc, a Nevada Corporation ("Talkstar Nevada"), previously and subsequently named Manhattan Beach Properties in exchange for 800 shares of Common Stock, 122 shares of Series A Convertible Preferred Stock and warrants to purchase 44 shares of Common Stock of the Company. Talkstar Nevada was not related to the Company. The transaction was accounted for as a purchase. The fair value of the consideration paid of $1 exceeded the fair value of assets acquired and liabilities assumed by $272 and was charged to research and development expense in the period ended December 31, 1998.

     The Company estimated the value of the acquired assets and believes that substantially all of the excess of the purchase price over the fair value of liabilities assumed is attributable to incomplete technology that had not reached technological feasibility and for which there is no alternative use and that does not have identifiable positive cash flow stream. Accordingly due to the Company's assessment of the stage of completion and lack of alternative future use the excess purchase price was charged to expense in the period of acquisition.

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

5.  INCOME TAXES

    DEFERRED TAX ASSETS AND LIABILITIES CONSIST OF THE FOLLOWING:

                                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                                      1998            1999
                                                                                 --------------- ---------------
DEFERRED TAX ASSETS:
   Net operating loss carryforwards..........................................    $           --            2,500
   Accruals and reserves.....................................................                --               40
   Research credits..........................................................                --               --
                                                                                 --------------- ---------------
                                                                                             --            2,540
                                                                                 --------------- ---------------
DEFERRED TAX LIABILITIES:
   Internal-use software development costs...................................    $           --  $            --
                                                                                 --------------- ---------------
   Net deferred tax assets...................................................                --            2,540
   Valuation allowance.......................................................                --           (2,540)
                                                                                 --------------- ---------------
                                                                                 $           --  $            --
                                                                                 =============== ===============

For financial reporting purposes, the Company has incurred a loss in each period since inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at December 31, 1998 and September 30, 1999.

     At September 30, 1999, the Company had approximately $6,400 of federal and $6,400 of state net operating loss carryforwards available to offset future taxable income which expire in varying amounts from 2006 to 2019. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

6.   COMMITMENTS

     LEASES

     The Company leases office space and equipment under noncancelable operating and capital leases with various expiry dates through 2004. Rent expense for the period ended December 31, 1998 and nine month period ended September 30, 1999 was $0 and $269, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

     FUTURE MINIMUM LEASE PAYMENTS UNDER NONCANCELABLE OPERATING AND CAPITAL LEASES ARE AS FOLLOWS:

                                                                                          CAPITAL      PERATING
YEAR ENDED SEPTEMBER 30,                                                                  LEASES        LEASES
-------------------------                                                                ---------   -----------
      2000.............................................................................   $    347     $     399
      2001.............................................................................        347           441
      2002.............................................................................        366           458
      2003.............................................................................         --           475
      2004.............................................................................         --           122
                                                                                          ---------   -----------
 Total minimum lease payments and sublease income......................................      1,060      $  1,895
                                                                                                      ===========
 Less:  Amount representing interest...................................................       (242)
                                                                                          ---------
 Present value of capital lease obligations............................................        818
 Less:  Current portion................................................................       (220)
                                                                                          ---------
    Long-term portion of capital lease obligations.....................................   $    598
                                                                                          =========

     The effective interest rate on the Company's capital leases at September 30, 1999 was 19%.

     In June 1999 the Company entered into a two-year agreement with a telecommunication services provider for telecommunication services and space for Company equipment. In February 2000 the agreement was terminated by the Company due to the failure of the service provider to comply with certain terms of the agreement. Monthly rent expense amounted to $53.

     In July 1999 the Company entered into an agreement with an Internet services provider for the lease of space for Company equipment. The term of the lease is not defined. Rent is charged monthly based on the usage of space. In September 1999 monthly rent expense amounted to $11 including utilities costs.

     In September 1999 the Company entered into three-year capital lease agreement providing for the lease of equipment for up to $3,000. There were no transactions associated with this agreement before October 1, 1999.

7.   REDEEMABLE CONVERTIBLE PREFERRED STOCK

     CONVERTIBLE PREFERRED STOCK AT SEPTEMBER 30, 1999 CONSISTS OF THE
FOLLOWING:


                                                               SHARES
                                                     ---------------------------                     PROCEEDS NET
                                                                                    LIQUIDATION      OF ISSUANCE
   SERIES                                             AUTHORIZED     OUTSTANDING      AMOUNT            COSTS
   ------                                            ------------  -------------  --------------   --------------
   A ............................................          1,409          1,092   $       1,092   $         230
   B ............................................         19,010         17,696          11,398          11,392
                                                     ------------  -------------  --------------- ---------------
                                                          20,419         18,788   $      12,490   $      11,622
                                                     ============  =============  =============== ===============

     The holders of Preferred Stock have various rights and preferences as follows:

     VOTING

     Each share of Series A and B has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

     As long as at least 25% shares of Convertible Preferred Stock remain outstanding and 25% of Series B Convertible Preferred Stock remain outstanding, the Company must obtain approval from a majority of the holders of Convertible Preferred Stock and a majority of holders of Series B Convertible Preferred Stock voting separately as a class in order to amend the Articles of Incorporation as related to Convertible Preferred Stock; authorize or issue shares of any class or Series of stock having any preference or priority as to dividends, liquidation rights or assets superior to or on parity with any such preference or priority of the Series A and B Convertible Preferred Stock; declare or pay any dividend or other distribution on the Common Stock, effect a merger, consolidation or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity. In addition, as long as at least 25% shares of Series B Convertible Preferred Stock remain outstanding, the Company must obtain approval from a majority of the holders of Series B Convertible Preferred Stock in order to repurchase any shares of Common Stock other than shares subject to the right of repurchase by the Company, change the total number of authorized shares of Series B Convertible Preferred Stock or change the authorized number of directors of the Company.

     DIVIDENDS

     Holders of Series A and B Convertible Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.08 and $0.0515 per share, respectively, when and if declared by the Board of Directors. Holders of Series B Convertible Preferred Stock have preference and priority to any payment of any dividend on Series A Convertible Preferred Stock. The holders of Series A and B Convertible Preferred Stock will also be entitled to participate in dividends on Common Stock, when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if converted basis. No dividends on Convertible Preferred Stock or Common Stock have been declared by the Board from inception through September 30, 1999.

     LIQUIDATION

     In the event of any liquidation, dissolution or winding up of the Company, including merger, acquisition or sale of assets where the beneficial owners of the Company's Common Stock and Convertible Preferred Stock own 50% or less of the resulting voting power of the surviving entity, the holders of Convertible Preferred Stock are entitled to the following:

          (1) Holders of Series B Convertible Preferred Stock are entitled to receive an amount of $0.6441 per share plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Series A Convertible Preferred Stock and Common Stock. If the assets and funds distributed to the holders of Series B Convertible Preferred Stock are insufficient to permit payment to such holders, then the entire assets or property of the Company legally available for distribution shall be distributed ratably to the holders of Series B Convertible Preferred Stock.

          (2) After payments has been made to the holders of Series B Convertible Preferred Stock, holders of Series A Convertible Preferred Stock are entitled to receive an amount of $1.00 per share plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. If the assets and funds distributed to the holders of Series A Convertible Preferred Stock are insufficient to permit payment to such holders, then the entire assets or property of the Company legally available for distribution shall be distributed ratably to the holders of Series A Convertible Preferred Stock.

          (3) After payment has been made to the holders of Series A and B Convertible Preferred Stock of the preferential amounts, the remaining assets and funds of the Company legally available for distribution, are distributed ratably to the holders of Common Stock and Series A and B Convertible Preferred Stock on an as-converted basis; provided, however that holders of Series B Convertible Preferred Stock are not entitled to receive more than $1.2882 (including Series B Convertible Preferred Stock Liquidation Preference) per share; and provided further, that the

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

holders of Series A Convertible Preferred Stock are not entitled to receive more than $2.00 (including Series A Convertible Preferred Stock Liquidation Preference) per share.

     CONVERSION

     Each share of Series A and B Convertible Preferred Stock is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Each share of Series A and B Convertible Preferred Stock automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon: either the closing of a public offering of Common Stock at a per share price of at least $2.58 per share with gross proceeds of at least $15,000 upon the consent of the holders of the majority of each Series of Convertible Preferred Stock.

     At September 30, 1999, the Company reserved 20,732 shares of Common Stock for the conversion of Convertible Preferred Stock.

     WARRANTS TO PURCHASE CONVERTIBLE PREFERRED STOCK

                                                                                      SHARES OF      OUTSTANDING AND
                                                                                     CONVERTIBLE     EXERCISABLE AT
                                                                                      PREFERRED       SEPTEMBER 30,
                                              DATE OF ISSUANCE     EXERCISE PRICE      STOCK              1999
                                             ------------------   ---------------  --------------  -----------------
Warrants to purchase Series A
   Convertible Preferred Stock
     Series A...........................            March 1999    $         1.00            217                217
     Series A...........................            March 1999              1.00            100                100
                                                                                   --------------  -----------------
       Total............................                                                    317                317
                                                                                   --------------  -----------------
Warrants to purchase Series B
   Convertible Preferred Stock
     Series B...........................              May 1999    $       0.6441            754                754
     Series B...........................              May 1999            0.6441            186                186
                                                                                   --------------  -----------------
       Total............................                                                    940                940
                                                                                   ==============  =================


     In connection with issuance of Series A Convertible Preferred Stock, the Company issued to investors warrants to purchase 217 shares of Series A Convertible Preferred Stock for $1.00 per share in March 1999. Such warrants are outstanding at September 30, 1999 and expire in 2009. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants were $83 at the date of grant.

     In connection with a note payable that was issued and repaid in the period ended September 30, 1999, the Company issued warrants to purchase 100 shares of Series A Convertible Preferred Stock for $1.00 per share in March 1999. Such warrants are outstanding at September 30, 1999 and expire in 2009. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants were $38 at the date of grant. Accordingly, the Company recorded $38 in interest expense in the nine month period ended September 30, 1999 associated with these warrants.

     In connection with issuance of the Series A Convertible Preferred Stock issuance, the Company issued warrants to purchase 754 shares of Series B Convertible Preferred Stock for $0.6441 per share in May 1999. Such warrants are outstanding at September 30, 1999 and expire in 2009. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants were $336 at the date of grant. Accordingly, the Company netted $336 against the proceeds from the issuance of Series A Convertible Preferred Stock.

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

     In connection with entering into equipment lease agreement, the Company issued warrants to purchase 186 shares of Series B Convertible Preferred Stock for $0.6441 per share in May 1999. Such warrants are outstanding at September 30, 1999 and expire in 2009. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants were $83 at the date of grant. Accordingly, the Company recorded $83 as deferred financing costs which will be amortized as interest expense over period of the lease.

8.   COMMON STOCK

     The Company's Articles of Incorporation, as amended, authorize the Company to issue 50,000 shares of $0.0001 par value Common Stock. A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four year period from the earlier of grant date or employee hire date, as applicable, until vesting is complete. At September 30, 1999, there were 6,709 shares subject to repurchase.

     WARRANTS FOR COMMON STOCK

     In connection with purchase of assets, the Company issued warrants to purchase 294 shares of Common Stock for $1.00 per share in December 1998. Such warrants are outstanding at September 30, 1999 and expire in 2008. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants was nil at the date due to the fact that the warrants were substantially out-of-the-money at the date of issue of grant. Accordingly, the Company did not record expense associated with these warrants.

9.   STOCK OPTION PLANS

     In February 1999, the Company adopted the 1999 Stock Option Plan. Following the reincorporation in the State of Delaware in April 1999, the Company adopted a new 1999 Stock Option Plan. The terms of the Plans are similar. The Plans provide for the granting of stock options to employees and consultants of the Company. Options granted under the Plans may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved 9,086 shares of Common Stock for issuance under the Plans.

     Under the Plans the Company may grant stock options or stock purchase rights which may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Stock purchase rights are exercisable immediately and are subject to repurchase rights held by the Company which lapse over a maximum period of four years at such times and under such conditions as determined by the Board of Directors. To date, options granted generally vest over four years.

     During the nine month period ended September 30, 1999, the Company recorded $1,445 of deferred stock based compensation for the excess of the deemed fair market value over the exercise price at the date of grant related to certain options granted in 1999. The compensation expense is being recognized over the option vesting period of four years.

                                  EVOICE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      OPTIONS OUTSTANDING
                                          -----------------------------------------------------------------------------
                                                                                                          WEIGHTED
                                             SHARES                                                       AVERAGE
                                           AVAILABLE      NUMBER OF                        AGGREGATE      EXERCISE
                                           FOR GRANT        SHARES      EXERCISE PRICE       PRICE         PRICE
                                          -------------  -------------  ---------------  -------------- -------------
Shares reserved at Plans inception......         9,086             --   $           --   $          --   $        --
Options granted.........................        (7,383)         7,383       0.065-0.10             493        0.0668
Options exercised.......................            --         (1,800)           0.065            (117)       0.0650
Options cancelled.......................           498           (498)      0.065-0.10             (33)       0.0663
                                          -------------  -------------  ---------------  -------------- -------------
September 30, 1999.....................          2,201          5,085     $ 0.065-0.10       $     343    $   0.0675
                                          -------------  -------------  ---------------  -------------- -------------

                                                                                        OPTIONS EXERCISABLE AT
                             OPTIONS OUTSTANDING AT SEPTEMBER 30, 1999                    SEPTEMBER 30, 1999
                    ------------------------------------------------------------  -----------------------------------
                                          WEIGHTED AVERAGE         WEIGHTED                             WEIGHTED
    RANGE OF              NUMBER             REMAINING             AVERAGE             NUMBER           AVERAGE
 EXERCISE PRICE         OUTSTANDING       CONTRACTUAL LIFE      EXERCISE PRICE       OUTSTANDING     EXERCISE PRICE
------------------  -------------------  --------------------  -----------------  ------------------ ----------------
$      0.065                     4,741                 9.86    $         0.065                2,740  $        0.065
$      0.100                       344                 9.27    $         0.100                   --              --
                    -------------------  --------------------  -----------------  ------------------ ----------------
                                 5,085                 9.82             0.0675                2,740           0.065
                    ===================  ====================  =================  ================== ================

     FAIR VALUE DISCLOSURES

     Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                                          PERIOD FROM
                                                                                          DECEMBER 7,
                                                                                         1998 (DATE OF
                                                                        NINE MONTHS       INCEPTION)
                                                     PERIOD ENDED          ENDED            THROUGH
                                                     DECEMBER 31,      SEPTEMBER 30,     SEPTEMBER 30,
                                                         1998              1999              1999
                                                    ----------------  ----------------  ----------------
         Net loss:
         As reported.............................   $          393    $         6,795   $         7,188
                                                    ----------------  ----------------  ----------------
         Pro forma...............................   $          393    $         6,810   $         7,203
                                                    ----------------  ----------------  ----------------

     The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%; weighted average expected option term of four years; volatility of 0%; risk free interest rate of 5.30% to 6.27% for the nine months period ended September 30, 1999. The weighted average fair value of options granted during the nine months of 1999 was $0.204.

10.  SUBSEQUENT EVENTS

     In December 1999 the Company issued 4,872 shares of series C and 18,271 shares of series C1 Convertible Preferred Stock and raised $37,978 net of issuance costs.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
GoTo.com, Inc.

     We have audited the accompanying balance sheets of GoTo.com, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1999 and 1998 and for the period from September 15, 1997 (inception) through December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GoTo.com, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and for the period from September 15, 1997 (inception) through December 31, 1997, in conformity with accounting principles generally accepted in the United States.

                                 /s/  ERNST & YOUNG LLP

Los Angeles, California
February 8, 2000

                                 GOTO.COM, INC.
                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         AS OF DECEMBER 31,
                                                                                   --------------------------------
ASSETS                                                                                  1999             1998
                                                                                   ----------------  --------------
CURRENT ASSETS:
    Cash and cash equivalents..................................................    $        11,914   $      16,357
    Short-term investments.....................................................             93,409              --
    Accounts receivable, net of allowance of
      $250 and $86 for 1999 and 1998,
      respectively.............................................................              2,927             356
    Prepaid expenses and other.................................................                851             150
    Prepaid marketing expenses.................................................              2,034           1,741
                                                                                   ----------------  --------------
Total current assets...........................................................            111,135          18,604
Property and equipment:
    Furniture and fixtures.....................................................              1,923              17
    Computer hardware..........................................................              9,036           1,302
    Computer software..........................................................              4,234             292
                                                                                   ----------------  --------------
                                                                                            15,193           1,611
    Accumulated depreciation and amortization..................................             (2,490)           (275)
                                                                                   ----------------  --------------
                                                                                            12,703           1,336
Long-term investments..........................................................              4,932              --
Other assets...................................................................                742              29
                                                                                   ----------------  --------------
Total assets...................................................................    $       129,512   $      19,969
                                                                                   ================  ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable...........................................................    $        10,465   $       2,816
    Accrued expenses...........................................................              2,562             282
    Deferred revenue...........................................................              2,058             181
    Current portion of debt....................................................                131              --
    Current portion of capital lease obligations...............................                754             110
                                                                                   ----------------  --------------
Total current liabilities......................................................             15,970           3,389
Long-term capital lease obligations............................................                768             183
Commitments and contingencies

STOCKHOLDERS' EQUITY:
    Convertible Preferred Stock; $0.0001 par value, 10,000 and 20,187 shares authorized as of December 31, 1999 and 1998, respectively Series A
      Preferred Stock; Shares issued and
        outstanding--none and 471 as of December 31,
        1999 and 1998, respectively............................................                 --             212
      Series B and C Preferred Stock; Shares issued and
        outstanding--none and 19,022 as of December 31,
        1999 and 1998, respectively............................................                 --          28,433
    Common Stock, $0.0001 par value, 200,000 and 45,000
      shares authorized as of December 31, 1999 and
      1998, respectively.......................................................
    Shares issued and outstanding--45,519
      and 10,444 as of December 31, 1999 and 1998,
      respectively.............................................................                  5               1
    Additional paid-in capital on Common Stock.................................            158,799           3,212
    Deferred compensation, net.................................................             (2,584)         (1,318)
    Accumulated deficit........................................................            (43,405)        (14,143)
    Unrealized losses on short-term and long-term
      investments..............................................................                (41)             --
                                                                                   ----------------  --------------
Total stockholders' equity.....................................................            112,774          16,397
                                                                                   ----------------  --------------
Total liabilities and stockholders' equity.....................................    $       129,512   $      19,969
                                                                                   ================  ==============

                                 GOTO.COM, INC.
                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              PERIOD FROM
                                                             YEAR ENDED                   SEPTEMBER 15, 1997
                                             -------------------------------------------  (INCEPTION) THROUGH
                                              DECEMBER 31, 1999     DECEMBER 31, 1998      DECEMBER 31, 1997
                                             --------------------  ---------------------  -------------------
Revenue...................................   $            26,809   $               822    $               22
Cost of revenue...........................                 6,213                 1,429                     6
                                             --------------------  ---------------------  -------------------
Gross profit (loss).......................                20,596                  (607)                   16
Operating expenses:
   Marketing, sales and service...........                34,459                 9,645                    65
   General and administrative.............                12,467                 1,655                    24
   Product development....................                 3,689                 1,232                    46
   Amortization of deferred
    compensation..........................                 3,585                 1,199                    --
                                             --------------------  ---------------------  -------------------
                                                          54,200                13,731                   135
                                             --------------------  ---------------------  -------------------
Loss from operations......................               (33,604)              (14,338)                 (119)
Other income:
   Interest income........................                 3,777                   316                    --
   Other income...........................                   566                    --                    --
                                             --------------------  ---------------------  -------------------

Loss before provision for income taxes....               (29,261)              (14,022)                 (119)
Provision for income taxes................                     1                     1                     1
                                             --------------------  ---------------------  -------------------
Net loss..................................   $           (29,262)  $           (14,023)   $             (120)
                                             ====================  =====================  ===================

Pro forma net loss per share..............   $             (0.77)  $             (0.75)
Historical basic and diluted net loss per
share.....................................   $             (1.04)  $             (1.36)   $            (0.01)
Weighted average shares used to compute
   pro forma net loss per share...........                38,219                18,714
Weighted average shares used to compute
   historical basic and diluted net loss
   per share..............................                28,207                10,296                 9,869

                             SEE ACCOMPANYING NOTES.

                                                  GOTO.COM, INC.
                                        STATEMENTS OF STOCKHOLDERS' EQUITY
                                                  (IN THOUSANDS)

                                   SERIES A        SERIES B AND C        SERIES D
                                  CONVERTIBLE        CONVERTIBLE        CONVERTIBLE
                                PREFERRED STOCK    PREFERRED STOCK    PREFERRED STOCK     COMMON STOCK
                               ------------------ ------------------ ------------------ -------------------
                               SHARES    AMOUNT   SHARES    AMOUNT   SHARES    AMOUNT    SHARES   AMOUNT
                              --------  --------- -------- --------- -------- ---------  ------- ----------
Issuance of Common Stock....        --  $     --       --  $     --       --  $      --     10,017 $      1
Issuance of Series A
   Convertible Preferred
   Stock....................        --        --       --        --       --        --        --       --
Net loss....................        --        --       --        --       --        --        --       --
                               -------- --------- -------- --------- -------- --------- -------- ----------
BALANCE AT DECEMBER 31, 1997        --        --       --        --       --        --    10,017        1
Issuance of Common Stock for
   cash and services........        --        --       --        --       --        --       427       --
Issuance of Series A
   Convertible Preferred
   Stock....................       471       212       --        --       --        --        --       --
Issuance of Series B
   Convertible Preferred
   Stock and capital
   contribution.............        --        --    8,312     6,281       --        --        --       --
Issuance of Series C
   Convertible Preferred
   Stock....................        --        --   10,710    22,152       --        --        --       --
Issuance of warrants for
   services.................        --        --       --        --       --        --        --       --
Stock option compensation...        --        --       --        --       --        --        --       --
Amortization of deferred
   compensation.............        --        --       --        --       --        --        --       --
Net loss....................        --        --       --        --       --        --        --       --
                               -------- --------- -------- --------- -------- --------- -------- ----------
BALANCE AT DECEMBER 31, 1998       471       212   19,022    28,433       --        --    10,444        1
Issuance of Common Stock,
   net of issuance costs of
   $8,655...................        --        --       --        --       --        --     6,900        1
Issuance of Series D
   Convertible Preferred
   Stock....................        --        --       --        --    3,628    24,969        --       --
Conversion of Preferred
   Stock to Common Stock....      (471)     (212) (19,022)  (28,433)  (3,628)  (24,969)   23,121        2
Exercise of common stock
   options and warrants, net
   of repurchases...........        --        --       --        --                        5,054        1
Issuance of warrants and
   options for services.....        --        --       --        --       --        --        --
Stock option compensation...        --        --       --        --       --        --        --       --
Amortization of deferred
   compensation.............        --        --       --        --       --        --        --       --
Unrealized losses on
   short-term and long-term
   investments..............        --        --       --        --       --        --        --       --
Net loss....................        --        --       --        --       --        --        --       --
                               -------- --------- -------- --------- -------- --------- -------- ----------
BALANCE AT DECEMBER 31, 1999        --  $     --       --  $     --       --  $     --    45,519 $      5
                               ======== ========= ======== ========= ======== ========= ======== ==========



                                                                UNREALIZED
                                  ADDITIONAL                    LOSSES ON
                                   PAID-IN                     SHORT-TERM
                                  CAPITAL ON                       AND
                                   COMMON        DEFERRED       LONG-TERM     ACCUMULATED
                                    STOCK     COMPENSATION     INVESTMENTS      DEFICIT       TOTAL
                                 ------------ --------------- -------------- -------------- ---------
Issuance of Common Stock....     $        242 $               $              $              $    243
Issuance of Series A
   Convertible Preferred
   Stock....................             --              --             --              --        --
Net loss....................             --              --             --            (120)     (120)
                                ------------ --------------- --------------  -------------- ---------
BALANCE AT DECEMBER 31, 1997            242              --             --            (120)      123
Issuance of Common Stock for
   cash and services........            286              --             --              --       286
Issuance of Series A
   Convertible Preferred
   Stock....................             --              --             --              --       212
Issuance of Series B
   Convertible Preferred
   Stock and capital
   contribution.............             77              --             --              --     6,358
Issuance of Series C
   Convertible Preferred
   Stock....................             --              --             --              --    22,152
Issuance of warrants for
   services.................             90              --             --              --        90
Stock option compensation...          2,517          (2,517)            --              --        --
Amortization of deferred
   compensation.............             --           1,199             --              --     1,199
Net loss....................             --              --             --         (14,023)  (14,023)
                                ------------ --------------- -------------- --------------- ---------
BALANCE AT DECEMBER 31, 1998          3,212          (1,318)            --         (14,143)   16,397
Issuance of Common Stock,
   net of issuance costs of
   $8,655...................         94,834              --             --              --    94,835
Issuance of Series D
   Convertible Preferred
   Stock....................             --              --             --              --    24,969
Conversion of Preferred
   Stock to Common Stock....         53,612              --             --              --        --
Exercise of common stock
   options and warrants, net
   of repurchases...........          2,044              --             --              --     2,045
Issuance of warrants and
   options for services.....            246              --             --              --       246
Stock option compensation...          4,851          (4,851)            --              --        --
Amortization of deferred
   compensation.............             --           3,585             --              --     3,585
Unrealized losses on
   short-term and long-term
   investments..............             --              --            (41)             --       (41)
Net loss....................             --              --             --         (29,262)  (29,262)
                                ------------ --------------- -------------- --------------- ---------
BALANCE AT DECEMBER 31, 1999    $   158,799  $       (2,584) $         (41) $      (43,405) $ 112,774
                                ============ =============== ============== =============== =========

                                              SEE ACCOMPANYING NOTES.

                                 GOTO.COM, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                   PERIOD FROM
                                                                                  SEPTEMBER 15,
                                                                                       1997
                                                         YEAR ENDED                (INCEPTION)
                                             -----------------------------------     THROUGH
                                              DECEMBER 31,       DECEMBER 31,      DECEMBER 31,
                                                  1999               1998              1997
                                             ----------------  ----------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss...............................   $       (29,262)  $        (14,023) $           (120)
   Adjustments to reconcile net loss to
     net cash used in operating
     activities:
   Amortization of deferred compensation..             3,585              1,199                --
   Accretion of discounts from the
     purchase of short-term and long-term
     investments..........................            (1,990)                --                --
   Other common stock and warrants expense               246                370                --
   Depreciation and amortization..........             2,247                294                 5
   Changes in operating assets and
     liabilities:
     Accounts receivable..................            (2,571)              (334)              (22)
     Prepaid expenses and other...........              (701)              (150)               --
     Prepaid marketing expenses...........              (293)            (1,741)               --
     Accounts payable and accrued expenses             9,929              3,007                91
   Deferred revenues......................             1,877                181                --
                                             ----------------  ----------------- -----------------
   Net cash used in operating activities..           (16,933)           (11,197)              (46)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of short-term and long-term
     investments, net.....................           (96,392)            (1,554)              (57)
   Capital expenditures for property and
     equipment............................           (12,820)                --                --
   Other assets...........................              (745)                --               (53)
                                             ----------------  ----------------- -----------------
   Net cash used in investing activities..          (109,957)            (1,554)             (110)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from the issuance of Common
     Stock, net...........................            96,880                  6               243
   Proceeds from the issuance of
     Preferred Stock......................            24,969             28,722                --
   Proceeds from lease line...............             1,203                330                --
   Repayments under lease line............              (499)               (37)               --
   Repayment of debt......................              (106)                --                --
                                             ----------------  ----------------- -----------------
   Net cash provided by financing
     activities...........................           122,447             29,021               243
   Net increase (decrease) in cash and
     cash equivalents.....................            (4,443)            16,270                87
   Cash and cash equivalents at beginning
     of period............................            16,357                 87                --
                                             ----------------  ----------------- -----------------
   Cash and cash equivalents at end of
     period...............................   $        11,914   $         16,357   $            87
                                             ================  ================= =================

   Supplemental disclosures:
   Income taxes paid......................   $             1   $              2  $             --
   Interest paid..........................   $           214   $             11  $             --


     Non-Cash Investing and Financing Activities: During 1999, the Company acquired approximately $525,000 of equipment under capital leasing arrangements and approximately $237,000 of equipment under a debt arrangement.

                             SEE ACCOMPANYING NOTES.

                                 GOTO.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.     SIGNIFICANT ACCOUNTING POLICIES

    GENERAL

     GoTo.com operates an online marketplace that introduces consumers and businesses who search the Internet to advertisers, who provide products, services and information. Advertisers participating in our marketplace include retail merchants, wholesale and service businesses and manufacturers. We facilitate these introductions through our search service, which enables advertisers to bid in an ongoing auction for priority placement in our search results. Priority placement means that the search results appear on the page ranked in descending order of bid price, with the highest bidder's listing appearing first. Each advertiser pays GoTo.com the amount of its bid whenever a consumer clicks on the advertiser's listing in our search results. Advertisers pay GoTo.com for each click-through, so advertisers bid only on keywords relevant to the products, services or information that they offer. Because each advertiser chooses the bid amount and advertisement placement that is optimal for its business, we believe the GoTo.com marketplace provides advertisers with a cost-effective way to target consumers. Consumers access the GoTo.com search service both at our Web site and through our affiliates, a network of Web sites that have integrated the GoTo.com search service into their sites or that direct consumer traffic to our site. On January 31, 2000, GoTo.com acquired Cadabra Inc. (Cadabra), an online comparison shopping service that we now call "GoTo Shopping." We believe GoTo Shopping further facilitates introductions between consumers and advertisers. GoTo Shopping simplifies the consumers' process of finding desired products by automating product comparison across multiple attributes. By enabling consumers to search at the product level, GoTo Shopping creates more targeted, and therefore highly valuable, advertising opportunities for our advertisers. As with Web search, we will offer GoTo Shopping at our Web site as well as through our affiliate network, providing consumers with multiple points of access to, and advertisers with, multiple points of distribution for the advertisers' products. The Company operates in one reportable business segment.

     GoTo.com, Inc. (the Company or GoTo.com) was incorporated on September 15, 1997 in the state of Delaware and officially launched its service on June 1, 1998.

    ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ materially from those estimates.

    REVENUE RECOGNITION

     Revenue consists of search listing advertisements and banner advertisements. Banner advertising arrangements are short-term in duration and have no minimum guarantees. The Company has had no barter transactions.

     Search listing advertising enables the advertisers to determine their placement within the GoTo.com search term results by placing a bid (the price they will pay when a user clicks through to their site) for each keyword search item that they select. The amount of the bid determines the placement of the advertiser's site within the search results. Search listing advertisement revenue is determined by multiplying the number of click-throughs on paid search results by the price bid for the particular keyword listing at the time of the click-through. Search listing advertising revenues are earned and recognized as actual click-throughs occur to the extent the customer has deposited sufficient funds with the Company or provided that the collection of any resulting receivable is probable.

     Banner advertisement arrangements provide for the Company to receive specified amounts each time a customer's banner advertisement is made visible to a user (an impression) and/or each time a user clicks-through to the advertiser's Web site. Banner advertisement revenue is recognized when earned

                                 GOTO.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS-(CONTINUED)

under the terms of the contractual arrangement with the advertiser or agency, provided that collection of the resulting receivable is probable. Under the terms of these arrangements, revenues are generally earned when the banner advertisement is displayed or when the click-through occurs. For the year ended December 31, 1999, banner advertisement revenue constituted less than 10 percent of our revenue.

    COMPREHENSIVE INCOME (LOSS)

     The Company accounts for comprehensive income (loss) using Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined therein, refers to revenues, expenses, gains and losses that are not included in net income (loss) but rather are recorded directly in shareholders' equity. Total comprehensive loss for 1999 approximated net loss.

    COST OF REVENUE

     Cost of revenue consists primarily of fees paid to outside resources that provide and manage unpaid listings and costs associated with maintaining our Web site. Cost associated with serving the Web site includes salaries, depreciation of Web site equipment, co-location charges for equipment, and software licensing fees.

    AFFILIATES

     The Company enters into short-term agreements with other Internet companies (affiliates) whereby the Company provides search services within the affiliates' Web sites or the affiliates provide a link to the Company's site. In some cases, the Company pays the affiliates fees based on the term of the agreement and the amount of traffic the Company receives from the Web sites. Some of these fees are paid at the beginning of the contract resulting in prepaid distribution affiliate fees and some of the fees are billed during the term of the contracts resulting in accrued affiliate fees. The fees are charged to marketing and sales expense ratably over the contract or based on actual traffic received under the terms of the agreements. A significant portion of the Company's traffic has been generated from a small number of the Company's larger affiliates, such as Microsoft through its Internet Explorer browser, and Netscape. The traffic from these affiliates converts to revenue when consumers click on paid listings. Therefore, a large portion of the Company's revenue is reliant on these few affiliates.

     The Company expenses advertising media costs as incurred and production cost upon first airing or printing. For the years ended December 31, 1999 and 1998 and the period from inception through December 31, 1997, the Company incurred advertising costs, including affiliate fees, of approximately $30.2 million, $8.8 million and $29,000, respectively.

    PRODUCT DEVELOPMENT

       Product development expenses consist of expenses incurred by the Company in the development, creation and enhancement of its Internet site and service. Product development expenses include compensation and related expenses, costs of computer hardware and software, and costs incurred in developing features and functionality of the service. Product development costs are expensed as incurred or capitalized in accordance with Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP-98-1). SOP 98-1 requires that cost incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project be capitalized.

    CASH, CASH EQUIVALENTS AND SHORT-TERM AND LONG-TERM INVESTMENTS

     The Company considers those investments that are highly liquid, readily convertible to cash and which mature within three months from the original date of purchase to be cash equivalents. All of the

                                 GOTO.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS-(CONTINUED)

Company's cash equivalents, short-term and long-term investments, consisting of commercial paper and certificate of deposits, are classified as available-for-sale. Available-for-sale securities are carried at fair value, with unrealized gains and losses included in "unrealized losses on short-term and long-term investments" as a separate component of stockholders' equity net of applicable income taxes. As of December 31, 1999, the fair value of these securities approximated cost and the unrealized holding losses was approximately $41,000. The realized gains and losses on sales of available-for-sale investments for the year ended December 31, 1999 were not significant. All available-for-sale investments generally mature within one year or less, except for one investment with a fair value of approximately $4.9 million and original maturity of 28 months.

     The estimated fair value of cash, cash equivalents and short-term and long-term investments, which approximates the carrying costs as of December 31, 1999, are as follows (in thousands):

                                             CASH AND CASH         SHORT TERM           LONG-TERM
                                               EQUIVALENT          INVESTMENTS         INVESTMENTS
                                           -------------------   ----------------    -----------------
        Cash.........................      $            2,289    $            --     $             --
        Commercial Paper.............                   9,625             65,751                4,932
        Certificates of deposit......                      --             27,658                   --
                                           -------------------   ----------------    -----------------
                                           $           11,914    $        93,409     $          4,932
                                           ===================   ================    =================

    ACCOUNTS RECEIVABLE

     The allowance for doubtful account activity for the periods indicated are as follows (in thousands):

                                                                        ADDITIONS
                                                  BALANCE AT           CHARGED TO
                                                BEGINNING OF            COSTS AND       BALANCE AT END
                                                    PERIOD               EXPENSES          OF PERIOD
                                              -------------------    ---------------    ------------------
Allowance for doubtful accounts:
   December 31, 1997....................      $               --     $           --     $              --
   December 31, 1998....................      $               --     $           86     $              86
   December 31, 1999....................      $               86     $          164     $             250


    CONCENTRATION OF CREDIT RISK

     Accounts receivable are typically unsecured and are due from customers primarily located in the United States. Credit losses have generally been within management's expectations. At December 31, 1999, no customer represented more than ten percent of total accounts receivable. At December 31, 1998, one customer represented 13% of total accounts receivable.

    PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Property and equipment consists of computer hardware, computer software, which includes costs incurred in the application development stage for computer software developed for internal use, and furniture and fixtures. Depreciation is provided using the straight-line method based upon estimated useful lives of the assets, which range from 18 months to five years. Equipment under capital leases and leasehold improvements are recorded at cost. Amortization is provided using the straight-line method over the shorter of the term of the related lease or estimated useful lives of the assets.

    LONG-LIVED ASSETS

     The Company evaluates the recoverability of its long-lived assets in accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company assesses the impairment of long-lived assets and certain identifiable intangibles whenever

                                 GOTO.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS-(CONTINUED)

events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company.

    DEFERRED REVENUE

     Deferred revenue represents all payments received from customers in excess of revenue earned based on line-item click-through activity and will be recognized as actual click-throughs occur.

    INCOME TAXES

     Income taxes are accounted for under SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation reserves against deferred tax assets are provided as necessary.

    ACCOUNTING FOR STOCK-BASED COMPENSATION

     SFAS No. 123, "Accounting for Stock-Based Compensation," requires that stock awards granted subsequent to January 1, 1995 be recognized as compensation expense based on their fair value at the date of grant. Alternatively, a company may account for granted stock awards under Accounting Principles Board Opinion
(APB) No. 25 "Accounting for Stock Issued to Employees," and disclose pro forma income amounts which would have resulted from recognizing such awards at their fair value. The Company has elected to account for stock-based compensation expense under APB No. 25 and make the required pro forma disclosures for compensation expense (see Note 4).

    EARNINGS (LOSS) PER SHARE COMPUTATION

     Historical basic and diluted net loss per share is computed using the weighted average number of shares of common stock outstanding excluding the unvested portion of stock issued in connection with the exercise of such options subject to repurchase. The effect of outstanding stock options, convertible preferred stock and unvested stock are excluded from the calculation of historical diluted net loss per share for the periods presented as their inclusion would be antidilutive.

     Pro forma basic and diluted net loss per share is computed using the historical weighted average number of shares of common stock outstanding plus the weighted average number of shares resulting from the assumed conversion of all outstanding convertible preferred stock as though such conversion occurred at the beginning of the period or original date of issuance, if later. The effect of outstanding stock options and unvested stock are excluded from the calculation of pro forma diluted net loss per share for the periods presented as their inclusion would be antidilutive.

     Options to purchase approximately 2.8 million and 5.0 million shares of common stock were outstanding as of December 31, 1999 and 1998, respectively. In addition, as of December 31, 1999, there were approximately 2.2 million shares of unvested common stock outstanding that were issued in connection with the exercise of options and are subject to repurchase.

                              GOTO.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

     The following table sets forth the computation of historical basic and diluted net loss per share and pro forma basic and diluted net loss per share for the periods indicated (in thousands, except per share amounts):


                                                                                                PERIOD FROM
                                                                                               SEPTEMBER 15
                                                                          YEAR ENDED          1997 (inception)
                                                            ------------------------------       THROUGH
                                                              DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                  1999            1998             1997
                                                            --------------  --------------    ----------------

Numerator:
  Net loss................................................  $     (29,262)  $     (14,023)    $          (120)
                                                            ==============  ==============    ================
Denominator:
   Denominator for historical basic and diluted
     calculation--weighted average share...................         28,207          10,296               9,869
Weighted average effect of pro forma securities:
   Series A Convertible Preferred Stock...................             226             360
   Series B Convertible Preferred Stock...................           3,994           5,403
   Series C Convertible Preferred Stock...................           5,147           2,655
   Series D Convertible Preferred Stock...................             645               -
                                                            --------------  --------------    ----------------
   Denominator for pro forma calculation..................          38,219          18,714
                                                            ==============  ==============    ================
Net loss per share:
   Pro forma basic and diluted net loss per share.........  $       (0.77)  $       (0.75)    $            --
   Historical basic and diluted net loss per share........  $       (1.04)  $       (1.36)    $          (0.0)


    RECLASSIFICATIONS

     Certain prior year balances have been reclassified to conform to current year presentation.

2.  INCOME TAXES

     As a result of the net operating losses incurred since inception, no income tax provision has been recorded except for state minimum taxes of approximately $1,000 for 1999, 1998 and 1997. The following is a reconciliation of the statutory federal income tax rate to the Company's effective income tax rate:


                                                                                               SEPTEMBER 15,
                                                                                                  1997
                                                                                               (INCEPTION)
                                                              YEAR ENDED      YEAR ENDED         THROUGH
                                                             DECEMBER 31,    DECEMBER 31,      DECEMBER 31,
                                                                 1999           1998              1997
                                                            --------------  ---------------   ----------------

Statutory federal rate...................................            (34)%            (34)%              (34)%
State income taxes (net of
   federal benefit)......................................              (6)             (5)                 (5)
Valuation allowance......................................               36              37                  41
Nondeductible stock compensation.........................                4               3                  --
Other....................................................             --               (1)                 (2)
                                                            --------------  ---------------   ----------------
                                                                      -- %            -- %                -- %
                                                            ==============  ===============   ================

                              GOTO.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

     The components of the deferred tax assets and related valuation allowance at December 31, 1999 and 1998 are as follows:


                                                                      DECEMBER 31
                                                            ------------------------------
                                                                 1999              1998
                                                            ----------------  ------------
                                                                     (IN THOUSANDS)
Net operating loss carryforwards.........................   $       16,739   $       4,955
Other....................................................              350             167
                                                            --------------  --------------
Deferred tax assets......................................           17,089           5,122
Valuation allowance......................................         (17,089)         (5,122)
                                                            --------------  --------------
                                                            $           --   $          --
                                                            ==============  ==============


     Due to the uncertainty surrounding the timing of realizing the benefits of its deferred tax assets in future tax returns, the Company has recorded a valuation allowance against its deferred tax assets.

     At December 31, 1999, the Company had net operating loss carryforwards of approximately $42.0 million available to reduce future federal and state taxable income, which expire beginning in the years 2017 through 2019 for federal and in 2005 for state. Under Section 382 of the Internal Revenue Code, the utilization of the net operating loss carryforwards can be limited based on changes in the percentage of ownership of the Company.

3.  STOCKHOLDERS' EQUITY

    COMMON AND PREFERRED STOCK

       GoTo.com issued shares of its preferred stock as described below:

       o In March 1998, GoTo.com issued a total of 471,111 shares of Series A Preferred Stock to various investors at a purchase price of $0.45 per share.

       o In May 1998, GoTo.com issued a total of 8,311,688 shares of Series B Preferred Stock to various investors at a purchase price of $0.77 per share.

       o In July 1998, November 1998 and December 1998, GoTo.com issued a total of 10,710,348 shares of Series C Preferred Stock to various investors at a purchase price of $2.076 per share.

       o In April 1999, GoTo.com issued a total of 3,628,447 shares of Series D Preferred Stock to various investors at a purchase price of $6.89 per share.

     As part of the Series B Preferred Stock financing, Bill Gross, the Company's founder, paid a consultant 111,111 shares of the Company's Common Stock owned by him for services provided in connection with the Series B Preferred Stock financing. The exchange of the founder's shares was recorded at the fair market value of the Common Stock, on the date of the exchange, as a contribution to capital and cost of the Series B Preferred financing.

     In June 1999, the Company completed its initial public offering and issued 6,900,000 shares of its common stock at a price to the public of $15.00 per share. The Company received approximately $94.8 million in cash, net of underwriting discounts, commissions and other offering costs. Simultaneously with the closing of the initial public offering, each outstanding share of Series A, B, C and D Preferred Stock was automatically converted into one share of common stock.

     Upon completion of the Company's initial public offering the number of common and undesignated preferred shares authorized for issuance changed to 200,000,000 and 10,000,000, respectively.

    WARRANTS

     In September and November of 1998, the Company issued warrants in exchange for certain consulting services to purchase an aggregate of 63,272 shares of the Company's Common Stock at

                              GOTO.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

exercise prices ranging from $0.77 to $2.076 per share. In February 1999, the Company issued additional warrants in exchange for certain consulting and other services to purchase 41,699 shares of the Company's Common Stock at exercise prices ranging from $2.076 to $5.00 per share. The warrants were fully exercisable upon issuance and those warrants not exercised by the warrant holders for Common Stock prior to our initial public offering on June 18, 1999 were terminated. The deemed fair value of warrants issued in 1999 and 1998 was $180,000 and $90,000, respectively; these amounts were recorded in general and administrative expenses in the respective periods.

    DEFERRED STOCK OPTION COMPENSATION

       The excess of the deemed fair value of the Company's Common Stock over the exercise price of options granted during the year ended December 31, 1999 and 1998 at the date of grant, adjusted for the return of unvested options or repurchase of restricted stock resulting from employee terminations, amounted to an aggregate of $4,851,000 and $2,517,000, respectively. The deemed fair value of the Common Stock was determined by the Company based on the selling prices of contemporaneous sales of each series of Preferred Stock considering the relative rights and privileges of each security, the stages of development of the Company's business and the inherent risks and perceived future potential of the Company at the time of grant or issuance. The typical vesting period of the options is 20%, 10% or zero immediately upon grant with the remaining balance vesting evenly either annually or quarterly over the following four years. The amortization of deferred compensation is charged to operations on a graded methodology basis over the vesting period of the options. During the year ended December 31, 1999 and 1998, deferred compensation amortization of $3,585,000 and $1,199,000, respectively, was recorded. At December 31, 1999 and 1998, deferred compensation of $2,584,000 and $1,318,000, respectively, was reflected as a reduction of stockholders' equity. The deferred compensation amortization relates only to stock options awarded to employees; the salaries and related benefits of these employees are included in the applicable cost of revenue or operating expense line item.

    OTHER STOCK COMPENSATION

     The Company sold or issued 427,195 shares of Common Stock to various consultants during 1998 at prices less than the deemed fair value of the Common Stock on the day it was sold. The excess of the deemed fair value of the Common Stock on the day it was sold aggregating $280,000 was recognized as consulting expense.

4.  STOCK PLAN AND STOCK PURCHASE PLAN

     The Company's 1998 Stock Plan provides for the granting of options for the purchase of up to 8,500,000 shares of the Company's Common Stock, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lesser of (i) 7,500,000 shares, (ii) 4% of the outstanding shares on such date or (iii) a lesser amount determined by the Board. The increase for fiscal 2000 was determined to be approximately 1.8 million shares. Under terms of the plan, options may be granted to employees, nonemployee directors or consultants at prices not less than the fair value at the date of grant. Options granted to nonemployees are recorded at the value of negotiated services received. All options are immediately exercisable, however, shares issuable upon exercise of the option vest typically 20%, 10% or zero immediately upon grant of the option with the remaining balance vesting evenly either annually or quarterly over the following four years. The Company has the right to repurchase unvested shares issued upon exercise of the option.

                                 GOTO.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

       Information relating to the outstanding stock options is as follows:

                                                                    WEIGHTED
                                                                     AVERAGE
                                                   SHARES        EXERCISE PRICE
                                              ----------------- ----------------
                                                       (IN THOUSANDS)
Outstanding at inception....................                --        $      --
    Granted.................................               115             0.44
    Exercised...............................                --               --
    Canceled................................                --               --
                                              ----------------
Outstanding at December 31, 1997............               115             0.44
    Granted.................................             4,888             0.15
    Exercised...............................                --               --
    Canceled................................                (3)            0.15
                                              ----------------
Outstanding at December 31, 1998............             5,000             0.16
    Granted.................................             2,979            19.62
    Exercised...............................            (5,035)            0.37
    Cancelled...............................              (114)           11.58
                                              ----------------
Outstanding at December 31, 1999............             2,830        $   19.87
                                              ================

       The following table summarizes information regarding options outstanding and options exercisable at December 31, 1999 (in thousands except per share data):

                                            OUTSTANDING AND EXERCISABLE
                                    --------------------------------------------
                                                     WEIGHTED
                                                      AVERAGE        WEIGHTED
                                                     REMAINING       AVERAGE
                                      NUMBER        CONTRACTUAL      EXERCISE
RANGE OF EXERCISE PRICES            OF SHARES          LIFE            PRICE
--------------------------------    -----------    --------------    -----------
$0.15--$0.30....................            852               8.6     $     0.20
                                    ===========    ==============    ===========
$0.75--$6.20....................            609               9.3     $     4.24
                                    ===========    ==============    ===========
$12.00..........................            861               9.4     $    12.00
                                    ===========    ==============    ===========
$39.38--$55.25..................            200               9.7     $    47.10
                                    ===========    ==============    ===========
$108.25.........................            308               9.9     $   108.25
                                    ===========    ==============    ===========

       Options available for future grant totaled 716,324 and 999,529 at December 31, 1999 and 1998, respectively. As of January 1, 2000 the Company added approximately 1.8 million options available for future grant in accordance with the Company's 1998 Stock Plan.

       The fair value of these options were estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

                                                                  PERIOD FROM
                                                                 SEPTEMBER 15,
                                                                      1997
                                                                  (INCEPTION)
                                  YEAR ENDED      YEAR ENDED        THROUGH
                                 DECEMBER 31,    DECEMBER 31,     DECEMBER 31,
                                     1999            1998             1997
                                 ------------    ------------    --------------
Risk free interest rate.......           5.38%           5.14%             6.00%
Expected lives (in years).....            2.5               4                 4
Dividend yield................             --              --                --
Expected volatility...........           0.80              --                --

       For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Under SFAS No. 123, the Company would have incurred an additional compensation expense of approximately $2.4 million, $51,000 and zero for the years ended

                                 GOTO.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

December 31, 1999 and 1998 and the period from inception through December 31, 1997, respectively.

                                                                   PERIOD FROM
                                                                  SEPTEMBER 15,
                                                                       1997
                                                                   (INCEPTION)
                                   YEAR ENDED      YEAR ENDED        THROUGH
                                    DECEMBER        DECEMBER       DECEMBER 31,
                                    31, 1999        31, 1998           1997
                                   ----------      ----------     -------------
Net loss, as reported............  $  (29,262)     $  (14,023)    $        (120)
Pro forma net loss...............     (31,656)        (14,074)             (120)
Pro forma loss per share.........       (0.83)          (0.75)            (0.01)
Pro forma historical basic
   and diluted loss per share....  $    (1.12)     $    (1.37)    $       (0.01)


       Applying SFAS No. 123 in the pro forma disclosure may not be representative of the effects on pro forma net income (loss) for future years as options vest over several years and additional awards will likely be made each year.

       In April 1999, the Board of Directors also approved the establishment, upon the closing of the Company's initial public offering, of the 1999 Employee Stock Purchase Plan (1999 Purchase Plan). The 1999 Purchase Plan initially reserves 2,000,000 shares of Common Stock for future issuance which will increase annually by the lesser of 1,000,000 shares, 3% of the outstanding shares on such date, or a lesser amount determined by the Board. The 1999 Purchase Plan provides for successive six month offering periods and allows eligible employees to participate in the plan through payroll deductions that will be used to purchase Common Stock at the end of each six month period for the lesser of 85% of the price of the Common Stock at the beginning or the end of the six month offering period.

5.     RELATED PARTY TRANSACTIONS

       During 1997 and 1998, GoTo.com shared facilities and received certain management services including certain accounting, payroll processing, access to shared local area computer communications network, and general business insurance from Bill Gross' idealab!, which, with its affiliate, idealab! Holdings, L.L.C., is a significant stockholder of GoTo.com. Bill Gross' idealab! charged a management fee for the use of its facilities and the services provided. During 1998 and through January 1999, Bill Gross' idealab! provided certain payroll processing services for GoTo.com and charged a fee for those services. On February 1, 1999, GoTo.com entered into a lease with Bill Gross' idealab! for office space. GoTo.com also uses a shared local area computer communications network. In 1999, GoTo.com entered into a lease agreement with Bill Gross' idealab! for additional office space. The term of the agreement is from August 1999 through January 2000. The total management and leasing fee associated with both facilities was approximately $364,000, $229,000 and $59,000 during the years ended December 31, 1999 and 1998 and the period from inception through December 31, 1997, respectively. From inception through March 1, 1998, Bill Gross, GoTo.com's founder and a principal of idealab! Holdings, L.L.C. and Bill Gross' idealab!, was the President and Chief Executive Officer of GoTo.com and received no compensation for his service. The value of these services was not material to the financial statements. During March 1998, certain stockholders provided temporary funding of $2.5 million to GoTo.com which carried no interest. In early May 1998 this funding was contributed to GoTo.com in return for Series B Preferred Stock. In December 1999, GoTo.com terminated both leases in effect during 1999 and entered into an arrangement with Bill Gross' idealab! for approximately 58,000 square feet of office space. The term of the lease commenced on January 15, 2000 and will terminate on October 31, 2004 with total lease payments of approximately $7.1 million. Management believes these amounts are materially representative of the fair value of services recorded.

       During 1999, GoTo.com recorded approximately $53,000 of search listing advertising revenue from Bill Gross' idealab!, which, with its affiliate, idealab! Holdings, L.L.C., is a significant stockholder of

                                 GOTO.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

GoTo.com. During 1999, GoTo.com also recorded approximately $112,000 of search listing and banner revenue from Cadabra Inc. (Cadabra). Cadabra began listing on GoTo.com on December 17, 1999 and ceased advertising on GoTo.com on January 13, 2000. On January 31, 2000, GoTo.com acquired Cadabra (See Note 7). Management believes these amounts are materially representative of the fair value of advertising services provided.

6.     COMMITMENTS AND CONTINGENCIES

    LEASES

       The Company leases office space under operating lease agreements expiring in October 2004. The future minimum lease payments under non-cancelable operating leases and present value of future minimum capital lease payments are as follows (in thousands):

                                                  OPERATING        CAPITAL
                                                    LEASE           LEASE
                                                --------------  ---------------
2000.........................................   $       1,542   $          855
2001.........................................           1,524              807
2002.........................................           1,439               87
2003.........................................           1,439               --
2004.........................................           1,200               --
                                                --------------  ---------------
Total minimum lease payments.................   $       7,144            1,749
                                                ==============
Less amount representing interest............                             (227)
                                                                ---------------
                                                                $        1,522
                                                                ===============

       Total rent expense was approximately $504,000, $116,000 and $2,000 during the years ended December 31, 1999 and 1998 and the period from inception through December 31, 1997, respectively.

    EQUIPMENT FINANCING ARRANGEMENT

       At December 31, 1999, the Company had a line of credit arrangement with a leasing institution that provides for a capital equipment lease line of up to a maximum of $1,500,000. The terms of the agreement include a requirement for the Company to keep an unrestricted cash balance of no less than $1.0 million at any time. The Company was in compliance as of December 31, 1999 and 1998. Under this agreement, $117,000 was available for future financing transactions at December 31, 1999.

       During 1999, the Company obtained an additional equipment financing line of credit with a lender in the amount of $1.0 million. During 1999, the Company did not use any of the available credit and accordingly $1.0 million was available for future financing transactions as of December 31, 1999. As of January 31, 2000, the Company did not use any of the available credit and did not renew the financing line of credit.

    OTHER DEBT

       During January 1999, the Company executed a licensing and consulting agreement with a software vendor for the implementation of a new financial reporting system. The cost has been financed by an affiliate of the vendor and will be repaid in quarterly installments of $34,000 through the end of fiscal 2000. Implementation of the system was completed during the third quarter of 1999.

    AFFILIATE COMMITMENTS

       The Company is obligated to make payments totaling $8.7 million and $5.0 million in 2000 and 2001, respectively, under contracts to provide search services to its affiliates.

                                 GOTO.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    LITIGATION

       We are engaged in litigation that will be expensive to pursue and will be distracting to our management and other employees. Any adverse developments resulting from this litigation could seriously harm our business. We believe that The Walt Disney Company and certain of its affiliates, including Infoseek Corporation, are infringing our GoTo.com logo. On February 18, 1999, we sued these companies and two affiliated companies in the United States District Court for the Central District of California alleging violation of federal trademark law and unfair competition. Our lawsuit is based on the use by these companies of a "GO" design mark to provide Internet services, including a search engine in connection with their "Go Network." We are seeking to prevent these companies from using this "GO" design mark as well as other remedies. We cannot assure you that the outcome of this litigation will be favorable to us. For example, we may not prevail and be able to stop these companies from causing confusion among consumers and advertisers through continued use of the "GO" design mark. The defendants have asserted counterclaims against GoTo.com. GoTo.com believes that the proposed counterclaims are without merit and will defend against them vigorously. An unfavorable result could affect the value of the Goto.com logo or even prevent us from using the GoTo.com logo.

       On November 12, 1999, the federal district court in Los Angeles preliminarily enjoined The Walt Disney Company, Infoseek and related companies from using their Go Network logo. On November 18, 1999, the Ninth Circuit Court of Appeals granted the defendants' motion for a stay of the preliminary injunction pending appeal, and the defendants were permitted to use the Go Network logo while the Ninth Circuit reviewed the district court's preliminary injunction order. GoTo.com and the defendants briefed the appeal during December, and the Ninth Circuit heard oral arguments on the matter on January 19, 2000. On January 27, 2000, the Ninth Circuit vacated the stay and reinstated the preliminary injunction. No trial date has been set, and despite the issuance of the preliminary injunction, we cannot assure you that we will ultimately prevail in this litigation.

7.     EVENTS SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT (UNAUDITED)

       On January 31, 2000, GoTo.com acquired Cadabra, an online comparison shopping service. Pursuant to the Agreement and Plan of Reorganization, GoTo.com acquired all of the outstanding shares of capital stock and assumed all outstanding options to acquire shares of capital stock of Cadabra, for $8.0 million in cash and 3,283,672 shares of GoTo.com common stock, including 214,833 shares to be issued upon exercise of options assumed by GoTo.com. The acquisition was accounted for as a purchase. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values as determined by GoTo.com at the date of the acquisition. The total purchase price of the acquisition was approximately $263.1 million and consisted of cash of $8.0 million; GoTo.com common stock of $252.5 million valued at the closing price of GoTo.com's common stock on the date the acquisition exchange ratio was set, net of expected proceeds from the exercise of Cadabra stock options assumed by GoTo.com; and acquisition costs of $2.6 million, primarily for investment banking, legal and accounting costs. Of the purchase price, $7.6 million was assigned to in-process research and development to be expensed immediately following the consummation of the acquisition, $6.0 million was assigned to the value of purchased technology and other intangibles and will be amortized on a straight-line basis over three years and $4.4 million was allocated to the net tangible assets.

                         REPORT OF INDEPENDENT AUDITORS

The Members
idealab! Capital Management I, LLC:

We have audited the accompanying balance sheets of idealab! Capital Management I, LLC (a limited liability company) as of December 31, 1999 and 1998, and the related statements of operations, changes in members' equity, and cash flows for the year ended December 31, 1999 and the period March 20, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of idealab! Capital Management I, LLC at December 31, 1999 and 1998, and the results of its operations, cash flows, and changes in members' equity for the year ended December 31, 1999 and for the period March 20, 1998 (inception) through December 31, 1998, in conformity with accounting principles generally accepted in the United States.

                                    /s/Ernst & Young LLP

February 21, 2000
Los Angeles, California

                       IDEALAB! CAPITAL MANAGEMENT I, LLC
                          (A LIMITED LIABILITY COMPANY)
                                 BALANCE SHEETS

                                                                                           DECEMBER 31
                                                                                  -------------------------------
                                                                                       1999             1998
                                                                                  ----------------  -------------
ASSETS
Investment in Funds, at fair value (cost: 1999--$827,040: 1998--
   $328,311) (NOTE 2)..........................................................   $   142,995,842   $  1,810,238
Cash and cash equivalents......................................................           444,569         30,098
Accounts receivable from affiliate.............................................            21,718        364,363
Furniture, fixtures, and equipment, net........................................            50,286         35,030
Other assets...................................................................            61,191         14,300
                                                                                  ----------------  -------------
Total assets...................................................................   $   143,573,606   $  2,254,029
                                                                                  ================  =============

LIABILITIES AND MEMBERS' EQUITY
Accounts payable and accrued liabilities.......................................   $       306,098   $     31,526
                                                                                  ----------------  -------------
Total liabilities..............................................................           306,098         31,526

Members' equity:
   Capital accounts............................................................         1,098,706        740,576
   Unrealized appreciation on investment in Funds..............................       142,168,802      1,481,927
                                                                                  ----------------  -------------
Total members' equity..........................................................       143,267,508      2,222,503
                                                                                  ----------------  -------------
Total liabilities and members' equity..........................................   $   143,573,606   $  2,254,029
                                                                                  ================  =============


                             SEE ACCOMPANYING NOTES.

                       IDEALAB! CAPITAL MANAGEMENT I, LLC
                          (A LIMITED LIABILITY COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                                      PERIOD
                                                                                                    MARCH 20,
                                                                                                       1998
                                                                                                   (INCEPTION)
                                                                                  YEAR ENDED         THROUGH
                                                                                 DECEMBER 31,      DECEMBER 31,
                                                                                     1999              1998
                                                                                ----------------  ---------------
Income:
   Fair value of securities received.........................................       $66,996,503       $       --
   Realized loss on distribution of securities...............................          (174,955)              --
   Realized loss on sale of securities.......................................          (601,092)              --
   Management fees...........................................................         2,858,123        1,575,966
   Interest..................................................................            37,156           13,651
                                                                                ----------------  ---------------
Total income.................................................................        69,115,735        1,589,617
General and administrative expenses..........................................         2,305,772        1,174,396
                                                                                ----------------  ---------------
Income from operations.......................................................        66,809,963          415,221
Increase in unrealized appreciation on investment in Funds...................       140,686,874        1,481,927
                                                                                ----------------  ---------------
Increase in net assets resulting from operations.............................      $207,496,837       $1,897,148
                                                                                ================  ===============


                             SEE ACCOMPANYING NOTES.

                       IDEALAB! CAPITAL MANAGEMENT I, LLC
                          (A LIMITED LIABILITY COMPANY)
                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY

Balance at March 20, 1998 (inception)...............    $           --
   Capital contributions............................           325,355
   Increase in net assets resulting from
   operations.......................................         1,897,148
                                                          --------------
Balance at December 31, 1998........................         2,222,503
   Capital contributions............................           571,990
   Capital distributions............................       (67,023,822)
   Increase in net assets resulting from
   operations.......................................       207,496,837
                                                          --------------
Balance at December 31, 1999........................      $143,267,508
                                                          ==============


                             SEE ACCOMPANYING NOTES.

                       IDEALAB! CAPITAL MANAGEMENT I, LLC
                          (A LIMITED LIABILITY COMPANY)
                            STATEMENTS OF CASH FLOWS



                                                                                                      PERIOD
                                                                                                    MARCH 20,
                                                                                                       1998
                                                                                                   (INCEPTION)
                                                                                   YEAR ENDED        THROUGH
                                                                                  DECEMBER 31,     DECEMBER 31,
                                                                                      1999             1998
                                                                                 ---------------  ---------------
OPERATING ACTIVITIES
Income from operations........................................................    $  66,809,963       $  415,221
Adjustments to reconcile income from operations to net cash provided by operating activities:
     Fair value of securities received........................................      (66,996,503)              --
     Realized loss on distribution of securities..............................          174,955               --
     Depreciation and amortization............................................           34,137            6,423
     Accounts receivable from affiliate.......................................          342,645         (364,363)
     Other assets.............................................................          (46,891)         (14,300)
     Accounts payable.........................................................          274,572           31,526
                                                                                ---------------   ---------------
Net cash provided by operating activities.....................................          592,878           74,507

INVESTING ACTIVITIES
Investment in Funds...........................................................         (538,355)        (282,380)
Cost of securities sold.......................................................        5,131,011               --
Purchase of furniture, fixtures, and equipment................................          (49,393)         (41,453)
                                                                                 ---------------  ---------------
Net cash (used in) provided by investing activities...........................        4,543,263         (323,833)

FINANCING ACTIVITIES
Capital contributions.........................................................          571,990          279,424
Capital distributions.........................................................       (5,293,660)              --
                                                                                 ---------------  ---------------
Net cash provided by (used in) financing activities...........................       (4,721,670)         279,424
                                                                                 ---------------  ---------------
Net increase in cash and cash equivalents.....................................          414,471           30,098
Cash and cash equivalents at beginning of period..............................           30,098               --
                                                                                 ---------------  ---------------
Cash and cash equivalents at end of period....................................    $     444,569       $   30,098
                                                                                 ===============  ===============
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
The following securities were contributed to the Company in exchange for membership interest and subsequently contributed to idealab! Capital
   Partners, I-A, L.P.:
   Bill Gross' idealab! Series B Preferred Stock..............................    $          --       $   45,931
                                                                                 ===============  ===============
The following securities were distributed by the Company to its members:
     Distribution of eToys, Inc. Common Stock (916,532 shares)................    $  46,800,360       $       --
                                                                                 ===============  ===============
     Distribution of GoTo.Com, Inc. Common Stock (186,622 shares).............    $  14,929,803       $       --
                                                                                 ===============  ===============


                             SEE ACCOMPANYING NOTES.

                       IDEALAB! CAPITAL MANAGEMENT I, LLC
                          (A LIMITED LIABILITY COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF FINANCIAL STATEMENTS

     idealab! Capital Management I, LLC (the Company) was organized and commenced operations on March 20, 1998, as a limited liability company under the provisions of the Delaware Limited Liability Company Act. The Company was formed to serve as a constituent general partner of idealab! Capital Partners I-A, LP, a Delaware limited partnership, and idealab! Capital Partners I-B, LP, a Delaware limited partnership (collectively, the Funds).

     Investments are accounted for on a fair value basis to reflect the fair value of the Company's investment in the Funds.

   ALLOCATION OF PROFITS AND LOSSES

     Items of profit and loss of the Company are allocated among the members based either on each members' relative capital commitments or their respective carried interest percentages depending on the character of the item.

   USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   TAXES BASED ON INCOME

     The operations of the Company will be included in the taxable income of the individual members and, accordingly, no provision or credit for taxes on the results of realized operations or net unrealized appreciation or depreciation of investments of the Company is recorded in the accompanying financial statements.

   MANAGEMENT FEE INCOME

     The Company provides management services to the Funds for an annual fee of 2.5% of the Funds' capital commitments, net of certain securities contributed by the Company to the Funds at inception. The management agreement provides for the management fee to be adjusted in future periods as defined in the agreement.

   STATEMENT OF CASH FLOWS

     The Company considers all highly liquid debt instruments with an original maturity of three months or less, which includes investments in U.S. government money market mutual funds, to be cash equivalents.

2. INVESTMENT IN FUNDS

     The Company is the general partner of the Funds in which it has a capital interest of 1%. The investment in Funds is reported at fair value consistent with the methodology applied in the Funds' financial statements and disclosed below.

                       IDEALAB! CAPITAL MANAGEMENT I, LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


     Summary information on the Funds is as follows:

                       COMBINED BALANCE SHEET INFORMATION

                                                                              DECEMBER 31,        DECEMBER 31,
                                                                                  1999                1998
                                                                            ------------------   ----------------
Portfolio investments, at fair value (Cost: 1999--$82,727,153;
   1998--$26,521,799)....................................................      $1,015,342,917        $38,066,379
Cash and cash equivalents...............................................            5,647,305          5,267,109
Appropriated cash.......................................................            3,083,243                 --
Receivables.............................................................                6,943            331,582
                                                                            ------------------   ----------------
Total assets............................................................       $1,024,080,408        $43,665,070
                                                                            ==================   ================
Total liabilities.......................................................       $        9,325       $    364,363
Total partners' equity, at fair value...................................        1,024,071,083         43,300,707
                                                                            ------------------   ----------------
Total liabilities and partners' equity..................................       $1,024,080,408        $43,665,070
                                                                            ==================   ================

                  COMBINED STATEMENTS OF OPERATIONS INFORMATION

                                                                                                     PERIOD
                                                                                                    MARCH 20,
                                                                                                      1998
                                                                                                   (INCEPTION)
                                                                                YEAR ENDED           THROUGH
                                                                               DECEMBER 31,       DECEMBER 31,
                                                                                   1999               1998
                                                                             ------------------  ----------------
Income:
   Realized gain on distribution of securities............................    $    425,486,865     $          --
   Realized gain on sale of securities....................................          12,114,881                --
   Interest income........................................................             691,826           610,625
   Dividend income........................................................              76,087                --
                                                                             ------------------  ----------------
Total income..............................................................         438,369,659           610,625
Investment expenses:
   Management fees........................................................           2,858,123         1,575,966
   Other general and administrative.......................................             198,462           109,613
                                                                             ------------------  ----------------
Total investment expenses.................................................           3,056,585         1,685,579
Income (loss) from investment operations..................................         435,313,074        (1,074,954)
Increase in unrealized appreciation of portfolio investments..............         921,071,166        11,544,600
                                                                             ------------------  ----------------
Increase in net assets resulting from operations..........................      $1,356,384,240       $10,469,646
                                                                             ==================  ================

   VALUATION OF PORTFOLIO INVESTMENTS IN THE FUNDS

     Investments are stated at fair value as determined by the general partner of the Funds and unrealized appreciation or depreciation is included in partners' equity and reflected in the statements of operations.

     In establishing the fair value of nonpublicly traded securities (amounting to $349,190,347 and $38,066,379 at December 31, 1999 and 1998, respectively), the general partner takes into consideration the financial condition and operating results of the portfolio companies, the investment, the price of subsequent rounds of financing, and other factors the general partner deems appropriate. Because of the inherent uncertainty of valuation, these estimated values may differ significantly from the values that would have been used had a ready market for nonpublicly traded securities existed, and these differences could be material. Included in the fair value of nonpublicly traded securities are Series B and

                       IDEALAB! CAPITAL MANAGEMENT I, LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

C Preferred Stock of Bill Gross' idealab! Valued at $193,001,451 and $4,670,925 at December 31, 1999 and 1998 respectively.

     In establishing the fair value of publicly traded securities that are subject to trading restrictions (amounting to $666,152,570 and $-0- at December 31, 1999 and 1998, respectively), the general partner takes a 30% discount on the period end closing price from the appropriate stock exchange. Holdings of publicly traded securities that are not subject to trading restrictions are valued at the period end closing price from the appropriate stock exchange.

     Investments made by the Funds, by their nature, are generally considered to be long-term investments and are not intended to be liquidated on a short-term basis. In the absence of significant external valuation measures, fair value is determined by the price at which the investments could change hands, where neither party to the transaction is under any compulsion to buy or sell and both have reasonable knowledge of the salient facts. Valuations do not reflect taxes or other expenses which might be incurred upon disposition. Notes are valued in combination with any equity investments in the same portfolio company.

3. ACCOUNTS RECEIVABLE FROM AFFILIATE

     Accounts receivable from affiliate consists of expenses paid by the Company on behalf of the Funds.

4. REQUIRED CAPITAL DUE FROM MEMBERS

     The obligation of the members to pay the required capital in cash at the times specified is absolute, unqualified and unconditional and, without limitation, is not conditioned upon the need of the Company for funds or upon any other member making the cash contributions that they are obligated to make.

5. CONTRIBUTED SECURITIES

     At the inception, the following securities were contributed at their fair value in exchange for membership interests:


    TYPE OF
   INTEREST       NUMBER OF SHARES          VALUE                         SECURITY
----------------  ------------------  ------------------  -----------------------------------------
                                                          Bill Gross' idealab! Series B Preferred
 Non- Managing         27,018              $45,931                         Stock

6. FAIR VALUE OF SECURITIES RECEIVED AND REALIZED LOSSES

                                                                                                  FAIR VALUE OF
                                                         NUMBER OF                                 SECURITIES
                  INVESTMENT                               SHARES       BASIS      FAIR VALUE       RECEIVED
------------------------------------------------------  ------------- ---------- --------------------------------
eToys, Inc. Common Stock.............................      1,009,717   $  7,225      $51,931,371     $51,924,146
GoTo.com, Inc. Common Stock..........................        186,622     32,401       15,104,758      15,072,357
                                                                                                 ----------------
Total realized gain on securities received...........                                                $66,996,503
                                                                                                 ================


                                                                                               REALIZED LOSS ON
                                              NUMBER OF                                        DISTRIBUTION OF
                INVESTMENT                      SHARES         BASIS          FAIR VALUE          SECURITIES
-------------------------------------------  ------------- ---------------  ----------------  -------------------
GoTo.com, Inc. Common Stock...............        186,622     $15,104,758       $14,929,803            $(174,955)

                                              NUMBER OF                                        REALIZED LOSS ON
                INVESTMENT                      SHARES         BASIS          FAIR VALUE      SALE OF SECURITIES
-------------------------------------------  ------------- ---------------  ----------------  -------------------
eToys, Inc. Common Stock..................         93,185   $   5,131,011    $    4,529,919            $(601,092)

                       IDEALAB! CAPITAL MANAGEMENT I, LLC
                          (A LIMITED LIABILITY COMPANY)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7. RELATED PARTY TRANSACTIONS

     In accordance with the Company's operating agreement, an annual fee equal to 0.5 percent of the aggregate capital committed to the Funds (up to a maximum annual fee of $400,000) is payable to Bill Gross' idealab!, a member of the Company. For the year ended December 31, 1999 and for the period March 20, 1998 (inception) through December 31, 1998, the Company incurred fees of $400,000 and $317,000, respectively, which are reflected in general and administrative expenses.

8. 401(K) PLAN AND TRUST

     The ICM 401(k) Plan and Trust (the Plan) adopted in 1999 by the Company provides that eligible employees may defer up to 10% of their wages annually. An employee is eligible to contribute to the Plan on the first day of employment. In addition, the Company may elect annually to match all or a portion of the employees' contributions to the Plan. An employee is eligible to share in the discretionary employer contribution after one year of service and must be actively employed on the last day of the plan year. No employer contributions were made to the Plan during 1999.

9. IMPACT OF YEAR 2000 (UNAUDITED)

     The Company experienced no significant disruptions in its software and computer systems and believes those systems successfully responded to the Year 2000 date change. The Company is not aware of any material problems resulting from Year 2000 issues, either with its internal systems or those of its investees. The Company will continue to monitor its software and computer systems and those of its investees throughout the Year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Intranets.com, Inc. (formerly IntraNetics, Inc.):


       In our opinion, the accompanying balance sheets and the related statements of operations, redeemable convertible preferred stock and stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Intranets.com, Inc. (formerly IntraNetics, Inc.) at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 30, 1999, except for the information presented in Note 12 for which the dates are August 24, 1999 and November 18, 1999

                               INTRANETS.COM, INC.
                                 BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                      ------------------------------    JUNE 30,
                                                                          1997            1998            1999
                                                                      -------------  ---------------  --------------
                                                                                                       (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents....................................      $    455,159   $    2,030,315   $   1,880,552
   Accounts receivable, net of allowance for doubtful accounts of
     $399,000, $153,892 and $230,405 at December 31, 1997,
     December  31, 1998 and June 30, 1999
     (unaudited), respectively..................................            54,451           49,932         116,504
   Prepaid expenses and other current assets....................            82,448           34,348          31,116
                                                                      -------------  ---------------  --------------
       Total current assets.....................................           592,058        2,114,595       2,028,172
Fixed assets, net...............................................           436,298          427,231         388,329
Other assets....................................................                --           30,835          24,355
                                                                      -------------  ---------------  --------------
                                                                      $  1,028,356   $    2,572,661   $   2,440,856
                                                                      =============  ===============  ==============
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS' DEFICIT
Current liabilities:

   Convertible notes payable....................................      $  2,830,542   $           --   $          --
   Demand notes payable.........................................         1,041,112          888,889         722,222
   Promissory notes payable-- officer and stockholder...........           653,500               --              --
   Current portion of capital lease obligations.................            71,814           81,921          51,928
   Accounts payable.............................................         1,338,669          206,201         117,066
   Accrued expenses.............................................           251,415          169,858         227,303
   Deferred revenue.............................................                --           13,098          13,098
                                                                      -------------  ---------------  --------------
       Total current liabilities................................         6,187,052        1,359,967       1,131,617
Capital lease obligations.......................................            99,846           12,537              --
                                                                      -------------  ---------------  --------------
       Total liabilities                                                 6,286,898        1,372,504       1,131,617
                                                                      -------------  ---------------  --------------
Commitments (Note 9)............................................
Redeemable convertible preferred stock:
   Series B redeemable convertible preferred stock, $.0001 par value; 32,000,000 and 35,000,000 shares authorized at
     December 31, 1998 June 30, 1999 (unaudited), respectively;
     24,863,994 and 28,818,909 shares issued and outstanding at
     December 31, 1998 and 30, 1999 (unaudited), respectively; at issuance price plus accretion net of issuance costs
     (liquidation preference of $13,261,467 and $15,788,964 at
     December 31, 1998 and June 30, 1999 (unaudited),
     respectively)..............................................                --       12,435,088      15,061,751
Stockholder's deficit:
   Series A convertible preferred stock, $.0001 par value; 4,000,000 shares authorized; 166,667 shares issued and
     outstanding at December 31, 1997...........................           250,000               --              --
   Common stock, $.0001 par value; 50,000,000 and 52,000,000
     shares authorized at December 31, 1998 and June 30, 1999
     (unaudited),respectively; 10,000,000 shares issued and outstanding at December 31, 1997; 10,029,500 issued and 8,529,500 outstanding at
     December 31, 1998; 10,035,750 shares issued and 8,535,750 shares
     outstanding at June 30, 1999(unaudited)....................             1,000            1,003           1,004
Additional paid-in capital......................................           249,000               --              --
   Treasury stock, at cost, 1,500,000 shares at December 31, 1998
     and June 30, 1999 (unaudited)..............................                --          (37,500)        (37,500)
Accumulated deficit.............................................        (5,758,542)     (11,198,434)    (13,716,016)
                                                                      -------------  ---------------  --------------
       Total stockholders' deficit..............................        (5,258,542)     (11,234,931)    (13,752,512)
                                                                      -------------  ---------------  --------------
       Total liabilities, redeemable convertible preferred stock
         and stockholders' deficit..............................      $  1,028,356   $    2,572,661   $   2,440,856
                                                                      =============  ===============  ==============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               INTRANETS.COM, INC.
                            STATEMENTS OF OPERATIONS

                                          YEAR ENDED            SIX MONTHS ENDED
                                          DECEMBER 31,               JUNE 30,
                                   ------------------------  ------------------------
                                       1997         1998         1998        1999
                                   -----------  -----------  -----------  -----------
                                                                    (UNAUDITED)
Revenue........................... $    69,936  $   300,462  $   224,256  $   345,016
                                   -----------  -----------  -----------  -----------
Costs and expenses:
   Costs of revenue...............      99,705      101,468       41,991       49,663
   Research and development.......   2,088,787    1,545,164      819,549      635,391
   Selling and marketing..........   2,405,597    2,238,900    1,027,582    1,063,592
   General and administrative.....     832,488    1,159,296      566,095      489,333
                                   -----------  -----------  -----------  -----------
                                     5,426,577    5,044,828    2,455,217    2,237,979
                                   -----------  -----------  -----------  -----------
Loss from operations..............  (5,356,641)  (4,744,366)  (2,230,961)  (1,892,963)
Interest expense, net.............    (151,003)     (92,977)     (77,899)       1,732
                                   -----------  -----------  -----------  -----------
Net loss..........................  (5,507,644)  (4,837,343)  (2,308,860)  (1,891,231)
                                   -----------  -----------  -----------  -----------
Accretion of preferred
   stock dividends and issuance
   costs..........................          --     (853,021)    (315,814)    (626,663)
                                   -----------  -----------  -----------  -----------
Net loss attributable to common
   stockholders................... $(5,507,644) $(5,690,364) $(2,624,674) $(2,517,894)
                                   -----------  ===========  ===========  ===========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               INTRANETS.COM, INC.
                            STATEMENTS OF CASH FLOWS


                                                            YEAR ENDED                      SIX MONTHS
                                                           DECEMBER 31,                   ENDED JUNE 30,
                                                   ------------------------------  ------------------------------
                                                       1997            1998            1998            1999
                                                   --------------  --------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                                       (unaudited)
   Net loss ....................................    $(5,507,644)    $(4,837,343)    $(2,308,860)    $(1,891,231)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization .............         76,095         179,062          68,236          92,062
     Loss on sale of fixed assets ..............             --           8,810              --              --
     Changes in assets and liabilities:
       Accounts receivable .....................        (54,451)          4,519         (43,441)        (66,572)
       Prepaid expenses and other current assets        (70,346)         14,865         (14,562)          3,232
       Accounts payable ........................      1,325,930      (1,132,468)       (990,521)        (89,135)
       Accrued expenses ........................        251,415          42,642          93,045          57,445
       Deferred revenue ........................             --          13,098              --              --
                                                    -----------     -----------     -----------     -----------
     Net cash used in operating activities .....     (3,979,001)     (5,706,815)     (3,196,103)     (1,894,199)
                                                    -----------     -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of fixed assets ...................       (438,324)       (176,405)        (95,327)        (46,680)
   Proceeds from sale and leaseback of fixed
     assets ....................................        141,000              --              --              --
                                                    -----------     -----------     -----------     -----------
     Net cash used in investing activities .....       (297,324)       (176,405)        (95,327)        (46,680)
                                                    -----------     -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of convertible notes
     payable ...................................      2,830,542              --              --              --
   Proceeds from issuance of demand notes
     payable ...................................      1,041,112       1,000,000          50,000              --
   Payments of demand notes payable ............             --      (1,152,223)             --        (166,667)
   Proceeds from issuance of promissory notes
     payable--officer and stockholder ..........        370,000              --              --              --
   Principal payments on promissory notes
     payable--officer and stockholder ..........             --        (653,500)       (653,500)             --
   Payments of capital lease obligations .......        (10,170)        (77,202)        (37,564)        (42,530)
   Proceeds from issuance of Series A
     convertible preferred stock ...............        250,000              --              --              --
   Proceeds from issuance of Series B
     redeemable convertible preferred stock,
     net of issuance costs .....................             --       8,377,326       5,377,324       2,000,000
   Proceeds from issuance of common stock ......        250,000           1,475           1,400             313
   Purchases of treasury stock .................             --         (37,500)        (37,500)             --
                                                    -----------     -----------     -----------     -----------
Net cash provided by financing activities ......      4,731,484       7,458,376       4,700,160       1,791,116
                                                    -----------     -----------     -----------     -----------
Net increase (decrease) in cash and cash
equivalents ....................................        455,159       1,575,156       1,408,730        (149,763)
Cash and cash equivalents, beginning of year ...             --         455,159         455,159       2,030,315
                                                    -----------     -----------     -----------     -----------
Cash and cash equivalents, end of year .........    $   455,159     $ 2,030,315     $ 1,863,889     $ 1,880,552
                                                    ===========     ===========     ===========     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
   Cash paid for interest ......................    $    25,515     $   179,467     $   122,565     $    42,497
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
   Assets acquired under capital lease..........    $   159,708
   Issuance of Series B redeemable convertible
     preferred stock upon conversion of Series
     A convertible preferred stock..............                    $   250,000     $  250,000
   Issuance of Series B redeemable convertible
     preferred stock upon conversion of
     convertible notes payable (principal and
     accrued interest)..........................                    $ 2,954,741     $2,954,741
   Conversion of accrued interest on
     convertible notes payable into shares of
     Series B redeemable convertible preferred
     stock......................................                    $   124,199     $  124,199



   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               INTRANETS.COM, INC.
            STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
      STOCKHOLDERS' DEFICIT FOR THE YEARS ENDED DECEMBER 13, 1997 AND 1998
               AND THE SIX MONTHS ENDING JUNE 30,1999 (UNAUDITED)



                                              SERIES B                SERIES A
                                       REDEEMABLE CONVERTIBLE        CONVERTIBLE
                                           PREFERRED STOCK         PREFERRED STOCK         COMMON STOCK
                                       ----------------------  ----------------------  ---------------------- ADDITIONAL
                                                                                                      PAR       PAID-IN
                                         SHARES      AMOUNT      SHARES      AMOUNT      SHARES       VALUE     CAPITAL
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Balance at December 31, 1996........
Issuance of Series A convertible
   preferred stock..................                              166,667   $ 250,000
Issuance of common stock............                                                   10,000,000  $    1,000  $  249,000
Net loss............................
                                                               ----------  ----------  ----------  ----------  ----------
Balance at December 31, 1997........                              166,667     250,000  10,000,000       1,000     249,000
Issuance of Series B redeemable
   convertible preferred stock
   upon conversion of Series A
   convertible preferred stock......      494,365 $   250,000    (166,667)   (250,000)
Issuance of Series B redeemable
   convertible preferred stock upon
   conversion of convertible notes
   payable (principal and accrued
   interest).......................     7,655,607   2,954,741
Issuance of Series B redeemable
   convertible preferred stock, net
   of issuance costs of $74,953.....   16,714,022   8,377,326
Accretion of preferred stock
   redemption value.................                  853,021                                                    (250,472)
Treasury stock purchased...........
Issuance of common stock
   pursuant to exercise of stock
   options..........................                                                       29,500           3       1,472
Net loss............................
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Balance at December 31, 1998........   24,863,994  12,435,088                          10,029,500       1,003
Issuance of series B redeemable
   convertible preferred stock......    3,954,915   2,000,000
Accretion of preferred stock
   redemption value ................                  626,663                                                        (312)
Issuance of common stock
   pursuant to exercise of stock
   options..........................                                                        6,250           1         312
Net loss............................
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
Balance at June 30, 1999
   (unaudited)......................   28,818,909 $15,061,751          --  $       --  10,035,750  $    1,004  $       --
                                       ==========  ==========  ==========  ==========  ==========  ==========  ==========




                                         TREASURY STOCK
                                       ----------------------                   TOTAL
                                                                ACCUMULATED  STOCKHOLDERS'
                                         SHARES       COST        DEFICIT      DEFICIT
                                       ----------  ----------    ----------   ----------
Balance at December 31, 1996........                             $ (250,898) $    250,898)
Issuance of Series A convertible
   preferred stock..................                                              250,000
Issuance of common stock............                                              250,000
Net loss............................                             (5,507,644)   (5,507,644)
                                                                 ----------    ----------
Balance at December 31, 1997........                             (5,758,542)   (5,258,542)
Issuance of Series B redeemable
   convertible preferred stock
   upon conversion of Series A
   convertible preferred stock......                                             (250,000)
Issuance of Series B redeemable
   convertible preferred stock upon
   conversion of convertible notes
   payable (principal and accrued
   interest).......................
Issuance of Series B redeemable
   convertible preferred stock, net
   of issuance costs of $74,953.....
Accretion of preferred stock
   redemption value.................                               (602,549)     (853,021)
Treasury stock purchased...........     1,500,000  $  (37,500)                    (37,500)
Issuance of common stock
   pursuant to exercise of stock
   options..........................                                                1,475
Net loss............................                             (4,837,343)   (4,837,343)
                                       ----------  ----------    ----------    ----------
Balance at December 31, 1998........    1,500,000     (37,500)  (11,198,434)   11,234,931)
Issuance of series B redeemable
   convertible preferred stock......
Accretion of preferred stock
   redemption value ................                               (626,351)     (626,663)
Issuance of common stock
   pursuant to exercise of stock
   options..........................                                                  313
Net loss............................                             (1,891,231)   (1,891,231)
                                       ----------  ----------    ----------    ----------
Balance at June 30, 1999
   (unaudited)......................    1,500,000  $  (37,500) $(13,716,016) $(13,752,512)
                                       ==========  ==========    ==========    ==========



   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               INTRANETS.COM, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.     NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

       Intranets.com, Inc. (formerly IntraNetics, Inc.) (the "Company") was incorporated in Delaware in December 1996 to design and market a turnkey integrated suite of intranet business applications. The Company's principal markets are domestic and international business markets. In June 1999, the Company decided to discontinue further development and marketing of its packaged intranet software products and instead commenced the development of a free hosted intranet service over the internet. In connection with this change in product direction, the Company legally changed its name to Intranets.com, Inc.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    UNAUDITED INTERIM FINANCIAL STATEMENTS

       The accompanying financial statements of the Company for the six months ended June 30, 1998 and 1999 are unaudited. In the opinion of management, the accompanying interim financial statements contain all adjustments necessary for a fair presentation of the Company's financial position, results of operations, and cash flows at the dates and for the periods indicated, which adjustments consist only of adjustments of a normal recurring nature.

    CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company invests its excess cash primarily in money market accounts and commercial paper. Accordingly, these investments are subject to minimal credit and market risk.

       At December 31, 1998, cash equivalents included commercial paper and money market funds of $1,700,000 and $275,000, respectively. These investments are classified as available-for-sale and are recorded at amortized cost which approximates fair market value.

    REVENUE RECOGNITION

       The Company's revenue is derived from the sale of licenses to use the Company's software products primarily to end-users and resellers. Revenue from sales to end-users and resellers is recognized upon delivery provided that no uncertainties remain relating to the sale, and that collection of the related receivable is probable.

    ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

       Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. Management believes its credit policies are prudent and reflect normal industry terms and business risk. The Company performs ongoing credit evaluations of customers' financial condition but does not require collateral. Credit losses have not been significant to date.

    FIXED ASSETS

       Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Equipment held under capital leases is stated at the lower of the fair value of the equipment or the present value of the minimum lease payments at inception of the leases and is amortized on a straight-line basis over the lives of the related assets or the term of the leases.

    ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

     Long-lived assets and identifiable intangibles held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets or intangibles may

                               INTRANETS.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


exceed the undiscounted future net cash flow expected to be generated by such assets. If it is determined that impairment has occurred, the asset is written down to fair value as determined by market value or discounted cash flow

     RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

     Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed until technological feasibility has been established (as defined by SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed") and are capitalized thereafter until the related product is available for general release. Costs subject to capitalization during the years ended December 31, 1997 and 1998 were not significant.

     ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company accounts for stock-based compensation awards to employees and directors in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees and directors in fixed amounts and with exercise prices equal to the fair market value of the Company's common stock at the date of grant. The Company has adopted the disclosure only (Note 7) provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123.

     INCOME TAXES

     Deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using currently enacted tax rates. A valuation allowance against deferred tax assets is recorded if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Components particularly subject to estimation include accrued expenses and the fair values of the Company's equity instruments. Actual amounts could differ from those estimates.

3.   FIXED ASSETS

     Fixed assets consist of the following:

                                                                      JUNE 30,
                          ESTIMATED          DECEMBER 31,               1999
                            USEFUL    --------------------------  -------------
                         LIFE (YEARS)     1997          1998        (UNAUDITED)
                         ------------ ------------ -------------
Computer equipment......     2-5      $    336,329  $    374,211   $  420,891
Computer software.......      3             45,074        80,137       80,137
Furniture and fixtures..     2-7            45,166       131,221      131,221
Office equipment........      5             76,099        80,274       80,274
Leasehold improvements..      3              9,725        10,369       10,369
                                      ------------- ------------  -------------
                                           512,393       676,212      722,892
Less-- accumulated
  depreciation and
  amortization..........                   (76,095)     (248,981)    (334,563)
                                      -------------  ------------  -------------
                                      $    436,298    $  427,231   $  388,329
                                      =============  ============  =============

                               INTRANETS.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


     At December 31, 1998 and June 30, 1999 (unaudited), computer equipment and furniture and fixtures under capital leases were $89,458 and $70,250, respectively. Accumulated amortization relating to such computer equipment and furniture and fixtures totaled $44,498, $79,854 and $139,745 for the years ended December 31, 1997, December 31, 1998 and June 30, 1999 (unaudited), respectively. During the year ended December 31, 1997, the Company sold and leased back certain computer equipment with a net book value of $141,000 from a third-party lessor for cash proceeds of $141,000.

4.   DEBT

     CONVERTIBLE NOTES PAYABLE

     In December 1997, the Company entered into a bridge financing agreement with certain investors for an aggregate amount of $1,355,542. The bridge financing was interest bearing at an annual rate of 12%. In March 1998, the financing, together with accrued interest thereon, was converted into 2,746,663 shares of Series B Preferred Stock. (Note 5).

     In addition, the Company issued subordinated convertible notes payable of $1,475,000 to certain investors. These notes were interest bearing at an annual rate of 10%. In March 1998, these notes, together with accrued interest thereon, were converted into 4,908,944 shares of Series B Preferred Stock.

     DEMAND NOTES PAYABLE

     In November 1997, the Company entered into two demand notes payable agreements with a third-party lending institution totaling $1,041,112. In March 1998, the Company refinanced these demand notes into a single note payable due December 31, 1998 bearing interest at the institution's base lending rate (8.50%). Under the terms of the agreement, the note payable was collateralized by a certificate of deposit in the amount of $1,100,000. In September 1998, the entire note payable was repaid by the Company.

     In August 1998, the Company obtained a $1,000,000 term loan from another third-party lending institution. Borrowings outstanding under the term loan bear interest of 8.93% per annum. The term loan is collateralized by the assets of the Company. Under the terms of the term loan agreement, the Company is required to comply with certain covenant requirements and to maintain certain financial ratios. At December 31, 1998 and June 30, 1999 and during the year ended December 31, 1998 and the six months ended June 30, 1999, the Company was in violation of certain covenants related to the level of net income and other ratio covenants. As of June 30, 1999, $722,222 was outstanding under the term loan (Note 12).

     PROMISSORY NOTES PAYABLE -- OFFICER AND STOCKHOLDER

     During 1996 and 1997, the Company issued subordinated notes payable to one of its stockholders for advances made to the Company in the aggregate principal amount of $583,500. In March 1998, the outstanding balance plus accrued interest at a rate of 8% per annum was repaid by the Company.

     In addition, during 1997, the Company received an advance from an officer and stockholder of the Company totaling $70,000. The advance was short-term and bore no interest. In March 1998, the advance was repaid by the Company.

     EQUIPMENT LINE OF CREDIT

     At December 31, 1998, the Company has an equipment line of credit arrangement with a lender under which the Company may borrow up to $500,000 to finance fixed asset purchases through June 2002. Borrowings outstanding under the line of credit bear interest at the bank's prime rate plus 0.5%. All

                               INTRANETS.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

borrowings under the fixed asset line are collateralized by the assets of the Company. At December 31, 1998 and June 30, 1999, no balance was outstanding under this line.

5.   REDEEMABLE CONVERTIBLE PREFERRED STOCK

     In March 1998, the Company granted the holders of Series A convertible preferred stock (the "Series A Preferred Stock") the option to convert their shares into Series B redeemable convertible preferred stock (the "Series B Preferred Stock") at a rate of one share of Series B Preferred Stock for every
 .3371 shares of Series A Preferred Stock. In March 1998, all Series A stockholders exercised this option and converted a total of 166,667 shares of Series A Preferred Stock into 494,365 shares of Series B Preferred Stock.

     In March and October 1998, the Company issued a total of 16,714,022 shares of Series B Preferred Stock for total proceeds of approximately $8,452,000. Of the shares issued in March 1998, 7,655,607 shares were issued in connection with the conversion of $2,830,542 of convertible notes payable plus accrued interest and 494,365 shares were issued in connection with the conversion of 166,667 shares of Series A Preferred Stock.

     The Series B Preferred Stock has the following characteristics:

     CONVERSION

          Each share of Series B Preferred Stock is convertible at any time, at the option of the holder, into shares of common stock based on the applicable conversion rate, currently one to one, subject to certain anti-dilution adjustments. All outstanding shares of Series B Preferred Stock will automatically convert to common stock upon the closing of a qualified public offering of the Company's common stock in which the per share price to the public is not less than 300% of the then applicable conversion value of the Series B Preferred Stock resulting in gross proceeds to the Company of at least $25,000,000.

     DIVIDENDS

          Holders of Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors, and in any event upon liquidation, dissolution or winding-up of the Company or the redemption of such shares, out of funds legally available, dividends at the rate of $.04 per share per annum. Cumulative dividends are payable in preference and priority to any payment of any dividend on any other class or series of capital stock. Through December 31, 1998, no dividends have been declared or paid by the Company.

     LIQUIDATION, DISSOLUTION OR WINDING-UP OF THE COMPANY

          In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock will be entitled to receive, in preference to the holders of the common stock, an amount per share equal to the sum of $0.5057 per share of the Series B Preferred Stock held, plus an amount equal to all accrued but unpaid dividends in respect of such share. If the assets of the Company are insufficient to pay the Series B stockholders the full amount to which they are entitled, they shall receive a distribution of the remaining assets in proportion to the respective total amounts they were entitled. Any assets remaining after the initial distribution to the holders of the Series B Preferred Stock shall be available for distribution ratably among the holders of shares of Series B Preferred Stock and the holders of shares of common stock.

                               INTRANETS.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


     REDEMPTION

          At any time on or after March 2003, upon the consent of stockholders representing a majority of the then outstanding Series B Preferred Stock, such stockholders may redeem all or any portion of the shares of Series B Preferred Stock at a redemption price equal to the greater of $0.5057 per share or the fair market value per share.

     VOTING

          Each holder of the Series B Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible at the record date for such vote.

     WARRANTS

     In connection with the issuance of the Series A Preferred Stock, the Company entered into a warrant agreement with the holders which allows them to purchase 233,334 shares of the Company's common stock at an exercise price of $.15 per share. The warrant is currently exercisable in whole or in part, subject to certain limitations. The warrant shall expire on the earlier of December 31, 2006 or a sale of substantially all of the business or assets of the Company. Upon the conversion of Series A preferred stock into Series B Preferred Stock, the exercise price for this warrant was repriced to $.025 per common share and an additional warrant to purchase 327,698 shares of the Company's common stock at an exercise price of $.025 per share was granted.

     In connection with the issuance of convertible notes payable in 1997, the Company entered into a warrant agreement with the holders which allows them to purchase 686,664 shares of the Company's Series B Preferred Stock at an exercise price of $.51 per share. The warrant is currently exercisable and expires on December 31, 2008.

     The value ascribed to each of the above warrants was not material.

6.   COMMON STOCK

     The Company formally issued its founding equity in January 1997.

     Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to receive dividends only when and if declared by the Board of Directors, subject to the preferential dividend rights of the preferred stockholders.

     At December 31, 1998, the Company had reserved 4,205,176 shares of common stock for issuance upon the exercise of outstanding common stock options (Note
7), 1,247,696 shares of common stock for issuance upon the exercise of common stock warrants, and 24,863,994 shares of common stock for issuance upon the conversion of preferred stock.

7.   STOCK OPTION PLAN

     During 1997, the Company adopted the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the granting of incentive and nonqualified stock options and common stock to directors, consultants and employees of the Company. On August 26, 1999, the Company's Board of Directors increased the maximum number of shares that may be issued under the 1997 Plan from 5,000,000 to 12,560,000.

     For stock options issued under the 1997 Plan, the exercise price of each stock option shall be specified by the Board of Directors at the time of grant. However, incentive stock options may not be granted at less than the fair value of the Company's common stock as determined by the Board of

                               INTRANETS.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

Directors at the date of grant or for a term in excess of ten years. For holders of more than 10% of the Company's total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair value of the Company's common stock at the date of grant or for a term in excess of five years. All options granted through December 31, 1998 under the 1997 Plan were issued at or above fair value as determined by the Board of Directors, vest either immediately or over a five-year period for employees or over the service period for nonemployees, and expire ten years from the date of grant.

     During 1997, the Company granted 35,176 options of common stock to consultants at exercise prices of $0.15 and $0.51 per share in exchange for services rendered. The value ascribed to these shares was not material. No stock options were issued to consultants in 1998.

     A summary of the status of the Company's stock option plan as of December 31, 1997 and 1998 and changes during the years then ended is presented below:

                                                                     1997                              1998
                                                      --------------------------------  --------------------------------
                                                          NUMBER      WEIGHTED-AVERAGE     NUMBER     WEIGHTED-AVERAGE
                                                        OF SHARES     EXERCISE PRICE     OF SHARES    EXERCISE PRICE
                                                      --------------- ---------------- -------------  ---------------
Outstanding at beginning of year.....................             --  $      --          1,845,176    $     0.15
Granted..............................................      1,847,676       0.15          4,810,000          0.05
Exercised............................................             --                       (29,500)         0.05
Canceled.............................................         (2,500)      0.15         (2,420,500)         0.15
                                                      ---------------                   ----------
Outstanding at end of year...........................      1,845,176       0.15          4,205,176          0.05
                                                      ===============                   ==========
Options exercisable at end of year...................        276,676       0.18            684,176
                                                      ===============                   ==========
Options available for future grant...................      1,654,824                       794,824
                                                      ===============                   ==========

     The following table summarizes information about stock options outstanding at December 31, 1998:

                                 WEIGHTED-
                                 AVERAGE
                                REMAINING
 EXERCISE        NUMBER      CONTRACTUAL LIFE      NUMBER
   PRICE      OUTSTANDING       (IN YEARS)       EXERCISABLE
------------  -------------  ------------------  ------------
$      0.05      4,180,000          9.3              659,000
       0.51         25,176          8.9               25,176
              -------------                      ------------
                 4,205,176          9.3              684,176
              =============                      ============

     The fair value of each option grant was estimated on the date of grant using the minimum value method with the following assumptions used for grants in 1998 and 1997: dividend yield of zero, volatility of zero, risk-free interest rate of 5.0% and 5.9%, respectively, and weighted-average expected option term of 5 years.

     No compensation expense has been recognized for the Company's stock option plan under APB Opinion No. 25. Had compensation cost for these awards been determined based on the fair value at the date of grant consistent with the method prescribed by SFAS No. 123, the Company's net loss would not have differed materially from the amount reported. However, because additional option grants are expected to be made subsequent to December 31, 1998 and because options vest over several years, the pro forma effects of applying the fair value method may be material to reported net income or loss in future years.

     In June 1998, the Company elected to reprice all outstanding common stock options granted to employees and directors to $.05 which was not less than the fair market value of common stock as determined by the Company's Board of Directors.

                               INTRANETS.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


8.   INCOME TAXES

     Deferred tax assets (liabilities) consist of the following:


                                                                           DECEMBER 31,
                                                                 ---------------------------------
                                                                      1997              1998
                                                                 ----------------  ---------------
Net operating loss carryforwards..............................   $     2,324,000   $    4,173,000
Research and development tax credit carryforwards.............           119,000          122,000
Fixed assets..................................................           (15,000)          82,000
                                                                 ----------------  ---------------
Net deferred tax assets.......................................         2,428,000        4,377,000
Deferred tax asset valuation allowance........................        (2,428,000)      (4,377,000)
                                                                 ----------------  ---------------
                                                                 $            --   $           --
                                                                 ================  ===============

     The Company provided a valuation allowance for the full amount of the net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards cannot be sufficiently assured at December 31, 1998.

     At December 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $10,300,000 available to reduce future taxable income and which expire at various dates through 2018. The Company also has federal and state research and development tax credit carryforwards of approximately $80,000 and $60,000, respectively, available to reduce future tax liabilities and which expire in the year 2018.

     Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may limit the amount of net operating loss and tax credit carryforwards which could be utilized annually to offset future taxable income and taxes payable. The amount of this annual limitation is determined based upon the Company's value prior to an ownership change.

9.   COMMITMENTS

     OPERATING LEASES

     The Company leases its facility under a noncancelable operating lease which expires in January 2000. Rent expense under this lease was $109,274 and $147,891 during the years ended December 31, 1997 and 1998, respectively.

     Future minimum payments under noncancelable operating and capital leases as of December 31, 1998 are as follows:

                                                                           OPERATING       CAPITAL
                                                                             LEASE         LEASES
                                                                         -------------- --------------
       YEAR ENDING DECEMBER 31,
       ---------------------------
       1999............................................................  $    135,586   $     95,035
       2000............................................................        11,299         13,815
                                                                         -------------- --------------
       Total minimum lease payments....................................  $    146,885        108,850
                                                                         ==============
       Less amount representing interest...............................                      (14,392)
                                                                                        --------------
       Present value of minimum lease payments.........................                 $     94,458
                                                                                        ==============

10.  SAVINGS PLAN

     In January 1997, the Company adopted a retirement savings plan for its employees pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Employees become eligible to participate under the 401(k) Plan upon completion of three months of service to the Company. Employees may contribute from 1% to 15% of their salary, up to a maximum annual statutory limit. The Company is not required to contribute to this plan and has made no contributions through December 31, 1998.

                               INTRANETS.COM, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


11.  GEOGRAPHIC INFORMATION

     The Company's revenue was derived from the following:

                                                             YEAR ENDED                 SIX MONTHS ENDED
                                                            DECEMBER 31,                    JUNE 30,
                                                     ----------------------------  ----------------------------
                                                         1997           1998           1998           1999
                                                                                   -------------  -------------
                                                                                           (UNAUDITED)
                                                     -------------  -------------  -------------  -------------
Domestic.........................................         66,311        245,169        175,918        312,368
 International....................................          3,625         55,293         48,338         32,648
                                                     -------------  -------------  -------------  -------------
    Total.........................................         69,936        300,462        224,256        345,016
                                                     =============  =============  =============  =============

12.  SUBSEQUENT EVENTS

     ISSUANCE OF SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK

     On August 24, 1999, the Company issued 25,716,179 shares of Series C Redeemable Convertible Preferred Stock ("Series C Preferred Stock") to one investor for proceeds to the Company of $2,000,000, prior to any fees or offering costs. The Series C Preferred Stock has substantially identical voting, dividend, redemption and conversion rights as the Series B Preferred Stock, except for the redemption amount per share of $0.0777. In the event of any dissolution or winding-up of the Company, the holders of Series C Preferred Stock rank equally with the holders of the Series B Preferred Stock and are entitled to receive $0.0777 per share prior to any distributions to holders of Common Stock.

     In conjunction with the issuance of Series C Preferred Stock, the investor received a warrant to purchase 15,383,090 shares of the Company's Series C Preferred Stock at an exercise price of $0.0777 per share. The warrant becomes exercisable if the Company issues equity securities on or before February 24, 2000 at a pre money company valuation of at least $45,000,000 and receives aggregate proceeds of at least $5,000,000. A value of $340,970 was ascribed to the warrant.

     ISSUANCE OF SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK

     On November 18, 1999, the Company issued 35,473,572 shares of Series D Redeemable Convertible Preferred Stock ("Series D Preferred Stock") at a per share price of $0.56 for aggregate proceeds of $20,000,000, prior to any fees or offering costs. The Series D Preferred Stock has substantially identical voting, dividend, redemption and conversion rights as the Series B and Series C Preferred Stock except for the redemption amount per share of $0.5638. In the event of any dissolution or winding-up of the Company, the holders of Series D Preferred Stock rank equally with the holders of Series B and Series C Preferred Stock and are entitled to receive $0.5638 per share prior to any distributions to holders of Common Stock.

     DEBT REPAYMENT (UNAUDITED)

     On December 14, 1999, the Company repaid the remaining balance of approximately $550,000 outstanding under its term loan.

     WARRANT EXERCISE (UNAUDITED)

     Upon the closing of the Series D Preferred Stock financing the warrant for the Company's Series C Preferred Stock became exercisable. On February 8, 2000, the warrant was exercised and the Company received aggregate proceeds of $1,196,343.

                                AUDITORS' REPORT

October 27, 1999


To the Directors of Perga Capital Incorporated (formerly R. L. Perrier Investments Limited)

       We have audited the balance sheets of PERGA CAPITAL INCORPORATED as at April 30, 1998 and 1999, and the statements of operations and deficit, and cash flows for the years ended April 30, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 1998 and 1999, and the results of its operations and its cash flow for the years ended April 30, 1998 and 1999 in accordance with Canadian generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
London, Ontario, Canada

                           PERGA CAPITAL INCORPORATED
                                 BALANCE SHEETS
                          AS AT APRIL 30, 1998 AND 1999
                         (EXPRESSED IN CANADIAN DOLLARS)

                                                                1998     1999
                                                              -------- --------
  ASSETS

  CURRENT ASSETS
  Cash......................................................  $  3,524 $    862
  Accounts receivable.......................................     4,823    5,383
  Income taxes recoverable (note 7).........................        --   12,942
                                                              -------- --------
                                                                 8,347   19,187

  ADVANCES TO SIGNIFICANTLY INFLUENCED COMPANY (note 3).....   150,675  310,084

  INVESTMENT IN SIGNIFICANTLY INFLUENCED COMPANY (note 4)...        --       --
                                                              -------- --------
                                                              $159,022 $329,271
                                                              ======== ========

  LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

  CURRENT LIABILITIES
  Non-interest bearing advances from a shareholder..........  $223,508 $232,069
                                                              -------- --------
                                                               223,508  232,069
                                                              -------- --------

  SHAREHOLDERS' (DEFICIT) EQUITY

  Capital stock.............................................       205      205
  Contributed surplus.......................................   221,583  221,583
  Deficit...................................................  (286,274)(124,586)
                                                              -------- --------
                                                               (64,486)  97,202
                                                              -------- --------
                                                              $159,022 $329,271
                                                              ======== ========


               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                           PERGA CAPITAL INCORPORATED
                      STATEMENTS OF OPERATIONS AND DEFICIT
                   FOR THE YEARS ENDED APRIL 30, 1998 AND 1999
                         (EXPRESSED IN CANADIAN DOLLARS)

                                                                                           1998          1999
                                                                                        ------------ -------------
NET SALES REVENUE.....................................................................  $        --  $         --
                                                                                        ------------ -------------

General and administrative expenses...................................................       10,876         8,000
Interest expense......................................................................          652         2,663
Share of loss (income) in significantly influenced company............................       12,623      (159,409)
                                                                                        ------------ -------------
                                                                                             24,151      (148,746)
                                                                                        ------------ -------------

(LOSS) EARNINGS BEFORE INCOME TAXES...................................................      (24,151)      148,746
RECOVERY OF INCOME TAXES (note 7).....................................................         (943)      (12,942)
                                                                                        ------------ -------------
NET (LOSS) EARNINGS FOR THE YEAR......................................................      (23,208)      161,688
DEFICIT--BEGINNING OF YEAR.............................................................    (263,066)     (286,274)
                                                                                        ------------ -------------
DEFICIT--END OF YEAR...................................................................  $ (286,274)  $  (124,586)
                                                                                        ============ =============

               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                                            PERGA CAPITAL INCORPORATED
                                             STATEMENTS OF CASH FLOWS
                                    FOR THE YEARS ENDED APRIL 30, 1998 AND 1999
                                          (EXPRESSED IN CANADIAN DOLLARS)


                                                                                   1998          1999
                                                                                ------------  ------------
      OPERATING ACTIVITIES
      Net (loss) earnings for the year.......................................   $   (23,208)  $   161,688
      Items not affecting cash--
         Share of loss (income) in significantly influenced company..........        12,623      (159,409)
                                                                                ------------  ------------
                                                                                    (10,585)        2,279

      Net change in non-cash working capital--
         Increase in accounts receivable.....................................        (4,823)         (560)
         Increase in income taxes receivable.................................            --       (12,942)
         Decrease in income taxes payable....................................       (26,742)           --
                                                                                ------------  ------------
                                                                                    (42,150)      (11,223)
                                                                                ------------  ------------

      FINANCING ACTIVITIES
      Non-interest bearing advances from a shareholder.......................        23,891         8,561
                                                                                ------------  ------------
                                                                                     23,891         8,561
                                                                                ------------  ------------

      NET CHANGE IN CASH AND CASH EQUIVALENTS................................       (18,259)       (2,662)
      CASH AND CASH EQUIVALENTS--BEGINNING OF YEAR............................       21,783         3,524
                                                                                ------------  ------------
      CASH AND CASH EQUIVALENTS--END OF YEAR..................................   $    3,524   $       862
                                                                                ============  ============


               SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS.

                           PERGA CAPITAL INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 1998 AND 1999
                         (EXPRESSED IN CANADIAN DOLLARS)

1.     NATURE OF OPERATIONS

     Perga Capital Incorporated (the "Company") is a holding company without significant operations and owns 35.4% of the common shares of AutoData Marketing Systems Incorporated ("Autodata") which is located in London, Ontario, Canada. The significantly influenced company is focused primarily on licensing decision-making support tools and content to the automotive and related industries in North America.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVESTMENT

       The Company's 35.4% investment in Autodata is accounted for using the equity method. If an other than temporary decline in value occurs, the investment would be written down to its net realizable value.

    INCOME TAXES

       The Company follows the deferral method of income tax allocation. Under this method, timing differences between reported and taxable income result in provisions for taxes not currently payable.

    FOREIGN CURRENCY TRANSLATION

       All foreign currency denominated accounts of the Company are translated at the exchange rate at the balance sheet date. Transactions denominated in foreign currency occuring during the period are translated at the rate in effect at the date of the transaction.

    STATEMENT OF CASH FLOWS

       During the year, the Company retroactively implemented the new presentation and disclosure requirements regarding cash flow statements per the Canadian Institute of Chartered Accountants Handbook, section 1540.

    CASH EQUIVALENTS

       The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

    FINANCIAL INSTRUMENTS

       The Company's estimate of the fair value of its financial instruments, which include cash accounts receivable and borrowings, approximates their carrying value, due to the short-term nature of the instruments.

    USE OF ESTIMATES

       The preparation of these financial statements requires management to make estimates and assumptions that affect revenues and expenses during the reporting periods, in addition to the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements. Actual results could differ from those estimates.

                           PERGA CAPITAL INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)

3.    ADVANCES TO SIGNIFICANTLY INFLUENCED COMPANY

                                                                                          1998      1999
                                                                                       ---------  ---------
Note receivable from Autodata bearing interest at the prime lending rate of the
   Royal Bank of Canada..............................................................  $ 100,000  $ 100,000
Note receivable from Autodata bearing interest at the prime lending rate of the
   Royal Bank of Canada..............................................................     55,000     55,000
Note receivable from Autodata bearing interest at the prime lending rate of the
   Royal Bank of Canada..............................................................    136,750    136,750

                                                                                       ---------  ---------
Note receivable from Autodata bearing interest at the prime lending rate of the
   Royal Bank of Canada..............................................................     29,004     29,004
                                                                                       ---------  ---------
                                                                                         320,754    320,754
Write-down of advances arising from share of loss in significantly influenced
   company in excess of the investment value (see note 4)............................   (170,079    (10,670)
                                                                                       ---------  ---------
                                                                                       $ 150,675  $ 310,084
                                                                                       =========  =========

       The Company has agreed to waive all interest receivable for 1995 through 1999. All notes are due on demand, however, as the Company has agreed not to demand payment within the next year, all notes are classified as long-term.

       The Company has been granted the right, at its sole option, subject to shareholders' approval, to convert the $100,000 and $55,000 notes to equity of Autodata at the rate of 500 Class "A" special shares, plus 1 common share for each $500 of notes receivable (see note 9).

       The Company has been granted the option to convert the $29,004 note to 29,000 Class "A" special shares and 372 common shares of Autodata with stated values of $29,000 and $4, respectively (see note 9).

4.     INVESTMENT IN SIGNIFICANTLY INFLUENCED COMPANY

                                                OWNERSHIP    1998       1999
                                                ---------  ---------  ---------

Investment in Autodata:
Shares.......................................        35.4% $ 130,000  $ 130,000
Equity in cumulative losses..................               (130,000)  (130,000)
                                                           ---------  ---------
                                                           $      --  $      --
                                                           =========  =========

       The Company's investment in Autodata includes $383,378 attributable to goodwill which is being amortised on a straight-line basis over ten years. The accumulated amortization balance as at April 30, 1999 is $191,690. The investment balance is further offset by the cumulative share of losses in the significantly influenced company. As the Company accounts for its investment in Autodata on the equity basis, it records its share of the income or loss of Autodata against the value of its investment in Autodata. To the extent the cumulative share of the losses of Autodata exceed the value of the investment, at any time, the excess loss is then charged against any advances made to Autodata until the investment and advances balances are nil.

                           PERGA CAPITAL INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)

       The Company's share of Autodata's income has been calculated based on earnings for the years ended April 30, 1998 and 1999. The following summarized financial information is disclosed as at April 30, 1998 and 1999 and for the years then ended:

                                                           1998         1999
                                                       -----------  -----------
              Current assets........................   $   230,043  $   980,803
              Other assets..........................       218,294      493,687
                                                       -----------  -----------
                                                       $   448,337  $ 1,474,490
                                                       ===========  ===========

              Current liabilities...................   $   873,752  $ 1,205,137
              Long-term debt........................       564,004      700,754
              Redeemable special shares.............       429,000      429,000
                                                       -----------  -----------

                                                         1,866,756    2,334,891
              Shareholders' deficit.................    (1,418,419)    (860,401)
                                                       -----------  -----------
                                                       $   448,337  $ 1,474,490
                                                       ===========  ===========

              Revenue...............................   $ 1,903,335  $ 3,721,351
                                                       -----------  -----------

              Expenses..............................     1,830,770    3,163,333
                                                       -----------  -----------

              Net earnings..........................   $    72,565  $   558,018
                                                       ===========  ===========

       The Company has an irrevocable option to purchase a further 53.7% of the common shares of Autodata for a fixed price from another shareholder (see note 9).

5.     RELATED PARTY TRANSACTIONS

       During a prior year, the Company entered into a management and consulting agreement with Autodata, whereby management and consulting fees were payable by Autodata at the rate of 10% of the first $1,000,000 of annual pre-tax income of Autodata and 8% of any excess. Management fees have been waived for all years up to and including 1999.

6.     CAPITAL STOCK

       As at April 30, 1998 and 1999, the share capital of the Company is as follows:

    AUTHORIZED

       10,000 8% non-cumulative, voting special shares of $.01 each, redeemable and retractable at $100 each.

       Unlimited common shares.

    ISSUED (see note 9)

                                                                    1998   1999
                                                                   -----  -----

205 Common shares..............................................    $ 205  $ 205
                                                                   =====  =====

7.     INCOME TAXES

       The recovery of income taxes relates to the recovery of previously provided taxes.

                           PERGA CAPITAL INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)

8.     UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

       The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

9.     SUBSEQUENT EVENTS

       Subsequent to the year-end, the Company acquired all of the common shares from the remaining shareholders of the significantly influenced company, Autodata.

       Following completion of the above transactions, the Company cancelled all remaining options to acquire shares and to convert notes receivable to shares so that no options remain outstanding.

       On May 13, 1999, the Company changed the 205 common shares which were issued and outstanding to 9,000 common shares. The Articles were also amended by creating an unlimited number of class "B" special shares and 10,000 class "C" voting shares.

       On July 27, 1999, the Company was acquired by CarsDirect.com Inc.

       Subsequent to the acquisition, the Company was amalgamated with its subsidiary companies and continued as Autodata Solutions Company.

       Subsequent to the acquisition, the Company repaid advances from a shareholder at face value with funds received from the ultimate parent company.

10.    DIFFERENCES FROM UNITED STATES ACCOUNTING PRINCIPLES

       These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). The only significant difference between Canadian GAAP and U.S. generally accepted accounting principles ("U.S. GAAP") relates to the share of income of the investment in the significantly influenced company, Autodata, as there are differences in income as determined under Canadian GAAP versus U.S. GAAP for Autodata.

       The following adjustments would be required in order to present the results of operations of Autodata in accordance with U.S. GAAP.

       ACCOUNTING FOR INCOME TAXES UNDER U.S. GAAP

       For U.S. GAAP purposes, the benefits of the losses for income tax purposes and excess of amortization of capital assets over capital cost allowance must be recognized in the financial statements with an appropriate valuation allowance established for the portion of the benefits not likely to be utilized in the foreseeable future.

                           PERGA CAPITAL INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)

       Accordingly, under U.S. GAAP, the tax benefit of these losses and excess amortization of capital assets over capital cost allowance would be:

                                                                            1998       1999
                                                                          ---------  ---------
       Tax benefit of losses............................................  $ 567,000  $ 317,600
       Amortization in excess of capital cost allowance.................     61,450     97,500
                                                                          ---------  ---------
                                                                            628,450    415,100
       Valuation allowance..............................................   (628,450)        --
                                                                          ---------  ---------
       Net tax benefit of losses and amortization in excess of capital
          cost allowance................................................  $      --  $ 415,100
                                                                          =========  =========

       A valuation allowance of 100% of the potential benefit of the losses and amortization of capital assets in excess of capital cost allowance was established in 1998 as at the year end 1998 it was not likely that Autodata would generate sufficient income in the future years before the losses would expire and Autodata had only generated marginal income before tax in each of the years 1997 and 1998. In 1999, Autodata generated increased pre-tax income from operations; Autodata had generated increasing pre-tax profit in each of the last three years, and the anticipated income in subsequent years was estimated to be sufficient to utilize the losses before their expiry dates in the carryforward periods. Accordingly, no valuation allowance was deemed necessary at April 30, 1999.

    ACCOUNTING FOR DEFERRED CHARGES

       Under U.S. GAAP, items recorded as deferred charges under Canadian GAAP, such as development costs and training costs, are expensed as incurred. Deferred charges on the Canadian GAAP balance sheet of Autodata in 1999 include costs related to the development of new products for the company and internally developed software. The costs in 1998 represent training costs relating to the proprietary processes of Autodata.

       Accordingly, under U.S. GAAP, the deferred charges relating to product development and training of $98,158 in 1998 and $73,040 in 1999, would have been expensed, resulting in a reversal of these expenses in the subsequent year for U.S. GAAP purposes, when the expense was recognized under Canadian GAAP. Costs of $34,000 relating to internally developed software would have been capitalized at April 30, 1999, to be amortized over the period of use of the software.

    ACCOUNTING FOR PREPAID LEGAL COSTS

       Under U.S. GAAP, costs relating to legal fees paid for assessment of contracts relating to the regular business activities of Autodata would be expensed as incurred. Prepaid expenses at April 30, 1998 and 1999 respectively, include legal costs of $6,344 and $19,679.

       Accordingly, under U.S. GAAP, these prepaid legal fees would have been expensed in the year incurred, resulting in a reversal of these expenses in the subsequent year for U.S. GAAP purposes, when the expense was recognized under Canadian GAAP.

    CASH FLOW STATEMENTS

       The cash flow statements have been prepared on a basis consistent with International Accounting Standards.

                           PERGA CAPITAL INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)

       The following summarizes the Company's balance sheets and statements of operations prepared in accordance with U.S. GAAP.

       BALANCE SHEETS

                                                                                      1998        1999
                                                                                   ---------   ---------
       ASSETS
          Cash..................................................................   $   3,524   $     862
          Accounts receivable...................................................       4,823       5,383
          Advances to significantly influenced company..........................     113,642     320,754
          Income taxes recoverable..............................................          --      12,942
          Investment in significantly influenced company........................          --     103,573
                                                                                   ---------   ---------
                                                                                   $ 121,989   $ 443,514
                                                                                   =========   =========
       LIABILITIES
          Non-interest bearing advances from a shareholder......................   $ 223,508   $ 232,069
                                                                                   ---------   ---------
                                                                                     223,508     232,069
                                                                                   ---------   ---------
       SHAREHOLDERS' (DEFICIT) EQUITY
          Capital stock.........................................................         205         205
          Contributed surplus...................................................     221,583     221,583
          Deficit...............................................................    (323,307)    (10,343)
                                                                                   ---------   ---------
                                                                                    (101,519)    211,445
                                                                                   ---------   ---------
                                                                                   $ 121,989   $ 443,514
                                                                                   =========   =========

      STATEMENTS OF OPERATIONS

                                                                                    1998        1999
                                                                                   ---------   ---------
      Net sales revenue.........................................................   $      --   $      --
                                                                                   ---------   ---------
      General and administrative expenses.......................................      10,876       8,000
      Interest expense..........................................................         652       2,663
      Share of loss (income) in significantly influenced company................      49,656    (310,685)
                                                                                   ---------   ---------
                                                                                      61,184    (300,022)
                                                                                   ---------   ---------
      (Loss) earnings before income taxes.......................................     (61,184)    300,022
      Recovery of income taxes..................................................        (943)    (12,942)
                                                                                   ---------   ---------
      Net (loss) earnings for the year..........................................   $ (60,241)  $ 312,964
                                                                                   =========   =========
      RECONCILIATION OF SHAREHOLDERS' (DEFICIT) EQUITY

      Opening shareholders' deficit under Canadian GAAP and U.S. GAAP...........  $  (41,278)
      Adjustments 1998:
         Net loss for the year..................................................     (60,241)
                                                                                  ----------
      Shareholders' deficit as at April 30, 1998................................    (101,519)
      Adjustments 1999:
         Net earnings for the year..............................................     312,964
                                                                                  ----------
      Shareholders' equity as at April 30, 1999.................................  $  211,445
                                                                                  ==========

                                AUDITORS' REPORT

October 27, 1999

To the Directors of
Autodata Marketing Systems Incorporated

     We have audited the consolidated balance sheets of AUTODATA MARKETING SYSTEMS INCORPORATED as at April 30, 1998 and 1999, and the consolidated statements of earnings and deficit, and cash flows for the years ended April 30, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 1998 and 1999, and the results of its operations and its cash flow for the years ended April 30, 1998 and 1999 in accordance with Canadian generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants
London, Ontario, Canada

                                      AUTODATA MARKETING SYSTEMS INCORPORATED
                                            CONSOLIDATED BALANCE SHEETS
                                           AS AT APRIL 30, 1998 AND 1999
                                          (EXPRESSED IN CANADIAN DOLLARS)


                                                                                        1998            1999
                                                                                   --------------- ---------------
ASSETS
CURRENT ASSETS
Cash............................................................................   $       20,055  $       87,201
Term deposits...................................................................               --         200,000
Trade accounts receivable (net of allowance for doubtful accounts of $NIL and
   $21,000 at April 30, 1998 and 1999, respectively)............................          175,936         567,424
Other accounts receivable.......................................................            9,235          64,405
Prepaid expenses................................................................           24,817          61,773
                                                                                   --------------- ---------------
                                                                                          230,043         980,803
CAPITAL ASSETS (note 3).........................................................          120,136         386,647
Deferred charges (net of accumulated amortization of $NIL and $98,158 at April
   30, 1998 and 1999, respectively).............................................           98,158         107,040
                                                                                   --------------- ---------------
                                                                                   $      448,337  $    1,474,490
                                                                                   =============== ===============
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities........................................   $      236,412  $      295,623
Deferred revenue................................................................          500,590         909,514
                                                                                   --------------- ---------------
                                                                                          737,002       1,205,137
NOTES PAYABLE TO RELATED PARTIES (notes 4 and 14)...............................          700,754         700,754
REDEEMABLE SPECIAL SHARES (note 6)..............................................          429,000         429,000
                                                                                   --------------- ---------------
                                                                                        1,866,756       2,334,891
                                                                                   --------------- ---------------
SHAREHOLDERS' DEFICIT
Capital stock (notes 7 and 14)..................................................           90,717          90,717
Contributed surplus.............................................................          146,347         146,347
Deficit.........................................................................       (1,655,483)     (1,097,465)
                                                                                   --------------- ---------------
                                                                                       (1,418,419)       (860,401)
                                                                                   --------------- ---------------
                                                                                   $      448,337  $    1,474,490
                                                                                   =============== ===============


        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                 CONSOLIDATED STATEMENTS OF EARNINGS AND DEFICIT
                   FOR THE YEARS ENDED APRIL 30, 1998 AND 1999
                         (EXPRESSED IN CANADIAN DOLLARS)


                                                                                         1998            1999
                                                                                    --------------  --------------
NET SALES REVENUE................................................................   $   1,903,335   $   3,721,351
                                                                                    --------------  --------------
Cost of sales materials..........................................................         112,010         257,519
Selling, general and administrative expenses.....................................       1,710,193       2,899,379
Interest expense.................................................................           8,567           6,435
                                                                                    --------------  --------------
                                                                                        1,830,770       3,163,333
                                                                                    --------------  --------------
EARNINGS BEFORE INCOME TAXES.....................................................          72,565         558,018
PROVISION FOR INCOME TAXES (note 9)..............................................              --              --
                                                                                    --------------  --------------
NET EARNINGS FOR THE YEAR........................................................          72,565         558,018
DEFICIT - BEGINNING OF YEAR......................................................      (1,728,048)     (1,655,483)
                                                                                    --------------  --------------
DEFICIT - END OF YEAR............................................................   $  (1,655,483)  $  (1,097,465)
                                                                                    ==============  ==============


        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED APRIL 30, 1998 AND 1999
                         (EXPRESSED IN CANADIAN DOLLARS)


                                                                                             1998         1999
                                                                                         ------------ ------------
OPERATING ACTIVITIES
Net earnings for the year............................................................    $    72,565  $   558,018
Items not affecting cash--
     Amortization of capital assets..................................................         34,997       80,637
     Amortization of deferred charges................................................             --       98,158
     Loss on disposal of capital assets..............................................          2,834           --
                                                                                         ------------ ------------
                                                                                             110,396      736,813
Net change in non-cash working capital (note 10).....................................        138,951      (15,479)
                                                                                         ------------ ------------
                                                                                             249,347      721,334
                                                                                         ------------ ------------
FINANCING ACTIVITIES
Decrease in bank indebtedness........................................................       (100,000)          --
                                                                                         ------------ ------------
INVESTING ACTIVITIES
Purchase of capital assets...........................................................        (58,956)    (347,148)
Deferred charges incurred............................................................        (98,158)    (107,040)
                                                                                         ------------ ------------
                                                                                            (157,114)    (454,188)
                                                                                         ------------ ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..............................................         (7,767)     267,146
CASH AND CASH EQUIVALENTS--BEGINNING OF YEAR.........................................         27,822       20,055
                                                                                         ------------ ------------
CASH AND CASH EQUIVALENTS--END OF YEAR...............................................    $    20,055  $   287,201
                                                                                         ============ ============


        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED APRIL 30, 1998 AND 1999
                         (EXPRESSED IN CANADIAN DOLLARS)


1.     NATURE OF OPERATIONS

       AutoData Marketing Systems Incorporated (the "Company") is located in London, Ontario, Canada. The Company is focused primarily on licensing decision-making support tools and content to the automotive and related industries in North America.

       Subsequent to the year end, the Company's parent, Perga Capital Incorporated, was acquired by CarsDirect.com, Inc., a U.S. company, and the Company name was changed to Autodata Solutions Company.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF CONSOLIDATION

       The consolidated financial statements include those of the Company and its wholly-owned subsidiary, Paradigm Publishing Inc.

    REVENUE RECOGNITION

       Revenues from contract services are recorded evenly over the period of the contracts. Terms of the executed contracts, under which the price has been established and delivery of services has commenced, range from 3 months to 12 months.

    CAPITAL ASSETS

       Capital assets are recorded at cost. Amortization is provided annually at rates calculated to write-off the assets over their estimated useful lives as follows:

Computer hardware.....................................    30% declining balance
Computer software.....................................    30% declining balance
Furniture and fixtures................................    20% declining balance
Leasehold improvements................................    20% straight line

    DEFERRED CHARGES

       Deferred charges include direct salary costs relating to the development of new products and training costs associated with the Company's proprietary processes. These charges are recorded at cost and amortized against income in the period in which the related income is earned.

    INCOME TAXES

       The Company follows the deferral method of income tax allocation. Under this method, timing differences between reported and taxable income result in provisions for taxes not currently payable.

    FOREIGN CURRENCY TRANSLATION

       All foreign currency denominated accounts of the Company are translated at the exchange rate at the balance sheet date. Transactions denominated in foreign currency occurring during the period are translated at the rate in effect at the date of the transaction.

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)

    STATEMENT OF CASH FLOWS

       During the year, the Company retroactively implemented the new presentation and disclosure requirements regarding cash flow statements per the Canadian Institute of Chartered Accountants Handbook, section 1540.

    CASH EQUIVALENTS

       The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

    FINANCIAL INSTRUMENTS

       The Company's estimate of the fair value of its financial instruments, which include cash and term deposits, accounts receivable, accounts payable, and borrowings approximates their carrying value. Notes payable to related parties are interest bearing, but such interest has been waived since 1995. Therefore, the carrying value is not necessarily representative of fair value. Subsequent to year-end, notes payable to related parties were repaid in full, at face value, which establishes the fair value of the debt.

    USE OF ESTIMATES

       The preparation of these financial statements requires management to make estimates and assumptions that affect revenues and expenses during the reporting periods, in addition to the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements. Actual results could differ from those estimates.

3.     CAPITAL ASSETS

                                                      1998
                                    -----------------------------------------
                                                  ACCUMULATED
                                       COST      AMORTIZATION        NET
                                    -----------  --------------  ------------
Computer hardware................   $  117,371   $      59,823   $    57,548
Computer software................       70,022          38,848        31,174
Furniture and fixtures...........       34,102          13,697        20,405
Leasehold improvements...........       21,238          10,229        11,009
                                    -----------  --------------  ------------
                                    $  242,733   $     122,597   $   120,136
                                    ===========  ==============  ============

                                                      1999
                                    -----------------------------------------
                                                  ACCUMULATED
                                       COST      AMORTIZATION        NET
                                    -----------  --------------  ------------
Computer hardware................   $  195,298   $      88,776   $   106,522
Computer software................       76,405          49,157        27,248
Furniture and fixtures...........       48,450          19,213        29,237
Leasehold improvements...........      269,726          46,086       223,640
                                    -----------  --------------  ------------
                                    $  589,879   $     203,232   $   386,647
                                    ===========  ==============  ============

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)


4.     NOTES PAYABLE TO RELATED PARTIES

       As at April 30, the following amounts were due to shareholders of the
Company:


                                    LONG TERM                                       1998          1999
    ---------------------------------------------------------------------------  ------------  ------------
    8% note payable to a shareholder, secured by a general security agreement
    (maximum $400,000)........................................................   $   350,000   $   350,000
    Note payable to a shareholder bearing interest at the prime lending rate
    of the Royal Bank of Canada (Note 14(i))..................................       100,000       100,000
    Note payable to a shareholder bearing interest at the prime lending rate
    of the Royal Bank of Canada...............................................        30,000        30,000
    Note payable to  shareholder bearing interest at the prime lending rate
    of the Royal Bank of Canada...............................................        55,000        55,000
    Note payable to a shareholder bearing interest at the prime lending rate
    of the Royal Bank of Canada...............................................       136,750       136,750
    Note payable to a shareholder bearing interest at the prime lending rate
    of the Royal Bank of Canada...............................................        29,004        29,004
                                                                                 ------------  ------------
                                                                                 $   700,754   $   700,754
                                                                                 ============  ============

       The shareholders have agreed to waive all interest for 1995 through 1999. All notes are payable on demand, however as note holders have agreed not to demand payment within the next year, all notes are classified as long-term.

       The Company has granted the right to the holders of the first 4 long-term notes, as set out above, at their sole option, subject to shareholders' approval, to convert this debt to equity of the Company at the rate of 500 Class "A" special shares, plus 1 common share for each $500 of debt (see Note 14
(iv)).

       The Company has granted to the holder of the 6th note above, the option to convert this debt to 29,000 Class A Special shares and 372 common shares with stated values of $29,000 and $4, respectively (see Note 14 (iv)).

5.     RELATED PARTY TRANSACTIONS

    REGULAR BUSINESS TRANSACTIONS

       The Company received services from a shareholder during the ordinary course of business, with a value of $7,600 (1998 - $11,400). An unpaid balance of $32,404 (1998 - $31,454) due to the shareholder is included in accounts payable and accrued liabilities.

    MANAGEMENT AGREEMENT

       During a prior year, the Company entered into a management and consulting agreement with shareholders, whereby management and consulting fees were payable to the shareholders at the rate of 13% of the first $1,000,000 of annual pre-tax income and 8% of any excess. Management fees have been waived for all years up to and including 1999.

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)


6.     REDEEMABLE SPECIAL SHARES

    AUTHORIZED

       426 5% cumulative, non-voting, convertible, redeemable, and retractable preference shares.

       Unlimited non-cumulative, non-participating, non-voting redeemable Class "A" special shares.

    ISSUED (SEE NOTE 14)
                                                          1998        1999
                                                       ----------  ----------
       429,000 Class "A" special shares.............    $429,000    $429,000
                                                       ==========  ==========

7.     CAPITAL STOCK

       As at April 30, 1998 and 1999, the share capital of the Company is as follows:

    AUTHORIZED

       Unlimited common shares.


    ISSUED AND OUTSTANDING (SEE NOTE 14)

                                                         1998        1999
                                                       ----------  ----------
       1,109 Common shares..........................    $90,717     $90,717
                                                       ==========  ==========

8.     LINE OF CREDIT

       At April 30, 1999, the Company had an available bank line of credit of $100,000. As security for this line, a shareholder has guaranteed this amount and the shareholder has placed a term deposit receipt in the amount of $100,000 with the Company's banker. The balance of the line of credit at April 30, 1999 is Nil (1998 - Nil). Subsequent to the year end this line of credit was cancelled.

9.     INCOME TAXES

                                                         1998         1999
                                                      ----------  -----------

       Income tax provision at statutory rates......  $  16,200   $  124,450
       Application of loss carryforwards............    (16,200)    (124,450)
                                                      ----------  -----------
                                                      $      --   $       --
                                                      ==========  ===========

       Non-capital losses available for carryforward to future accounting periods which may be applied to reduce income taxes otherwise payable expire as follows:

       July 27, 1999.................................. $   139,310
       April 30, 2000.................................     231,923
       April 30, 2001.................................     147,970
       April 30, 2002.................................     192,235
                                                       ------------
                                                       $   711,438
                                                       ============

       The Company has also recorded amortization for accounting purposes in excess of capital cost allowance for tax purposes in the amount of $218,294 (1998 - $137,657).

       The Company estimates that non-refundable investment tax credits amounting to approximately $7,848 arising from the purchase of research and development assets are available for the reduction of income taxes payable in future years.

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)


       The potential benefits relating to the available losses, additional capital cost allowances, and investment tax credits have not been recorded in the financial statements.

       Losses in the amount of approximately $558,000 (1998 - $73,000) have been utilized during the year to offset the tax provision that would be otherwise payable.

10.    NET CHANGE IN NON-CASH WORKING CAPITAL


                                                                                 1998          1999
                                                                              -----------  -------------
(Increase) decrease in--
     Trade accounts receivable.............................................   $  147,918   $   (391,488)
     Other accounts receivable.............................................       (9,235)       (55,170)
     Prepaid expenses......................................................      (14,105)       (36,956)
Increase (decrease) in--....................................................
     Accounts payable and accrued liabilities..............................      (73,918)        59,211
     Deferred revenue......................................................       88,291        408,924
                                                                              -----------  -------------
                                                                              $  138,951   $    (15,479)
                                                                              ===========  =============


11.    CONTINGENCIES AND COMMITMENTS

       a) Under the terms of various leases for equipment and premises, the Company is committed to the following lease payments:

                                                                            $
                                                                      ----------
Year ended April 30,   2000.........................................     132,840
                       2001.........................................     102,331
                       2002.........................................      47,634
                       2003.........................................       2,288

       b)  Contingency

       The Company, along with CarsDirect.com, Inc. ("CarsDirect.com"), was named in an action for patent infringement on October 22, 1999. The complaint alleges that CarsDirect.com and the Company have infringed, and are infringing, upon another company's patent. Specifically, the claim alleges that the method which defendants use to configure consumers' vehicles and vehicle options infringes upon their patent. The claimant seeks damages, preliminary and permanent injunctive relief, and attorney's fees and costs.

       CarsDirect.com and the Company will defend the lawsuit on two grounds: that the claimant's patent is invalid, and, in the alternative, the defendants have not infringed the patent. CarsDirect.com and the Company do not believe that this lawsuit will have a material averse effect on their respective companies and intend to vigorously defend themselves.

12.    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

       The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)


13.    SEGMENTED INFORMATION

       The Company operates primarily in one industry segment, data collection and licensing.

    GEOGRAPHIC INFORMATION


                                                                                        1998            1999
                                                                                    --------------  -------------
    REVENUES

           Canada................................................................   $     818,434   $  1,153,619
           Europe................................................................          38,067        223,281
           United States.........................................................       1,046,834      2,344,451
                                                                                    -----------------------------
                                                                                    $   1,903,335   $  3,721,351
                                                                                    ==============  =============


       The Company derives revenues from a number of customers. One customer represents approximately $743,000 for 1999. Amounts receivable from this customer were approximately $191,000 at April 30, 1999. Amounts receivable from two different customers were approximately $40,000 and $147,000 at April 30, 1998 and April 30, 1999, respectively.

14.    SUBSEQUENT EVENT

       Subsequent to year-end, the shareholders approved a reorganization of the Company's capitalization as follows:

       i) The $100,000 note payable as set out in note 4 above was converted to the following:

              o  45,000 Class "A" special shares with stated value of $45,000

              o  90 common shares

              o  Note payable to shareholder of $55,000

       ii) One of the shareholders acquired all of the common shares from the remaining shareholders.

       iii) The Company redeemed 100% of its Class "A" shares, for consideration of $474,000 in the form of a new promissory note payable to its shareholder.

       iv) Following completion of the above transactions, the Company cancelled all remaining options to acquire shares and to convert debt to shares so that no options remain outstanding.

       Subsequent to the year-end the Company was amalgamated with its parent and subsidiary companies and continued as Autodata Solutions Company.

       Subsequent to the year-end the Company repaid its notes payable to related parties at their face value with funds received from the ultimate parent Company.

15.    DIFFERENCES FROM UNITED STATES ACCOUNTING PRINCIPLES

       These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). The following adjustments would be required in order to present these financial statements in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

    ACCOUNTING FOR INCOME TAXES UNDER U.S. GAAP

             For U.S. GAAP purposes, the benefits of the losses for income tax purposes and excess of amortization of capital assets over capital cost allowance must be recognized in the

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)


       financial statements with an appropriate valuation allowance established for the portion of the benefits not likely to be utilized in the foreseeable future.

             Accordingly, under U.S. GAAP, the tax benefit of these losses and excess amortization of capital assets over capital cost allowance would be:


                                                                                           1998         1999
                                                                                        -----------  ------------
 Tax benefit of losses................................................................  $  567,000   $   317,600
 Amortization in excess of capital cost allowance.....................................      61,450        97,500
                                                                                        -----------  ------------
                                                                                           628,450       415,100
 Valuation allowance..................................................................    (628,450)           --
                                                                                        -----------  ------------
 Net tax benefit of losses and amortization in excess of capital cost allowance.......  $       --   $   415,100
                                                                                        ===========  ============


             A valuation allowance of 100% of the potential benefit of the losses and amortization of capital assets in excess of capital cost allowance was established in 1998 as at the year end 1998 it was not likely that the Company would generate sufficient income in the future years before the losses would expire and the Company had only generated marginal income before tax in each of the years 1997 and 1998. In 1999, the Company generated increased pre-tax income from operations; the Company had generated increasing pre-tax profit in each of the last three years and the anticipated income in subsequent years was estimated to be sufficient to utilize the losses before their expiry dates in the carryforward periods. Accordingly, no valuation allowance was deemed necessary at April 30, 1999.

    ACCOUNTING FOR DEFERRED CHARGES

             Under U.S. GAAP, items recorded as deferred charges under Canadian GAAP, such as development costs and training costs. are expensed as incurred. Deferred charges on the Canadian GAAP balance sheet in 1999 include costs related to the development of new products for the Company and internally developed software. The costs in 1998 represent training costs relating to the proprietary processes of the Company.

              Accordingly, under U.S. GAAP, items recorded as deferred charges relating to product development and training of $98,158 in 1998, and $73,040 in 1999, would have been expensed, resulting in a reversal of these expenses in the subsequent year for U.S. GAAP purposes when the expense was recognized under Canadian GAAP. Costs of $34,000 relating to internally developed software would have been capitalized at April 30, 1999, to be amortized over the period of use of the software.

    ACCOUNTING FOR PREPAID LEGAL COSTS

             Under U.S. GAAP, costs relating to legal fees paid for assessment of contracts relating to the regular business activities of the Company would be expensed as incurred. Prepaid expenses at April 30, 1998 and 1999 respectively, include legal costs of $6,344 and $19,679.

              Accordingly, under U.S. GAAP, these prepaid legal fees would have been expensed in the year incurred resulting in a reversal of these expenses in the subsequent year for U.S. GAAP purposes when the expense was recognized under Canadian GAAP.

    INTEREST WAIVED ON NOTES PAYABLE

              Under U.S. GAAP, interest on notes payable that is waived by the holder, who is a shareholder, is considered to be a capital contribution and recorded as an increase in contributed surplus. During the years 1995 to 1999, the shareholders waived all interest owing on the note payable (see note 4). The interest expense that was waived amounted to $43,000
       (1995), $51,700 (1996), $46,600 (1997), $47,400 (1998), and $51,600
       (1999).

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)


             Accordingly, under U.S. GAAP, interest expense of $47,400 and $51,600 would have been recorded for the years 1998 and 1999, respectively. A corresponding increase in contributed surplus would have been recorded in each year. Additionally, contributed surplus would have been increased in prior years by $141,300 with a corresponding interest expense which would have increased the deficit balance at April 30, 1997 by $141,300.

    MANAGEMENT FEES

             Under U.S. GAAP, management fees that have been waived (see note 5) by shareholders would be treated as contributed surplus. For the years 1997, 1998, and 1999, the Company generated pre-tax income and, therefore, certain shareholders were entitled to receive management fees, which were waived (see note 5). Management fees waived amounted to $4,350
       (1997), $9,433 (1998) and $72,542 (1999).

             Accordingly, under U.S. GAAP, management fees expense would have been $9,433 (1998) and $72,542 (1999) with a corresponding increase in contributed surplus. In addition, the management fee waived in 1997 would have increased contributed surplus and the deficit at April 30, 1997 by $4,350.

    ACCOUNTING FOR CONVERTIBLE NOTES PAYABLE

             Under U.S. GAAP, convertible debt with a non-detachable conversion feature that is considered, at the date of issue, to be a beneficial conversion feature requires financial statement recognition of the intrinsic value of such feature. All of the Company's notes payable, excluding the note payable of $136,750, were issued as convertible debt with a beneficial conversion feature in a prior year. The conversion feature for four of the notes payable totalling $535,000 allows for the debt holder to convert the debt into equity of the Company at the rate of 500 Class `A' special shares plus 1 common share for $500 of debt, or 1,070 common shares. The remaining convertible debt of $29,004 is convertible into $29,000 of Class `A' Special shares and 372 common shares.

             The value of the common shares, corresponding to the beneficial conversion feature amounts to $124,004 based on the fair value of the shares at the time the convertible debt was issued.

             As a result, under U.S. GAAP, the impact of the beneficial conversion feature would have resulted in the allocation of the proceeds received when the debt was issued between the debt and the beneficial conversion feature. The debt would initially have been recorded at a discounted value of $440,000 and the beneficial conversion feature would have been recorded at $124,004. As the option to convert the debt was exercisable upon issuance of the debt, U.S. GAAP would have required that the discount on the face value of the debt be recorded as interest expense upon issuance, with a corresponding increase in the face amount of the debt.

    CASH FLOW STATEMENTS

             The cash flow statements have been prepared on a basis consistent with International Accounting Standards.

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)


              The following summarizes the Company's balance sheets and statements of operations in accordance with U.S. GAAP.

    BALANCE SHEETS


                                                                                     1998           1999
                                                                                 -------------  -------------
    ASSETS
           Cash and term deposits.............................................   $     20,055   $    287,201
           Trade accounts receivable..........................................        175,936        567,424
           Other accounts receivable..........................................          9,235         64,405
           Prepaid expenses...................................................         18,473         42,094
           Capital assets.....................................................        120,136        386,647
           Intangible assets..................................................             --         34,000
           Deferred tax asset.................................................             --        415,100
           Deferred charges...................................................             --             --
                                                                                 -------------  -------------
                                                                                 $    343,835   $  1,796,871
                                                                                 =============  =============
    LIABILITIES
           Accounts payable and accrued liabilities...........................   $    236,412   $    295,623
           Deferred revenue...................................................        500,590        909,514
           Notes payable to related parties...................................        700,754        700,754
           Redeemable special shares..........................................        429,000        429,000
                                                                                 -------------  -------------
                                                                                    1,866,756      2,334,891
                                                                                 -------------  -------------
    SHAREHOLDERS' DEFICIT
           Capital stock......................................................         90,717         90,717
           Contributed surplus................................................        348,830        472,972
           Beneficial conversion feature......................................        124,004        124,004
           Deficit............................................................     (2,086,472)    (1,225,713)
                                                                                 -------------  -------------
                                                                                   (1,522,921)      (538,020)
                                                                                 -------------  -------------
                                                                                 $    343,835   $  1,796,871
                                                                                 =============  =============

    STATEMENTS OF OPERATIONS

                                                                                     1998           1999
                                                                                 -------------  -------------
    Net sales revenue.........................................................   $  1,903,335   $  3,721,351
                                                                                 -------------  -------------
    Cost of sales materials...................................................        112,010        257,519
    Selling, general and administrative expenses..............................      1,824,128      2,960,138
    Interest expense..........................................................         55,967         58,035
                                                                                 -------------  -------------
                                                                                    1,992,105      3,275,692
                                                                                 -------------  -------------
    (Loss) earnings before taxes..............................................        (88,770)       445,659
    Recovery of income taxes..................................................             --        415,100
                                                                                 -------------  -------------
    Net (loss) earnings for the year..........................................   $    (88,770)  $    860,759
                                                                                 =============  =============

                     AUTODATA MARKETING SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED APRIL 30, 1998 AND 1999--(CONTINUED)
                         (EXPRESSED IN CANADIAN DOLLARS)


    RECONCILIATION OF SHAREHOLDERS' DEFICIT


    Opening shareholders' deficit under Canadian GAAP and U.S. GAAP...........   $  (1,490,984)
    Adjustments 1998:
       Net loss for the year..................................................         (88,770)
       Increase in contributed surplus
         Interest waived on notes payable to related parties..................          47,400
         Management fees waived...............................................           9,433
                                                                                 --------------
    Shareholders' deficit as at April 30, 1998................................      (1,522,921)
    Adustments 1999:
       Net earnings for the year..............................................         860,759
       Increase in contributed surplus
         Interest waived on notes payable to related parties..................          51,600
         Management fees waived...............................................          72,542
                                                                                 --------------
    Shareholders' deficit as at April 30, 1999................................   $    (538,020)
                                                                                 ==============

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of PointCast Incorporated:

       In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of PointCast Incorporated at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 26, 1999, except for Note 11
which is as of May 27, 1999

                             POINTCAST INCORPORATED
                                 BALANCE SHEETS

                                                                                           DECEMBER 31,
                                                                MARCH 31,       ---------------------------------
                                                                   1999              1998             1997
                                                              ---------------   ---------------  ----------------
                                                               (UNAUDITED)
ASSETS
Current Assets:
   Cash and cash equivalents..............................    $    3,883,000    $    8,511,000   $     7,767,000
   Short-term investments.................................                --                --        12,438,000
   Accounts receivable, net of allowance for doubtful
     accounts of $687,000 (unaudited), $957,000
     and $604,000.........................................           787,000         1,516,000         4,362,000
   Prepaid expenses and other current assets..............           762,000         1,346,000           864,000
                                                              ---------------   ---------------  ----------------
     Total current assets.................................         5,432,000        11,373,000        25,431,000
Property and equipment, net...............................         5,079,000         5,750,000         7,438,000
Investment in subsidiary..................................                --           106,000           738,000
Notes receivable from shareholder.........................                --         2,000,000         2,000,000
Other assets..............................................           137,000           283,000           131,000
                                                              ---------------   ---------------  ----------------
     Total assets.........................................    $   10,648,000    $   19,512,000   $    35,738,000
                                                              ===============   ===============  ================
LIABILITIES, MANDATORILY REDEEMABLE
SECURITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
   Notes payable and capital lease obligations, current...    $    1,367,000    $    1,390,000   $     1,450,000
   Accounts payable.......................................         4,023,000         4,250,000         6,220,000
   Accrued expenses.......................................         2,564,000         3,154,000         2,289,000
   Deferred revenue.......................................           816,000           688,000         3,669,000
                                                              ---------------   ---------------  ----------------
     Total current liabilities............................         8,770,000         9,482,000        13,628,000
Notes payable and capital lease obligations, long-term....        15,228,000        15,567,000         3,820,000
Other liabilities.........................................           825,000           553,000           715,000
                                                              ---------------   ---------------  ----------------
     Total liabilities....................................        24,823,000        25,602,000        18,163,000
                                                              ---------------   ---------------  ----------------
Mandatorily redeemable convertible preferred stock, no par
   value,19,500,000 shares designated, 17,413,316
   (unaudited), 17,663,316 and 17,452,790 shares issued
   and outstanding........................................        66,985,000        69,326,000        66,785,000
Mandatorily redeemable convertible preferred
   stock warrants.........................................         3,000,000         3,000,000         3,000,000
                                                              ---------------   ---------------  ----------------
                                                                  69,985,000        72,326,000        69,785,000
                                                              ---------------   ---------------  ----------------
Commitments and contingencies (Note 5)
Shareholders' deficit:
   Preferred stock, 20,200,000 shares authorized,
     19,500,000 shares designated as mandatorily
     redeemable convertible preferred stock...............                --                --                --
   Common stock, no par value 50,000,000 authorized;
     9,313,331 (unaudited), 9,261,365 and 8,381,625
     shares issued and outstanding........................         2,725,000         4,190,000         2,310,000
   Accumulated deficit....................................       (88,267,000)      (79,755,000)      (50,357,000)
   Deferred stock compensation............................          (846,000)       (2,704,000)       (3,963,000)
   Other..................................................         2,228,000          (147,000)         (200,000)
                                                              ---------------   ---------------  ----------------
     Total shareholders' deficit..........................       (84,160,000)      (78,416,000)      (52,210,000)
                                                              ---------------   ---------------  ----------------
       Total liabilities and shareholders' deficit........    $   10,648,000    $   19,512,000   $    35,738,000
                                                              ===============   ===============  ================

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                             POINTCAST INCORPORATED
                            STATEMENTS OF OPERATIONS

                                                  THREE MONTHS ENDED MARCH 31,      YEARS ENDED DECEMBER 31,
                                                 ------------------------------- --------------------------------
                                                      1999            1998            1998             1997
                                                 --------------- --------------- ---------------  ---------------
                                                          (UNAUDITED)
REVENUE:
   Advertising (includes related party
     revenue of $0 (unaudited), $648,000
     (unaudited), $1,541,000 and $527,000;
     see Note 3)..............................   $   2,393,000   $   4,742,000   $   15,915,000   $   15,015,000
   Development, license and other fees
     (includes related party revenue of
     $40,000 (unaudited), $25,000
     (unaudited), $469,000 and $457,000; see
     Note 3)..................................          56,000         197,000        1,157,000        2,303,000
                                                 --------------- --------------- ---------------  ---------------
     Total revenue............................       2,449,000       4,939,000       17,072,000       17,318,000
                                                 --------------- --------------- ---------------  ---------------
COST OF REVENUE:
   Advertising................................       3,088,000       2,451,000       10,229,000        6,928,000
   Development, license and other fees........              --          21,000          177,000          413,000
                                                 --------------- --------------- ---------------  ---------------
     Total cost of revenue....................       3,088,000       2,472,000       10,406,000        7,341,000
                                                 --------------- --------------- ---------------  ---------------
Gross profit/(loss)...........................        (639,000)      2,467,000        6,666,000        9,977,000
                                                 --------------- --------------- ---------------  ---------------
OPERATING EXPENSES:
   Sales and marketing........................       2,487,000       4,271,000       17,178,000       20,636,000
   Product development........................       3,148,000       2,879,000       10,212,000       10,515,000
   General and administrative.................       1,481,000       1,169,000        5,838,000        7,582,000
   Amortization of stock-based compensation...         379,000         596,000        2,523,000          865,000
                                                 --------------- --------------- ---------------  ---------------
     Total operating expenses.................       7,495,000       8,915,000       35,751,000       39,598,000
                                                 --------------- --------------- ---------------  ---------------
Loss from operations..........................      (8,134,000)     (6,448,000)     (29,085,000)     (29,621,000)

Interest and other income.....................         172,000         336,000        1,079,000        1,049,000
Interest expense..............................        (410,000)       (110,000)        (626,000)        (277,000)
Loss from investment in subsidiary............        (106,000)       (173,000)        (632,000)        (262,000)
                                                 --------------- --------------- ---------------  ---------------
Net loss......................................   $  (8,478,000)  $  (6,395,000)  $  (29,264,000)  $  (29,111,000)
                                                 =============== =============== ===============  ===============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                             POINTCAST INCORPORATED
                       STATEMENTS OF SHAREHOLDERS' DEFICIT

                                    COMMON STOCK
                                 -------------------  ACCUMULATED   DEFERRED STOCK
                                 SHARES      AMOUNT      DEFICIT      COMPENSATION     OTHER        TOTAL
                                ---------  ---------  ------------  ---------------  ----------  ------------
BALANCE AT DECEMBER 31, 1996.   7,158,368  $ 441,000  $(21,113,000)     $        --  $       --  $(20,672,000)
Issuance of common stock in
   connection with the
   exercise of stock options
   in exchange for cash and
   notes receivable..........   1,223,257  1,622,000            --       (1,018,000)   (200,000)      404,000
Unearned stock compensation
   expense recorded in
   connection with Executive
   Agreement (Note 6)........          --         --            --       (3,563,000)               (3,563,000)
Stock compensation expense...          --    247,000            --          618,000                   865,000
Accretion of mandatorily
   redeemable convertible
   preferred stock
   redemption value..........          --         --      (133,000)              --                  (133,000)
Net loss.....................          --         --   (29,111,000)              --               (29,111,000)
                                ---------  ---------  ------------  ---------------  ----------  ------------
BALANCE AT DECEMBER 31, 1997.   8,381,625  2,310,000   (50,357,000)      (3,963,000)   (200,000)  (52,210,000)
Issuance of common stock in
   connection with the
   exercise of stock options
   in exchange for cash and
   notes receivable..........   1,181,759    921,000            --                     (147,000)      774,000
Repurchase of unvested stock.    (102,019)  (105,000)           --               --                  (105,000)
Cancellation of note
   receivable in exchange
   for repurchase of
   common stock..............    (200,000)  (200,000)           --                      200,000            --
Unearned stock compensation
   expense...................          --  1,264,000            --       (1,264,000)                       --
Stock compensation expense...          --         --            --        2,523,000                 2,523,000
Accretion of mandatorily
   redeemable convertible
   preferred stock
   redemption value..........          --         --      (134,000)              --                  (134,000)
Net loss.....................          --         --   (29,264,000)              --               (29,264,000)
                                ---------  ---------  ------------  ---------------  ----------  ------------
BALANCE AT DECEMBER 31, 1998.   9,261,365  4,190,000   (79,755,000)      (2,704,000)   (147,000)  (78,416,000)
Issuance of common stock in
   connection with the
   exercise of stock options
   in exchange for cash and
   note receivable (unaudited).    54,208     13,000            --               --                    13,000
Repurchase of unvested
   stock (unaudited).........      (2,242)        --            --               --                        --
Reversal of unearned stock
   compensation expense
   (unaudited)...............          -- (1,478,000)           --        1,478,000                        --
Unearned stock compensation
   expense (unaudited).......          --         --            --               --                        --
Cancellation of unvested
   Series E mandatorily
   redeemable convertible
   preferred
   stock (unaudited).........          --         --            --                    2,375,000     2,375,000
Stock compensation
   expense (unaudited).......          --         --            --          380,000                   380,000
Accretion of mandatorily
   redeemable convertible
   preferred stock
   redemption value
   (unaudited)...............          --         --       (34,000)              --                   (34,000)
Net loss (unaudited).........          --         --    (8,478,000)              --                (8,478,000)
                                ----------  --------  ------------  ---------------  ----------  ------------
BALANCE AT MARCH 31, 1999
   (UNAUDITED)...............   9,313,331 $2,725,000  $(88,267,00O)     $  (846,000) $2,228,000  $(84,160,000)
                                =========  =========  ============  ===============  ==========  ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                             POINTCAST INCORPORATED
                            STATEMENTS OF CASH FLOWS

                                                 THREE MONTHS ENDED MARCH 31,       YEARS ENDED DECEMBER 31,
                                                ------------------------------- ---------------------------------
                                                    1999             1998            1998              1997
                                                --------------  --------------- ----------------  ---------------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss...................................   $  (8,478,000)  $   (6,395,000)  $  (29,264,000)    $ (29,111,000)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization............         868,000          831,000        3,525,000         2,723,000
     Loss from investment in subsidiary.......         106,000          173,000          632,000           262,000
     Amortization of stock-based compensation.         379,000          596,000        2,523,000           865,000
     Amortization of non-cash prepaid
       advertising expenses...................              --          100,000          400,000         2,276,000
     Changes in current assets and
       liabilities:
       Accounts receivable....................         729,000        1,155,000        2,846,000        (1,217,000)
       Prepaid expenses and other assets......         727,000         (450,000)        (558,000)           87,000
       Accounts payable.......................        (227,000)        (226,000)      (1,970,000)        3,135,000
       Accrued expenses.......................        (592,000)         698,000          865,000         1,186,000
       Deferred revenue.......................         128,000       (1,458,000)      (2,776,000)        2,010,000
       Other liabilities......................         276,000          (80,000)        (367,000)          715,000
                                                 --------------  ---------------  ---------------  ----------------
         Net cash used in operating activities      (6,084,000)      (5,056,000)     (24,144,000)      (17,069,000)
                                                 --------------  ---------------  ---------------  ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of short-term investments.........              --       (2,511,000)      (2,550,000)      (21,090,000)
   Maturity of short-term investments.........              --       12,414,000       14,988,000        32,335,000
   Investment in subsidiary...................              --               --               --        (1,000,000)
   Purchase of property and equipment.........        (197,000)        (419,000)      (1,837,000)       (6,180,000)
                                                 --------------  ---------------  ---------------  ----------------
         Net cash (used in) provided by
           investing activities...............        (197,000)       9,484,000       10,601,000         4,065,000
                                                 --------------  ---------------  ---------------  ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock,
     net of issuance costs and repurchases....          13,000           80,000          669,000           404,000
   Proceeds from issuance of mandatorily
     redeemable convertible preferred stock,
     net of issuance costs....................              --        2,000,000        1,986,000        15,791,000
   Repayment of borrowings....................        (360,000)        (331,000)      (2,813,000)       (1,669,000)
   Proceeds from issuance of notes payable....              --               --       14,500,000         4,786,000
   Repayment (issuance) of amounts due from
     shareholder..............................       2,000,000          421,000          (55,000)       (2,000,000)
                                                 --------------  ---------------  ---------------  ----------------
         Net cash provided by
           financing activities...............       1,653,000        2,170,000       14,287,000        17,312,000
                                                 --------------  ---------------  ---------------  ----------------
Net increase (decrease) in cash and
   cash equivalents...........................      (4,628,000)       6,598,000          744,000         4,308,000
Cash and cash equivalents at beginning of year       8,511,000        7,767,000        7,767,000         3,459,000
                                                 --------------  ---------------  ---------------  ----------------
Cash and cash equivalents at end of year......   $   3,883,000    $  14,365,000   $     8,511,000  $     7,767,000
                                                 ==============  ===============  ===============  ================
Supplemental cash flow information:

   Cash paid for interest.....................   $      56,000    $      73,000   $       500,000  $       277,000
                                                 ==============  ===============  ===============  ================

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                             POINTCAST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS

1.     THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY

       PointCast Incorporated, (the "Company"), was incorporated in California in July 1992. In February 1996, the Company launched the PointCast Network offering current news and information services to viewers and corporations via the Internet and corporate intranets. The Company operates in one business segment.

    BASIS OF PRESENTATION

       The financial statements include the accounts of PointCast; its majority-owned subsidiary, PointCast Japan L.L.C. ("PointCast Japan") is not consolidated. During 1997, the Company and the minority shareholder established PointCast Japan, a joint venture to offer the Company's services in Japan. The Company contributed $1.0 million of cash and certain rights to technology and trademarks for use in Japan in consideration of its 60% ownership interest. The minority shareholder contributed $2.0 million in cash in exchange for its 40% ownership interest. No gain was recognized on the formation of the joint venture.

       The Company's investment in PointCast Japan is accounted for using the equity method as the provisions of the joint venture agreement provides the minority shareholder with certain participating and protective rights, which may impact the Company's ability to control the joint venture's operations. As the participating and protective rights of the minority shareholder lapse over the term of the agreement, the Company will continue to monitor this investment and the accounting method used. Under the terms of the joint venture agreement, the joint venture will pay to the minority shareholder a management fee equal to 47% of the joint venture's revenue over the two-year life of the administrative services and management agreement. For the years ended December 31, 1998 and 1997, such management fees were $400,000 and $0, respectively.

    RECLASSIFICATIONS

       Certain reclassifications have been made to the prior year financial statements to conform to the current period presentation.

    USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION

       Advertising revenue is derived from the sale of advertising space on the PointCast Network. Advertising revenue is recognized in the period the advertisement is displayed, provided no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of a minimum number of "billable deliveries," a measurement of the number of times an advertisement is downloaded to a unique user of the PointCast Network. To the extent minimum billable delivery guarantees are met, the Company recognizes revenue for the billable deliveries provided or, if an amount has been invoiced in the excess of the billable deliveries provided, the Company defers recognition of the corresponding revenue until the minimum billable delivery guarantees are satisfied. Deferred revenue primarily represents billings in excess of revenue recognized on advertising contracts. For the three months ended March 31, 1999 and 1998 and for the years ended

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

December 31, 1998 and 1997, advertising revenue represented 98% (unaudited), 96% (unaudited), 93% and 87% of total revenue, respectively. Revenue from the sale of certain advertising space on the PointCast Network is shared with third parties under the terms of certain agreements. Where the Company shares collection risk and is not responsible for invoicing or collection of the receivable, the Company recognizes only its pro rata share of revenue from the contract. Development, license and other fees primarily consist of channel development fees from the Company's agreements with partners ("Industry Insider Agreements") and fees for the customization of versions of the PointCast Network Client. Fees for the development of industry specific channels and customization of the PointCast Network Client are recognized using the completed contract method.

       During 1997, the Company licensed software under noncancelable license agreements. Revenue from perpetual software license agreements was recognized upon shipment of the software if there were no significant post-delivery obligations, if collection was probable, and if payment was due within one year. Revenue from post-contract support services was recognized ratably over the term of the support period. The Company's PointCast Network Client is provided to users without charge and the Company does not expect revenue from the licensing of software or post-contract support to be a significant component of revenue in the future.

    COST OF ADVERTISING REVENUE

       Cost of advertising revenue is expensed as incurred and includes the costs to run the Company's Central Broadcasting Facility and the costs associated with licensed content.

    CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

       The Company considers all highly liquid instruments with a maturity of three months or less from the purchase date to be cash equivalents. Those with original maturities greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.

       Short-term investments in marketable securities are classified as available-for-sale and consist primarily of high-grade commercial paper and debt instruments of U.S. Government agencies. The fair value of the investments approximates cost.

    CONCENTRATION OF CREDIT RISK

       Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, short-term investments and accounts receivable. Substantially all of the Company's cash, cash equivalents and short-term investments are invested in high-grade commercial paper and debt instruments of U.S. Government agencies. The Company's accounts receivable have been derived primarily from revenue earned from customers located in the United States and are denominated in U.S. dollars. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

       During the years ended December 31, 1998 and 1997, no single customer accounted for more than 10% of total revenues.

       At March 31, 1999 one customer accounts for 19% (unaudited) of total accounts receivable, while another customer accounts for 12% (unaudited) of total accounts receivable.

       At December 31, 1998, one customer accounts for 13% of total accounts receivable. At December 31, 1997, no single customer accounted for more than 10% of total accounts receivable.

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    PRODUCT DEVELOPMENT COSTS

       Product development costs are expensed as incurred until achieving technological feasibility has been established. To date, the Company's software has been available for general release concurrent with the establishment of technological feasibility and, accordingly, no costs have been capitalized.

    PROPERTY AND EQUIPMENT

       Property and equipment are stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years, or the shorter of the lease term or the estimated useful life of the respective assets, if applicable.

    IMPAIRMENT OF LONG-LIVED ASSETS

       The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets, including intangible assets, may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.

    ADVERTISING EXPENSE

       Advertising is expensed as incurred. Advertising expense totaled $70,000 (unaudited), $476,000 (unaudited), $1,925,000 and $4,844,000 for the three months ended March 31, 1999 and 1998, and for the years ended December 31, 1998 and 1997, respectively.

    STOCK-BASED COMPENSATION

       The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"). Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock. The compensation expense is recognized over the option vesting period.

    OTHER COMPREHENSIVE INCOME (LOSS)

       Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive income
(loss) as defined, includes all changes in equity (net assets) during a period from nonowner sources. No items were included in other comprehensive income
(loss) during the three months ended March 31, 1999 and 1998, and for the years ended December 31, 1998 and 1997.

    SEGMENT REPORTING

       In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for the way companies report financial and descriptive information about their operating segments. The Company offers current news and

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

information services to viewers and corporations via the Internet and corporate intranets and, accordingly operates in one reportable segment as defined in SFAS 131.

    NEW ACCOUNTING PRONOUNCEMENT

       In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. Costs of computer software developed or obtained for internal use were not material for the three months ended March 31, 1999.

2.     BALANCE SHEET COMPONENTS

                                                                                        DECEMBER 31,
                                                                   MARCH 31,    -----------------------------
                                                                     1999           1998            1997
                                                                --------------- --------------  -------------
                                                                 (UNAUDITED)
PROPERTY AND EQUIPMENT, NET:
   Computer and equipment....................................   $    9,303,000  $   9,113,000   $  8,314,000
   Furniture and fixtures....................................        2,529,000      2,529,000      1,549,000
   Leasehold improvements....................................        1,315,000      1,315,000      1,257,000
                                                                --------------- --------------  -------------
                                                                    13,147,000     12,957,000     11,120,000
   Less:  Accumulated depreciation...........................       (8,068,000)    (7,207,000)    (3,682,000)
                                                                --------------- --------------  -------------
                                                                $    5,079,000  $   5,750,000   $  7,438,000
                                                                =============== ==============  =============

       Property and equipment included $698,000 of fixed assets under capital leases at March 31, 1999 (unaudited), December 31, 1998 and 1997, respectively. Accumulated amortization of such assets was $698,000 (unaudited), $519,000 and $286,043 at March 31, 1999, December 31, 1998 and 1997, respectively.

                                                                                        DECEMBER 31,
                                                                   MARCH 31,    -----------------------------
                                                                     1999           1998           1997
                                                                 -------------  -------------- --------------
                                                                 (UNAUDITED)
ACCRUED EXPENSES:
   Administrative expenses..................................     $    728,000   $   1,000,000  $     750,000
   Payroll and related expenses.............................        1,652,000       1,944,000      1,456,000
   Other....................................................          184,000         210,000         83,000
                                                                 -------------  -------------- --------------
                                                                 $  2,564,000   $   3,154,000  $   2,289,000
                                                                 =============  ============== ==============

3.     RELATED PARTY TRANSACTIONS

    INDUSTRY INSIDER AGREEMENTS

       During 1998 and 1997, the Company entered into Industry Insider Agreements with certain shareholders of the Company's outstanding common stock at December 31, 1998. Management believes that the terms of these agreements were similar to those terms given to unaffiliated Industry Insider partners. For the three months ended March 31, 1999 and 1998 and during the years ended December 31, 1998 and 1997, the Company recognized $40,000 (unaudited), $25,000 (unaudited), $469,000 and $457,000, respectively, of revenue from Industry Insider Agreements with related parties.

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    ADVERTISING REVENUE

      For the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998 and 1997, the Company recognized advertising revenue from certain shareholders in the amount of $0 (unaudited), $648,000 (unaudited), $1,541,000 and $527,000, respectively, in exchange for cash. The Company believes that the terms of advertising contracts with related parties were similar to those given on orders of similar size to unaffiliated customers.

    MANAGEMENT FEES

       Under the terms of the joint venture agreement, the joint venture will pay to the Company a management fee; accordingly for the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998 and 1997, the Company recorded management fees totaling $125,000 (unaudited), $125,000 (unaudited), $500,000 and $125,000, respectively.

    NOTE RECEIVABLE DUE FROM SHAREHOLDER

       Under the terms of a 1997 employment agreement with the Company's Chief Executive Officer (the "CEO Agreement"), the Company in October 1997 entered into two full recourse notes receivable amounting to $2,000,000. The notes issued are further secured by approximately 375,000 shares of Series E mandatorily redeemable convertible preferred stock, bear interest at the rate of 6.01% compounded semi-annually and are due no later than 2002. The notes were classified as Notes receivable from shareholder in the accompanying balance sheet at December 31, 1998 and December 31, 1997. The note was repaid in full in March 1999.

       In 1997, a loan for $421,000 was made in connection with the purchase of Series E mandatorily redeemable convertible preferred stock by the Chief Executive Officer. The loan was recorded as a reduction of the carrying value of mandatorily redeemable convertible preferred stock at December 31, 1997 and was repaid in full in March 1998. In 1998, a further loan for $477,000, which bore interest at a rate of 4.21% compounded semi-annually was made to the Chief Executive Officer and was repaid in full in March 1999.

4.     BORROWINGS

       At December 31, 1998, the Company had $14,500,000 payable pursuant to various notes payable due on March 31, 2000. The various notes payable bear interest at a variable rate based on a 90-days libor rate plus a 4.5% margin which increases by 0.5% on selected 90-days periods (9.75%-9.88% at December 31, 1998). The notes are secured by a general collateral on all of the assets of the Company. In addition, the Company will issue warrants to the lenders if the notes payable remain outstanding on selected future dates (see Note 8).

       At December 31, 1997, the Company had $1,439,000 payable under a line of credit with a financial institution. The line of credit was repaid in 1998.

       At March 31, 1999, December 31, 1998 and 1997, the Company had $1,780,000 (unaudited), $2,053,000 and $3,079,000, respectively, of borrowings outstanding under a note payable due to an insurance company. The note payable bears interest at an annual rate of 9.7% and is secured by the Company's property and equipment. The Company is required to make monthly payments of principal and interest of $107,000 through October 2000.

       At December 31, 1996, the Company had loans outstanding totaling $1,088,000 payable to a bank. The loans were repaid during 1997.

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

       At March 31, 1999, December 31, 1998 and 1997, the Company had $316,000 (unaudited), $404,000 and $752,000, respectively, for equipment leased with various expiration dates through 2001. The capital lease agreements charge interest at rates ranging up to eleven percent per annum.

       As of December 31, 1998, the maturities under the note payable and capital leases are as follows:

       YEARS ENDING DECEMBER 31,
       ----------------------------
       1999....................................      $   1,390,000
       2000....................................         15,531,000
       2001....................................             36,000
                                                   ----------------
                                                        16,957,000
       Less:  Current portion..................          1,390,000
                                                   ----------------
       Long-term portion.......................       $ 15,567,000
                                                   ================

5.     COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES

       The Company leases office space and equipment under noncancelable operating leases with various expiration dates through 2002. Rent expense for the three months ended March 31, 1999 and 1998, and for the years ended December 31, 1998 and 1997 was $420,000 (unaudited), $394,000 (unaudited), $2,136,000 and
$1,751,000, respectively. The terms of a facility lease and certain equipment leases provide for rental payments that increase over the term of the lease. The Company recognizes the expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

       Future minimum lease payments under noncancelable operating leases and future minimum sub-lease rental income under noncancelable operating leases are as follows:

                                                 OPERATING         SUB-LEASE
       YEARS ENDING DECEMBER 31,                   LEASES           INCOME
       ---------------------------             ---------------  --------------
       1999.................................   $    3,028,000   $    (898,000)
       2000.................................        2,546,000        (610,000)
       2001.................................        2,577,000              --
       2002.................................        2,701,000              --
       Thereafter...........................               --              --
                                               ---------------  --------------
       Total................................   $   10,852,000   $  (1,508,000)
                                               ===============  ==============

    LITIGATION

       From time to time, the Company is subject to legal proceedings and claims in the ordinary course of business, including claims against the Company of alleged infringement of patents, trademarks and other intellectual property rights and challenges to the validity or enforceability of certain intellectual property rights held by the Company. The Company has received inquiries from patent holders alleging that elements of The PointCast Network infringe their rights and offering to license such patents to the Company. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are evolving. Accordingly, the ultimate outcome of intellectual property claims against the Company and the ability of the Company to defend against such claims are difficult to predict. However, the Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse impact on the Company's financial condition, results of operations or cash flows.

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

6.     MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

       Mandatorily redeemable convertible preferred stock at March 31, 1999 (unaudited) consists of the following series:

                                                           SHARES
                                             -----------------------------------     LIQUIDATION
                  SERIES                        AUTHORIZED        OUTSTANDING          AMOUNT
------------------------------------------   -----------------  ----------------  ----------------
A.........................................          6,500,000         6,421,385   $     4,025,000
B.........................................          4,000,000         3,674,446         5,170,000
C.........................................          1,500,000         1,456,554         2,913,000
D.........................................          5,300,000         3,810,527        36,200,000
E.........................................          2,900,000         2,050,404        19,479,000
                                             -----------------  ----------------  ----------------
                                                   20,200,000        17,413,316   $    67,787,000
                                             =================  ================  ================

       A summary of mandatorily redeemable convertible preferred stock outstanding as of March 31, 1999, December 31, 1998 and 1997 and changes during the periods then ended is presented below:

                                                                                     CANCELLATION
(SHARES)    OUTSTANDING                   OUTSTANDING                  OUTSTANDING   DURING THREE    OUTSTANDING
               AS OF                         AS OF                        AS OF       MONTHS ENED       AS OF
            DECEMBER 31,   ISSUANCES IN   DECEMBER 31,  ISSUANCES IN   DECEMBER 31,     MARCH 31,      MARCH 31,
 SERIES        1996            1997          1997            1998          1998           1999           1999
           -------------  -------------  -------------  ------------- -------------- -------------- -------------
A.........    6,421,385             --      6,421,385             --      6,421,385              --     6,421,385

B.........    3,674,446             --      3,674,446             --      3,674,446              --     3,674,446

C.........    1,456,554             --      1,456,554             --      1,456,554              --     1,456,554

D.........    3,810,527             --      3,810,527             --      3,810,527              --     3,810,527

E.........           --      2,089,878      2,089,878        210,526      2,300,404        (250,000)    2,050,404
           -------------  -------------  -------------  ------------- -------------- -------------- -------------
             15,362,912      2,089,878     17,452,790        210,526     17,663,316        (250,000)   17,413,316
           =============  =============  =============  ============= ============== ============== =============

                                                                                     ACTIVITY DURING
                                                                                      THREE MONTHS
(DOLLARS)       AS OF                        AS OF                         AS OF          ENDED
             DECEMBER 31,  ACTIVITY IN    DECEMBER 31,   ACTIVITY IN    DECEMBER 31,    MARCH 31,      AS OF MARCH
 SERIES         1996           1997           1997           1998           1998          1999             1999
            ------------- -------------  -------------  -------------  ------------- --------------    ------------
A.........  $  3,999,000  $         --   $  3,999,000   $         --   $  3,999,000  $           --     $ 3,999,000

B.........     5,153,000            --      5,153,000             --      5,153,000              --       5,153,000

C.........     2,912,000            --      2,912,000             --      2,912,000              --       2,912,000

D.........    35,234,000       133,000(1)  35,367,000        134,000(1)  35,501,000          34,000(1)   35,535,000

E.........            --    19,354,000(2)  19,354,000      2,407,000(3)  21,761,000      (2,375,000)(4)  19,386,000
            ------------- -------------  -------------  -------------  ------------- --------------    ------------
            $ 47,298,000  $ 19,487,000   $ 66,785,000   $  2,541,000   $ 69,326,000  $   (2,341,000)     $66,985,000
            ============= =============  =============  =============  ============= ==============    ============

(1) accretion of difference between carrying value and redemption value (as discussed herein)
(2) issuance of shares, net of loan made to Chief Executive Officer for purchase of a portion of the shares issued (see Note 3)
(3) issuance of shares and repayment of loan made to Chief Executive Officer (see Note 3)
(4)  cancellation of unvested shares

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

       The holders of mandatorily redeemable convertible preferred stock have various rights and preferences as follows:

    VOTING

       Each share of mandatorily redeemable convertible preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

       As long as any of the shares of mandatorily redeemable convertible preferred stock remain outstanding, the Company must obtain approval from the holders of at least 55% of the shares of mandatorily redeemable convertible preferred stock in order to alter the articles of incorporation as they relate to mandatorily redeemable convertible preferred stock, change the authorized number of shares of mandatorily redeemable convertible preferred stock, authorize or issue other equity having a preference over the preferred stock with respect to voting dividends, redemption, or upon liquidation, repurchase any shares of common stock other than shares subject to the right of repurchase by the Company, pay any dividends on common stock, or change the authorized number of directors.

    DIVIDENDS

       Holders of Series A, B, C, D and E mandatorily redeemable convertible preferred stock are entitled to receive noncumulative dividends at the rate of $0.062, $0.14, $0.20, $0.95 and $0.95 per share, respectively, when and if declared by the Board of Directors. The holders of the Series A, B, C, D and E mandatorily redeemable convertible preferred stock will also be entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on a converted basis. No dividends on mandatorily redeemable convertible preferred stock or common stock have been declared by the Board from inception through March 31, 1999.

    LIQUIDATION

       In the event of any acquisition, liquidation, dissolution or winding up of the Company, or in the event of a sale of greater than 50% of the assets of the Company, the holders of Series A, B, C, D, and E mandatorily redeemable convertible preferred stock are entitled to receive an amount of $0.6268, $1.4069, $2.00, $9.50 and $9.50 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock. After payment has been made to the holders of the mandatorily redeemable convertible preferred stock of the full liquidation amount, any remaining assets of the Company would be distributed with equal priority and pro rata among the holders of common stock.

    CONVERSION

       Each share of mandatorily redeemable convertible preferred stock is convertible into common stock on a one-for-one basis at the option of the holder subject to adjustment for dilution. Each share of mandatorily redeemable convertible preferred stock automatically converts into common stock at the then prevailing conversion ratio upon the closing of a public offering of common stock with gross proceeds in excess of $20,000,000.

    REDEMPTION

       The holders may request that the shares of mandatorily redeemable convertible preferred stock be redeemed at any time after June 3, 2001. Shares of mandatorily redeemable convertible preferred stock may be redeemed at a price equal to the original issue price, subject to adjustment for dilution and declared but unpaid dividends. The difference between the carrying value of shares of mandatorily redeemable convertible preferred stock and their redemption value is being accreted through June 3,

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2001. Accretion is charged directly to accumulated deficit and totaled $34,000 (unaudited), $134,000 and $133,000 for the three months ended March 31, 1999 and for the years ended December 31, 1998 and 1997, respectively.

    OTHER

       In connection with a lease agreement, the Company issued warrants to purchase 39,419 shares of Series B mandatorily redeemable convertible preferred stock during 1995. The warrants are exercisable at a price of $1.4069 per share and expire on July 31, 2002. Management determined that the value of the warrants at the date of grant was insignificant.

       In connection with an advertising agreement under the terms of which the Company received certain advertising space during December 1996, the Company issued immediately exercisable warrants to purchase 1,052,632 shares of the Company's Series D mandatorily redeemable convertible preferred stock at a per share price of $9.50 of which warrants to purchase 526,316 shares expire in 1999 and warrants to purchase 526,316 shares expire in 2001, subject to provisions for acceleration of the expiration date due to an initial public offering or the acquisition of the Company. The Company calculated the fair value of the warrants, which approximated the value of advertising received at the date of grant, as $3,000,000 (using an established option pricing model) which was recorded as prepaid advertising. The Company is recognizing the advertising expense over the greater of straight-line over the advertising period or as such advertising is used by the Company. The Company has recorded advertising expense of $400,000 and $2,276,000 for the years ended December 31, 1998 and 1997, respectively, related to the advertising agreement which is included in sales and marketing in the accompanying statement of operations.

       Under the terms of the CEO Agreement, the Chief Executive Officer received 375,000 shares of the Company's Series E mandatorily redeemable convertible preferred stock at the date of hiring. The shares were subject to repurchase by the Company in the event of termination for any reason; provided, however, that such repurchase right lapsed as to 93,750 shares on November 1, 1998, and lapses as to 7,812 shares on the 1st day of each month thereafter. The Company recorded deferred stock compensation of $3,563,000 in connection with the Executive Agreement based on the price of preferred shares sold to unaffiliated investors in contemporaneous transactions. The deferred stock compensation is being amortized over the vesting period of the shares. Deferred compensation expense of $379,000 (unaudited), $463,000 (unaudited), $1,704,000 and $309,000 was amortized during the three months ended March 31, 1999 and 1998 and for the years ended December 31, 1998 and 1997, respectively. Additionally, the Chief Executive Officer purchased 125,000 shares of the Company's Series E mandatorily redeemable convertible preferred stock at $9.50 per share under the Executive Agreement. The purchase price of the shares was similar to that paid by unaffiliated investors in contemporaneous transactions.

       In conjunction with the resignation of the Chief Executive Officer in March 1999, the Company entered into a Cessation of Employment Agreement (the "Agreement") with the Chief Executive Officer. At the date of his resignation, 125,000 shares of the Series E mandatorily redeemable convertible preferred stock that had been granted to the Chief Executive Officer were fully vested.

7.     COMMON STOCK

       A portion of the outstanding shares are subject to a right of repurchase by the Company at the original price paid by the purchaser subject to vesting, which is generally over a four year period from the earlier of grant date or employee hire date, as applicable. At December 31, 1998 and 1997, there were 148,087 and 448,746, respectively, shares subject to repurchase.

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

       As of March 31, 1999, the Company has reserved shares of common stock as follows:

       Conversion of mandatorily redeemable convertible preferred stock
         (unaudited)..............................................................       17,413,000
       Exercise of common stock and mandatorily redeemable convertible
         preferred stock warrants (unaudited).....................................        1,405,000
       Options under stock option plan (Note 8) (unaudited).......................       10,334,000
                                                                                      ---------------
       Total shares reserved......................................................       29,152,000
                                                                                      ===============

8.     COMMON STOCK OPTIONS AND WARRANTS

       In 1994, the Company adopted the 1994 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants.

       Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately and if exercised prior to vesting subject to a repurchase option which expires over the four year vesting period. To date, options granted generally vest over four years.

       In connection with certain option grants and stock issues during the years ended December 31, 1998 and 1997, the Company recognized unearned compensation totaling $1,264,000 and $1,018,000, respectively, which is being amortized over the four year vesting periods of the related options. Amortization expense recognized during the years ended December 31, 1998 and 1997 totaled approximately $819,000 and $309,000, respectively.

       In 1997, approximately, 200,000 of such options were exercised by the holder in exchange for a full recourse note receivable. The note bears interest at an annual rate of 6.01%, is due on October 21, 2001 and was recorded in Other Shareholders' Equity in the accompanying balance sheet at December 31, 1997. Amounts outstanding under the note totaled $200,000 at December 31, 1997. The loan was canceled in 1998 in exchange for the repurchase of the 200,000 shares by the Company at an amount equal to the original exercise price.

       In 1998, a further 220,000 of such options were exercised by another holder in exchange for a full recourse note receivable. This note bears interest at an annual rate of 6.01%, is due on April 15, 2001 or ninety days following termination and was recorded in Other Shareholders' Equity in the accompanying balance sheet at December 31, 1998. During the year, the Company terminated the services of this individual, however this loan remained outstanding at year end. No allowance for this loan was made at December 31, 1998 as management believes the amount owed is collectible.

       During 1997, the Company accelerated the vesting of common stock options for certain executives in connection with severance agreements and recorded compensation expense of $247,000. Such compensation expense represents the difference between the exercise price and the then-deemed fair value of the shares on the date that vesting was accelerated.

       In conjunction with the $14,500,000 of note payable entered into in 1998, the Company will issue warrants to purchase common stock to the holders of these notes if the amounts remain outstanding on the following selected dates. Provided the notes remain outstanding after March 31, 1999, the Company

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

will issue 1,799,775 warrants and an additional 359,955 warrants in each of the five subsequent months. The warrants which bear an exercise price of $0.01 expire on March 31, 2004 if not exercised.

       During 1997, the Company issued warrants to purchase 312,500 shares of the Company's common stock to partnerships associated with two directors. The warrants have an exercise price of $5.00, which the Company believes represents the fair value of the Company's common stock at the date of grant, and expire in 2002. The warrants were issued in exchange for services by a director as an acting Chief Executive Officer while the Company completed its search for a Chief Executive Officer. The director received no cash compensation for his services. Management determined that the value of the warrants at the date of grant was not material.

       A summary of options outstanding under the Plan and certain other options noted below outstanding as of March 31, 1999, December 31, 1998 and 1997 and changes during the periods then ended is presented below:

                                                                          OPTIONS OUTSTANDING
                                                            -------------------------------------------------
                                                                                        DECEMBER 31,
                                                               MARCH 31,     --------------------------------
                                                                 1999             1998             1997
                                                            ---------------  ---------------  ---------------
                                                             (UNAUDITED)
Outstanding at beginning of year..........................       5,831,000        7,245,000        4,099,000
   Granted................................................              --        2,287,000        4,919,000
   Exercised..............................................         (54,000)      (1,182,000)      (1,223,000)
   Canceled...............................................      (2,108,000)      (2,519,000)        (550,000)
                                                            ---------------  ---------------  ---------------
Outstanding at end of year................................       3,669,000        5,831,000        7,245,000
Weighted average fair value of options granted
   during the year........................................   $          --   $         4.25   $         3.49

       At March 31, 1999, 6,665,000 options were available for grant under the Plan.

                                                                                         OPTIONS VESTED AT
                        OPTIONS OUTSTANDING AT MARCH 31, 1999 (UNAUDITED)            MARCH 31, 1999 (UNAUDITED)
                    -----------------------------------------------------------  -----------------------------------
                                         WEIGHTED AVERAGE         WEIGHTED                             WEIGHTED
    RANGE OF            NUMBER              REMAINING             AVERAGE            NUMBER            AVERAGE
 EXERCISE PRICE       OUTSTANDING        CONTRACTUAL LIFE      EXERCISE PRICE      OUTSTANDING      EXERCISE PRICE
------------------  ----------------   ---------------------  -----------------  ----------------  -----------------
     $0.00 - 0.54           386,000           1.2                  $0.33                 262,000        $0.30
      0.55 - 1.09           392,000           0.5                   1.00                  82,000         1.00
      1.10 - 3.29         1,007,000           3.3                   2.77                 234,000         2.43
      3.30 - 5.49         1,884,000           2.1                   4.54               1,010,000         4.12
                    ----------------                                             ----------------
                          3,669,000                                                    1,588,000
                    ================                                             ================

    FAIR VALUE DISCLOSURES

       Had the Company's stock based compensation cost been determined based on the minimum value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                             YEARS ENDED DECEMBER 31,
                                      ---------------------------------------
                                            1998                   1997
                                      ------------------   ------------------
Net loss:
   As reported...................           $29,264,000          $29,111,000
                                      ==================   ==================
   Pro forma.....................           $30,405,000          $30,253,000
                                      ==================   ==================

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

       The Company calculated the minimum value of each option grant on the date of grant using the minimum value method with the following assumptions: no dividend yield, weighted average expected option term of 2.75 years; risk free interest rate of 4.99% and 5.51% for the years ended December 31, 1998 and 1997, respectively.

9.     EMPLOYEE BENEFIT PLANS

       In 1995, the Company adopted a 401(k) Plan that is intended to qualify under section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers substantially all of the Company's employees. Participants may elect to contribute a percentage of their compensation to this plan, up to the statutory maximum amount. Through March 31, 1999, the Company has made no discretionary contributions to the 401(k) Plan.

10.    INCOME TAXES

       No provision for income taxes was recorded from inception through December 31, 1998 as the Company incurred net operating losses during the period. The components of the net deferred tax asset as of December 31, 1998 and 1997 were as follows:

                                                        DECEMBER 31,

                                              ---------------------------------
                                                   1998              1997
                                              ---------------   ---------------

Net operating loss carryforwards...........      $26,600,000       $16,020,000
Cumulative temporary differences...........        1,375,000         1,305,000
Tax credit carryforwards...................        1,829,000         1,059,000
                                              ---------------   ---------------
                                                  29,804,000        18,384,000
Less: Valuation allowance..................      (29,804,000)      (18,384,000)
                                              ---------------   ---------------
Net deferred tax asset.....................   $           --    $           --
                                              ===============   ===============

       Management believes that, based on a number of factors including the absence of taxable income to date, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded.

       At December 31, 1998, the Company had approximately $68,000,000 of federal and $31,000,000 of California net operating loss carryforwards available to offset future taxable income. The federal loss carryforwards expire through the year 2018 and the California loss carryforwards expire at various dates from 1999 through the year 2002. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period. During 1997, in connection with the sale of preferred stock, the Company triggered a limitation, and as a result at December 31, 1998 was limited to utilizing approximately $11,000,000 of federal net operating losses annually to offset taxable income.

11.    SUBSEQUENT EVENTS

       On April 19, 1999, the Company sold a 41% interest in its PointCast Japan L.L.C. joint venture ("joint venture") to the minority shareholder in the joint venture, for approximately $2.25 million in cash. The Company recorded a gain of $2.25 million in income as the carrying amount of the investment was $0 at the time of the sale. The Company's remaining interest in the joint venture is 19% and will continue to account for the investment under the equity method as it continues to have the ability to exercise significant influence over the joint venture's operating and financial policies.

                             POINTCAST INCORPORATED
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

       On May 10, 1999, the $14.5 million notes payable due on March 31, 2000 was forgiven by the Company's creditors pursuant to the Settlement Agreement and Full and Final Release. In addition to the forgiveness of the loan and accrued interest, the creditors also made a cash payment of $4.5 million to the Company; the Company's obligations to issue warrants, (see Note 8) were also discharged by the creditors. An extraordinary gain of approximately $19.7 million was recorded in income in May 1999 as a result of this transaction. The creditors terminated all financial interests in the Company and there are no continuing obligations by the Company to the creditors.

       In May 1999, the Company cancelled the note receivable issued in connection with the 220,000 stock option exercise (see Note 8) and the underlying shares were forfeited by the shareholder.

       On May 27, 1999, Launchpad Technologies, Inc. ("Launchpad"), a majority owned subsidiary of idealab! Holdings L.L.C., which is a wholly owned subsidiary of Bill Gross' idealab!, completed its acquisition of PointCast Incorporated ("PointCast") pursuant to an agreement and plan of reorganization dated May 10, 1999; Launchpad was subsequently renamed EntryPoint. As consideration for the purchase, Entrypoint issued to the stockholders of PointCast 4,316,547 shares of EntryPoint Preferred Series E stock and paid them $1 million in cash The Preferred Series E stock was valued at approximately $6 million based on the deemed fair value of the shares issued on the date the transaction was announced. The total purchase price was approximately $7 million.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of CarsDirect.com, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Potamkin Auto Center, Ltd. (the "Company") at December 31, 1998 and September 30, 1999, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1998 and the nine month period ended September 30, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

New York, New York
December 22, 1999

                           POTAMKIN AUTO CENTER, LTD.
                                 BALANCE SHEETS

                                                                             DECEMBER 31,       SEPTEMBER 30,
                                                                                 1998               1999
                                                                           -----------------  ------------------
ASSETS

Current assets

   Cash................................................................    $        116,614   $         121,312
   Accounts receivable, net............................................           3,939,367           3,387,117
   Inventories.........................................................          10,391,356           7,949,884
   Due from related parties............................................             113,922              33,152
   Prepaid expenses and other current assets...........................             380,900             358,332
                                                                           -----------------  ------------------
     TOTAL CURRENT ASSETS..............................................          14,942,159          11,849,797
Property and equipment, net............................................           7,009,853           6,915,743
Other assets...........................................................             113,808             113,808
                                                                           -----------------  ------------------
     TOTAL ASSETS......................................................    $     22,065,820   $      18,879,348
                                                                           =================  ==================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities

   Book overdrafts.....................................................    $      2,169,175   $         427,924
   Floor plan notes payable............................................          10,027,706           8,377,902
   Accounts payable....................................................             891,919           1,143,372
   Accrued expenses and other liabilities..............................           1,387,558           1,528,665
   Current maturities of long-term debt................................             181,448             192,296
   Due to related parties..............................................              20,308              22,871
   Note payable to shareholders........................................                  --             500,000
   Deferred revenue....................................................           1,594,409           1,625,814
                                                                           -----------------  ------------------
     TOTAL CURRENT LIABILITIES.........................................          16,272,523          13,818,844
                                                                           -----------------  ------------------
Long-term debt, excluding current maturities...........................           5,441,474           5,301,131
                                                                           -----------------  ------------------
     TOTAL LIABILITIES.................................................          21,713,997          19,119,975
                                                                           =================  ==================

Stockholders' equity (deficit)
   Common stock, no par value, 100 shares authorized; 70 issued and
     outstanding.......................................................                  --                  --

   Additional paid-in capital..........................................           1,900,000           1,900,000
   Accumulated deficit.................................................          (1,548,177)         (2,140,627)
                                                                           -----------------  ------------------
     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)..............................             351,823            (240,627)
                                                                           -----------------  ------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)..............    $     22,065,820   $      18,879,348
                                                                           =================  ==================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           POTAMKIN AUTO CENTER, LTD.
                            STATEMENTS OF OPERATIONS

                                             FOR THE YEAR ENDED      FOR THE NINE MONTHS ENDED
                                                 DECEMBER 31,               SEPTEMBER 30,
                                         --------------------------  -------------------------
                                             1997          1998         1998          1999
                                         ------------  ------------  -----------  ------------
                                                                       (UNAUDITED)
Revenues
   Vehicle sales.......................  $152,617,145  $130,635,912  $94,644,249  $102,203,465
   Other revenues, net.................     3,199,410     3,812,088    2,874,659     2,923,729
                                         ------------  ------------  -----------  ------------
     TOTAL REVENUES....................   155,816,555   134,448,000   97,518,908   105,127,194
Cost of sales, including floor plan
   note interest of approximately
   $820,000, $791,000, $611,000
   (unaudited) and $441,000,
   respectively........................   140,623,616   120,925,182   87,321,179    95,120,180
                                         ------------  ------------  -----------  ------------
     GROSS PROFIT......................    15,192,939    13,522,818   10,197,729    10,007,014
Selling, general and administrative....    13,459,175    12,806,989    9,647,558    10,033,848
                                         ------------  ------------  -----------  ------------
     INCOME (LOSS) FROM OPERATIONS.....     1,733,764       715,829      550,171       (26,834)
Interest expense.......................       571,692       467,801      355,080       327,511
                                         ------------  ------------  -----------  ------------
     Income (loss) before income taxes.     1,162,072       248,028      195,091      (354,345)
Provision for state and local income
   taxes (Note 2)......................       138,421        33,471       33,471        23,579
                                         ------------  ------------  -----------  ------------
     NET INCOME (LOSS).................  $  1,023,651  $    214,557  $   161,620  $   (377,924)
                                         ============  ============  ===========  ============


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           POTAMKIN AUTO CENTER, LTD.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                      COMMON STOCK
                                      --------------   ADDITIONAL                    TOTAL
                                      ISSUED             PAID-IN   ACCUMULATED   STOCKHOLDERS'
                                      SHARES  AMOUNT     CAPITAL     DEFICIT    EQUITY (DEFICIT)
                                      ------  ------  -----------  -----------  ----------------
Balances, December 31, 1996.........      70  $   --  $ 1,900,000  $  (884,409) $      1,015,591

Distribution to shareholders........      --      --           --     (443,000)         (443,000)

Net income for 1997.................      --      --           --    1,023,651         1,023,651
                                      ------  ------  -----------  -----------  ----------------

Balances, December 31, 1997.........      70      --    1,900,000     (303,758)        1,596,242

Distribution to shareholders........      --      --           --   (1,458,976)       (1,458,976)

Net income for 1998.................      --      --           --      214,557           214,557
                                      ------  ------  -----------  -----------  ----------------

Balances, December 31, 1998.........      70      --    1,900,000   (1,548,177)          351,823

Distribution to shareholders........      --      --           --     (214,526)         (214,526)

Net loss for the nine months ended
   September 30, 1999...............      --      --           --     (377,924)         (377,924)
                                      ------  ------  -----------  -----------  ----------------
Balances, September 30, 1999........      70  $   --  $ 1,900,000  $(2,140,627) $       (240,627)
                                      ======  ======  ===========  ===========  ================


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           POTAMKIN AUTO CENTER, LTD.
                            STATEMENTS OF CASH FLOWS

                                                             FOR THE YEAR ENDED         FOR THE NINE MONTHS ENDED
                                                                DECEMBER 31,                  SEPTEMBER 30,
                                                         ----------------------------  -----------------------------
                                                             1997           1998           1998           1999
                                                         -------------  -------------  -------------  --------------
                                                                                       (UNAUDITED)
Cash flows from operating activities
   Net income (loss).................................    $  1,023,651   $    214,557   $    161,620   $   (377,924)
   Adjustments to reconcile net (loss) income to net
     cash provided by operating activities
     Depreciation and amortization...................         147,357        139,337         96,673        102,661
     Changes in operating assets and liabilities
       Accounts receivable...........................       2,001,265        206,152       (147,293)       552,250
       Inventories...................................      (5,337,316)     3,384,678      3,060,057      2,441,472
       Prepaid expenses and other
         current assets..............................        (187,447)        (2,679)      (119,632)        22,568
       Other assets..................................          (5,625)            --             --             --
       Floor plan notes payable......................       6,816,777     (3,449,660)    (2,906,038)    (1,649,804)
       Accounts payable .............................         251,106       (232,331)       308,140        251,453
       Accrued expenses and other liabilities........        (120,013)       473,473         (5,219)       141,107
       Due to related parties, net...................        (225,073)       165,230        174,426         83,333
       Deferred revenue..............................         630,400        180,844        135,633         31,405
                                                         -------------  -------------  -------------  --------------
Net cash provided by operating activities............       4,995,082      1,079,601        758,367      1,598,521
                                                         -------------  -------------  -------------  --------------
Cash flows from investing activities
   Purchase of property and equipment................         (80,801)       (33,863)       (25,610)        (8,551)
                                                         -------------  -------------  -------------  --------------
Net cash used in investing activities................         (80,801)       (33,863)       (25,610)        (8,551)
                                                         -------------  -------------  -------------  --------------
Cash flows from financing activities
   Book overdrafts...................................      (3,991,154)       635,439        746,686     (1,741,251)
   Repayments of long-term debt......................        (492,675)      (154,696)      (115,085)      (129,495)
   Advances from related parties.....................              --             --             --        500,000
   Distribution to shareholders......................        (443,000)    (1,458,976)    (1,294,577)      (214,526)
                                                         -------------  -------------  -------------  --------------
Net cash used in financing activities................      (4,926,829)      (978,233)      (662,976)    (1,585,272)
                                                         -------------  -------------  -------------  --------------
(Decrease) increase in cash .........................         (12,548)        67,505         69,781          4,698
   Cash, beginning of year...........................          61,657         49,109         49,109        116,614
                                                         -------------  -------------  -------------  --------------
   Cash, end of year.................................          49,109   $    116,614   $    118,890   $    121,312
                                                         =============  =============  =============  ==============
Supplemental disclosure of cash flow information:

   Interest paid ....................................    $  1,308,092   $  1,262,903   $    984,187   $    820,261
                                                         =============  =============  =============  ==============
   Income taxes paid.................................    $    164,250   $    106,470   $    106,470   $     42,143
                                                         =============  =============  =============  ==============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           POTAMKIN AUTO CENTER, LTD.
                          NOTES TO FINANCIAL STATEMENTS

1.   BACKGROUND

     The Potamkin Auto Center, Ltd. (the "Company") is engaged in the sale of new and used automobiles and light trucks of numerous manufacturers. In addition, the Company arranges financing for and sells extended warranties to vehicle customers. The Company operates from a central location in Manhattan with remote sales locations in Westbury, Brooklyn and until April 1999, Nanuet, New York.

     Approximately 50% of the common stock of the Company was owned by Robert Potamkin and Alan Potamkin who have similar or greater ownership interests in various entities (herein referred to as the Potamkin Companies or "related parties") engaged in the sale of new and used automobiles and light trucks and related products and services.

     On October 19, 1999, CarsDirect.com, Inc. ("CarsDirect.com") acquired from the Company certain tangible and intangible assets and substantially all of the business of the Company in exchange for common stock of CarsDirect.com. These financial statements exclude any effect of the transaction.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH

     Cash accounts that have book overdrafts are reclassified to current liabilities in the financial statements.

    REVENUE RECOGNITION

     Revenues are recognized by the Company when vehicles are delivered to consumers.

    OTHER REVENUES

     Other revenues include finance fee income, net of estimated chargebacks, and extended warranty commissions, net of historical cancellation experience.

     Finance fee income represents revenue earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. Finance fee income is recognized as income upon acceptance of the credit by the financial institution. The Company is charged back a portion of these fees should the customer terminate or prepay the contracts prior to making the first three payments to the financial institution. The estimated allowance for these chargebacks ("chargeback reserve") is based upon the Company's historical experience.

     Extended warranty commissions represent commissions earned from third-party extended warranty companies for the sale of third party extended warranty policies to the Company's customers. The Company defers the commission revenue received from the extended warranties, net of estimated cancellations, and recognizes such amounts as revenue ratably over the lives of the underlying contracts. Costs directly related to sales of these contracts are deferred and charged to expense proportionately as revenues are recognized.

    INVENTORIES

     Inventories are valued at the lower of cost or market. The Company uses the last-in, first-out ("LIFO") method for new vehicles and the specific identification method for used vehicles.

                           POTAMKIN AUTO CENTER, LTD.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the respective lives of the assets. The ranges of estimated useful lives are as follows:

Buildings.............................................................................................39 years

Furniture, fixtures, and equipment................................................................5 to 7 years

Leasehold improvements...........................Economic life or life of the lease term, whichever is shorter

     When depreciable assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts. Any gains or losses are included in selling, general and administrative expenses in the accompanying statement of operations. Such amounts were not material for the years ended December 31, 1997 and 1998 and the nine month periods ended September 30, 1998 (unaudited) and 1999, respectively. Major additions and betterments are capitalized. Maintenance and repairs that do not materially improve or extend the lives of the respective assets are charged to operating expenses as incurred.

    LONG-LIVED ASSETS

     The Company reviews long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.

    ADVERTISING AND PROMOTIONAL COSTS

     Advertising and promotional costs are expensed as incurred and are included in selling, general, and administrative expenses in the accompanying statements of operations. Advertising and promotional costs for the years ended December 31, 1997 and 1998 and the nine month periods ended September 30, 1998 (unaudited) and 1999 amounted to approximately $2,340,000, $2,777,000, $1,744,000 and $2,177,000, respectively.

    INCOME TAXES

     The Company has elected to be taxed for federal income tax purposes under the provisions of Subchapter S of the Internal Revenue Code by unanimous consent of their shareholders. Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the shareholders are individually liable for the federal income taxes on the Company's income. The Company periodically makes shareholder distributions to fund personal tax liabilities resulting from the Company's taxable income. A provision for state and local income taxes is included in the financial statements since S Corporation elections are not recognized for state and local income tax purposes.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments, including cash, accounts receivable, floor plan notes payable, accounts payable and accrued liabilities, approximates their recorded values due primarily to the short-term nature of their maturities. Management believes that the fair value of the Company's long-term debt approximates its recorded value based on the variable nature of the related interest rates.

                           POTAMKIN AUTO CENTER, LTD.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

    USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    GEOGRAPHIC CONCENTRATION

     The diversity of the Company's customers and suppliers reduces the risk that a severe impact will occur in the near term as a result of changes in its customer base, competition or sources of supply. The Company's operations currently are concentrated in the northeastern United States. A severe economic downturn in the northeastern United States could negatively impact the Company's operating results. Due to the Company's geographic concentration, management cannot assure that unanticipated events will not have a negative impact on the Company.

    INTERIM FINANCIAL STATEMENTS

     The unaudited financial statements presented herein have been prepared by the Company without audit and, in the opinion of management, contain all adjustments, consisting of only normal recurring adjustments necessary to present the results of its operations and cash flows for the nine month period ended September 30, 1998 (unaudited) fairly and on a basis consistent with the financial statements for the year ended December 31, 1998 and the nine month period ended September 30, 1999.

3.   ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                                        DECEMBER 31,           SEPTEMBER 30,
                                                                            1998                   1999
                                                                    ---------------------  ----------------------
Contracts in transit............................................    $          3,765,686   $           3,066,967
Finance income and other receivables............................                 223,681                 370,150
                                                                    ---------------------  ----------------------
   Total........................................................               3,989,367               3,437,117
Less finance income chargebacks reserve.........................                 (50,000)                (50,000)
                                                                    ---------------------  ----------------------
                                                                    $          3,939,367   $           3,387,117
                                                                    =====================  ======================

     Contracts in transit primarily represent receivables from financial institutions that provide funding for customer vehicle financing. These receivables are normally collected within 30 days of the sale of the related vehicle. Finance income receivables represent amounts due from financial institutions earned from arranging financing with the Company's customers. Concentrations of credit risk with respect to contracts in transit and finance income receivables are limited primarily to financial institutions.

                           POTAMKIN AUTO CENTER, LTD.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4.   INVENTORIES

     Inventories consist of the following:

                                                                       DECEMBER 31,        SEPTEMBER 30,
                                                                           1998                 1999
                                                                     ------------------  -------------------
New vehicles.....................................................    $       4,921,856   $        3,835,319
Used vehicles....................................................            5,634,606            4,255,443
                                                                     ------------------  -------------------
   Total before LIFO reserve.....................................           10,556,462            8,090,762
Less LIFO reserve................................................             (165,106)            (140,878)
                                                                     ------------------  -------------------
Net inventories..................................................    $      10,391,356   $        7,949,884
                                                                     ==================  ===================

     As previously noted, inventories are valued at the lower of cost or market. The Company uses the last-in, first-out ("LIFO") method for new vehicles and the specific identification method for used vehicles.

     During 1998 and 1999, inventory quantities were reduced, which resulted in liquidations of LIFO inventory layers carried at lower costs which prevailed in the prior years. The effect of the liquidations was not significant to any of the periods presented.

5.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                        DECEMBER 31,         SEPTEMBER 30,
                                                                           1998                   1999
                                                                     ------------------  --------------------
Land.............................................................    $       3,847,826   $        3,847,826
Buildings and leasehold improvements.............................            3,324,970            3,324,970
Furniture, fixture and equipment.................................              537,183              545,734
                                                                     ------------------  --------------------
   Total.........................................................            7,709,979            7,718,530
Less accumulated depreciation and amortization...................             (700,126)            (802,787 )
                                                                     ------------------  --------------------
                                                                     $       7,009,853   $        6,915,743
                                                                     ==================  ====================

6.   FLOOR PLAN NOTES PAYABLE

     The Company's floor plan agreements are with Chrysler Financial Corporation and provide financing for purchases of substantially all new and certain used vehicles.

     Floor plan notes payable reflect amounts for the purchase of specific vehicle inventory and consist of the following:

                                                                       DECEMBER 31,         SEPTEMBER 30,
                                                                           1998                 1999
                                                                     ------------------  --------------------
Chrysler Financial Corporation with interest at LIBOR plus 2.25%
   at December 31, 1998 and LIBOR plus 1.75% at September 30, 1999   $     10,027,706    $        8,377,902
                                                                     ==================  ====================

     The floor plan agreements grant the lender a collateral interest in the specific inventory and certain other assets of the Company, and generally require the repayment of debt upon the sale of the vehicle. At December 31, 1998 and September 30, 1999, new and used vehicle inventory financed under floor plan agreements are pledged as collateral under these agreements.

                           POTAMKIN AUTO CENTER, LTD.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

     The weighted average annual interest rate on the floor plan borrowings was 7.9% and 7.8% for the year ended December 31, 1998 and for the nine month period ended September 30, 1999, respectively.

7.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                       DECEMBER 31,        SEPTEMBER 30,
                                                                           1998                 1999
                                                                    -------------------  -------------------
Mortgage, 7.72% (adjustable every fifth year), monthly interest
   and principal payment of $36,700, matures January 1, 2015.....   $        4,067,374   $        3,973,702
Mortgage, 7.72 (adjustable every fifth year), monthly interest
   and principal payment of $14,040, matures January 1, 2015.....            1,555,548            1,519,725
                                                                    -------------------  -------------------
   Total long-term debt..........................................            5,622,922            5,493,427
Less current maturities of long-term debt........................             (181,448)            (192,296)
                                                                    -------------------  -------------------
Long-term debt, excluding current maturities.....................   $        5,441,474   $        5,301,131
                                                                    ===================  ===================

     The mortgages described above are collateralized by certain land and buildings with a net book value of approximately $6,700,000 and $6,600,000 at December 31, 1998 and September 30, 1999, respectively.

     Scheduled maturities of long-term are as follows:

YEAR ENDING DECEMBER 31,
--------------------------
1999...................................................................................  $           46,747
2000...................................................................................             195,962
2001...................................................................................             211,437
2002...................................................................................             228,566
2003...................................................................................             246,849
2004...................................................................................             266,595
Thereafter.............................................................................           4,297,271
                                                                                         -------------------
                                                                                         $        5,493,427
                                                                                         ===================

8.   EMPLOYEE BENEFIT PLAN

     The Company provides medical benefits to its employees after the first ninety days of employment. Medical benefit coverage for family members and dental coverage for employees and their family members are paid by the employee. The Company's total costs for medical benefits were approximately $232,000, $329,000, $259,000 and $333,000 for the the years ended December 31, 1997 and 1998 and the nine month periods ended September 30, 1998 (unaudited) and 1999, respectively.

9.   RELATED PARTY TRANSACTIONS

     The Company has several demand notes payable to its shareholders in aggregate amounts of $500,000 at September 30, 1999. As these notes are payable on demand, they have been classified as current liabilities on the accompanying balance sheet. Interest on these notes accrues at rates generally consistent with the floor plan note interest rate. Interest expense recorded by the Company related to these notes was approximately $15,000 for the nine month period ended September 30, 1999.

     The Company participates in a casualty insurance program (coverage for property damage, loss from theft and umbrella liability coverage) administered by the Potamkin Companies. The total costs of

                           POTAMKIN AUTO CENTER, LTD.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

this program are allocated to the participating companies based upon various methodologies depending upon the type of coverage, including historical claims, value of property and number of employees and net revenue. The Company's total costs for this program were $181,000, $196,000, $158,000 and $86,000 for the years ended December 31, 1997 and 1998 and the nine month periods ended September 30, 1998 (unaudited) and 1999, respectively.

     The Company has vehicle purchases and sales with related parties, which are as follows:

                                                   YEAR ENDED                          NINE MONTHS ENDED
                                       ----------------------------------    -----------------------------------
                                        DECEMBER 31,       DECEMBER 31,        SEPTEMBER 30,     SEPTEMBER 30,
                                            1997               1998                1998              1999
                                       ---------------    ---------------    ----------------   ----------------
                                                                                (UNAUDITED)
 Purchases........................     $   18,756,000     $    9,844,000     $      7,930,000   $      5,269,000
 Sales............................     $    3,063,000     $      318,000     $        240,000   $        131,000

     The statements of operations include the costs of certain administrative and other services provided by the Potamkin Companies. These services include accounting, treasury, tax, human resources, legal, information systems and other related costs. These costs are allocated to the Company based upon the estimated percentage of the personnel time spent on Company matters. The amounts of such costs allocated were $148,000, $144,000, $114,000 and $185,000 for the years ended December 31, 1997 and 1998 and the nine month periods ended September 30, 1998 (unaudited) and 1999, respectively. In addition to these amounts, commencing in 1998, the Potamkin Companies have charged the Company a general management fee amounting to approximately $85,000, $151,000, and $113,000 for the year ended December 31, 1998 and the nine month periods ended September 30, 1998 (unaudited) and 1999, respectively.

10.  COMMITMENTS

     The Company leases certain of the land and building where its dealership operations are located under operating lease agreements with related parties. The property leases are noncancelable and generally have renewal options in series of five-year renewals subject to renewal under essentially the same terms and conditions as the original lease.

     The aggregate minimum rental commitments for all noncancelable operating leases are as follows:

 YEAR ENDING DECEMBER 31,                                                                 AMOUNT
---------------------------                                                           ----------------
1999 (three months)................................................................   $      247,010
2000...............................................................................        1,021,004
2001...............................................................................        1,048,300
2002...............................................................................        1,083,529
2003...............................................................................        1,112,909
2004...............................................................................          975,957
Thereafter.........................................................................          505,914
                                                                                      ----------------
                                                                                      $    5,994,623
                                                                                      ================

     Rent expense under all operating leases approximated $949,000, $968,000, $725,000 and $734,000 for for the years ended December 31, 1997 and 1998 and the nine month periods ended September 30, 1998 (unaudited) and 1999, respectively.

     The Company has guaranteed certain leases between related parties and third parties.

     The Company has guaranteed the floor plan notes payable between a related party and a third party. The floor plan notes payable is used to provide financing for the purchase of vehicles.

                           POTAMKIN AUTO CENTER, LTD.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

11.  OTHER

     In April 1999, the Company closed its Nanuet, NY sales office. Included in selling, general and administrative expenses is approximately $214,800 to provide for the portion of the Company's lease commitment related to the closed sales office which management estimates will not be recouped through sub-lease to a third party. For the years ended December 31, 1997 and 1998 and the nine month periods ended September 30, 1998 (unaudited) and 1999, this sales office had total revenues of approximately $7,828,000, $5,819,000, $4,364,000 and $2,078,000 and gross profit of approximately $515,000, $376,000, $275,000 and
$130,000, respectively.

12.  SUBSEQUENT EVENT

     As previously noted, on October 19, 1999 CarsDirect.com acquired from the Company certain tangible and intangible assets and substantially all of the business of the Company in exchange for common stock of CarsDirect.com.

     [Set forth on the inside back cover is a picture of the opening screen from idealab!'s web page.]


=======================================================     ========================================================

     No dealer, salesperson or any other person is
authorized to give any information or to represent
anything not contained in this prospectus. You must
not rely on any unauthorized information or
representations. This prospectus is an offer to sell                                      Shares
only the shares offered hereby, and only under
circumstances and in jurisdictions where it is lawful
to do so. The information contained in this prospectus                              [LOGO]
is current only as of its date.

                   ---------------

                  TABLE OF CONTENTS                                               Common Stock

                                                   PAGE
Prospectus Summary..............................    3
Risk Factors....................................    7                            ----------
Use of Proceeds.................................   21
Dividend Policy.................................   21                            PROSPECTUS
Capitalization..................................   22
Dilution........................................   23                            ----------
Selected Consolidated Financial Data............   24
Management's Discussion and Analysis of Financial
   Condition and Results
   of Operations................................   26
Business........................................   40                       GOLDMAN, SACHS & CO.
Management......................................   55                   DONALDSON, LUFKIN & JENRETTE
Related Party Transactions......................   70                        MERRILL LYNCH & CO.
Principal Stockholders..........................   74                        ROBERTSON STEPHENS
Description of Capital Stock....................   76                    THOMAS WEISEL PARTNERS LLC
Shares Eligible for Future Sale.................   80
Underwriting....................................   82                Representatives of the Underwriters
Legal Matters...................................   84
Experts.........................................   84
Additional Information..........................   85
Index to Financial Statements...................  F-1

                   ---------------

       Through and including ________________ , 2000
(the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the underwritten offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

=======================================================     =======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by idealab! in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                           AMOUNT TO
                                                            BE PAID
                                                           ---------
            SEC registration fee .......................   $  79,200
            NASD filing fee ............................      30,500
            Nasdaq National Market listing fee .........       *
            Printing and engraving expenses.............       *
            Legal fees and expenses ....................       *
            Accounting fees and expenses ...............       *
            Blue Sky qualification fees and expenses ...       *
            Transfer agent and registrar fees ..........       *
            Miscellaneous fees .........................       *
                                                           ---------
                 Total .................................   $   *
                                                           =========
---------
* To be supplied by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Sections 78.7502 and 78.751 of the Nevada General Corporation Law provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article _____________ of our articles of incorporation (Exhibit 3.1(b) hereto) provides for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Sections 78.7502 and 78.751 of the Nevada General Corporation Law. We have also entered into agreements with our directors and officers that will require us, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

       The Underwriting Agreement (Exhibit 1.1) provides for indemnification by ourselves, our underwriters and our directors and officers of the underwriters, for certain liabilities, including liabilities arising under the Securities Act, and affords rights of contribution with respect thereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

        From January 31, 1997 through the date of this Registration Statement, the registrant has issued and sold the following securities:

       (a) From May 1997 through June 1998 the registrant issued and sold an aggregate of 5,717,305 shares of Series B preferred stock to 28 purchasers. The aggregate consideration for the issuance of the shares was $9,719,419.

       (b) Between February and May 1999 the registrant issued and sold an aggregate of 6,000,000 shares of Series C preferred stock to 7 purchasers. The aggregate consideration for the issuance of the shares was $18,000,000.

       (c) In April and May 1999, the registrant issued and sold 11,500,000 shares of common stock to three of its executives pursuant to restricted stock purchase agreements. The aggregate consideration for the issuance of the shares was $3,727,500.

       (d) Between December 1999 and March 2000, the registrant issued and sold an aggregate of 10,006,950 shares of Series D preferred stock to 111 purchasers. The aggregate consideration for the issuance of the shares consisted of $765,559,500 in cash, $234,135,500 in securities of other public and private companies and $1,000,000 in other forms of non-cash consideration.

       (e) In January 2000, the registrant issued and sold 663,917 shares of our common stock to seven purchasers in exchange for 2,213,065 shares of Firstlook.com, Inc. common stock.

       (f) In February 2000, the registrant issued and sold 1,730,000 shares of common stock to one purchaser in exchange for certain intellectual property assets associated with Metasearch.com.

       (g) In March 2000, the registrant issued and sold 200,000 shares of common stock to one purchaser in exchange for certain intellectual property assets associated with Big.com.

       (h) In March 2000, the registrant issued and sold 365,846 shares of common stock to 22 purchasers in exchange for 483,000 shares of HomePage.com, Inc. common stock.

       (i) As of January 31, 2000, an aggregate of 131,127,250 shares of common stock had been issued upon exercise of options under the registrant's 1996 Stock Plan and 20,127,500 shares of common stock had been issued upon exercise of options under the registrant's 1999 Employee Stock Plan.

       The issuances of the securities described in (a)-(h) above were deemed to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Regulation D under the Securities Act and/or Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The issuances of the securities described in (i) above were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act as transactions by an issuer in compensatory circumstances. All of the securities were acquired by the recipients for investment and with no view toward the resale or distribution thereof. In each instance, the recipients were sophisticated investors or employees of ours, the offer and sales were made without any public solicitation and the stock certificates bear restrictive legends. No underwriter was involved in the transactions and no commissions were paid. All recipients had adequate access, through their relationships with the registrant, to information about the registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a) Exhibits

  EXHIBIT
    NO.                                               DESCRIPTION
------------   -----------------------------------------------------------------------------------------------
   1.1*        Form of Underwriting Agreement
   3.1*        Form of Articles of Incorporation of registrant
   3.2*        Form of Bylaws of registrant
   4.1*        Specimen common stock certificate
   5.1*        Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
  10.1         1996 Stock Plan
  10.2         1999 Employee Stock Plan
  10.3         1999 Executive Stock Plan
  10.4         Restricted Stock Purchase Agreement dated as of April 19, 1999 by and between Lawrence Gross and the registrant
  10.5         Stock Option Agreement dated as of January 1, 1999 by and between Robert Kavner and the registrant
  10.6         Stock Option Agreement dated as of January 1, 1999 by and between Howard Morgan and the registrant
  10.7         Promissory Note dated March 10, 2000 by and between Bill Gross and the registrant
  10.8         Security Agreement dated March 10, 2000 by and between Bill Gross and the registrant
  10.9         Investor Rights Agreement dated January 28, 2000 among registrant and purchasers of registrant's Series D preferred stock
  10.10        First Amendment to Lease dated August 7, 1997 by and between Typecraft, Inc. and registrant for premises located at 130 and 132 W. Union Street in Pasadena, CA
  10.11        Lease dated March 3, 1997 by and between Typecraft, Inc. and registrant for premises located at 130 and 132 W. Union Street in Pasadena, CA
  10.12        Lease dated January 24, 1998 by and between Typecraft, Inc. and registrant for premises located at 140 W. Union Street in Pasadena, CA
  10.13        First Amendment to Lease Abstract for premises located at 2nd, 3rd and 8th floors of 74 N.
               Pasadena Avenue in Pasadena, CA
  10.14        Sub-Sublease Agreement dated as of September 15, 1999 by and between Countrywide Home Loans,
               Inc. and registrant for premises located at 55 South Lake Avenue in Pasadena, CA
  10.15        Lease Agreement dated June 17, 1999 by and between Parsons Information & Technology Group
               Inc. and registrant for premises located at 74 North Pasadena Avenue in Pasadena, CA
  10.16        Assignment and Assumption of Lease Agreement dated as of January 7, 2000 by and between
               Tellme Networks, Inc. and registrant for premises located at 380 Portage Avenue in Palo Alto,
               CA
  10.17        Sublease Agreement dated December 23, 1999 by and between 675 Ownership LLC and registrant for premises located at 675 Sixth Avenue, New York, NY
  10.18        Office Building Lease by and between Eastwest Property Fund, L.P., as Landlord and registrant as Tenant
  21.1         List of subsidiaries
  23.1         Consent of PricewaterhouseCoopers LLP
  23.2         Consent of PricewaterhouseCoopers LLP
  23.3         Consent of PricewaterhouseCoopers LLP
  23.4         Consent of PricewaterhouseCoopers LLP
  23.5         Consent of PricewaterhouseCoopers LLP
  23.6         Consent of PricewaterhouseCoopers LLP
  23.7         Consent of PricewaterhouseCoopers LLP
  23.8*        Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in
               Exhibit 5.1)
  23.9         Consent of Ernst & Young LLP
  23.10        Consent of Ernst & Young LLP


  24.1         Power of Attorney (included on page II-5)
  27.1         Financial data schedule
--------
*To be filed by amendment.

       (b) Financial Statement Schedules

       Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

       The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

       Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       The undersigned Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PASADENA, STATE OF CALIFORNIA, ON THE 17TH DAY OF APRIL, 2000.

                                        IDEALAB!

                                        By: /s/ BILL GROSS
                                           -------------------------------------
                                                         Bill Gross
                                                  CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Bill Gross and Bradley Ramberg, each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her any and all capacities, to sign any and all amendments (including, without limitation, post-effective Amendments and any amendments or abbreviated registration statements increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.



         SIGNATURE                                     TITLE                                        DATE
-------------------------------      ----------------------------------------------      --------------------------
 /s/ BILL GROSS                      Chief Executive Officer and Director(Principal            April 17, 2000
-------------------------------      Executive Officer)
 Bill Gross


 /s/ BRADLEY RAMBERG                 Vice President and Chief Financial Officer                April 17, 2000
-------------------------------      (Principal Financial and Accounting Officer)
 Bradley Ramberg


 /s/ MARCIA GOODSTEIN                Director                                                  April 17, 2000
-------------------------------
 Marcia Goodstein


 /s/ LAWRENCE GROSS                  Director                                                  April 17, 2000
-------------------------------
 Lawrence Gross


 /s/ ROBERT M. KAVNER                Director                                                  April 17, 2000
-------------------------------
 Robert M. Kavner


 /s/ HOWARD MORGAN                   Director                                                  April 17, 2000
-------------------------------
 Howard Morgan


 /s/ BENJAMIN M. ROSEN               Director                                                  April 17, 2000
-------------------------------
 Benjamin M. Rosen


 /s/ JOHN F. WELCH, JR.              Director                                                  April 17, 2000
-------------------------------
 John F. Welch, Jr.

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                               DESCRIPTION
------------   -----------------------------------------------------------------------------------------------
   1.1*        Form of Underwriting Agreement
   3.1*        Form of Articles of Incorporation of registrant
   3.2*        Form of Bylaws of registrant
   4.1*        Specimen common stock certificate
   5.1*        Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
  10.1         1996 Stock Plan
  10.2         1999 Employee Stock Plan
  10.3         1999 Executive Stock Plan
  10.4         Restricted Stock Purchase Agreement dated as of April 19, 1999 by and between Lawrence Gross and the registrant
  10.5         Stock Option Agreement dated as of January 1, 1999 by and between Robert Kavner and the registrant
  10.6         Stock Option Agreement dated as of January 1, 1999 by and between Howard Morgan and the registrant
  10.7         Promissory Note dated March 10, 2000 by and between Bill Gross and the registrant
  10.8         Security Agreement dated March 10, 2000 by and between Bill Gross and the registrant
  10.9         Investor Rights Agreement dated January 28, 2000 among registrant and purchasers of registrant's Series D preferred stock
  10.10        First Amendment to Lease dated August 7, 1997 by and between Typecraft, Inc. and registrant for premises located at 130 and 132 W. Union Street in Pasadena, CA
  10.11        Lease dated March 3, 1997 by and between Typecraft, Inc. and registrant for premises located at 130 and 132 W. Union Street in Pasadena, CA
  10.12        Lease dated January 24, 1998 by and between Typecraft, Inc. and registrant for premises located at 140 W. Union Street in Pasadena, CA
  10.13        First Amendment to Lease Abstract for premises located at 2nd, 3rd and 8th floors of 74 N.
               Pasadena Avenue in Pasadena, CA
  10.14        Sub-Sublease Agreement dated as of September 15, 1999 by and between Countrywide Home Loans,
               Inc. and registrant for premises located at 55 South Lake Avenue in Pasadena, CA
  10.15        Lease Agreement dated June 17, 1999 by and between Parsons Information & Technology Group
               Inc. and registrant for premises located at 74 North Pasadena Avenue in Pasadena, CA
  10.16        Assignment and Assumption of Lease Agreement dated as of January 7, 2000 by and between
               Tellme Networks, Inc. and registrant for premises located at 380 Portage Avenue in Palo Alto,
               CA
  10.17        Sublease Agreement dated December 23, 1999 by and between 675 Ownership LLC and registrant for premises located at 675 Sixth Avenue, New York, NY
  10.18        Office Building Lease by and between Eastwest Property Fund, L.P., as Landlord and registrant as Tenant
  21.1         List of subsidiaries
  23.1         Consent of PricewaterhouseCoopers LLP
  23.2         Consent of PricewaterhouseCoopers LLP
  23.3         Consent of PricewaterhouseCoopers LLP
  23.4         Consent of PricewaterhouseCoopers LLP
  23.5         Consent of PricewaterhouseCoopers LLP
  23.6         Consent of PricewaterhouseCoopers LLP
  23.7         Consent of PricewaterhouseCoopers LLP
  23.8*        Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in
               Exhibit 5.1)
  23.9         Consent of Ernst & Young LLP
  23.10        Consent of Ernst & Young LLP

  24.1         Power of Attorney (included on page II-5)
  27.1         Financial data schedule
--------
*To be filed by amendment.